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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Kinder Morgan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 22, 2014

Dear Kinder Morgan, Inc. Stockholder:

        On August 9, 2014, we entered into three separate merger agreements with Kinder Morgan Energy Partners, L.P., which is referred to as "KMP," Kinder Morgan Management, LLC, which is referred to as "KMR" and El Paso Pipeline Partners, L.P., which is referred to as "EPB," pursuant to which Kinder Morgan, Inc., which is referred to as "KMI," will acquire directly or indirectly all of the outstanding equity interests in KMP, KMR and EPB that KMI and its subsidiaries do not already own.

        If the mergers are completed, all the outstanding KMR shares not owned by us or our subsidiaries, which we refer to as "publicly held," will be converted into the right to receive shares of our Class P common stock, which we refer to as our "common stock," and all outstanding publicly held KMP and EPB common units will be converted into the right to receive, at the election of each unitholder but subject to proration, shares of our common stock, cash or a combination of the two. Based on the number of publicly held KMP and EPB common units and KMR shares outstanding as of October 20, 2014, we estimate that we would issue a total of approximately 1,096 million shares of our common stock in these mergers.

        Our certificate of incorporation currently authorizes us to issue up to 2,000,000,000 shares of our common stock. As of October 20, 2014, we had approximately 1,028 million shares of our common stock outstanding. We also had approximately 325 million shares of our common stock reserved for issuance for various purposes, including the exercise of outstanding warrants and the issuance of stock under our employee benefit plans. As a result, in order to complete the mergers, we will need to amend our certificate of incorporation to increase the number of authorized shares of our common stock.

        Additionally, the rules of the New York Stock Exchange, upon which our common stock is listed, require us to obtain the approval of our stockholders when we will issue more than 20% of our outstanding common stock in transactions like the mergers.

        Therefore, we are holding a special meeting of stockholders on Thursday, November 20, 2014 at 9:00 a.m., local time, at the Kinder Morgan Building, 1001 Louisiana Street, Houston, Texas 77002 to obtain your vote to approve (1) the amendment of our certificate of incorporation to increase the number of authorized shares of our common stock and (2) our issuance of our common stock in the mergers. Your vote is very important, regardless of the number of shares you own. The mergers cannot be completed unless our stockholders approve both proposals at the special meeting.

        The KMI board of directors unanimously determined that the merger agreements and the transactions contemplated by the merger agreements are advisable and in the best interests of KMI stockholders, and the KMI directors unanimously voted to approve the merger agreements and the transactions contemplated by the merger agreements. The KMI board of directors recommends that KMI stockholders vote FOR approval of the amendment to our certificate of incorporation, FOR the issuance of our common stock in the mergers, and FOR adjournment of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the other proposals at the time of the special meeting.

        On behalf of our board of directors, I invite you to attend the special meeting. Whether or not you expect to attend the special meeting in person, we urge you to submit your proxy as promptly as possible through one of the delivery methods described in the accompanying proxy statement.

        In addition, we urge you to read carefully the accompanying proxy statement (and the documents incorporated by reference into it) which includes important information about the merger agreements, the proposed mergers, KMP, KMR, EPB, us and the special meeting. Please pay particular attention to the section titled "Risk Factors" beginning on page 89 of the accompanying proxy statement.

        On behalf of the board of directors, thank you for your continued support.

Sincerely,

Richard D. Kinder Chairman of the Board

        The accompanying proxy statement is dated October 22, 2014 and is first being mailed to Kinder Morgan, Inc. stockholders on or about October 22, 2014.

1001 Louisiana Street, Suite 1000
Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Kinder Morgan, Inc.:

        Notice is hereby given that a special meeting of stockholders of Kinder Morgan, Inc., a Delaware corporation, which we sometimes refer to as "KMI," will be held on Thursday, November 20, 2014 at 9:00 a.m., local time, at the Kinder Morgan Building, 1001 Louisiana Street, Houston, Texas 77002 solely for the following purposes:

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  Proposal 1:  to consider and vote on a proposal to approve an amendment of the certificate of incorporation of KMI to increase the number of authorized shares of Class P common stock, par value $0.01 per share, of KMI (our "common stock") from 2,000,000,000 to 4,000,000,000, which we refer to as the "charter amendment proposal";

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  Proposal 2:  to consider and vote on a proposal to approve the issuance of shares of our common stock in the proposed KMP, KMR and EPB mergers, as more fully described in the accompanying proxy statement, which we refer to as the "stock issuance proposal"; and

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  Proposal 3:  to consider and vote on a proposal to approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the special meeting, which we refer to as the "adjournment proposal".

        These items of business are described in detail in the accompanying proxy statement.

        The board of directors recommends that KMI stockholders vote FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal.

        Only stockholders of record as of the close of business on October 20, 2014 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 1001 Louisiana Street, Suite 1000, Houston, Texas, during regular business hours for a period of ten days before the special meeting, and at the place of the special meeting during the meeting.

YOUR VOTE IS IMPORTANT!

        We cannot complete the KMP, KMR and EPB mergers unless our stockholders approve the charter amendment proposal and the stock issuance proposal. The charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of our common stock. Your failure to vote your shares will have the same effect as a vote "against" the charter amendment proposal. The stock issuance proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting. Therefore, your vote is very important.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time by 11:59 p.m., Eastern Time, on the day before the special meeting. If your shares of our common stock are held in the name of a bank, broker, nominee, trust company or other fiduciary, please follow the instructions on the voting instruction card furnished to you by them.

        We urge you to read carefully the accompanying proxy statement, including all documents incorporated by reference into it, and its annexes before voting your shares at the special meeting or submitting your voting instructions by proxy.

IF YOU PLAN TO ATTEND THE SPECIAL MEETING:

        Please note that space limitations make it necessary to limit attendance to KMI stockholders or their duly appointed proxies. Admission to the special meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:45 a.m. Stockholders and proxies will be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding shares in brokerage accounts will also need to bring a copy of the voting instruction card that they receive from their broker or other nominee in connection with the special meeting or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the board of directors,

Richard D. Kinder Chairman of the Board

Houston, Texas
October 22, 2014

ABOUT THIS DOCUMENT

        This document is included in a registration statement on Form S-4 filed with the SEC by KMI (File No. 333-198411) under the Securities Act of 1933, as amended, which is referred to as the "Securities Act". It constitutes a notice of meeting and proxy statement of KMI under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the "Exchange Act", with respect to a special meeting of KMI stockholders at which those stockholders will be asked to vote on proposals to amend our certificate of incorporation to increase the authorized number of shares of our common stock so that we will have sufficient authorized shares to issue in our proposed mergers with KMP, KMR and EPB, and to approve the issuance of our common stock in those mergers. The registration statement also includes proxy statement/prospectuses with respect to KMP, KMR and EPB, which constitute prospectuses of KMI under Section 5 of the Securities Act with respect to our common stock to be issued pursuant to the merger agreements, and notices of meeting and proxy statements of each of KMP, KMR and EPB under Section 14(a) of the Exchange Act with respect to their special meetings at which their unitholders or shareholders will vote on proposals to approve those mergers and other matters.

        You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated October 22, 2014. The information contained in this proxy statement is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the delivery of this proxy statement to KMI stockholders nor the issuance by us of our common stock pursuant to the merger agreements will create any implication to the contrary.

        This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

 SUMMARY

        The following summary, together with "Questions and Answers about the Special Meeting and the Proposals," highlights selected information contained in this proxy statement. It may not contain all of the information that may be important in your consideration of the proposals to be voted on at the KMI special meeting. To understand more fully the Transactions (as defined below) and the proposals, we encourage you to read carefully this proxy statement, its annexes and the documents we have incorporated by reference into this proxy statement before voting. See "Where You Can Find More Information" and "Incorporation by Reference" on page 166. Where appropriate, we have set forth a section and page reference directing you to a more complete description of the topics described in this summary.

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Frequently Used Terms.  A few frequently used terms may be helpful for you to have in mind at the outset. This document refers to:

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Kinder Morgan, Inc., a Delaware corporation, as "KMI";

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Kinder Morgan Energy Partners, L.P., a Delaware limited partnership, as "KMP";

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Kinder Morgan Management, LLC, a Delaware limited liability company, as "KMR";

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El Paso Pipeline Partners, L.P., a Delaware limited partnership, as "EPB";

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Kinder Morgan G.P., Inc., a Delaware corporation and the general partner of KMP, as "KMGP";

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El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and the general partner of EPB, as "EPGP";

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the board of directors of KMI as the "KMI board";

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the conflicts and audit committee of the KMGP board, both before and after the adoption of the formal resolutions forming and delegating authority to the conflicts and audit committee of the KMGP board, as the "KMGP conflicts committee";

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the special committee of the KMR board, both before and after the adoption of the formal resolutions forming and delegating authority to the special committee of the KMR board, as the "KMR special committee";

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the conflicts committee of the EPGP board, both before and after the adoption of the formal resolutions forming and delegating authority to the conflicts committee of the EPGP board, as the "EPGP conflicts committee";

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the Class P common stock, par value $0.01 per share, of KMI as "our common stock" or "KMI common stock";

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the common units representing limited partner interests of KMP as "KMP common units";

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the shares representing limited liability company interests of KMR as "KMR shares";

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the KMR shares that are listed on the New York Stock Exchange as "KMR listed shares";

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the common units representing limited partner interests of EPB as "EPB common units";

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the Agreement and Plan of Merger dated as of August 9, 2014, among KMI, KMP, KMGP, KMR and P Merger Sub LLC, as it may be amended from time to time, as the "KMP merger agreement";

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the proposed merger pursuant to the KMP merger agreement whereby KMI will acquire directly or indirectly all of the outstanding KMP common units that KMI and its subsidiaries do not already own as the "KMP merger";

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the KMP unitholders (other than KMI and its affiliates) as the "unaffiliated KMP unitholders";

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  the Agreement and Plan of Merger dated as of August 9, 2014, among KMI, KMR and R Merger Sub LLC, as it may be amended from time to time, as the "KMR merger agreement";

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  the proposed merger pursuant to the KMR merger agreement whereby KMI will acquire directly or indirectly all of the outstanding KMR listed shares that KMI and its subsidiaries do not already own as the "KMR merger";

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  the KMR shareholders (other than KMI and its affiliates) as the "unaffiliated KMR shareholders";

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  the Agreement and Plan of Merger dated as of August 9, 2014, among KMI, EPB, EPGP and E Merger Sub LLC, as it may be amended from time to time, as the "EPB merger agreement";

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  the proposed merger pursuant to the EPB merger agreement whereby KMI will acquire directly or indirectly all of the outstanding EPB common units that KMI and its subsidiaries do not already own as the "EPB merger";

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  the EPB unitholders (other than EPGP and its affiliates) as the "unaffiliated EPB unitholders";

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  the KMR merger, the KMP merger, the EPB merger and the other transactions contemplated by the KMR merger agreement, the KMP merger agreement and the EPB merger agreement, collectively, as the "Transactions"; and

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  the Support Agreement, dated as of August 9, 2014, among EPB, EPGP, KMP, KMGP, KMR and certain KMI stockholders, as the "support agreement."

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The Transactions.  The Transactions consist of a series of mergers involving us and our three principal subsidiaries, KMP, KMR and EPB. Each merger is contingent on the other two, and at the conclusion of the mergers, KMI will have acquired directly or indirectly all of the outstanding equity interests in KMP, KMR and EPB that KMI and its subsidiaries do not already own. The special meeting is being held to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock and to approve the issuance of our common stock in the Transactions. KMI expects to finance the cash portion of the merger consideration for the KMP merger and the EPB merger and the fees and expenses of the Transactions with the proceeds of the issuance of debt securities in capital markets transactions and/or by borrowing under an up to $5.0 billion senior unsecured 364-day term loan facility, which is referred to as the "bridge facility."

  See "The Transactions—Summary of the Transactions" beginning on page 31 and "Description of the Debt Financing for the Transactions" beginning on page 159.

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The Support Agreement.  In connection with the merger agreements, Richard D. Kinder, Chairman and Chief Executive Officer of KMI, KMGP, KMR and EPGP, and a limited partnership controlled by him have entered into a support agreement whereby they agree to vote all of the shares of our common stock owned by them in favor of the charter amendment, stock issuance and adjournment proposals at the KMI special meeting. See "The Support Agreement" beginning on page 158.

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The Parties to the Transactions.  We are a Delaware corporation with our common stock traded on the NYSE under the symbol "KMI." We own the general partner interests of, and significant limited partner interests in, KMP and EPB, and significant limited liability company interests in KMR (including all of KMR's voting shares, which are not publicly traded). See "—Relationship of the Parties to the Transactions" below.

  KMP is a Delaware limited partnership with its common units traded on the NYSE under the symbol "KMP." KMP is one of the largest publicly-traded pipeline limited partnerships in the United States in terms of market capitalization.

  KMR is a Delaware limited liability company with its listed shares traded on the NYSE under the symbol "KMR." The outstanding KMR voting shares (the only shares that vote for the election of KMR's directors) are owned by KMGP, the general partner of KMP. KMR is a limited partner in KMP, owning all of KMP's i-units. KMGP has delegated to KMR, to the fullest extent permitted under Delaware law and KMP's partnership agreement, all of its rights and powers to manage and control the business and affairs of KMP and its operating limited partnerships, subject to KMGP's right to approve specified actions.

  EPB is a Delaware limited partnership that owns and operates natural gas transportation pipelines, storage and other midstream assets. EPB's common units trade on the NYSE under the symbol "EPB." EPGP is EPB's general partner.

  Each of P Merger Sub LLC, R Merger Sub LLC and E Merger Sub LLC is a wholly owned subsidiary of KMI that was formed solely in contemplation of the Transactions.

  See "The Parties to the Transactions" beginning on page 97.

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Relationship of the Parties to the Transactions.  We conduct most of our business through KMP and EPB. For 2013, distributions from KMP and EPB represented approximately 87% of the sum of total cash generated by (i) distributions payable to us by these two partnerships (on a declared basis) and (ii) distributable cash generated by assets we own and our share of cash generated by our joint venture investments.

  We directly and indirectly own approximately 43 million units of KMP. These units, which consist of approximately 22 million common units, 5 million Class B units and 16 million i-units (corresponding to the number of KMR shares owned by us), represent approximately 10% of the total outstanding limited partner interests of KMP. We also indirectly own all of the common stock of KMGP, the general partner of KMP, which owns an effective 2% interest in KMP and its operating partnerships and the right to receive incentive distributions from KMP pursuant to KMP's partnership agreement. Together, these limited partner and general partner interests represent approximately 12% of KMP's total equity interests and an approximate 50% economic interest in KMP, as a result of the incentive distributions.

  KMGP has delegated to KMR, subject to limited exceptions, all of KMGP's rights and power to manage the business and affairs of KMP and its operating limited partnerships. KMR owns all of KMP's i-units. KMI directly or indirectly owns approximately 16 million KMR listed shares, representing approximately 13% of KMR's outstanding shares, and KMGP owns all of KMR's voting shares.

  We indirectly own all of the membership interests in EPGP, the general partner of EPB, as well as approximately 40% of the outstanding common units of EPB and all of EPB's incentive distribution rights.

  Certain of our executive officers and directors are also executive officers and directors of EPGP, KMGP and KMR. Richard D. Kinder and Steven J. Kean serve as members of the boards of directors of all four companies.

  See "The Transactions—Relationship of the Parties to the Transactions" beginning on page 55.

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Consideration for the Transactions.  At the effective time of the mergers, KMP common units, KMR shares and EPB common units will be converted into merger consideration as follows:

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pursuant to the KMP merger agreement, each KMP common unit issued and outstanding (excluding common units owned by KMGP or KMI or any of its other subsidiaries, which shall remain outstanding) will be converted into the right to receive, at the election of the holder, but subject to proration, one of the following:

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    $10.77 in cash without interest and 2.1931 shares of our common stock;

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    $91.72 in cash without interest; or

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    2.4849 shares of our common stock.

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  pursuant to the KMR merger agreement, each KMR share issued and outstanding (excluding KMR listed shares owned by KMR, KMI, R Merger Sub LLC or KMGP, which shall be canceled) will be converted into the right to receive 2.4849 shares of our common stock.

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  pursuant to the EPB merger agreement, each EPB common unit issued and outstanding (excluding common units owned by EPGP or KMI or any of its other subsidiaries, which shall remain outstanding) will be converted into the right to receive, at the election of the holder, but subject to proration, one of the following:

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  $4.65 in cash without interest and 0.9451 of a share of our common stock;

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  $39.53 in cash without interest; or

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  1.0711 shares of our common stock.

  Any election by a holder of KMP common units or EPB common units to receive the applicable cash consideration or the applicable stock consideration will be subject to proration to ensure that the aggregate amount of cash paid and the aggregate number of shares of KMI common stock issued in the KMP merger or the EPB merger, as applicable, is the same as would be paid and issued if each KMP common unit or EPB common unit had been converted into the right to receive the applicable mixed consideration.

  We will not issue any fractional shares of our common stock in any of the mergers. Instead, each holder of KMP common units, KMR shares or EPB common units who otherwise would have received a fractional share of our common stock in the applicable merger will be entitled to receive, from the exchange agent appointed by us pursuant to the KMP merger agreement, the KMR merger agreement or the EPB merger agreement, as applicable, a cash payment, without interest, in lieu of such fractional share representing such holder's proportionate interest, if any, in the proceeds from the sale by the exchange agent (reduced by reasonable and customary fees of the exchange agent attributable to such sale) in one or more transactions of the number of excess shares of our common stock represented by the aggregate amount of fractional shares of our common stock that would otherwise be issuable pursuant to the applicable merger agreement.

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Interests of Certain Persons in the Transactions.  In considering the recommendations of our board with respect to the proposals to be voted on at the special meeting, stockholders should be aware that some of our executive officers and directors have interests in the Transactions that may differ from, or may be in addition to, the interests of stockholders generally. These interests include:

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Certain members of our board are members of the KMGP, KMR and EPGP boards and many of our executive officers are executive officers of KMGP, KMR and EPGP.

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Certain of our directors and executive officers beneficially own units or shares of one or more of the other parties to the Transactions, and these directors and executive officers will receive the applicable merger consideration upon completion of the Transactions.

  For more detail about these interests, see "The Transactions—Interests of Certain Persons in the Transactions" beginning on page 83.

  Our board of directors was aware of these interests and considered them, among other matters, prior to providing its recommendations with respect to the proposals.

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Special Meeting; Stockholders Entitled to Vote; Vote Required.  Our special meeting of stockholders will be held on Thursday, November 20, 2014 at 9:00 a.m. local time, at the Kinder Morgan Building, 1001 Louisiana Street, Houston, Texas 77002. The record date for the special meeting is October 20, 2014. Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Approval of the charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of our common stock. Approval of the stock issuance proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the special meeting. Approval of an adjournment of the special meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the special meeting whether or not a quorum exists. See "The Special Meeting" beginning on page 98.

  Even if the stock issuance proposal is approved by our stockholders, our shares will not be issued in the Transactions unless all three mergers are completed.

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Stock Ownership of Our Directors and Executive Officers.  As of October 20, 2014, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately 28.3% of the outstanding shares of our common stock. Including shares with respect to which they have shared voting power, our directors and executive officers beneficially owned, in the aggregate, approximately 35.9% of the outstanding shares of our common stock. Pursuant to the support agreement, Richard D. Kinder and a limited partnership controlled by him have agreed to vote all of the shares of our common stock owned by them, which collectively represent approximately 23.6% of the outstanding shares, FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal. We believe our other directors and executive officers intend to vote all of their shares FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal. See "The Special Meeting—Quorum" and "The Special Meeting—Required Vote" beginning on page 99.

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Recommendation of Our Board of Directors and Its Reasons for the Transactions.  Our board of directors recommends that KMI stockholders vote FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal. In the course of reaching its decision to approve the three merger agreements and the transactions contemplated by the merger agreements, our board of directors considered a number of factors in its deliberations. For a more complete discussion of these factors, see "The Transactions—Recommendation of Our Board of Directors and Its Reasons for the Transactions" beginning on page 56.

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Opinion of Barclays Capital Inc.  In connection with the Transactions, KMI's board of directors received a written opinion, dated August 9, 2014, from Barclays Capital Inc., which is referred to as "Barclays Capital," as to the fairness, as of the date of the opinion and based upon and subject to the qualifications, limitations and assumptions stated therein, from a financial point of view, to KMI of the merger consideration to be paid in the aggregate by KMI in the Transactions, which is referred to as the "Transactions Consideration".

  The full text of Barclays Capital's written opinion, which is attached to this proxy statement as Annex D, sets forth the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Barclays Capital in rendering its opinion. You should read the opinion carefully and in its entirety. Barclays Capital's opinion was provided for the information of KMI's board of directors in connection with its evaluation of the Transactions Consideration from a financial point of view and did not address any other aspects or implications of the Transactions. Barclays Capital expressed no view as to, and its opinion does not address, KMI's underlying business decision to proceed with or effect any or all of the Transactions, the likelihood of consummation of any or all of the Transactions or the relative merits of any or all of the Transactions as compared to any strategic alternatives that may be available to KMI (including pursuing any of the Transactions individually). The summary of Barclays Capital's opinion provided in this proxy statement is qualified in its entirety by reference to the full opinion. Barclays Capital's opinion is not intended to be and does not constitute a recommendation to any KMI stockholder as to how such KMI stockholder should vote or act with respect to the Transactions or any other matter. See "The Transactions—Opinion of Barclays Capital Inc." beginning on page 60.

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Conditions to Completion of the Transactions.  KMI, KMP, KMR and EPB currently expect to complete the Transactions during the fourth quarter of 2014, subject to receipt of required unitholder, shareholder and regulatory approvals and the satisfaction or waiver of the other conditions to the mergers.

  KMP

  As more fully described in this proxy statement and in the KMP merger agreement, each of KMI's and KMP's obligation to complete the KMP merger depends on a number of conditions being satisfied or, where legally permissible, waived, including the following:

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  the KMP merger agreement must have been approved by the affirmative vote of a majority of the outstanding KMP units, voting together as a single class;

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  the adoption of the amendment to KMI's certificate of incorporation, which is referred to as the "charter amendment proposal," must have been approved by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon;

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  the issuance of shares of our common stock pursuant to the KMP merger, the KMR merger and the EPB merger, which is referred to as the "stock issuance proposal," must have been approved by the affirmative vote of a majority of the shares of our common stock present at a meeting of the stockholders of KMI;

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  any waiting period applicable to the transactions contemplated by the KMP merger agreement under the HSR Act must have been terminated or must have expired (the Antitrust Division and the FTC granted early termination of the applicable waiting period under the HSR Act on August 22, 2014);

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  no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any govermental authority (each, a "restraint") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the KMP merger agreement or making the consummation of the transactions contemplated by the KMP merger agreement illegal;

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  the registration statement in which this proxy statement is included must have been declared effective under the Securities Act and must not be subject to any stop order suspending the effectiveness of the registration statement or proceedings initiated or threatened by the SEC for that purpose;

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  our common stock deliverable to the KMP unitholders as contemplated by the KMP merger agreement must have been approved for listing on the NYSE, subject to official notice of issuance;

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  all of the conditions set forth in the KMR merger agreement and the EPB merger agreement must have been satisfied or irrevocably waived (if permitted under applicable law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMR merger agreement and the EPB merger agreement, as applicable, and (y) this same condition set forth in each of the KMR merger agreement and the EPB merger agreement) and the parties thereto must be ready, willing and able to consummate the KMR merger and the EPB merger, and the KMR merger and the EPB merger must be consummated substantially concurrently with the KMP merger such that the KMR merger must be consummated first, followed by the KMP merger and then the EPB merger; and

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  KMI and KMP must have received an opinion of Bracewell & Giuliani LLP with respect to the matters discussed in "The KMP Merger Agreement—Conditions to Completion of the Merger" beginning on page 104.

  The obligations of KMI and P Merger Sub LLC to effect the KMP merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the KMP merger agreement of KMP, KMR and KMGP being true and correct both when made and at and as of the closing date, subject to certain standards, including materiality and material adverse effect qualifications, as described under "The KMP Merger Agreement—Conditions to Completion of the Merger" beginning on page 104, and receipt by KMI of an officer's certificate signed on behalf of KMP, KMR and KMGP by an executive officer of KMGP and KMR to that effect; and

  •
  KMP, KMR and KMGP having performed in all material respects all obligations required to be performed by each of them under the KMP merger agreement and receipt by KMI of an officer's certificate signed on behalf of KMP, KMR and KMGP by an executive officer of KMGP and KMR to that effect.

  The obligation of KMP to effect the KMP merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the KMP merger agreement of KMI being true and correct both when made and at and as of the closing, subject to certain standards, including materiality and material adverse effect qualifications, as described under "The KMP Merger Agreement—Conditions to Completion of the Merger" beginning on page 104, and receipt by KMP of an officer's certificate signed on behalf of KMI by an executive officer of KMI to that effect; and

  •
  KMI and P Merger Sub LLC having performed in all material respects all obligations required to be performed by each of them under the KMP merger agreement and receipt by KMP of an officer's certificate executed on behalf of KMI by an executive officer of KMI to that effect.

  KMR

  As more fully described in this proxy statement and in the KMR merger agreement, each of KMI's and KMR's obligation to complete the KMR merger depends on a number of conditions being satisfied or, where legally permissible, waived, including the following:

  •
  the KMR merger agreement must have been approved by the affirmative vote of a majority of outstanding KMR shares (other than those owned by KMGP and its affiliates);

  •
  the charter amendment proposal must have been approved by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon;

  •
  the stock issuance proposal must have been approved by the affirmative vote of a majority of the shares of our common stock present at a meeting of our stockholders;

  •
  no restraint shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the KMR merger agreement or making the consummation of the transactions contemplated by the KMR merger agreement illegal;

  •
  the registration statement in which this proxy statement is included must have been declared effective under the Securities Act and must not be subject to any stop order suspending the effectiveness of the registration statement or proceedings initiated or threatened by the SEC for that purpose;

  •
  our common stock deliverable to the KMR shareholders as contemplated by the KMR merger agreement must have been approved for listing on the NYSE, subject to official notice of issuance;

  •
  all of the conditions set forth in the KMP merger agreement and the EPB merger agreement must have been satisfied or irrevocably waived (if permitted under applicable law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMP merger agreement and the EPB merger agreement, as applicable, and (y) this same condition set forth in each of the KMP merger agreement and the EPB merger agreement) and the parties thereto must be ready, willing and able to consummate the KMP merger and the EPB merger and the KMP merger and the EPB merger must be consummated substantially concurrently with the KMR merger such that the KMR merger will be consummated first, followed by the KMP merger and then the EPB merger; and

  •
  KMI and KMR must have received an opinion of Bracewell & Giuliani LLP with respect to the matters regarding KMP discussed in "The KMR Merger Agreement—Conditions to Completion of the Merger" beginning on page 124.

  The obligations of KMI and R Merger Sub LLC to effect the KMR merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the KMR merger agreement of KMR being true and correct both when made and at and as of the date of the closing, subject to certain standards, including materiality and material adverse effect qualifications, as described under "The KMR Merger Agreement—Conditions to Completion of the Merger" beginning on page 124, and receipt by KMI of an officer's certificate signed on behalf of KMR by an executive officer of KMR to that effect;

  •
  KMR having performed in all material respects all obligations required to be performed by it under the KMR merger agreement and receipt by KMI of an officer's certificate signed on behalf of KMR by an executive officer of KMR to that effect; and

  •
  KMI must have received an opinion of Bracewell & Giuliani LLP, with respect to the matters discussed in "The KMR Merger Agreement—Conditions to Completion of the Merger" beginning on page 124.

  The obligation of KMR to effect the KMR merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the KMR merger agreement of KMI being true and correct both when made and at and as of the date of the closing, subject to certain standards, including materiality and material adverse effect qualifications, as described under "The KMR Merger Agreement—Conditions to Completion of the Merger" beginning on page 124, and receipt by KMR of an officer's certificate signed on behalf of KMI by an executive officer of KMI to that effect;

  •
  KMI and R Merger Sub LLC having performed in all material respects all obligations required to be performed by each of them under the KMR merger agreement and receipt by KMR of an officer's certificate signed on behalf of KMI by an executive officer of KMI to that effect; and

  •
  KMR must have received an opinion of Baker Botts L.L.P., with respect to the matters discussed in "The KMR Merger Agreement—Conditions to Completion of the Merger" beginning on page 124.

  EPB

  As more fully described in this proxy statement and in the EPB merger agreement, each of EPB's and KMI's obligation to complete the EPB merger depends on a number of conditions being satisfied or, where legally permissible, waived, including the following:

  •
  the EPB merger agreement must have been approved by the affirmative vote or consent of a majority of the outstanding EPB common units and EPB Class B units;

  •
  the charter amendment proposal must have been approved by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon;

  •
  the stock issuance proposal must have been approved by the affirmative vote of a majority of the shares of our common stock present at a meeting of the stockholders of KMI;

  •
  no restraint shall be in effect enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the EPB merger agreement or making the consummation of the transactions contemplated by the EPB merger agreement illegal;

  •
  the registration statement in which this proxy statement is included must have been declared effective under the Securities Act and must not be subject to any stop order suspending the effectiveness of the registration statement or proceedings initiated or threatened by the SEC for that purpose;

  •
  our common stock deliverable to the EPB unitholders as contemplated by the EPB merger agreement must have been approved for listing on the NYSE, subject to official notice of issuance; and

  •
  all of the conditions set forth in the KMR merger agreement and the KMP merger agreement must have been satisfied or irrevocably waived (if permitted under applicable law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMR merger agreement and the KMP merger agreement, as applicable, and (y) this same condition set forth in each of the KMR merger agreement and the KMP merger agreement) and the parties thereto shall be ready, willing and able to consummate the KMR merger and the KMP merger and the KMR merger and the KMP merger shall be consummated substantially concurrently with the EPB merger such that the KMR merger shall be consummated first, followed by the KMP merger and then the EPB merger.

  The obligations of KMI and E Merger Sub LLC to effect the EPB merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the EPB merger agreement of EPB and EPGP being true and correct both when made and at and as of the date of the closing, subject to certain standards, including materiality and material adverse effect qualifications, as described under "The EPB Merger Agreement—Conditions to Completion of the Merger" beginning on page 143, and receipt by KMI of an officer's certificate signed on behalf of EPB by an executive officer of EPGP to that effect; and

  •
  EPB and EPGP having performed in all material respects all obligations required to be performed by each of them under the EPB merger agreement and receipt by KMI of an officer's certificate signed on behalf of EPB and EPGP by an executive officer of EPGP to that effect.

  The obligation of EPB to effect the EPB merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the EPB merger agreement of KMI being true and correct both when made and at and as of the date of the closing, subject to certain standards, including materiality and material adverse effect qualifications, as described under "The EPB Merger Agreement—Conditions to Completion of the Merger" beginning on page 143, and receipt by EPB of an officer's certificate signed on behalf of KMI by an executive officer of KMI to that effect; and

  •
  KMI and E Merger Sub having performed in all material respects all obligations required to be performed by each of them under the EPB merger agreement and receipt by EPB of an officer's certificate signed on behalf of KMI by an executive officer of KMI to that effect.

•
Changes in Board or Committee Recommendations.  Each merger agreement contains provisions regarding the applicable board of directors' or committee's change in its recommendation.

  KMP

  KMP Adverse Recommendation Change.    The KMP merger agreement provides that KMP will not, through the KMR board, the KMGP conflicts committee or the KMGP board, make a KMP adverse recommendation change (as defined under "The KMP Merger Agreement—KMP Recommendation and KMGP Adverse Recommendation Change").

  Notwithstanding the foregoing or any other term in the KMP merger agreement to the contrary, subject to certain conditions (more fully described in "The KMP Merger Agreement—KMGP Recommendation and KMP Adverse Recommendation Change"), the KMR board, the KMGP conflicts committee or the KMGP board may, at any time prior to obtaining the approval of the KMP merger agreement by the KMP unitholders, make a KMP adverse recommendation change in response to a KMP intervening event or a KMP superior proposal, if any of them makes a good faith determination that the failure to change its recommendation would not be in the best interests of KMP, after determining that it would not be in the best interests of the unaffiliated KMP unitholders.

  See "The KMP Merger Agreement—KMGP Recommendation and KMP Adverse Recommendation Change" beginning on page 107 for more detailed information.

  KMI Adverse Recommendation Change.    The KMP merger agreement provides that KMI will not, through the KMI board of directors, make a KMI adverse recommendation change (as defined under "The KMP Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change").

  Notwithstanding the foregoing or any other term in the KMP merger agreement to the contrary, subject to certain conditions (more fully described in "The KMP Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change"), the KMI board may, at any time prior to KMI's stockholders approving the stock issuance proposal and charter amendment proposal, make a KMI adverse recommendation change in response to a KMI intervening event or a KMI superior proposal, if the KMI board makes a good faith determination that the failure to change its recommendation would be inconsistent with its fiduciary duties to KMI stockholders under applicable law.

  See "The KMP Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change" beginning on page 109 for more detailed information.

  KMR

  KMR Adverse Recommendation Change.    The KMR merger agreement provides that KMR will not, through the KMR special committee or the KMR board, make a KMR adverse recommendation change (as defined under "The KMR Merger Agreement—KMR Recommendation and KMR Adverse Recommendation Change").

  Notwithstanding the foregoing or any other term in the KMR merger agreement to the contrary, subject to certain conditions (more fully described in "The KMR Merger Agreement—KMR Recommendation and KMR Adverse Recommendation Change"), the KMR board or the KMR special committee may, at any time prior to obtaining the approval of the KMR merger agreement by the KMR shareholders, make a KMR adverse recommendation change in response to a KMR intervening event or a KMR superior proposal, if either of them makes a good faith determination that the failure to change its recommendation would not be in the best interests of KMR, after determining that it would not be in the best interests of the unaffiliated KMR shareholders.

  See "The KMR Merger Agreement—KMR Recommendation and KMR Adverse Recommendation Change" beginning on page 127 for more detailed information

  KMI Adverse Recommendation Change.    The KMR merger agreement provides that KMI will not, through the KMI board of directors, make a KMI adverse recommendation change (as defined under "The KMR Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change").

  Notwithstanding the foregoing or any other term in the KMR merger agreement to the contrary, subject to certain conditions (more fully described in "The KMR Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change"), the KMI board may, at any time prior to KMI's stockholders approving the stock issuance proposal and charter amendment proposal, make a KMI adverse recommendation change in response to a KMI intervening event or a KMI superior proposal, if the KMI board makes a good faith determination that the failure to change its recommendation would be inconsistent with its fiduciary duties to KMI stockholders under applicable law.

  See "The KMR Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change" beginning on page 129 for more detailed information.

  EPB

  EPGP Adverse Recommendation Change.    The EPB merger agreement provides that EPB and EPGP will not, and will cause their respective subsidiaries and use their commercially reasonable best efforts to cause their respective representatives not to, directly or indirectly, make an EPB adverse recommendation change (as defined under "The EPB Merger Agreement—EPB Recommendation and EPB Adverse Recommendation Change").

  Notwithstanding the terms above or any other term in the EPB merger agreement to the contrary, the EPGP conflicts committee and the EPGP board, as applicable, may make an EPB adverse recommendation change, at any time prior to obtaining the approval of the EPB merger agreement and the transactions contemplated thereby by the EPB unitholders, if the EPGP board or the EPGP conflicts committee, as applicable, determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the best interests of EPB; provided that, neither the EPGP conflicts committee nor the EPGP board may effect an EPB adverse recommendation change pursuant to the foregoing unless:

  •
  the EPGP conflicts committee or the EPGP board, as applicable, has provided prior written notice to KMI specifying in reasonable detail the reasons for such actions, in accordance with the certain time periods (as set forth under "The EPB Merger Agreement—EPB Recommendation and EPB Adverse Recommendation Change");

  •
  during such notice period, the EPGP conflicts committee or the EPGP board, as applicable, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMI in good faith (to the extent KMI desires to negotiate) to make such adjustments in the terms and conditions of the EPB merger agreement so that the failure to effect such EPB adverse recommendation change would not be inconsistent with the best interests of unaffiliated EPB unitholders.

  Any EPB adverse recommendation change made by the EPGP conflicts committee invalidates and rescinds any prior "Special Approval" of the EPB merger agreement and the EPB merger.

  See "The EPB Merger Agreement—EPGP Recommendation and EPB Adverse Recommendation Change" beginning on page 145 for more detailed information.

  KMI Adverse Recommendation Change.    The EPB merger agreement provides that KMI will not, through the KMI board of directors, make a KMI adverse recommendation change (as defined under "The EPB Merger Agreement—KMI Board Approval and KMI Adverse Recommendation Change").

  Notwithstanding the foregoing or any other term in the EPB merger agreement to the contrary, subject to certain conditions (more fully described in "The EPB Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change"), the KMI board may, if the KMI board makes a good faith determination that the failure to change its recommendation would be inconsistent with its fiduciary duties to stockholders under applicable law, make a KMI adverse recommendation change.

  See "The EPB Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change" beginning on page 147 for more detailed information.

•
Risks Relating to the Transactions.  Our stockholders should consider carefully all the risk factors together with all of the other information included or incorporated by reference in this proxy statement before deciding how to vote. Risks relating to the Transactions are described in the section titled "Risk Factors" beginning on page 89. Certain of these risks include, but are not limited to, those described below:

•
Each merger that is part of the Transactions is contingent on the other two mergers. No merger will occur unless all three mergers occur.

•
The Transactions are subject to substantial conditions and may not be consummated even if the required KMI stockholder, KMP unitholder, KMR shareholder and EPB unitholder approvals are obtained.

•
The KMP and KMR merger agreements contain provisions that, in specified circumstances, could require us to pay a termination fee to KMP or KMR, as applicable.

•
Certain of our directors and executive officers have certain interests in the mergers that are different from those of stockholders generally.

•
The substantial debt we expect to incur in connection with the Transactions could adversely affect our financial health and make us more vulnerable to adverse economic conditions.

•
Regulatory Approvals Required for the Transactions.  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the "HSR Act", and related rules, certain transactions, including the KMP merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of

  Justice, which is referred to as the "Antitrust Division", and the United States Federal Trade Commission, which is referred to as the "FTC", and all statutory waiting period requirements under the HSR Act have been satisfied. On August 15, 2014, KMI and KMP filed HSR Act Notification and Report Forms, which are referred to as the "HSR Forms," with the Antitrust Division and the FTC. The Antitrust Division and the FTC granted early termination of the applicable waiting period under the HSR Act on August 22, 2014.

  We are not aware of any other material regulatory approvals that must be received or filings that must be made in order to consummate the Transactions.

•
Termination of the Merger Agreements.

  KMP

  KMI and KMP may terminate the KMP merger agreement at any time prior to the effective time of the KMP merger by mutual written consent authorized by our board of directors and the KMGP conflicts committee.

  In addition, either KMI or KMP may terminate the KMP merger agreement at any time prior to the effective time of the KMP merger by written notice to the other party if:

  •
  the closing of the KMP merger has not occurred on or before May 11, 2015, subject to certain exceptions discussed in "The KMP Merger Agreement—Termination" beginning on page 116.

  •
  any restraint is in effect and has become final and nonappealable that enjoins or prohibits the consummation of the transactions contemplated by the KMP merger agreement or makes the consummation of the transactions contemplated by the KMP merger agreement illegal, subject to certain exceptions discussed in "The KMP Merger Agreement—Termination" beginning on page 116;

  •
  the approval of the KMP merger agreement by the KMP unitholders is not obtained at the KMP special meeting, subject to certain exceptions discussed in "The KMP Merger Agreement—Termination" beginning on page 116;

  •
  the approval of the stock issuance proposal and the charter amendment proposal by the stockholders of KMI is not obtained at the KMI special meeting, subject to certain exceptions discussed in "The KMP Merger Agreement—Termination" beginning on page 116; or

  •
  either the EPB merger agreement or the KMR merger agreement is terminated in accordance with its terms.

  KMI also may terminate the KMP merger agreement if a KMP adverse recommendation change occurs or KMP, KMR or KMGP materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMI and KMI is not then in any material breach.

  KMP also may terminate the KMP merger agreement if a KMI adverse recommendation change occurs or KMI materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMP and none of KMP, KMR or KMP is then in any material breach.

  KMR

  KMI and KMR may terminate the KMR merger agreement at any time prior to the effective time of the KMR merger by mutual written consent authorized by our board of directors and the KMR special committee.

  In addition, either KMI or KMR may terminate the KMR merger agreement at any time prior to the effective time by written notice to the other party if:

  •
  the closing of the KMR merger has not occurred on or before May 11, 2015, subject to certain exceptions discussed in "The KMR Merger Agreement—Termination" beginning on page 135;

  •
  any restraint is in effect and has become final and nonappealable that enjoins or prohibits the consummation of the transactions contemplated by the KMR merger agreement or makes the consummation of the transactions contemplated by the KMR merger agreement illegal, subject to certain exceptions discussed in "The KMR Merger Agreement—Termination" beginning on page 135;

  •
  the approval of the KMR merger agreement by the KMR shareholders is not obtained at the KMR special meeting, subject to certain exceptions discussed in "The KMR Merger Agreement—Termination" beginning on page 135;

  •
  the approval of the stock issuance proposal and the charter amendment proposal by the stockholders of KMI is not obtained at the KMI special meeting, subject to certain exceptions discussed in "The KMR Merger Agreement—Termination" beginning on page 135; or

  •
  either the EPB merger agreement or the KMP merger agreement is terminated in accordance with its terms.

  KMI also may terminate the KMR merger agreement if a KMR adverse recommendation change occurs or KMR materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMI and KMI is not then in any material breach.

  KMR also may terminate the KMR merger agreement if a KMI adverse recommendation change occurs or KMI materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMR and KMR is not then in any material breach.

  EPB

  KMI and EPB may terminate the EPB merger agreement at any time prior to effective time of the EPB merger by mutual written consent authorized by the KMI board of directors and the EPGP conflicts committee.

  In addition, either KMI or EPB may terminate the EPB merger agreement at any time prior to the effective time of the EPB merger by written notice to the other party if:

  •
  the closing of the EPB merger has not occurred on or before May 11, 2015, subject to certain exceptions discussed in "The EPB Merger Agreement—Termination" beginning on page 152;

  •
  any restraint is in effect and has become final and nonappealable that enjoins or prohibits the consummation of the transactions contemplated by the EPB merger agreement or makes the consummation of the transactions contemplated by the EPB merger agreement illegal, subject to certain exceptions discussed in "The EPB Merger Agreement—Termination" beginning on page 152;

  •
  the approval of the EPB merger agreement by the EPB unitholders is not obtained at the EPB special meeting;

  •
  the approval of the stock issuance proposal and the charter amendment proposal by the stockholders of KMI is not obtained at the KMI special meeting; or

  •
  either the KMP merger agreement or the KMR merger agreement is terminated in accordance with its terms.

  KMI also may terminate the EPB merger agreement if an EPB adverse recommendation change occurs or EPB or EPGP materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMI and KMI is not then in any material breach.

  EPB also may terminate the EPB merger agreement if a KMI adverse recommendation change occurs or KMI materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by EPB and neither of EPB or EPGP is then in any material breach.

•
Expenses and Termination Fees Relating to the Transactions.  Generally, all fees and expenses incurred in connection with the Transactions will be the obligation of the respective party incurring such fees and expenses.

  Following the termination of the KMP merger agreement under specified circumstances, KMI may be required to pay KMP a termination fee of $817 million and, under other specified circumstances, KMP may be required to pay KMI a termination fee of $817 million in cash. In the event KMI is required to pay KMP a termination fee, such termination fee will be payable through an irrevocable waiver of a portion of KMGP's incentive distributions over a period of eight calendar quarters.

  Following the termination of the KMR merger agreement under specified circumstances, KMI may be required to pay KMR a termination fee of $311 million in cash and, under other specified circumstances, KMR may be required to pay KMI a termination fee of $311 million in cash.

•
No Solicitation of Competing Proposals.  Each of the merger agreements contains detailed provisions prohibiting (i) KMP, KMR and KMGP, (ii) KMR, or (iii) EPGP and EPB from seeking a KMP alternative proposal, a KMR alternative proposal or an EPB alternative proposal, as applicable, to the KMP merger, the KMR merger and the EPB merger, respectively. Under these "no solicitation" provisions, KMP, KMGP, KMR, EPGP and EPB, have agreed that they will not, and will cause their respective subsidiaries, and each of the foregoing will use specified efforts to cause their and their subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, their "representatives") not to, directly or indirectly, except as permitted by the KMP merger agreement, the KMR merger agreement or the EPB merger agreement, as applicable:

•
solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of an alternative proposal; or

•
except for a confidentiality agreement as permitted by the KMP merger agreement, the KMR merger agreement or the EPB merger agreement, as applicable, enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to an alternative proposal.

  The merger agreements require that KMP, KMGP, KMR, EPGP and EPB, as applicable, will, and will cause their respective subsidiaries, and will use specified efforts to cause their respective representatives to, cease and cause to be terminated any discussions or negotiations with any persons conducted prior to the execution of the KMP merger agreement, the KMR merger agreement or the EPB merger agreement, as applicable, with respect to an alternative proposal and immediately terminate any access by any person (other than KMI and its representatives) to confidential information relating to a possible alternative proposal.

  The KMP and KMR merger agreement also have "no solicitation" provisions that apply to KMI.

  KMP

  Notwithstanding the restrictions above, the KMP merger agreement provides that, under specified circumstances at any time prior to obtaining the approval of KMP's unitholders of the KMP merger agreement, if KMP has received a written KMP alternative proposal that the KMGP conflicts committee believes is bona fide and the KMGP conflicts committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that such alternative proposal constitutes or could reasonably be expected to lead to or result in a superior proposal and such KMP alternative proposal does not result from a material breach of the non-solicitation provisions in the KMP merger agreement (as described in "The KMP Merger Agreement—No Solicitation by KMP" beginning on page 111), then KMP, KMGP and KMR may:

  •
  furnish information with respect to KMP and its subsidiaries to any third party making such alternative proposal; and

  •
  participate in discussions or negotiations regarding such alternative proposal.

  KMP, KMGP and KMR also have agreed in the KMP merger agreement that they (i) will promptly, and in any event within 24 hours after receipt, advise KMI, orally and in writing, if any proposal, offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with them in respect of any KMP alternative proposal, indicate the identity of the person making any such alternative proposal, offer or inquiry and (ii) will provide KMI the terms and conditions of any such alternative proposal, request or inquiry (including providing KMI with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, KMP, KMGP and KMR have agreed to promptly keep KMI reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, and in any event within 24 hours, provide KMI with copies of any additional written materials received by KMP, KMGP or KMR or that KMP, KMGP or KMR has delivered to any third party making a KMP alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

  KMR

  Notwithstanding the restrictions above, the KMR merger agreement provides that, under specified circumstances at any time prior to obtaining the approval of KMR's shareholders of the KMR merger agreement, if KMR has received a written KMR alternative proposal that the KMR special committee believes is bona fide and the KMR special committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that such KMR alternative proposal constitutes or could reasonably be expected to lead to or result in a KMR superior proposal and such KMR alternative proposal does not result from a material breach of the non-solicitation provisions in the KMR merger agreement (as described in "The KMR Merger—No Solicitation by KMR" beginning on page 131), then KMR may:

  •
  furnish information with respect to KMR and its subsidiaries to any third party making such KMR alternative proposal; and

  •
  participate in discussions or negotiations regarding such KMR alternative proposal.

  KMR has also agreed in the KMR merger agreement that it (i) will promptly, and in any event within 24 hours after receipt, advise KMI, orally and in writing, if any proposal, offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with them in respect of any KMR alternative proposal and indicate the identity of the person making any such KMR alternative proposal, offer or inquiry and (ii) will provide KMI the terms and conditions of any such KMR alternative proposal, request or inquiry (including providing KMI with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, KMR has agreed to promptly keep KMI reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, and in any event within 24 hours, provide KMI with copies of any additional written materials received by KMR or that KMR has delivered to any third party making an KMR alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

  EPB

  Notwithstanding the restrictions above, the EPB merger agreement provides that, under specified circumstances at any time prior to obtaining the approval of EPB's unitholders of the EPB merger agreement, if EPB has received a written alternative proposal that the EPGP board believes is bona fide and the EPGP board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such alternative proposal constitutes or could reasonably be expected to lead to or result in a superior proposal and such EPB alternative proposal does not result from a material breach of the non-solicitation provisions in the EPB merger agreement (as described in "The EPB Merger—No Solicitation by EPB" beginning on page 148), then EPGP and EPB may:

  •
  furnish information with respect to EPB and its subsidiaries to any third party making such alternative proposal; and

  •
  participate in discussions or negotiations regarding such alternative proposal.

  EPB and EPGP also have agreed in the EPB merger agreement that they will (i) promptly, and in any event within 24 hours after receipt, advise KMI, orally and in writing, if any proposal, offer or inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with them in respect of any alternative proposal and indicate the identity of the person making any such alternative proposal, offer or inquiry and (ii) provide KMI the terms and conditions of any such alternative proposal, request or inquiry (including providing KMI with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, EPB and EPGP have agreed to promptly keep KMI reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, and in any event within 24 hours, provide KMI with copies of any additional written materials received by EPB or EPGP or that EPB or EPGP has delivered to any third party making an alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

  KMI

  Each of the KMP merger agreement and the KMR merger agreement contains detailed provisions prohibiting KMI from seeking a KMI alternative proposal to the KMP merger agreement and the KMR merger agreement, respectively. Under these "no solicitation" provisions, KMI has agreed that it will not, and it will cause its subsidiaries and use reasonable best efforts to cause their respective representatives not to, directly or indirectly, except as permitted by the KMP merger agreement or the KMR merger agreement, as applicable:

  •
  solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a KMI alternative proposal; or

  •
  enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to a KMI alternative proposal.

  Under each such merger agreement, KMI has agreed that it will, and will cause its subsidiaries and use reasonable best efforts to cause their respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person with respect to a KMI alternative proposal, request the return or destruction of all confidential information previously provided to such parties and prohibit any access to any confidential information relating to a possible KMI alternative proposal.

  Notwithstanding the restrictions above, each of the KMP merger agreement and the KMR merger agreement provides that, under specified circumstances at any time prior to obtaining the approval of KMI's stockholders of the stock issuance proposal and the charter amendment proposal, if KMI has received a written KMI alternative proposal that the KMI board believes is bona fide and the KMI board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such KMI alternative proposal constitutes or could reasonably be expected to lead to or result in a KMI superior proposal and such KMI alternative proposal does not result from a material breach of the non-solicitation provisions in the KMP merger agreement or the KMR merger agreement, as applicable, then KMI may:

  •
  furnish information with respect to KMI and its respective subsidiaries to any third party making such KMI alternative proposal; and

  •
  participate in discussions or negotiations regarding such KMI alternative proposal.

  KMI also has agreed in each of the KMP merger agreement and the KMR merger agreement that it (i) will promptly, and in any event within 24 hours after receipt, advise specified parties, orally and in writing, if any proposal offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with it in respect of any KMI alternative proposal and, indicate the identity of the person making any such alternative proposal, offer or inquiry and (ii) will provide specified parties the terms and conditions of any such alternative proposal, request or inquiry (including providing specified parties with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, KMI has agreed to promptly keep specified parties reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, in any event within 24 hours, provide specified parties with copies of any additional written materials received by KMI or that KMI has delivered to any third party making a KMI alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

•
No Appraisal Rights.  Under Delaware law and our certificate of incorporation, KMI stockholders will not have appraisal rights in connection with the proposals or the Transactions. See "The Transactions—No Appraisal Rights" on page 86.

•
Accounting Treatment of the Transactions.  Each merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation—Overall—Changes in a Parent's Ownership Interest in a Subsidiary. As KMI controls each of KMP, KMR and EPB and will continue to control each of them after the mergers, the changes in KMI's ownership interest in each of KMP, KMR and EPB will be accounted for as an equity transaction and no gain or loss will be recognized in KMI's consolidated statements of income resulting from the mergers.

•
Litigation Relating to the Mergers.  Three purported class action lawsuits are currently pending that challenge the merger transactions. Each of the actions names KMI, KMGP, KMR, Richard D. Kinder, Steven J. Kean, Ted A. Gardner, Gary L. Hultquist, and Perry M. Waughtal as defendants. Additionally, KMP, P Merger Sub LLC, E Merger Sub LLC, EPB, EPGP, Ronald L. Kuehn, Jr., Thomas A. Martin, Arthur C. Reichstetter, and William A. Smith are named as defendants in one of the pending actions. The lawsuits are brought on behalf of putative classes seeking to enjoin one or more of the merger transactions and alleging, among other things, that one or more of the defendants breached their respective fiduciary and/or contractual duties, including the implied covenant of good faith and fair dealing. Additionally, two of the pending lawsuits allege that the merger transactions must be approved by at least two-thirds of KMP's limited partner interests (and in one case, by possibly 95% of KMP's limited partner interests). The defendants believe the allegations against them lack merit, and they intend to vigorously defend these lawsuits. See "The Transactions—Litigation Relating to the Mergers" on page 87.

•
Selected Historical Consolidated Financial Data of KMI.  The following selected historical consolidated financial data as of and for each of the years ended December 31, 2013, 2012, 2011, 2010 and 2009 are derived from KMI's audited consolidated financial statements. The selected historical consolidated financial data as of and for each of the six month periods ended June 30, 2014 and 2013 are derived from KMI's unaudited consolidated financial statements. You should read the following data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto set forth in KMI's Annual Report on Form 10-K for the year ended December 31, 2013 and KMI's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 incorporated by reference into this proxy statement. See "Where You Can Find More Information."

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
	(in millions, except per share information)
Income and Cash Flow Data:
Revenues	$7,984	$6,442	$14,070	$9,973	$7,943	$7,852	$6,879
Operating income	2,160	1,789	3,990	2,593	1,423	1,133	1,257
Earnings (loss) from equity investments	199	194	327	153	226	(274)	123
Income from continuing operations	1,098	1,439	2,696	1,204	449	64	523
(Loss) income from discontinued operations, net of tax	—	(2)	(4)	(777)	211	236	250
Net income	1,098	1,437	2,692	427	660	300	773
Net income (loss) attributable to KMI	571	569	1,193	315	594	(41)	495
Class P shares:
Basic and diluted earnings per common share from continuing operations	$0.55	$0.55	$1.15	$0.56	$0.70
Basic and diluted (loss) earnings per common share from discontinued operations	—	—	—	(0.21)	0.04

Total basic and diluted earnings per common share	$0.55	$0.55	$1.15	$0.35	$0.74

Class A shares:
Basic and diluted earnings per common share from continuing operations				$0.47	$0.64
Basic and diluted (loss) earnings per common share from discontinued operations				(0.21)	0.04

Total basic and diluted earnings per common share				$0.26	$0.68

Basic weighted-average number of shares outstanding
Class P shares	1,028	1,036	1,036	461	118
Class A shares				446	589
Diluted weighted-average number of shares outstanding
Class P shares	1,028	1,038	1,036	908	708
Class A shares				446	589
Dividends per common share declared for the period(a)	$0.85	$0.78	$1.60	$1.40	$1.05
Dividends per common share paid in the period(a)	0.83	0.75	1.56	1.34	0.74
Balance Sheet Data (at end of period):
Property, plant and equipment, net	$37,607		$35,847	$30,996	$17,926	$17,071	$16,804
Total assets	76,364		75,185	68,245	30,717	28,908	27,581
Long-term debt—KMI(b)	8,088		9,321	9,248	2,078	2,918	2,925
Long-term debt—KMP(c)	19,610		18,410	15,907	11,183	10,301	10,022
Long-term debt—EPB(d)	4,750		4,179	4,254
Other Data:
Ratio of earnings to fixed charges(e)	2.64		3.18	2.02

(a)
Quarterly dividends are paid in the quarter following the quarterly period for which the dividends are declared.

(b)
Excludes debt fair value adjustments. Increases (decreases) to long-term debt for debt fair value adjustments for KMI and its subsidiaries (excluding KMP, EPB and their respective subsidiaries) totaled $714 million, $771 million, $901 million, $40 million, $12 million and $(14 million) as of June 30, 2014, December 31, 2013, 2012, 2011, 2010 and 2009, respectively.

(c)
Excludes debt fair value adjustments. Increases to long-term debt for debt fair value adjustments totaled $1,267 million, $1,214 million, $1,698 million, $1,055 million, $582 million and $308 million as of June 30, 2014, December 31, 2013, 2012, 2011, 2010 and 2009, respectively.

(d)
Excludes debt fair value adjustments. Decrease to long-term debt for debt fair value adjustments totaled $8 million as of June 30, 2014, December 31, 2013 and 2012.

(e)
In all cases, earnings are determined by adding: income before income taxes, extraordinary items, equity income and minority interest; plus fixed charges, amortization of capitalized interest and distributed income of equity investees; less capitalized interest and noncontrolling interest in pre-tax income of subsidiaries with no fixed charges. In all cases, fixed charges include: interest, including capitalized interest; plus amortization of debt discount, premium, and debt issuance costs; plus the estimated interest portion of rental expenses.
•
Selected Historical Consolidated Financial Data of KMP.  The following selected historical consolidated financial data as of and for each of the years ended December 31, 2013, 2012, 2011, 2010 and 2009 are derived from KMP's audited consolidated financial statements. The selected historical consolidated financial data as of and for each of the six month periods ended June 30, 2014 and 2013 are derived from KMP's unaudited consolidated financial statements. You should read the following data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto set forth in KMP's Annual Report on Form 10-K for the year ended December 31, 2013 and KMP's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 incorporated by reference into this proxy statement. See "Where You Can Find More Information."

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
	(in millions, except per unit information)
Income and Cash Flow Data:
Revenues	$7,229	$5,678	$12,530	$9,035	$7,889	$7,739	$6,697
Operating income	1,788	1,385	3,229	2,484	1,557	1,460	1,367
Earnings from equity investments	137	157	297	295	224	136	91
Income from continuing operations	1,423	1,804	3,321	2,070	1,067	1,092	1,036
(Loss) income from discontinued operations	—	(2)	(4)	(669)	201	235	248
Net income	1,423	1,802	3,317	1,401	1,268	1,327	1,284
Limited partners' interest in net income	496	946	1,565	(78)	83	431	332
Limited partners' net income (loss) per unit:
Income (loss) per unit from continuing operations	$1.09	$2.40	$3.77	$1.64	$(0.35)	$0.65	$0.32
(Loss) income per unit from discontinued operations	—	(0.01)	(0.01)	(1.86)	0.60	0.75	0.86

Net income (loss) per unit	$1.09	$2.39	$3.76	$(0.22)	$0.25	$1.40	$1.18

Per unit cash distribution declared for the period(a)	$2.77	$2.62	$5.33	$4.98	$4.61	$4.40	$4.20
Per unit cash distribution paid in the period(a)	2.74	2.59	5.26	4.85	4.58	4.32	4.20

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
	(in millions, except per unit information)
Balance Sheet Data (at end of period):
Property, plant and equipment, net	$29,285		$27,405	$22,330	$15,596	$14,604	$14,154
Total assets	44,551		42,764	34,976	24,103	21,861	20,262
Long-term debt(b)	19,610		18,410	15,907	11,183	10,301	10,022

(a)
Quarterly distributions are paid in the quarter following the quarterly period for which the distributions are declared.

(b)
Excludes debt fair value adjustments. Increases to long-term debt for debt fair value adjustments totaled $1,267 million, $1,214 million, $1,698 million, $1,055 million, $582 million and $308 million as of June 30, 2014, December 31, 2013, 2012, 2011, 2010 and 2009, respectively.
•
Selected Historical Consolidated Financial Data of KMR.  The following selected historical consolidated financial data as of and for each of the years ended December 31, 2013, 2012, 2011, 2010 and 2009 are derived from KMR's audited consolidated financial statements. The selected historical consolidated financial data as of and for each of the six month periods ended June 30, 2014 and 2013 are derived from KMR's unaudited consolidated financial statements. You should read the following data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto set forth in KMR's Annual Report on Form 10-K for the year ended December 31, 2013 and KMR's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 incorporated by reference into this proxy statement. See "Where You Can Find More Information."

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
	(in millions, except per share amounts)
Income and Cash Flow Data:
Equity in earnings (loss) of KMP	$136	$271	$440	$(23)	$19	$119	$91
Income tax expense (benefit)	47	127	182	(3)	6	45	32

Net income (loss)	$89	$144	$258	$(20)	$13	$74	$59

Earnings (loss) per share, basic and diluted	$0.70	$1.23	$2.16	$(0.19)	$0.14	$0.84	$0.72
Number of shares used in computing basic and diluted earnings per share	128	117	120	105	95	89	82
Equivalent distribution value per share for the period(a)(b)	$2.77	$2.62	$5.33	$4.98	$4.61	$4.40	$4.20
Balance Sheet Data (at end of period):
Total assets (end of period)	$4,304		$4,092	$3,476	$2,732	$2,684	$2,535

(a)
This is the cash distribution per common unit declared by KMP for the period indicated and is used to calculate KMR's distribution of shares. Because this calculation is based on specified average trading prices, the market value of the shares distributed on the date of distribution may be less or more than the cash distribution per KMP common unit.

(b)
Quarterly share distributions are paid in the quarter following the quarterly period for which the share distributions are declared.
•
Selected Historical Consolidated Financial Data of EPB.  The following selected historical consolidated financial data as of and for each of the years ended December 31, 2013, 2012, 2011, 2010 and 2009 are derived from EPB's audited consolidated financial statements. The selected historical consolidated financial data as of and for each of the six month periods ended June 30, 2014 and 2013 are derived from EPB's unaudited consolidated financial statements. You should read the following data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto set forth in EPB's Annual Report on Form 10-K for the year ended December 31, 2013 and EPB's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 incorporated by reference into this proxy statement. See "Where You Can Find More Information."

	Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
	(in millions, except per unit information)
Income and Cash Flow Data:
Revenues	$735	$745	$1,505	$1,515	$1,531	$1,454	$1,231
Operating income	440	455	895	863	849	819	656
Net income	304	310	610	589	605	666	542
Net income attributable to EPB	304	310	610	579	512	418	357
Net income attributable to EPB per limited partner unit, basic and diluted:
Common units	$0.86	$0.98	$1.86	$2.15	$2.03	$1.90	$1.64
Subordinated units(a)						1.78	1.56
Per unit cash distributions declared for the period(b)	$1.30	$1.25	$2.55	$2.25	$1.93	$1.63	$1.36
Per unit cash distributions paid in the period(b)	1.30	1.23	2.51	2.14	1.87	1.55	1.33
Balance Sheet Data (at end of period):
Property, plant and equipment, net	$5,817		$5,879	$5,931	$6,040	$6,051	$5,781
Total assets	8,102		6,495	6,581	6,679	6,569	6,565
Long-term debt(c)	4,742		4,171	4,246	4,028	3,580	2,732

(a)
All subordinated units were converted into common units on a one-for-one basis effective January 3, 2011.

(b)
Quarterly distributions are paid in the quarter following the quarterly period for which the distributions are declared.

(c)
Includes debt fair value adjustments. Decreases to long-term debt for debt fair value adjustments totaled $8 million as of June 30, 2014, December 31, 2013 and 2012, and $7 million, $4 million and $1 million as of December 31, 2011, 2010 and 2009, respectively.
•
Selected Unaudited Pro Forma Condensed Combined Financial Information.  The following table sets forth selected unaudited pro forma condensed combined financial information for KMI after giving effect to the Transactions. The selected unaudited pro forma condensed combined financial information is derived from the unaudited pro forma condensed combined financial statements included in this proxy statement. For a complete discussion of the pro forma adjustments underlying the amounts in the table below, please read the section titled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 168.

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
	(in millions, except per share amounts)
Unaudited Pro Forma Condensed Combined Statements of Income Information:
Revenues	$7,984	$14,070
Operating income	2,160	3,990
Earnings from equity investments	199	327
Income from continuing operations	914	2,151
Net income	914	2,147
Net income attributable to Kinder Morgan, Inc.	911	2,143
Basic and diluted earnings per common share	$0.43	$1.01
Basic and diluted weighted-average number of shares outstanding	2,118	2,126

As of June 30, 2014
(in millions)
Unaudited Pro Forma Condensed Combined Balance Sheet Information:
Total assets	$79,995
Total debt(a)	41,197
Total liabilities	47,298
Total Kinder Morgan, Inc.'s stockholders' equity	32,368
Noncontrolling interests	329
Total stockholders' equity	32,697

(a)
Includes historical debt fair value adjustments of $1,973 million.

•
Unaudited Comparative Per Share/Unit Information.  The following table sets forth: (a) certain historical per share information of KMI; (b) certain historical per unit information of KMP; (c) certain historical per share information of KMR; (d) certain historical per unit information of EPB; and (e) unaudited pro forma combined and equivalent pro forma combined per share information after giving effect to the Transactions.

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Historical—KMI
Income from continuing operations per share—basic and diluted(a)	$0.55	$1.15
Dividends per share declared for the period	$0.85	$1.60
Book value per share(b)	$12.28	$12.70
Historical—KMP
Income from continuing operations per unit—basic and diluted	$1.09	$3.77
Distributions per unit declared for the period	$2.77	$5.33
Book value per unit(b)	$37.48	$37.93
Historical—KMR
Income from continuing operations per share—basic and diluted	$0.70	$2.16
Distributions per share declared for the period	$2.77	$5.33
Book value per share(b)	$31.95	$32.06
Historical—EPB
Income from continuing operations per unit—basic and diluted	$0.86	$1.86
Distributions per unit declared for the period	$1.30	$2.55
Book value per unit(b)	$12.82	$8.73
Pro forma combined—KMI
Income from continuing operations per share—basic and diluted(c)	$0.43	$1.01
Dividends per share declared for the period(d)	$1.05	$1.88
Book value per share(e)	$15.28	n/a
Equivalent pro forma combined—KMP(f)
Income from continuing operations per share—basic and diluted	$0.94	$2.22
Dividends per share declared for the period	$2.30	$4.12
Book value per share	$33.51	n/a
Equivalent pro forma combined—KMR(f)
Income from continuing operations per share—basic and diluted	$1.07	$2.51
Dividends per share declared for the period	$2.61	$4.67
Book value per share	$37.97	n/a
Equivalent pro forma combined—EPB(f)
Income from continuing operations per share—basic and diluted	$0.41	$0.95
Dividends per share declared for the period	$0.99	$1.78
Book value per share	$14.44	n/a

(a)
Income from continuing operations per share—basic and diluted amounts are calculated using the two-class method. Earnings are allocated to each class of common stock based on the amount of dividends paid in the current period for each class of stock plus an allocation of the undistributed earnings or excess distributions over earnings to the extent that each security shares in undistributed earnings or excess distributions over earnings.

(b)
The historical book value per share or unit was calculated as follows (in millions, except per share or unit amounts):

	Six Months Ended June 30, 2014
	KMI	KMP	KMR	EPB
Equity or capital, as applicable, before noncontrolling interests	$12,620	$17,317	$4,185	$3,026
Divided by: Number of shares or units outstanding as of end of period	1,028	462	131	236

Book value per share or unit	$12.28	$37.48	$31.95	$12.82

	Year Ended December 31, 2013
	KMI	KMP	KMR	EPB
Equity or capital, as applicable, before noncontrolling interests	$13,093	$16,801	$4,008	$1,939
Divided by: Number of shares or units outstanding as of end of period	1,031	443	125	222

Book value per share or unit	$12.70	$37.93	$32.06	$8.73

(c)
Amounts are from the unaudited pro forma condensed combined financial statements included under "Unaudited Pro Forma Condensed Combined Pro Forma Financial Statements."

(d)
The pro forma combined—KMI dividends declared amounts were calculated as follows (in millions, except per share or unit amounts):

	Six Months Ended June 30, 2014
	KMI	KMP	KMR(1)	EPB	Total
Declared dividends or distributions, as applicable, for the period to the public (historical)	$880	$833	$344	$173	$2,230
Divided by: Pro forma combined number of shares outstanding as of date of record					2,118

Dividends per share declared for the period (pro forma)					$1.05

	Year Ended December 31, 2013
	KMI	KMP	KMR(1)	EPB	Total
Declared dividends or distributions, as applicable, for the period to the public (historical)	$1,664	$1,468	$551	$324	$4,007
Divided by: Pro forma combined number of shares outstanding as of date of record					2,126

Dividends per share declared for the period (pro forma)					$1.88

(1)
Reflects the cash equivalent for the KMR share distributions. KMR share distributions are not paid in cash.

(e)
The pro forma combined—KMI, book value per share was calculated as follows (in millions, except per share amounts):

As of June 30, 2014
Equity before noncontrolling interests	$32,368
Divided by: number of shares outstanding	2,118

Book value per share	$15.28

(f)
Equivalent pro forma amounts are calculated by multiplying pro forma combined KMI amounts by the exchange ratios of (i) 2.1931 shares of KMI common stock for each KMP unit; (ii) 2.4849 shares of KMI common stock for each KMR share and (iii) 0.9451 shares of KMI common stock for each EPB unit. In addition, the public unitholders of KMP and EPB will receive approximately $3.924 billion in cash in total.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

Q:
Why am I receiving these materials?

A:
Our board of directors is sending these proxy materials to provide stockholders with information about the Transactions and the proposals so that they may determine how to vote their shares in connection with the special meeting.

Q:
Who is soliciting my proxy?

A:
Your proxy is being solicited by our board of directors.

Q:
Where and when is the special meeting?

A:
The special meeting of stockholders will be held on Thursday, November 20, 2014 at 9:00 a.m. local time, at the Kinder Morgan Building, 1001 Louisiana Street, Houston, Texas 77002.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
To approve the charter amendment proposal;

•
To approve the stock issuance proposal; and

•
To approve the adjournment proposal.

Q:
How does our board of directors recommend that I vote on the proposals?

A:
Our board of directors recommends that you vote:

•
FOR the charter amendment proposal;

•
FOR the stock issuance proposal; and

•
FOR the adjournment proposal.

Q:
Who is entitled to vote at the special meeting?

A:
The record date for the special meeting is October 20, 2014. Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

Q:
What happens if I sell my common stock after the record date but before the special meeting?

A:
If you transfer your common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting.

Q:
What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of stockholders representing a majority of the shares of our common stock outstanding on the record date will constitute a quorum for the special meeting.

Q:
What vote is required to approve the proposals?

A:
Approval of the charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of our common stock. Approval of the stock issuance proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the special meeting. Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the special meeting, whether or not a quorum exists.

Q:
How are votes counted?

A:
For the charter amendment proposal, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the charter amendment proposal, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as if you voted against the charter amendment proposal. In addition, if your shares are held in the name of a bank, broker, nominee, trust company or other fiduciary, your bank, broker, nominee, trust company or other fiduciary will not be entitled to vote your shares on the charter amendment proposal in the absence of specific instructions from you. These non-voted shares, or "broker non-votes," will not be counted as present for purposes of determining a quorum, and will have the effect of a vote against the charter amendment proposal.

  For the stock issuance proposal, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the stock issuance proposal, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as if you voted against the stock issuance proposal. Failure to submit your proxy or to attend the meeting will have no effect on the approval of the adjournment proposal. In addition, if your shares are held in the name of a bank, broker, nominee, trust company or other fiduciary, your bank, broker, nominee, trust company or other fiduciary will not be entitled to vote your shares on the stock issuance proposal in the absence of specific instructions from you. These non-voted shares will not be counted as present for purposes of determining a quorum and will have no effect on the stock issuance proposal.

  For the adjournment proposal, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the adjournment proposal, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as a vote against the adjournment proposal. Failure to submit your proxy or to attend the meeting will have no effect on the approval of the adjournment proposal. In addition, if your shares are held in the name of a bank, broker, nominee, trust company or other fiduciary, your bank, broker, nominee, trust company or other fiduciary will not be entitled to vote your shares on the adjournment proposal in the absence of specific instructions from you. These non-voted shares will not be counted as present for purposes of determining a quorum and will have no effect on the adjournment proposal.

  If you sign your proxy card without indicating how you wish to vote, your shares will be voted FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal, and in accordance with the recommendations of our board of directors on any other matters properly brought before the meeting for a vote.

Q:
How do our directors and executive officers intend to vote?

A:
As of October 20, 2014, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately 28.3% of the outstanding shares of our common stock. Including shares with respect to which they have shared voting power, our directors and executive officers beneficially owned, in the aggregate, approximately 35.9% of the outstanding shares of our common stock. Pursuant to the support agreement, Richard D. Kinder and a limited partnership controlled by him have agreed to vote all of the shares of our common stock owned by them, which collectively represent approximately 23.6% of the outstanding shares of our common stock, FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal. We believe that our other directors and executive officers intend to vote all of their shares of our common stock FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal.

Q:
Will I receive anything in the Transactions?

A:
As a KMI stockholder, you will not receive any merger consideration in the Transactions. Only holders of KMP units, KMR shares or EPB units will receive merger consideration.

Q:
When do you expect the Transactions to be completed?

A:
We are working toward completing the Transactions as quickly as possible and currently expect all three mergers to close in the fourth quarter of 2014. In order to complete the Transactions, each of KMP, KMR and EPB must obtain unitholder or shareholder approval and the other closing conditions under each merger agreement must be satisfied or waived, as permitted by law. Please see "The KMP Merger Agreement—Conditions to Completion of the Merger," "The KMR Merger Agreement—Conditions to Completion of the Merger" and "The EPB Merger Agreement—Conditions to Completion of the Merger" for more details about these closing conditions.

Q:
What do I need to do now?

A:
Please vote as soon as possible. We urge you to read carefully this proxy statement, including its annexes, and to consider how the Transactions affect you as a stockholder. You should also carefully read the documents referenced under "Where You Can Find More Information" and "Incorporation by Reference" on page 166.

Q:
How do I vote?

A:
You should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your shares will be voted for the charter amendment proposal, for the stock issuance proposal and for the adjournment proposal. If you fail to vote your shares by not submitting a proxy, it will have the effect of a vote against the charter amendment proposal, but it will not affect the votes on the stock issuance proposal or the adjournment proposal.

  If your shares are held by your bank, broker, nominee, trust company or other fiduciary, see below.

Q:
Can I vote by telephone or electronically?

A:
If you hold your shares as a stockholder of record, you may vote by telephone or by the Internet by following the instructions set forth on the enclosed proxy card.

  If your shares are held by your bank, broker, nominee, trust company or other fiduciary, often referred to as held in "street name," please contact your bank, broker, nominee, trust company or other fiduciary to determine whether you will be able to vote by telephone or electronically.

Q:
If my shares are held in a brokerage account, will my broker vote my shares for me?

A:
Your broker will only be permitted to vote your shares for you if you instruct them how to vote. Therefore, it is important that you promptly follow the directions provided by your broker or other nominee regarding how to instruct them to vote your shares. If you do not instruct your broker how to vote your shares that they hold, those shares will not be voted and will have the same effect as a vote against the charter amendment proposal, but will have no effect on the outcome of the stock issuance proposal or the adjournment proposal.

Q:
What does it mean if I receive more than one proxy card?

A:
It means that you have multiple accounts at the transfer agent and/or with banks, brokers, nominees, trust companies or other fiduciaries. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:
May I change my vote?

A:
Yes. You may change your vote at any time before your proxy is voted at the special meeting, subject to the limitations described below. If you are a stockholder of record, you may do this in a number of ways. First, you may send us a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to our corporate secretary, at the address under "The Parties to the Transactions—KMI" on page 97. You also may submit a later-dated proxy using the telephone or Internet voting procedures on the proxy card. If you choose to revoke your proxy by written notice or submit a later-dated proxy, you must do so by 11:59 p.m., Eastern Time, on the day before the special meeting. Finally, you may attend the special meeting and vote in person. Simply attending the special meeting, without voting in person, will not revoke your proxy. If your shares are held in street name and you have instructed a bank, broker, nominee, trust company or other fiduciary, to vote your shares, you must follow the directions received from your bank, broker, nominee, trust company or other fiduciary, to change your vote or to vote at the special meeting.

Q:
What happens if the Transactions are not completed?

A:
If the charter amendment proposal or the stock issuance proposal are not approved by our stockholders, or if any of the mergers is not completed for any other reason, none of the mergers will be completed. Instead, each of KMP, KMR and EPB will remain a public limited partnership or limited liability company and its common units or shares will continue to be listed and traded on the NYSE.

  If the charter amendment proposal is approved, the proposed amendment to our certificate of incorporation will be effected, regardless of whether we complete the Transactions.

Q:
Who can help answer my questions?

A:
If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact D.F. King & Co., Inc., which is acting as the proxy solicitation agent and information agent in connection with the Transactions.

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 331-5963
Email: kmi@dfking.com

THE TRANSACTIONS

Summary of the Transactions

        Pursuant to the Transactions, KMI will acquire directly or indirectly all of the outstanding equity interests in KMP, KMR and EPB that KMI and its subsidiaries do not already own. The following steps will be taken in the following order and substantially concurrently in completing the Transactions:

•
The KMR merger.  KMI will acquire all publicly held KMR listed shares through the merger of R Merger Sub LLC with and into KMR, with KMR as the surviving limited liability company. In the KMR merger, pursuant to the KMR merger agreement,

  •
  each KMR listed share held by a public KMR shareholder will be converted into the right to receive 2.4849 shares of our common stock;

  •
  each KMR listed share held by KMR, KMI, R Merger Sub LLC or KMGP will be cancelled and receive no consideration;

  •
  each KMR voting share (all of which are owned by a subsidiary of KMI, and which are a different class than KMR listed shares) will be converted into the right to receive 2.4849 shares of our common stock, corresponding to the exchange ratio for the KMR listed shares; and

  •
  the interests in R Merger Sub LLC will be converted into 100% of the membership interests in KMR.

•
KMI may, in its sole discretion and immediately after the KMR merger, cause KMR to be merged with and into a Delaware limited liability company and wholly owned subsidiary of KMI, which we refer to as "Second Step Merger Sub," with Second Step Merger Sub surviving such merger, which we refer to as the "second step merger." No consideration will be issued in the second step merger, it will result in no change in the outstanding stock of KMI, and it will have no impact on the tax treatment received by KMR shareholders in the KMR merger. If KMI causes the second step merger to occur, references to KMR in the bullet below shall mean Second Step Merger Sub.

•
Immediately after the KMR merger (or the second step merger, if it occurs), KMR will continue to own all of the i-units issued by KMP. After the KMR merger and before the KMP merger, KMR will contribute to KMP all of those i-units in exchange for a newly-issued class of KMP units with economic rights and tax characteristics similar to the i-units, and KMP's partnership agreement and KMR's LLC agreement will be amended to reflect the creation of those new units and their ownership by KMR.

•
The KMP merger.  KMI will then acquire directly or indirectly all publicly held KMP common units through the merger of P Merger Sub LLC with and into KMP, with KMP as the surviving limited partnership. In the KMP merger, pursuant to the KMP merger agreement,

  •
  each KMP common unit held by a public KMP unitholder will be converted into the right to receive, at the election of the unitholder but subject to proration, (i) 2.4849 shares of our common stock, (ii) $91.72 in cash without interest or (iii) a combination of 2.1931 shares of our common stock and $10.77 in cash without interest;

  •
  the KMP general partner interest and each KMP common unit (other than any KMP common unit held by KMP, which will be cancelled), Class B unit and new unit held by KMI and its subsidiaries will remain outstanding and unaffected by the KMP merger; and

  •
  the interests in P Merger Sub LLC will be converted into the same number of KMP common units that were owned by the public KMP unitholders immediately before the consummation of the KMP merger and which were converted into the right to receive the KMP merger consideration.

•
The EPB merger.  KMI will then acquire directly or indirectly all publicly held EPB common units through the merger of E Merger Sub LLC merging with and into EPB, with EPB as the surviving limited partnership. In this merger, pursuant to the EPB merger agreement,

  •
  each EPB common unit held by a public EPB unitholder will be converted into the right to receive, at the election of the unitholder but subject to proration, (i) 1.0711 shares of our common stock, (ii) $39.53 in cash without interest or (iii) a combination of 0.9451 of a share of common stock and $4.65 in cash without interest;

  •
  the EPB general partner units, the EPB incentive distribution rights and each other EPB unit held by KMI and its subsidiaries will remain outstanding and unaffected by the EPB merger; and

  •
  the interests in E Merger Sub LLC will be converted into the same number of EPB common units that were owned by the public EPB unitholders immediately before the consummation of the EPB merger and which were converted into the right to receive the EPB merger consideration.

        Based on the closing price of our common stock on August 8, 2014 (the last trading day before announcement of the Transactions),

  •
  the merger consideration for the KMR merger represents a premium of approximately 17% above the closing price of KMR shares on that day,

  •
  the merger consideration for the KMP merger, based on the combination of our common stock and cash election, represents a premium of approximately 12% above the closing price of KMP common units on that day, and

  •
  the merger consideration for the EPB merger, based on the combination of our common stock and cash election, represents a premium of approximately 15% above the closing price of EPB common units on that day.

        Each merger agreement is included as an annex to this proxy statement.

        Each of the KMP merger and the EPB merger will be taxable to the former holders of KMP and EPB common units. It is a condition of KMI's obligation to complete the KMR merger that KMI receive an opinion of its counsel, Bracewell & Giuliani LLP, and it is a condition of KMR's obligation to complete the KMR merger that KMR receive an opinion of Baker Botts L.L.P., counsel to the KMR special committee, in each case dated as of the closing date of the KMR merger and based on representations set forth or referred to therein, to the effect that the KMR merger, taken separately or taken together with a second step merger, will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the KMR merger constitutes a reorganization, the KMR merger will be tax free to the former holders of KMR shares, except to the extent of any cash received in lieu of fractional shares as part of the KMR merger consideration. Please see "Material U.S. Federal Income Tax Consequences."

        Each merger agreement is subject to approval by the unitholders or shareholders of KMR, KMP and EPB, as applicable. We also are required to hold a special meeting of our stockholders to approve an amendment to our certificate of incorporation to increase our authorized shares of our common stock and to approve the issuance of our common stock in the Transactions. In connection with the merger agreements, Richard D. Kinder and a limited partnership which he controls have entered into a support agreement whereby they have agreed to vote all of the shares of our common stock owned by them in favor of the three proposals at the KMI special meeting. Please see "The Support Agreement."

        After the consummation of the KMP, KMR and EPB mergers, KMI, KMP and EPB and substantially all of their wholly owned subsidiaries with debt will enter into cross guarantees with respect to the existing debt of KMI, KMP, EPB and such subsidiaries, so that KMI and those subsidiaries will be liable for the debt of KMI, KMP, EPB and such subsidiaries. Further, following the consummation of the Transactions, EPB is expected to be acquired by KMP.

Background of the Transactions

        The senior management and boards of directors of each of KMI, KMGP, EPGP and KMR regularly review operational and strategic opportunities to maximize value for investors of KMI, KMP, EPB and KMR, respectively. In connection with these reviews, the management and boards of directors of each of the companies from time to time evaluate potential transactions that would further their respective strategic objectives.

        As more fully described in the section entitled "Relationship Between the Parties," KMI conducts most of its business through KMP and EPB. KMI directly and indirectly owns approximately 43 million units of KMP. These units, which consist of approximately 22 million common units, 5 million Class B units and 16 million i-units (corresponding to the number of KMR shares owned by KMI), represent approximately 10% of the total outstanding limited partner interests of KMP. KMI also indirectly owns all of the common stock of KMGP, the general partner of KMP, which owns an effective 2% interest in KMP and its operating partnerships and the right to receive incentive distributions from KMP. KMGP has delegated to KMR, subject to limited exceptions, all of its rights and powers to manage and control the business and affairs of KMP and its operating limited partnerships. KMGP also owns all of the shares of KMR that elect the members of the KMR board. KMR owns all of the outstanding i-units of KMP. KMI owns approximately 16 million KMR listed shares, representing approximately 13% of KMR's outstanding shares. KMI also indirectly owns all of the membership interests in EPGP, which owns a 2% general partner interest in EPB, as well as approximately 40% of the outstanding common units of EPB and all of EPB's incentive distribution rights.

        From late-2013 to mid-2014, senior management of KMI, with the assistance of Barclays Capital, financial advisor to KMI, considered and discussed with the KMI board numerous potential strategic alternatives with respect to KMI, KMP, KMR and EPB to enhance value for their respective investors, including a potential reset of the general partner's incentive distribution rights at KMP, a potential equity investment in KMI by a third party, potential combination transactions involving KMP and EPB, and potential strategic alternatives regarding KMP's CO2 business. By mid-March 2014, KMI senior management had determined that none of the potential alternatives reviewed were superior to continuing to operate under the existing structures. Beginning on March 17, 2014, KMI senior management began considering the possibilities surrounding a potential acquisition by KMI of the remaining publicly traded equity securities of KMP, KMR and EPB that it did not already own. During the regularly scheduled KMI board meeting on April 16, 2014, KMI senior management provided a brief update to the KMI board during which it reviewed the numerous potential strategic alternatives that management had been exploring, including potential Transactions involving KMI acquiring KMP, KMR and EPB. The strategic alternatives that KMI senior management reviewed with the KMI board on April 16, 2014 included (i) a potential reset of the general partner's incentive distribution rights at KMP, which the KMI board and KMI senior management dismissed because such a transaction would not be attractive to all parties involved and would provide only a temporary benefit until such time as the incentive distribution once again reached its maximum percentage, and the KMI board's and KMI management's view that a reset of the incentive distribution rights could be implemented from time to time as needed to enable a large accretive acquisition, (ii) a potential equity investment in KMI by a third party, which the KMI board and KMI senior management dismissed because, among other reasons, the equity investment would likely be made at a price that the KMI board and KMI management did not believe was desirable, (iii) potential combination transactions involving KMP and EPB, which the KMI board and KMI senior management dismissed due to tax inefficiencies raised by the potential transactions and the economic terms to accomplish such potential transactions not being attractive to the parties and (iv) potentially separating KMP's CO2 business through a spin-off, initial public offering or sale transaction, which the KMI board and KMI management dismissed due to tax inefficiencies raised by the potential transactions, the dilutive effect of the potential transactions and the valuation uncertainties raised by the potential transactions. These strategic alternatives were considered by the KMI board and KMI senior management taking into account the interests of each of KMP, KMR and EPB and were not reviewed and considered at such time by the KMGP board, KMR board or EPGP board (the KMGP/KMR committee later considered strategic alternatives with its independent advisors as further described in this section entitled "Background of the Transactions").

        On May 13, 2014, KMI senior management again updated the KMI board on its preliminary exploration of the potential Transactions involving KMP, KMR, EPB and KMI. KMI management noted the advantages and issues to be resolved with respect to such transactions. In particular, KMI management noted that it could not recommend that the KMI board seriously consider pursuing the potential Transactions unless and until KMI had received adequate assurances from the credit rating agencies that KMI would be rated investment grade following such transactions. At the meeting, Barclays Capital reviewed its preliminary analysis with the KMI board. The KMI board recognized that the analyses were very preliminary and agreed that KMI management, with the assistance of Barclays Capital, should continue to explore the potential Transactions, including by meeting with the rating agencies in order to obtain their views on KMI's prospective credit rating if such Transactions were completed. Accordingly, KMI management had confidential meetings with the rating agencies in early June 2014 to determine the impact of the potential Transactions on KMI's credit rating. In late June 2014, the rating agencies advised senior management of KMI of their view that following the consummation of the Transactions, KMI would have an investment grade credit rating.

        In late June 2014, KMI also retained Citigroup Global Markets Inc., which is referred to as "Citi," to provide financial advisory services to KMI with respect to a potential acquisition by KMI of KMP, KMR and EPB, including assisting KMI in evaluating certain financial and market perspectives regarding KMI and the potential pro forma financial impact of such Transactions on KMI.

        On July 10, 2014, at a meeting of the KMI board, senior management of KMI provided the KMI board with a preliminary overview of the possible strategic benefits of an acquisition of KMP, KMR and EPB by KMI. Following discussion, the KMI board authorized KMI senior management to continue to explore the possible strategic benefits of the potential Transactions and to initiate a dialogue with the independent board members of each of KMGP, KMR and EPGP with respect to the potential Transactions. After the conclusion of the meeting of the KMI board, Mr. Kinder reached out to the lead independent board members of KMGP, KMR and EPGP to schedule a meeting with the independent board members of KMGP and KMR and a separate meeting with the independent board members of EPGP on July 17 to discuss the potential Transactions.

        On July 16, 2014, the boards of EPGP, KMGP, KMR and KMI met in person in Houston, Texas for their regularly scheduled board meetings. At the separate meeting of the KMI board, senior management of KMI discussed with all members of the KMI board the potential acquisition by KMI of KMP, KMR and EPB. During this discussion, Barclays Capital and Citi each separately reviewed with the KMI board certain preliminary analyses relating to the potential Transactions. Barclays Capital provided an overview of the potential Transactions, including the benefits of structural consolidation of the companies (which include enhanced growth prospects, a lower overall cost of capital, greater dividend coverage and credit enhancement due to the simplification of the corporate structure), an analysis of the pro forma consequences of the potential combination (including with respect to the impact on KMI common stock), a sensitivity analysis of the dividend coverage based on various premiums paid to KMP, KMR and EPB, a preliminary "has-gets" analysis which looked at the status quo for each of KMP/KMR and EPB compared with the combined company on a pro forma basis, as well as a comparable companies analysis for KMI. Citi reviewed with the KMI board, among other things, the relative trading performance of KMI, KMP and EPB and relative financial performance of KMI and selected peers, certain market perspectives regarding KMI common stock, potential total investment returns for KMI pro forma for the Transactions and certain potential pro forma financial effects of the transactions on KMI, KMP, KMR and EPB assuming, illustratively, either a 10% or 15%

premium paid to each of KMP, KMR and EPB in the transactions. The KMI board also discussed the affiliated nature of the transactions and agreed that members of KMI senior management, including Messrs. Kinder and Kean, as well as Kimberly Dang, Dax Sanders and David DeVeau, would represent KMI in any negotiations and that Messrs. Kinder and Kean would recuse themselves from any deliberations regarding the potential transactions at the boards of KMGP, KMR and EPGP. In addition, Mr. Martin, a director of EPGP, would not participate in any negotiations and would recuse himself from any deliberations regarding the potential transactions at the EPGP board. Members of KMI senior management also discussed with the KMI board their expectation that any potential transactions should be reviewed and approved by the EPGP conflicts committee and the KMGP conflicts committee in accordance with the procedures set forth in the partnership agreements of KMP and EPB and by the independent directors of KMR.

        On July 17, 2014, Mr. Kinder and other members of senior management of KMI along with representatives of Barclays Capital met separately with Ted A. Gardner, Gary L. Hultquist and Perry M. Waughtal, the independent members of the KMGP board and the KMR board, and Ronald L. Kuehn, Jr., Arthur C. Reichstetter and William A. Smith, the independent members of the EPGP board. At each of these meetings, Mr. Kinder and other members of senior management of KMI presented to the independent members of the KMGP board and the KMR board and the independent members of the EPGP board, respectively, an overview of the potential Transactions involving each of KMI, KMP, KMR and EPB. In addition, at each of the meetings, Barclays Capital provided an overview of the challenges of the current structure of the Kinder Morgan family of companies, including the higher cost of capital of KMP and EPB at times limiting the ability of KMP and EPB to be competitive in making large accretive acquisitions and developing large projects needed for a meaningful impact on cash flows per unit, the lower distribution coverage relative to peers, concern around EPB's potential growth, the contribution of KMP's CO2 business relative to KMP's combined businesses and the potential impact to distributions at KMP due to commodity exposure at KMP's CO2 business. Representatives of Barclays Capital also reviewed the potential strategic alternatives that had been considered by the KMI board, including an acquisition of EPB by KMP followed by an acquisition of KMI by KMP, an acquisition of EPB by KMP, an acquisition of EPB by KMI followed by a drop-down of EPB into KMP, a reset of the incentive distribution rights at KMP and alternatives with respect to certain of KMI's business units, and the reasons why the KMI board determined that the proposed Transactions were the best alternative to create value for all equityholders.

        At the meeting with the independent members of the KMGP board and KMR board, Barclays Capital summarized the potential benefits of the proposed Transactions to each of KMP and KMR. At the meeting with the independent members of the EPGP board, Barclays Capital summarized the potential benefits of the proposed Transactions to EPB. At each of the meetings, members of KMI management then informed the independent directors that KMI was interested in exploring an acquisition of KMP and KMR for a 10% premium to the July 16, 2014 closing price of KMP common units (which represented an offer of $10.77 in cash and an exchange ratio of 2.1624 for each KMP common unit and a corresponding exchange ratio of 2.4543 for each KMR share) and an acquisition of EPB for a 10% premium to the July 16, 2014 closing price of EPB common units (which represented an offer of $4.65 in cash and an exchange ratio of 0.9337 for each EPB common unit), and that each transaction would be cross-conditioned upon the others. The proposed merger consideration in the case of KMP and EPB would be a mix of cash and KMI common stock (approximately 88% stock and 12% cash) in a taxable transaction and in the case of KMR would be 100% KMI common stock in a non-taxable transaction. KMI management believed that exploring an acquisition at a 10% premium to the July 16th closing price of KMP common units was appropriate based upon the historical trading price of KMP common units. KMI management used the premium being considered to KMP common unitholders as the basis for determining the potential consideration to the KMR shareholders and the premium to be explored with the EPB common unitholders.

        At each of the meetings, Mr. Kinder and the independent directors discussed that, if the independent directors were to proceed with exploring the proposed transaction, (i) any such transaction would be reviewed and subject to approval by the EPGP conflicts committee and the KMGP conflicts committee, in accordance with the procedures set forth in the respective partnership agreements of EPB and KMP, and by the independent members of the KMR board, (ii) the EPGP conflicts committee, the KMGP conflicts committee and the independent members of the KMR board (who are the same individuals who comprise the KMGP conflicts committee) would retain independent legal and financial advisors of their choosing to evaluate the proposed transactions, (iii) Messrs. Kinder and Kean would recuse themselves from any deliberations at the KMGP board, KMR board and, together with Mr. Martin, from any deliberations at the EPGP board, in each case due to their affiliation with KMI, and (iv) members of senior management of KMI would represent KMI in any negotiations, but would provide access to information that the EPGP conflicts committee, the KMGP conflicts committee and the independent members of the KMR board and their respective advisors would need to evaluate the proposed transactions and be available to answer diligence requests and questions they might have in connection with the proposed transactions. Mr. Kinder also discussed with the independent members of the KMGP board, the KMR board and the EPGP board that given the large stock component of the Transactions and the desire to ensure continuity as the entities were combined, KMI would be willing to increase the size of its board of directors, subject to KMI's nominations process, so that all of the independent members of the KMGP board, the KMR board and the EPGP board would be able to continue to participate in the governance of the combined company if they deemed it desirable to the unaffiliated equityholders of KMP, KMR and EPB (as applicable).

        At the conclusion of the respective meetings on July 17, after discussion, each of the KMGP board, the EPGP board and the KMR board delegated authority to evaluate the proposed Transactions to the KMGP conflicts committee, in the case of KMP, Messrs. Kuehn, Reichstetter and Smith, in the case of EPB and the KMR special committee, in the case of KMR. In the case of EPGP, the formal resolutions forming and delegating authority to the EPGP conflicts committee (consistent with the motions approved by the EPGP board on July 17, 2014) were adopted on July 22, 2014 and provided the EPGP conflicts committee the authority to, among other things, (i) review and evaluate the terms of the proposed transactions on behalf of the unaffiliated EPB unitholders, (ii) negotiate, or delegate to any person or persons the ability to negotiate, the terms and conditions of the proposed EPB transaction, (iii) determine whether or not to approve and recommend for approval to the EPGP board the proposed EPB transaction, (iv) make any recommendation to the unaffiliated EPB unitholders regarding what action, if any, should be taken by the unaffiliated EPB unitholders with respect to the proposed EPB transaction and (v) retain independent professional advisors. The formal resolutions forming and delegating authority to the EPGP conflicts committee did not provide the EPGP conflicts committee the authority to review and evaluate, negotiate, approve or make any recommendation to the unaffiliated EPB unitholders regarding any potential alternative transactions to the EPB merger. Therefore, the EPGP conflicts committee considered the proposed transaction against remaining a publicly traded MLP whose general partner interest is owned by KMI, but did not consider other strategic alternatives. In the case of KMGP and KMR, the formal resolutions forming and delegating authority to the KMGP conflicts committee and the KMR special committee (in each case consistent with the motions approved by the KMGP board and the KMR board on July 17, 2014) were adopted on August 9, 2014 and provided each of the KMGP conflicts committee and the KMR special committee the authority to, among other things, with respect to KMP and KMR, respectively, (i) review and evaluate the terms and conditions, and determine the advisability, of the proposed KMP/KMR transactions, (ii) make such investigations of potential alternatives to the proposed KMP/KMR transactions only among KMI, KMR, KMP, KMGP, EPB or their affiliates, including maintaining the status quo, as the applicable committee deemed necessary or appropriate, (iii) negotiate, or delegate to any person or persons the ability to negotiate, the terms and conditions of the proposed KMP/KMR transactions, (iv) determine whether to give or withhold the committee's approval of the proposed KMP/KMR transactions, (v) determine whether to make a recommendation to the respective boards whether to approve the proposed KMP/KMR transactions and (vi) retain independent professional advisors. We sometimes refer collectively to the KMGP conflicts committee and the KMR special committee as the "KMGP/KMR committee" for ease of reference.

        Later on July 17, 2014, on behalf of the EPGP conflicts committee, Mr. Smith contacted Vinson & Elkins L.L.P., which we refer to as "Vinson & Elkins," to discuss engaging Vinson & Elkins, given its extensive experience in public company merger transactions and master limited partnership, or "MLP," transactions, to represent the EPGP conflicts committee, upon its formation, in connection with the proposed EPB merger. At the request of the EPGP conflicts committee, Mr. Reichstetter contacted Tudor, Pickering, Holt & Co. Securities, Inc., which we refer to as "TPH," to discuss engaging TPH, given its extensive experience in public company merger transactions and MLP transactions, as financial advisor to the EPGP conflicts committee, upon its formation, in connection with the proposed EPB merger. The EPGP conflicts committee entered into engagement letters with each of Vinson & Elkins and TPH on July 25, 2014 and July 30, 2014, respectively, in each case after reviewing and discussing each firm's historical relationships with KMI and its affiliates, and negotiating acceptable engagement letters.

        In addition, on July 17, 2014, Mr. Hultquist, on behalf of the KMGP/KMR committee, contacted Jefferies to discuss engaging Jefferies with respect to the proposed Transactions, and requested that Jefferies prepare a presentation of Jefferies' qualifications to be given at an in-person meeting with each of the members of the KMGP/KMR committee present. Mr. Hultquist later contacted Baker Botts L.L.P., which we refer to as "Baker Botts," to discuss engaging Baker Botts, given its knowledge and experience with respect to public merger and acquisition transactions, MLPs and KMP and KMR particularly in having acted as legal advisors to committees of the KMGP and KMR boards in prior drop-down transactions, as well as Baker Botts' substantial experience advising MLPs and other companies with respect to transactions similar to the proposed Transactions. An engagement letter detailing the terms of Baker Botts' engagement was entered on August 7, 2014.

        Also on July 17, 2014, KMI management provided representatives of TPH with projections regarding KMP, KMR and EPB on a standalone basis and the pro forma combined company, as well as an analysis of the proposed transactions prepared by Barclays Capital.

        On July 18, 2014, Mr. Sanders and representatives of TPH and Vinson & Elkins participated in a conference call to discuss the proposed economic and tax structure of the proposed EPB merger.

        On July 19, 2014, the EPGP conflicts committee also engaged Richards, Layton & Finger, P.A., which we refer to as "Richards Layton," as Delaware counsel.

        On July 20, 2014, KMI entered into a confidentiality agreement with EPB and on July 21, 2014, KMI entered into a confidentiality agreement with KMP and KMR. Each of the confidentiality agreements contained customary provisions for the confidentiality of discussions and the exchange of information. Neither of the confidentiality agreements contained standstill provisions.

        On July 21, 2014, the KMGP/KMR committee met with representatives of Baker Botts and Jefferies. Prior to Jefferies joining the meeting, the KMGP/KMR committee and Baker Botts discussed the terms of the proposed Transactions and the potential benefits of the proposed Transactions, including the lower cost of capital on a pro forma basis as compared to KMP on a standalone basis, the increased ability to pursue acquisitions and higher distribution growth of the combined entity, as well as better distribution coverage for the combined entity. The KMGP/KMR committee and Baker Botts also discussed potential negative impacts of the proposed Transactions, including the tax effects on KMP unitholders. The KMGP/KMR committee and Baker Botts discussed the respective duties of the KMGP/KMR committee with respect to the proposed Transactions and the equity ownership of each of the members of the KMGP/KMR committee in KMI, KMP and KMR. Following such discussion, representatives of Jefferies joined the meeting and discussed Jefferies' experience and qualifications, including with respect to public merger and acquisition transactions, MLPs, KMP's industry generally, and KMP and KMR particularly, as well as its substantial experience advising MLPs and other companies with respect to transactions similar to the proposed transactions. The representatives of Jefferies also noted that Jefferies had not been engaged by KMI, KMP, KMR, EPB or any of their affiliates in the past three years and had no historical M&A or capital markets revenue from or credit exposure to any of them. After Jefferies left the meeting, the KMGP/KMR committee and Baker Botts discussed the qualifications, experience and reputation of Jefferies and another potential financial advisor that had advised the KMGP/KMR committee in prior drop-down transactions, and the KMGP/KMR committee then determined to retain Jefferies as its financial advisor, subject to negotiation of a formal engagement letter with Jefferies. During the course of the negotiation of the Jefferies engagement letter, Jefferies informed the KMGP/KMR committee that a member of the Jefferies team held less than 500 shares of KMI common stock in an investment account managed by a third party. Later in the day on July 21, the KMGP/KMR committee also engaged Morris, Nichols, Arsht & Tunnell LLP as Delaware counsel, which we refer to as "Morris Nichols." An engagement letter detailing the terms of Morris Nichols' engagement was entered into on August 4, 2014.

        Also on July 21, 2014, members of senior management of KMI, including Messrs. Kean, DeVeau and Sanders and Ms. Dang as well as representatives of Barclays Capital, met with representatives of TPH and Vinson & Elkins to make a presentation with respect to the assets, business plan, growth projects and outlook for KMI, KMP and EPB, during which the parties discussed key assumptions underlying management's projections for the standalone companies. Following the diligence session, representatives from Vinson & Elkins met with Messrs. Kuehn, Reichstetter and Smith to review the substance of the diligence session and discuss other procedural matters, including the scope of the authority to be delegated to the EPGP conflicts committee.

        In addition, later that evening on July 21, 2014, after discussions with members of KMI senior management and representatives of Bracewell & Giuliani LLP (counsel to KMI), representatives of Weil, Gotshal & Manges LLP, counsel to KMI and which we refer to as "Weil," sent a draft merger agreement to each of Vinson & Elkins and Baker Botts. The draft merger agreements provided for a mix of cash and stock consideration in the case of EPB and KMP (with no ability to elect between cash and stock consideration) and 100% stock consideration in the case of KMR. In addition, the draft merger agreements provided that for KMI each transaction would be cross-conditioned upon the others and provided for a termination fee of 3.5% of the equity value of KMP, KMR or EPB payable by such entity under specified circumstances and a termination fee of 1.5% of the equity value payable by KMI under specified circumstances. The termination fees would be payable by KMP, KMR and EPB in the event of termination following a change in recommendation or in certain cases where an alternative transaction was consummated within 12 months of termination. The termination fee payable by KMI would be payable only in the event of termination following a change in recommendation by the KMI board. The draft merger agreements included customary "no shop" provisions applicable to KMP, KMR and EPB, but did not include a "no shop" provision applicable to KMI.

        On July 22, 2014, members of senior management of KMI as well as representatives of Barclays Capital had a conference call with representatives of Jefferies and Baker Botts to discuss the structure of the proposed transactions and their economic terms.

        Also on July 22, 2014, the EPGP conflicts committee met with representatives of TPH, Vinson & Elkins and Richards Layton, to discuss matters related to the proposed EPB merger, including the scope of authority delegated to the EPGP conflicts committee, the terms of the draft EPB merger agreement, the status of the financial diligence and analysis being conducted by TPH, certain economic and tax aspects of the proposed EPB merger and various process matters. Among other items, the EPGP conflicts committee reviewed and discussed information regarding prior relationships between TPH and Vinson & Elkins, as the case may be, and KMI and its affiliates, as well as information regarding personal ownership interests of the TPH representatives advising on the EPB merger in KMI and its affiliates, and determined that the prior relationships and personal ownership interests did not result in a conflict of interest that would result in the inability of either Vinson & Elkins or TPH to serve effectively as independent advisors to the EPGP conflicts committee. The EPGP conflicts committee members also disclosed to each other their respective personal ownership of equity interests in KMI and its affiliates.

        On July 23, 2014, members of senior management of KMI together with representatives of Barclays Capital had separate discussions with representatives of Jefferies and TPH regarding financial due diligence matters.

        On July 24, 2014, members of senior management of KMI as well as representatives of Barclays Capital and Citi, including Messrs. Kean, DeVeau and Sanders and Ms. Dang, met with Mr. Hultquist and representatives of Jefferies and Baker Botts to give a presentation with respect to the assets, business plan, growth projects and outlook for KMI, KMP and EPB.

        Also on July 24, 2014, the EPGP conflicts committee met with representatives from TPH, Vinson & Elkins and Richards Layton. The EPGP conflicts committee and its advisors discussed the financial aspects of the proposed EPB merger and certain aspects of TPH's preliminary views with respect to the proposed EPB merger, which TPH indicated it would be able to present in more detail at the next meeting of the EPGP conflicts committee, scheduled for July 30, 2014. The EPGP conflicts committee members, together with their advisors, discussed, among other things, the EPGP conflicts committee members' view that the benefits of the proposed EPB merger would largely depend on assumptions regarding the growth rate, credit rating and trading yield of the combined company, and also discussed certain challenges and considerations in evaluating the proposed EPB merger, including (i) uncertainty as to how the market would view KMI, on a pro forma basis for the Transactions, given the lack of clearly comparable companies and the broad range of companies that shared some, but not all, of the key characteristics of the combined company from an investment perspective, such as growth rate, dividend profile and asset class, (ii) the taxable nature of the EPB merger to EPB unitholders, combined with the fact that a substantial majority of the merger consideration was anticipated to be paid in KMI common stock, resulting in the EPB merger being comparable to both a cash merger (in which valuation analysis focuses on the value of the consideration being received at a point in time) and a stock merger (in which valuation analysis also focuses on the value of the consideration being received over time), (iii) the fact that the tax consequences of the EPB merger would vary among the EPB unitholders, depending, among other things, on their individual tax characteristics and how long they had owned EPB common units, (iv) challenges facing EPB as a standalone company, specifically its limited expected growth prospects and recontracting risk associated with contract expirations on certain of its pipelines, (v) the fact that, because KMI had indicated it did not wish to consider a sale of its interest in EPB to a third party, EPB had limited strategic alternatives to operating as a standalone company and (vi) the difficulty in projecting the appropriate cost of capital for KMI on a pro forma basis for the Transactions, which would be affected by its credit rating, its trading yield, the methods by which it determined to finance growth and, potentially, external factors such as changes in interest rates. After further discussion, the EPGP conflicts committee members requested that TPH focus on these and other issues as it proceeded with its financial analysis of the EPB merger.

        Also at the July 24 meeting, representatives from Richards Layton reviewed with the members of the EPGP conflicts committee their duties under the EPB partnership agreement. The EPGP conflicts committee also reviewed and discussed information regarding current and prior relationships between Richards Layton and KMI and its affiliates, and determined that such relationships did not result in a conflict of interest that would result in Richards Layton not being able to serve effectively as independent advisors to the EPGP conflicts committee.

        The EPGP conflicts committee members also discussed the terms of the EPB merger agreement that Weil had distributed to Vinson & Elkins and the key issues reflected in or raised by the draft, including (i) KMI's ownership of approximately 40% of the EPB common units, and the implications with respect thereto on the appropriateness of a "force the vote" provision, as reflected in the initial draft, or a simple majority approval requirement for the EPB merger, (ii) the embedded optionality at

KMI and KMP because their equityholders would also be entitled to vote on the Transactions, (iii) the need for the EPGP conflicts committee to have the ability to change its recommendation, which had been restricted to situations in which there was a "superior proposal" in the initial draft EPB merger agreement, including in the event that the EPGP board approved changes to the proposed EPB merger without the EPGP conflicts committee's consent, (iv) the appropriate remedies in the event the EPGP conflicts committee were to change its recommendation or the EPGP board were to determine to pursue an alternative transaction, compared to the termination fees of 3.5% and 1.5% of equity value, respectively, proposed by KMI, (v) the need for the Transactions to close concurrently and be cross-conditioned on each other, which was inconsistent with KMI's initial proposal that completion of the other mergers only be a condition to KMI's (and not EPB's) obligations to complete the proposed EPB merger and (vi) the need to restrict the ability of the EPGP board or KMI to change the composition of the EPGP conflicts committee or otherwise take actions without the EPGP conflicts committee's consent, which had not been addressed in the initial draft EPB merger agreement.

        After discussion among the EPGP conflicts committee members and its advisors, including as to the benefits and detriments of negotiating any issues in the EPB merger agreement prior to reaching agreement with KMI on the economic terms of the proposed EPB merger, the EPGP conflicts committee instructed its legal advisors to prepare a revised merger agreement providing, among other things, that (i) the completion of the KMP merger and KMR merger would be a mutual closing condition, (ii) the "force the vote" construct would be acceptable, but there would be a "majority of the unaffiliated votes cast" threshold for the EPB unitholder approval of the proposed EPB merger, (iii) the EPGP conflicts committee would have the right to the extent necessary to meet its obligations to change its recommendation of the proposed EPB merger with no termination fee or other costs payable by EPB, (iv) the full EPGP board, in addition to the EPGP conflicts committee, would make a recommendation to the EPB unitholders regarding the proposed EPB merger, (v) there would be restrictions on the ability of KMI and EPGP to alter the composition of the EPGP conflicts committee prior to the termination of the EPB merger agreement and (vi) the EPGP board would be required to provide the EPGP conflicts committee with advance notice of any potential amendment, waiver or decision under the EPB merger agreement and give the EPGP conflicts committee an opportunity to make a recommendation to the EPGP board with respect thereto. The EPGP conflicts committee authorized Vinson & Elkins to revise the EPB merger agreement accordingly and circulate a draft to KMI and its advisors, but (i) to reserve comment in the draft with respect to matters subject to ongoing legal and financial diligence and (ii) to indicate to KMI and its advisors that the EPGP conflicts committee had not yet determined whether a transaction was acceptable on any economic terms, and that the economic terms of any negotiated transaction may result in changes to the EPGP conflicts committee's positions with respect to the EPB merger agreement.

        On the night of July 24, 2014, representatives of Vinson & Elkins sent a revised draft merger agreement to Weil in accordance with the EPGP conflicts committee's instructions.

        On July 25, 2014, Mr. Sanders had a discussion with representatives of Jefferies regarding the other alternatives that were considered by the KMI board (as described in more detail above).

        Also on July 25, 2014, members of senior management of KMI had a discussion with representatives of TPH regarding tax aspects of the proposed EPB merger.

        On July 25, 2014, the KMGP/KMR committee met with representatives of Baker Botts to discuss the terms of the draft merger agreements previously distributed by Weil. Baker Botts noted that it had engaged in discussions with counsel for KMI with regard to potential alternative tax-free structures.

        On July 28, 2014, the KMGP/KMR committee met with representatives of Baker Botts and Morris Nichols to discuss proposed revisions to the KMP merger agreement made by Baker Botts and, after review with the members of the KMGP conflicts committee, Baker Botts sent a revised draft of the KMP merger agreement to Weil, which, among other things, included more expansive representations and warranties and interim operating covenants applicable to KMI, a requirement that a majority of the unitholders of KMP other than KMI and its affiliates vote in favor of the merger agreement, a "no shop" covenant applicable to KMI in addition to KMP, a requirement that certain directors of KMI sign a support agreement, a limit on KMI's ability to revoke or diminish the authority of the KMGP/KMR committee and a provision that the termination fees payable by either KMP or KMI should be the same amount and payable only in the event of entering into an alternative transaction within 12 months of terminating the merger agreement under certain circumstances.

        On July 28, 2014, Weil distributed to Vinson & Elkins a revised draft of the EPB merger agreement.

        On July 29, 2014, representatives of Weil and Baker Botts had a conference call to discuss the changes proposed in the revised draft of the KMP merger agreement sent by Baker Botts on July 28, in which Weil relayed KMI's position that KMI would not agree to the proposed changes to the interim operating covenant limiting KMI's operations prior to closing other than with respect to operating in the ordinary course, the requirement that a majority of the unitholders of KMP other than KMI and its affiliates vote in favor of the merger agreement, the limitation on KMI's ability to revoke or diminish the KMGP/KMR committee's authority or the KMGP/KMR committee's revised termination fee structure. Weil noted that KMI would be willing to accept certain of the proposed changes to the representations and warranties and agree to a "no shop" covenant applicable to KMI and that Mr. Kinder would be willing to enter into a support agreement to vote his KMI common stock in favor of the proposals at the KMI stockholders' meeting if such obligation would fall away in the event of an adverse KMI board recommendation.

        Later in the evening of July 29, Baker Botts sent a revised draft of the KMR merger agreement to Weil implementing substantially similar changes as proposed in the revised draft of the KMP merger agreement sent by Baker Botts to Weil on July 28.

        On July 30, 2014, the KMGP/KMR committee met with representatives of Baker Botts, Morris Nichols and Jefferies. Baker Botts reviewed with the KMGP/KMR committee the matters discussed with Weil during the July 29 discussion. Baker Botts and Morris Nichols then discussed the duties of the KMGP/KMR committee under the KMP partnership agreement and the KMR limited liability company agreement. Baker Botts and Morris Nichols also discussed the issues presented by Messrs. Gardner, Hultquist and Waughtal serving on each of the KMGP conflicts committee and the KMR special committee and having the same advisors for each committee. Baker Botts noted that, as the KMGP conflicts committee, Messrs. Gardner, Hultquist and Waughtal would make a determination with respect to the Transactions as to the interests of the KMP unitholders, and, as the KMR special committee, Messrs. Gardner, Hultquist and Waughtal would separately make a determination with respect to the Transactions as to the interests of the KMR shareholders. The KMGP/KMR committee discussed the interests of the KMP unitholders and the KMR shareholders, and, in this regard, noted that the KMI proposal included the same effective exchange ratio for KMP and KMR and discussed the common interests of KMP unitholders and KMR shareholders, including that (i) KMP common units and KMR shares had a long history of trading in parallel, recently within a tight trading range, and (ii) the economic interests and pro rata ownership of the underlying assets, liabilities and net worth of KMP were the same because KMR's only material assets are KMP i-units. The KMGP/KMR committee also discussed the different interests of the KMP unitholders and KMR shareholders, including (i) the historical and current trading discount of KMR shares to KMP common units and the resulting merger premium difference as a result of the KMI proposal having the same effective exchange ratio for KMP and KMR, (ii) that the KMP merger would be a taxable transaction for KMP unitholders who had historically received partially or wholly non-taxable cash distributions, depending upon the individual situation of the unitholder, and the KMR merger would not be a taxable transaction for KMR shareholders, (iii) the entity-level tax treatment of KMP and KMR on a historical basis and of KMI going forward, (iv) the different cash/stock consideration mix for KMP unitholders and KMR shareholders and (v) the differences in the economic and legal attributes of KMP common units and KMR shares, including with respect to distributions. The KMGP/KMR committee discussed potential alternative approval structures including the appointment of additional directors to serve on either committee. In addition to the above, the KMGP/KMR committee discussed issues presented by alternative approval structures and hiring separate advisors for each committee, including (i) that the appointment of new directors, who would have less, if any, familiarity with the business of KMP or KMR and the issues giving rise to the proposed Transactions, would not better serve the interests of either entity or their respective equity holders, and (ii) the potential that a delay caused by identifying and appointing additional directors and hiring additional advisors could increase the risk of subsequent disparate trading prices of the four equity securities involved, which in each case could materially jeopardize the approval process and be a material detriment to the receipt by the unaffiliated KMP unitholders and KMR shareholders of the substantial benefits of the proposed Transactions.

        Following such discussion, Jefferies provided a presentation to the KMGP/KMR committee, which included a discussion of the benefits of the proposed Transactions, including, among others, (i) the simplification of the Kinder Morgan organizational structure, (ii) the lower cost of capital of the combined entity and the resulting ability to fund acquisitions and capital expenditures necessary to grow dividends of the combined entity and (iii) the higher projected dividend growth and stronger coverage ratio of the combined entity as compared to KMP on a stand-alone basis. Jefferies discussed various other matters with the KMGP/KMR committee, including (i) the potential tax implications of the proposed Transactions, (ii) the different premiums reflected in the proposed merger consideration for the various transaction parties as a result of recent trading prices, (iii) risks associated with sustaining the projected dividend growth of the combined entity and (iv) the near-term dilution for KMP unitholders and KMR shareholders. The KMGP/KMR committee discussed with Baker Botts and Jefferies the tax treatment of the KMP merger and potential alternative structures. Following such discussion, the KMGP/KMR committee directed Baker Botts and Jefferies to further review the tax implications of the proposed Transactions and consider potential alternative tax structures. Jefferies then discussed the financial projections and the pro forma trading analysis provided by KMI and reviewed the discussions Jefferies had engaged in with KMI management regarding such projections and analyses and the operations and assets and the planned capital program of the various entities. Jefferies then provided a presentation of its financial analyses performed to date, including (i) an implied premium analysis, (ii) a historical trading volume and price analysis, (iii) a review of analyst projections, (iv) an analysis of the historical trading discount of KMR shares relative to KMP common units, (v) a comparable company yield analysis, (vi) a discounted cash flow analysis, (vii) a historical exchange ratio analysis, (viii) a premiums paid analysis and (ix) an analysis of weighted average cost of capital. The KMGP/KMR committee also discussed with its advisors the relative ownership of KMP and KMR equity holders in the pro forma entity.

        The KMGP/KMR committee then engaged in a discussion with its advisors regarding making a counterproposal to KMI requesting additional merger consideration payable to KMP unitholders and KMR shareholders. Following such discussion, the KMGP/KMR committee directed Mr. Hultquist and Mr. Peter Bowden of Jefferies to meet with representatives of KMI to propose that (i) KMI increase the KMP and KMR merger consideration to $11.77 in cash (which represented a $1.00 increase to the cash consideration offered by KMI on July 17) and an exchange ratio of 2.162 for each KMP common unit (with an equivalent all-stock offer of 2.4813 shares of KMI common stock for each KMR share), (ii) the 2.162 exchange ratio be fixed as of that date and not adjusted on the basis of fluctuations in the trading values of any of the relevant entities during the period preceding the execution of definitive agreements with respect to the proposed Transactions, (iii) KMP unitholders be given a choice to elect between all stock consideration, all cash consideration and a mix of cash and stock consideration and (iv) the KMGP/KMR committee would be willing to accept such revised merger consideration subject to any changes to the EPB merger consideration. The KMGP/KMR committee's decision to propose an increase in the cash consideration payable in the KMP merger and to propose that each KMP unitholder could elect to receive all cash or all KMI stock or a combination of cash and stock as determined by the unitholder, was specifically to provide KMP unitholders the option of electing additional cash consideration to satisfy tax obligations resulting from the KMP merger, as well as to improve the overall consideration payable in the Transactions for both KMP unitholders and KMR shareholders. In determining to propose such increases and determining the amount of increases to be proposed, the KMGP/KMR committee considered the anticipated tax treatment and estimated tax obligations of KMP unitholders, the additional benefit to both KMP unitholders and KMR shareholders of the increased consideration, the elimination of incentive distributions, the impact on the balance sheet of the combined company of an increase in the cash consideration payable in the Transaction, and that the initial KMI proposal was attractive in light of the various issues facing KMP, including with respect to the burden on its cost of capital due to incentive distributions, and was within a reasonable range of valuation as portrayed by the information and analyses provided by Jefferies. Following such discussion, representatives of Jefferies left the room and the KMGP/KMR committee discussed with Baker Botts and Morris Nichols issues relating to the derivative claims that had been filed on behalf of KMP with respect to allocations of capital expenditures.

        Following the KMGP/KMR committee meeting on July 30, Messrs. Hultquist and Bowden met with Mr. Dax Sanders, Vice President of Corporate Development for KMI, and proposed the changes discussed at the KMGP/KMR committee meeting earlier that day.

        Also on July 30, 2014, the members of the EPGP conflicts committee met with representatives from TPH, Vinson & Elkins and Richards Layton. At the meeting, representatives of TPH reviewed with the EPGP conflicts committee members the preliminary financial analysis together with supplementary materials that had been completed by TPH with respect to the proposed EPB merger, and circulated to the EPGP conflicts committee members prior to the meeting, which included (i) a comparable companies multiples analysis with respect to both EPB on a standalone basis and KMI on a pro forma basis for the Transactions, (ii) a comparable transaction analysis, (iii) a discounted cash flow analysis, (iv) a present value of future share price analysis, (v) a relative contribution analysis, (vi) a premiums paid analysis and (vii) an analysis of the pro forma financial impacts of the EPB merger and the Transactions. The EPGP conflicts committee members discussed the assumptions underlying the analyses and the basis therefor with their advisors, including (i) the companies selected as comparable to EPB and pro forma KMI, and the reasons for their selection, as well as the EPGP conflicts committee's view that each of the companies selected was distinguishable from the pro forma combined company in ways that could be material to the analysis, (ii) the transactions selected as comparable to the EPB merger, and the fact that the unique aspects of the proposed transactions resulted in a set of comparable transactions that were each distinguishable at least to some extent from the proposed EPB merger and (iii) the assumptions utilized by TPH in determining EPB's and the combined company's costs of capital.

        TPH also reviewed with the EPGP conflicts committee members, at their request, their discussions with KMI management regarding the standalone financial projections for EPB, KMP and KMI and the pro forma financial projections for KMI. Among other things, TPH indicated that KMI management had confirmed the same financial projections had been shared with each of KMP and KMR, and that such projections were substantially the same as those provided to the rating agencies by KMI as it conducted diligence on the likely credit ratings that would be assigned to the pro forma combined company. The EPGP conflicts committee members discussed at length the importance of the pro forma financial projections in evaluating the benefits of the proposed EPB merger, and the necessity of fully understanding the assumptions underlying such projections.

        Also during this meeting, representatives from Vinson & Elkins updated the EPGP conflicts committee regarding its negotiations with Weil regarding the EPB merger agreement and the outstanding key issues in the revised draft that Weil had distributed to Vinson & Elkins, which included, among other things, (i) the completion of the KMP merger and KMR merger as a mutual closing condition (to which KMI had agreed), (ii) a "majority of the unaffiliated votes cast" threshold for the EPB unitholder approval of the proposed EPB merger (which KMI had rejected and indicated that it was not willing to proceed with a transaction that included such a requirement) and a voting agreement by Mr. Kinder with respect to the KMI stockholder approvals (to which KMI and

Mr. Kinder had agreed), (iii) the EPGP conflicts committee's right to change its recommendation with respect to the proposed EPB merger to the extent necessary to meet its obligations under the EPB partnership agreement or applicable law (to which KMI had agreed), with no termination fee or other costs payable by EPB (which KMI had rejected), including in the event the EPB merger agreement were amended or waived (which KMI had rejected) and (iv) restrictions on the ability of KMI and EPGP to alter the composition of the EPGP conflicts committee prior to the termination of the EPB merger agreement (which KMI had rejected). After discussion, the EPGP conflicts committee determined that each of the issues discussed that had been rejected by KMI was important to EPB and that the EPGP conflicts committee was not prepared to concede to any of such issues. The EPGP conflicts committee instructed its advisors to prepare a revised draft of the EPB merger agreement and to negotiate its terms consistent with those instructions.

        In the afternoon of July 30, 2014, representatives of Vinson & Elkins and members of senior management of KMI also had a due diligence call regarding certain regulatory and litigation matters, including derivative claims that had been filed on behalf of EPB.

        Later that day, representatives of Weil sent a revised draft of the KMP merger agreement to Baker Botts, which implemented the changes discussed between representatives of Weil and Baker Botts on July 29. In addition, the revised draft provided for a termination fee equal to 3.5% of the equity value of KMP payable by KMP to KMI and an unspecified termination fee payable by KMI to KMP in certain circumstances through a waiver of a portion of KMGP's incentive distributions in light of certain tax requirements that a certain percentage of KMP's gross income be treated as "qualifying income" for tax purposes.

        On July 31, 2014, the KMGP/KMR committee met with representatives of Baker Botts. The KMGP/KMR committee and Baker Botts discussed potential additional analyses to be performed by Jefferies, including with respect to projected trading prices of KMI common stock following the proposed Transactions and the relative credit profiles of KMP as a standalone company and KMI following the proposed Transactions. Baker Botts reviewed the revisions to the KMP merger agreement sent by Weil to Baker Botts on July 30. Following a discussion of such revisions, the KMGP/KMR committee directed Baker Botts to continue to negotiate with Weil with respect to (i) KMI's interim operating covenants, (ii) the requirement that a majority of the unitholders of KMP other than KMI and its affiliates vote in favor of the merger agreements, (iii) the limitation on KMI's ability to revoke or diminish the KMGP/KMR committee's authority and (iv) the KMGP/KMR committee's prior proposal with respect to termination fees. The KMGP/KMR committee agreed to accept Mr. Kinder's proposal that the support agreement to vote his KMI common stock in favor of the proposals at the KMI stockholders' meeting would fall away in the event of an adverse KMI board recommendation.

        On July 31, 2014, Mr. Sanders communicated a revised proposal to Mr. Hultquist and representatives of Jefferies of $10.77 in cash and an exchange ratio of 2.1889 for each KMP common unit and a corresponding exchange ratio of 2.4787 for each KMR share, which represented KMI accepting the proposed increase to the overall amount of consideration as proposed by Mr. Hultquist on July 30th with the increase in total consideration coming in the form of additional KMI common stock instead of additional cash as had been requested by Mr. Hultquist on July 30th. The increase in total consideration was provided in the form of additional KMI common stock rather than additional cash to limit the amount of indebtedness KMI would need to raise to finance the Transactions. Mr. Sanders noted that KMI was willing to provide KMP unitholders with a choice to elect the form of consideration, subject to proration, and that there could be no assurance at such time as to what the maximum exchange ratio would be for the EPB merger.

        Later that day, Mr. Sanders spoke with Ronald Kuehn, a member of the EPGP conflicts committee, regarding the proposed Transactions and the status of negotiations with the EPGP conflicts committee, the KMGP conflicts committee and the KMR special committee. Mr. Sanders advised Mr. Kuehn that he expected that the most recent proposed exchange ratio from KMP would be an exchange ratio that management would recommend to the KMI board for approval. Mr. Sanders also informed Mr. Kuehn that KMI was focused on proceeding as quickly as possible with negotiations on the economic terms of the proposed EPB merger. Mr. Kuehn informed Mr. Sanders that the EPGP conflicts committee viewed the consideration payable to KMP unitholders and KMR shareholders as linked to the EPB consideration, given the nature of the Transactions, and indicated that he expected that the terms proposed by KMI for the EPB merger would be modified to reflect any agreement on a change in the premium agreed to between KMP or KMR and KMI. Mr. Kuehn reported that Mr. Sanders would not confirm the implications, if any, of the KMI/KMP negotiations on the proposed economic terms for the EPB merger, but that he would respond to Mr. Kuehn after he had discussed the matter internally.

        Later on July 31, 2014, Vinson & Elkins distributed a revised draft EPB merger agreement to Weil, which draft reflected the position of the EPGP conflicts committee as of the July 30, 2014 committee meeting, as well as a request for certain additional documents and conference calls to support legal due diligence of the proposed EPB merger.

        During the morning of August 1, 2014, the EPGP conflicts committee met with representatives from TPH, Vinson & Elkins and Richards Layton. During the meeting, the members of the EPGP conflicts committee discussed Mr. Kuehn's conversation with Mr. Sanders the prior evening, as well as economic aspects of the proposed EPB merger and strategies with respect to the negotiation of the appropriate exchange ratio assuming the EPGP conflicts committee determined to proceed with the proposed EPB merger. The EPGP conflicts committee members also discussed outstanding diligence items and additional financial analysis that needed to be completed prior to negotiating an appropriate exchange ratio.

        On August 1, 2014, Messrs. Sanders and DeVeau discussed with Mr. Hultquist and representatives of Jefferies the timeline for the proposed Transactions and KMI's revised proposal to EPB based on the revised proposal made to KMP. Messrs. Sanders and DeVeau then spoke with Mr. Kuehn to provide him with additional details as to the status of KMI's negotiations with KMP and KMR, including that KMP had proposed an increase in the value of the merger consideration payable to KMP unitholders that would result in an implied premium of 12.5% to KMP unitholders based on the trading prices of KMP common units and KMI common stock on July 29, 2014. Messrs. Sanders and DeVeau also indicated to Mr. Kuehn that KMI would also modify the economic proposal to EPB to provide for an implied premium of 12.5% to EPB unitholders based on July 29, 2014 trading prices, such that EPB unitholders would receive $4.65 in cash and an exchange ratio of 0.9142 for each EPB common unit. Mr. Kuehn informed Messrs. Sanders and DeVeau that he would communicate the revised proposal to his fellow EPGP conflicts committee members and advisors.

        On August 1, 2014, representatives of Baker Botts sent a revised draft of the KMP merger agreement to Weil, which provided for, among other things, the requirement for approval of the KMP merger agreement by a majority of the KMP unitholders excluding KMI and its affiliates, additional representations and warranties of KMI, a limitation on KMI's ability to revoke or diminish the KMGP/KMR committee's authority, interim operating covenants applicable to KMI's operations between signing and closing and removal of the termination fees entirely (or, in the alternative, payment of termination fees in reciprocal circumstances). In addition, on that same day, representatives of Vinson & Elkins sent a revised draft EPB merger agreement to Weil, which provided for, among other things, the requirement that the EPB merger agreement be approved by a majority of the EPB unitholders excluding EPGP and its affiliates and the removal of any termination fee payable by EPB to KMI.

        In a series of two meetings on the evening of August 1, 2014, the EPGP conflicts committee met with representatives of TPH, Vinson & Elkins and Richards Layton to discuss the terms of the revised KMI proposal, including the fact that, due to a larger relative decline in the trading price of EPB common units as compared to KMP common units and KMR common shares during the period from

July 16, 2014 (the reference date for the initial KMI proposal) and July 29, 2014 (the reference date for the revised KMI proposal), the revised KMI proposal resulted in a decrease in the pro forma ownership of the combined company by the public EPB unitholders from 6.05% to 5.94%, and a decrease in the exchange ratio for the stock component of the merger consideration from 0.9337 of a share of KMI common stock for each EPB common unit to 0.9142 of a share of KMI common stock for each EPB common unit. The EPGP conflicts committee members authorized TPH to contact Mr. Sanders and indicate that the EPGP conflicts committee believed that the revised KMI proposal did not result in a comparable increase in the proposed value of the merger consideration payable to EPB unitholders, when compared to KMP unitholders, and that a comparable increase would result in an exchange ratio of 0.9451 of a share of KMI common stock for each EPB common unit and $4.65 in cash for each EPB common unit, with the public EPB unitholders holding 6.12% of the combined company. On the night of August 1, 2014, representatives from TPH communicated this response to Mr. Sanders.

        Also on August 1, 2014, members of senior management of KMI had a supplemental discussion with representatives of TPH regarding tax aspects of the proposed EPB merger.

        On August 3, 2014, representatives of Baker Botts sent a revised draft of the KMR merger agreement to Weil implementing certain changes applicable solely to KMR, and noting that the changes made to the KMP agreement sent by Baker Botts to Weil on August 1 should be made to the KMR merger agreement.

        On the morning of August 4, 2014, the EPGP conflicts committee met with representatives of TPH, Vinson & Elkins and Richards Layton to discuss TPH's financial analysis with respect to the revised proposal made by KMI on August 1, which contained similar substantive financial analysis to the preliminary analysis presented on July 30, 2014. TPH led the discussion of the financial analysis and responded to a number of questions regarding the analysis. Following further discussion, the EPGP conflicts committee members, based in part upon the analysis, determined that, subject to further diligence of the growth prospects and expected trading yield, credit rating and cost of capital of the combined company, the proposed EPB merger could likely be economically advantageous to holders of EPB common units as compared to the status quo of continuing to operate as a stand-alone entity controlled by KMI. The EPGP conflicts committee members determined, however, to defer making any counterproposal until after a diligence session with KMI management on the forecasts for the combined company scheduled for that afternoon.

        Later on August 4, 2014, representatives of Weil and Baker Botts had a conference call in which Weil informed Baker Botts that KMI was not willing to proceed with a transaction that included a requirement that the KMP merger be approved by a majority of the KMP unitholders excluding KMI and its affiliates. Later that day, representatives of Weil sent Baker Botts and Vinson & Elkins revised merger agreements, both of which included a cash/stock election mechanism and limited each board's ability to change its recommendation to instances in which there was a "superior proposal" or an "intervening event" and limited the circumstances in which a termination fee would be payable to those instances in which change in recommendation had occurred due to a superior proposal (as opposed to an intervening event).

        Also on August 4, 2014, representatives of Jefferies met with senior management of KMI to discuss the projected tax implications of the proposed transaction and Jefferies requested additional information with respect to (i) KMI's step-up in basis for KMP's and EPB's assets as a result of the proposed Transactions, (ii) the projected tax depreciation resulting from the transaction as proposed (a taxable transaction to KMP and EPB unitholders) and that would result from a transaction that was non-taxable to KMP and EPB unitholders and (iii) the projected tax implications to KMP unitholders.

        On the afternoon of August 4, 2014, the EPGP conflicts committee met with Messrs. Kean, DeVeau and Sanders and Ms. Dang from KMI, as well as representatives from TPH and Vinson & Elkins, to review with KMI management certain key assumptions underlying management's projections for the combined company, including (i) the backlog of growth projects and expected timing thereof, (ii) the credit ratings and costs of capital of the combined company, (iii) the trading yield of the combined company and (iv) the expected growth rate of dividends and EBITDA of the combined company. During and following the presentation, the EPGP conflicts committee members and their representatives asked questions of the KMI representatives regarding these assumptions. During the diligence session, Mr. Sanders also confirmed for the EPGP conflicts committee members that there had been no change in the economic terms proposed by KMI to either KMP or KMR since the revised proposal made to the EPGP conflicts committee on August 1.

        Following the conclusion of the diligence session, the EPGP conflicts committee met, together with representatives from TPH and Vinson & Elkins, to discuss the substance of the diligence session, as well as the appropriate counterproposal to KMI. The EPGP conflicts committee members discussed their view of the assumptions underlying KMI management projections based upon the diligence completed by the EPGP conflicts committee and its advisors, including the immediately preceding session with KMI management, and their general agreement that the proposed EPB merger would be economically beneficial to holders of EPB common units compared to the status quo of continuing to operate as a standalone entity controlled by KMI. Vinson & Elkins also reviewed with the EPGP conflicts committee members certain key issues in the revised merger agreement received from Weil earlier that day, including that (i) the draft imposed restrictions on the ability of the EPGP conflicts committee to change its recommendation of the proposed EPB merger in circumstances in which there was not a superior proposal or intervening event, (ii) the draft permitted KMI to vote its EPB common units (representing approximately 40% of the outstanding EPB common units) against the proposed EPB merger in the event the KMI board were to change its recommendation of the proposals related to the proposed EPB merger, (iii) EPB would be obligated to pay to KMI a termination fee in the event that the EPGP conflicts committee or EPGP board were to change its recommendation in connection with a superior proposal, (iv) the EPB merger would not be subject to the approval of holders of a majority of the EPB common units held by unaffiliated EPB unitholders that actually vote on the proposed EPB merger, as had been proposed by EPB and (v) KMI would have the ability to amend the KMP merger agreement or KMR merger agreement even in ways that affected the value of the EPB merger consideration.

        After discussion, the EPGP conflicts committee authorized the representatives from TPH and Vinson & Elkins to contact Mr. Sanders and representatives of Weil to deliver a counterproposal, with the following key terms: (i) each public EPB unitholder would receive 0.958 of a share of KMI common stock and $4.65 cash for each EPB common unit owned, which would represent an implied 12.5% premium using trading prices as of July 16, and a 17% premium using trading prices as of August 1; and (ii) four key issues in the EPB merger agreement were favorably resolved, including that (A) the EPGP conflicts committee would have an unfettered ability to change its recommendation of the proposed EPB merger if it determined the proposed EPB merger was no longer in the best interests of EPB, for any reason, and such a change in recommendation by the EPGP conflicts committee would invalidate and rescind any prior "Special Approval" of the EPB merger agreement and the EPB merger, (B) KMI agree to vote its EPB common units (representing approximately 40% of the outstanding EPB common units) in favor of the EPB merger in all circumstances, unless the EPGP conflicts committee or EPGP board changed its recommendation of the proposed EPB merger, (C) EPB would not be obligated to pay to KMI a termination fee for any reason, including a change in recommendation by the EPGP conflicts committee and (D) KMI would not be permitted to amend the KMP merger agreement or KMR merger agreement in ways that affected the value of the EPB merger consideration, without the consent of the EPGP board. If these issues were favorably resolved, the EPGP conflicts committee indicated it could accept the inclusion of the "force the vote" construct and the removal of the "majority of the unaffiliated votes cast" condition.

        On the evening of August 4, 2014, representatives from TPH contacted Mr. Sanders to communicate the terms of the counterproposal, which Mr. Sanders indicated would not be acceptable to KMI.

        On August 5, 2014, Mr. Sanders spoke with representatives of TPH and presented a revised proposal of $4.65 in cash and 0.9451 of a share of KMI common stock for each EPB common unit, as KMI's best and final offer and noted that the revised proposal would need to be discussed with the KMGP conflicts committee, the KMR special committee and their advisors. Mr. Sanders also expressed that KMI would attempt to resolve each of the four key issues in the EPB merger agreement identified by EPB the prior evening in a manner satisfactory to the parties, but that he had not yet presented this revised proposal with respect to EPB to the KMGP conflicts committee.

        Following the call from Mr. Sanders, the EPGP conflicts committee members met with representatives from TPH, Vinson & Elkins and Richards Layton to discuss the terms of the counterproposal. After discussion as to the benefits of the proposed EPB merger to the unaffiliated EPB unitholders as compared to EPB remaining as a standalone company, and the EPGP conflicts committee members' view that it was extremely unlikely that KMI would agree to offer a higher implied premium to holders of EPB common units than KMP common units, the EPGP conflicts committee concluded that the economic terms of the counterproposal were acceptable, subject to (i) confirmation of the economic and legal terms of the KMP merger and KMR merger and (ii) finalization of the transaction documents in a manner acceptable to the EPGP conflicts committee and consistent with the positions relayed to KMI the prior evening.

        After discussion with the EPGP conflicts committee, representatives of TPH called Mr. Sanders to confirm that KMI's revised proposal was acceptable to the EPGP conflicts committee assuming the proposal for KMP and KMR was finalized on the terms previously discussed ($10.77 in cash and an exchange ratio of 2.1889 for each KMP common unit and a corresponding exchange ratio of 2.4787 for each KMR share) and that the terms of the merger agreement were satisfactorily finalized. Mr. Sanders then spoke with representatives of Jefferies to update them on the status of discussions with the EPGP conflicts committee.

        Following the discussion between Mr. Sanders and Jefferies, the KMGP/KMR committee met with Baker Botts and Jefferies to discuss the revised EPB merger consideration. Jefferies discussed the relative ownership of KMP, KMR and EPB equity holders in the pro forma entity based on the revised EPB merger consideration, and the KMGP/KMR committee determined that Messrs. Hultquist and Bowden would present a counterproposal to Mr. Sanders for $10.77 in cash and an exchange ratio of 2.1973 for each KMP common unit and a corresponding exchange ratio of 2.4891 for each KMR share, which would result in a percentage ownership in the pro forma entity for KMP and KMR equity holders equal to the ownership that would have resulted prior to the increase in the EPB merger consideration.

        Following the KMGP/KMR committee meeting, Mr. Bowden presented the revised proposal to Mr. Sanders, which KMI rejected. Mr. Hultquist then spoke with Messrs. Kinder and Sanders and insisted on an increase in the stock portion of the merger consideration in the KMP merger and the exchange ratio in the KMR merger in order for the KMGP/KMR committee to approve the transaction. The KMGP/KMR committee met again with representatives of Baker Botts and Jefferies to discuss Mr. Bowden's and Mr. Hultquist's conversations with representatives of KMI and determined to present a revised proposal which effectively split the difference between the prior agreed KMP and KMR merger consideration and the proposal relayed to KMI earlier in the day. Following such meeting, Mr. Bowden spoke with Mr. Sanders and proposed an exchange ratio of 2.1931 for the stock portion of the KMP merger consideration (with a corresponding increase in the KMR exchange ratio to 2.4849).

        Mr. Sanders then contacted representatives from TPH to communicate that KMI had agreed to an increase in the consideration to be received by KMP unitholders and KMR shareholders compared to the proposal made by KMI on August 1, specifically that KMP unitholders would receive 2.1931 shares of KMI stock and $10.77 in cash for each KMP common unit and KMR shareholders would receive 2.4849 shares of KMI common stock for each KMR listed share.

        In response to the update from Mr. Sanders, the EPGP conflicts committee met that evening with representatives from TPH, Vinson & Elkins and Richards Layton. TPH reviewed with the EPGP conflicts committee the effect of the modification to the terms of the KMP merger and KMR merger on the value of the consideration to be received by EPB unitholders, specifically that the pro forma ownership of former public EPB unitholders in the combined company would decrease slightly, but still equal, in both cases, approximately 6.12%, and that there would be a dilutive impact of approximately $4 million spread across all public EPB unitholders. The EPGP conflicts committee determined the modifications were immaterial and acceptable, subject to satisfactorily finalizing the merger agreement and completing the due diligence items that remained outstanding. Members of senior management of KMI then spoke separately with Mr. Hultquist and representatives of Jefferies and the parties each confirmed that it was willing to proceed with a proposal of $10.77 in cash and an exchange ratio of 2.1931 for each KMP common unit and a corresponding exchange ratio of 2.4849 for each KMR share, subject to satisfactorily finalizing the merger agreement and completing the due diligence items that remained outstanding.

        On August 5, 2014, representatives of Baker Botts had a due diligence call with members of KMI senior management regarding certain legal matters.

        On August 6, 2014, representatives of Vinson & Elkins had a due diligence call with members of KMI senior management and representatives of Weil regarding certain legal matters.

        On August 7, 2014, the KMGP/KMR committee met with representatives of Baker Botts, Morris Nichols and Jefferies. Baker Botts provided a review of the then current terms of the KMP and KMR merger agreements, including certain improvements in the terms compared with the initial drafts distributed by Weil on July 21, and discussed the remaining open issues with respect to the merger agreements. Baker Botts also summarized its legal diligence review. Representatives of Baker Botts reviewed the status and merits of the derivative claims that had been filed on behalf of KMP with respect to allocations of capital expenditures, and the KMGP/KMR committee engaged in a discussion with respect thereto. The KMGP/KMR committee asked representatives of Baker Botts to discuss the tax aspects of the proposed Transactions, and representatives of Baker Botts reviewed the proposed tax treatment as well as possible alternative tax-free structures for the KMP merger and related matters. Jefferies then provided a presentation discussing the relative ownership of KMP, KMR and EPB in the combined entity based on the incremental changes in merger consideration, a relative contribution analysis, various other financial analyses and potential alternative transactions, including KMP acquiring KMI and EPB, KMP acquiring EPB, KMI providing incremental incentive distribution waivers in connection with KMP acquisitions, a permanent reset or elimination of incentive distributions, potential strategic alternatives regarding one of KMP's business units, and an equity investment in KMP by a third party. Jefferies also provided a comparable company yield analysis, a pro forma KMI yield analysis, an analysis of pro forma capital flexibility and a discounted cash flow analysis. At the prior request of the KMGP/KMR committee, Jefferies evaluated such strategic alternatives and performed various analyses using data supplied by KMI. Jefferies discussed the advantages involved with each alternative, including that (i) KMP's acquiring KMI and/or EPB would result in a simplified organizational structure and that an acquisition of KMI would remove the burden on KMP's cost of capital resulting from KMP's incentive distributions, (ii) a permanent reset or elimination of KMP's incentive distributions could be effected in a cash flow neutral manner in the short term and (iii) an equity investment in KMP by a third party might improve market confidence in KMP. In each case, however, Jefferies identified the significant difficulties involved and flaws associated with each alternative, including that (i) none of the alternatives would result in the significant tax savings from a stepped-up basis in the underlying assets and resulting increase in cash available for growth by acquisition and/or distributions to equity holders in the combined business that would be accomplished by the proposed Transactions, (ii) KMP's acquiring KMI and/or EPB would be highly dilutive to KMP unitholders, (iii) KMP's acquiring KMI would result in material tax inefficiencies, (iv) KMI's providing incremental incentive distribution waivers in connection with KMP acquisitions did not provide a long-term solution to KMP's cost of capital concerns, (v) the KMGP/KMR committee's belief that KMI would not be willing to effect a permanent reset or elimination of KMP's incentive distributions due to the significant long-term reduction in value to KMI's shareholders that would result, (vi) potential strategic alternatives involving KMP's CO2 business unit may not result in an acceptable valuation based on Jefferies' review of multiples for similar businesses, would not provide a long-term solution to KMP's cost of capital concerns, and could significantly impair KMP's cash available for distribution because investing the proceeds from the sale of such business unit into higher growth midstream acquisitions would likely require a much higher purchase multiple and a resultant loss in EBITDA, and (vii) a validating equity investment in KMP by a third party, which transactions are typically employed by distressed companies lacking efficient access to public equity markets or companies with higher funding costs than KMP, would not solve KMP's cost of capital concerns and could not likely be achieved on better terms than those available to KMP through ordinary course equity issuance in the public markets. The KMGP/KMR committee was not authorized to conduct an auction process or other solicitation of interest from third parties for the acquisition of KMP or KMR. Nevertheless, the KMGP/KMR committee discussed this limitation on its authority, as well as the substance and practicality of conducting an auction or soliciting interest from third parties. KMI had indicated that it was interested only in acquiring KMP common units and KMR shares it did not already own and that it was not interested in disposing of its controlling interest in KMP to a third party at such time. The KMGP/KMR committee determined that, because KMI indirectly controls KMP and KMR and that KMI was not interested in disposing of its interest, it was unrealistic to expect a third party acquisition proposal or offer, whether solicited or unsolicited, for the assets or control of KMP or KMR, and it was thus unlikely that the KMGP/KMR committee could conduct a meaningful auction for the acquisition of the assets or control of KMP or KMR and unlikely that any such auction, if conducted, would result in a material benefit for KMP unitholders or KMR shareholders. In addition, at the request of the KMGP/KMR committee and based on the guidance and pro forma tax information provided by KMI, Jefferies provided an analysis of pro forma KMI tax benefits and projected KMP unitholder tax implications.

        Between August 6, 2014 and August 9, 2014, representatives of Weil, Baker Botts, Vinson & Elkins and Richards Layton held multiple conference calls and negotiated and finalized the terms of the merger agreements, including with respect to conforming the terms of the KMR merger agreement to the agreed upon terms of the KMP merger agreement and related disclosure schedules and support agreement.

        On August 8, 2014, Weil also distributed to Vinson & Elkins drafts of the KMP merger agreement and KMR merger agreement, each of which were in near final form.

        On August 8, 2014, the KMGP/KMR committee and representatives of Baker Botts and Morris Nichols met with members of senior management of KMI and a representative of Weil for a due diligence session regarding certain litigation matters, including derivative claims that had been filed on behalf of KMP with respect to allocations of capital expenditures, and financial matters. In addition, on August 8, 2014, representatives of TPH and Vinson & Elkins held a confirmatory bringdown due diligence session with members of senior management of KMI and representatives of Jefferies held a separate confirmatory bringdown due diligence session with members of senior management of KMI.

        Later in the day, the KMGP/KMR committee met with representatives of Baker Botts, Morris Nichols and Jefferies. Jefferies provided a presentation as to fairness and confirmed that Jefferies would deliver a written fairness opinion at the KMGP/KMR committee meeting to be held on August 9 to approve the KMP and KMR mergers. Baker Botts discussed remaining open issues with respect to the KMP and KMR merger agreements, including the amount of termination fees and limitations on EPB equity issuances between signing and closing of the mergers.

        During the evening of August 8, Messrs. DeVeau and Hultquist discussed the proposed cap on EPB equity issuances between signing and closing of the proposed Transactions, after which discussions Mr. DeVeau relayed that KMI would accept the KMGP/KMR committee's proposed cap. In addition, the parties determined the final proposal resulting in the stock election, cash election and mixed election options for KMP and EPB by taking the existing proposals (in the case of KMP, $10.77 in cash and an exchange ratio of 2.1931 shares of KMI common stock for each KMP common unit and, in the case of EPB, $4.65 in cash and an exchange ratio of 0.9451 of a share of KMI common stock for each EPB common unit) and calculating the all-cash and all-stock value of such proposals based upon the July 16th closing price for KMI common stock, which was $36.91.

        On the evening of August 8, 2014, the members of the EPGP conflicts committee held a telephonic meeting, which was also attended by representatives from TPH, Vinson & Elkins and Richards Layton. TPH provided an update to the EPGP conflicts committee on TPH's financial analysis regarding the EPB merger and noted that, despite the change to the KMP and KMR consideration, the materials and financial analyses had no material changes since TPH's last financial presentation to the EPGP conflicts committee on August 4, 2014. Vinson & Elkins summarized the material terms of the EPB merger agreement, the KMP merger agreement, the KMR merger agreement and the support agreement. Representatives from Vinson & Elkins and Richards Layton also reviewed with the EPGP conflicts committee the legal due diligence that had been completed. The legal due diligence report included a discussion of the status and merits of various derivative claims that had been filed on behalf of EPB with respect to challenges to prior asset drop-down transactions between EPB and KMI and EPB and El Paso Corporation (prior to its acquisition by KMI). The discussion noted that the EPGP conflicts committee had considered that (i) the members of the EPGP conflicts committee, given their positions on the EPGP board and the EPGP conflicts committee, had extensive prior familiarity with the nature of the derivative claims and the underlying asset drop-down transactions and factual assertions on which the claims are based; (ii) favorable decisions had been rendered by the trial court in connection with two of the pending derivative actions (although it was noted that such decisions may be subject to appeal); (iii) the advisors to the EPGP conflicts committee had discussions with KMI management and in-house legal counsel for KMI with respect to the status of and merits of the derivative lawsuits in connection with its review of the Transactions; and (iv) in light of the foregoing, the limited utility of any further third party analysis and/or valuation of the derivative claims was outweighed by the delay that such analysis would entail which could threaten the viability of the Transactions, and ultimately determined that the value of the claims to EPB that might be extinguished as a result of the EPB merger was not sufficiently material such that they would merit adjustments to the EPB merger consideration or otherwise affect the determinations made by the EPGP conflicts committee with respect to the EPB merger.

        On the morning of August 9, 2014, the members of the EPGP conflicts committee met with representatives from TPH, Vinson & Elkins and Richards Layton. Vinson & Elkins provided the EPGP conflicts committee with an update on the EPB merger agreement, the KMP merger agreement, KMR merger agreement and the support agreement, each of which included no material changes since the meeting of the EPGP conflicts committee on August 8, 2014. Also at this meeting, TPH delivered to the EPGP conflicts committee an oral opinion, confirmed by delivery of a written opinion dated August 9, 2014 following the execution of the EPB merger agreement, to the effect that, as of that date and based upon and subject to the assumptions and qualifications and limitations and other matters set forth therein, from a financial point of view, the EPB merger consideration to be received by the unaffiliated EPB unitholders is fair from a financial point of view to the unaffiliated EPB unitholders.

        After discussion and deliberation, the EPGP conflicts committee unanimously (i) determined that the EPB merger is fair and reasonable to, and in the best interests of, EPB, after determining that the EPB merger is fair and reasonable to, and in the best interests of, the unaffiliated EPB unitholders, (ii) approved, and recommended that the EPGP board approve, the EPB merger agreement, the execution, delivery and performance of the EPB merger agreement and the transactions contemplated by the EPB merger agreement and submit the EPB merger agreement to a vote of the EPB unitholders and (iii) resolved to recommend approval of the EPB merger agreement by the EPB unitholders.

        Later in the morning on August 9, 2014, the members of the EPGP board met with Mr. DeVeau and representatives from Vinson & Elkins. The EPGP conflicts committee provided a report to the full EPGP board as to its determinations. Based upon the EPGP conflicts committee's recommendations, the EPGP board unanimously (i) determined that the EPB merger is fair and reasonable to, and in the best interests of, EPB, after determining that the EPB merger is fair and reasonable to, and in the best interests of, the unaffiliated EPB unitholders, (ii) approved the EPB merger agreement, the execution, delivery and performance of the EPB merger agreement and the transactions contemplated by the EPB merger agreement and (iii) resolved to submit the EPB merger agreement to a vote of the EPB unitholders and recommend approval of the EPB merger agreement by the EPB unitholders.

        On August 9, 2014, Messrs. DeVeau and Hultquist met to discuss the provision in the KMP merger agreement providing for payment of any termination fee by KMI to KMP in the form of a reduction in future incentive distributions rather than cash. Mr. DeVeau explained that such provision was a result of the possible treatment of the fee as non-qualifying income for tax purposes, and Messrs. DeVeau and Hultquist agreed that such reduction would be effected over an eight-quarter period.

        On August 9, 2014, the KMGP/KMR committee met with representatives of Baker Botts and Jefferies and determined to propose a mutual termination fee of 3.0% of equity value for each of KMI, KMP and KMR, with any KMI termination fee to be payable in the form of a reduction in future incentive distributions over an eight-quarter period. Representatives of Baker Botts called Weil to make such proposal, and representatives of Weil later confirmed that KMI was willing to accept such proposal.

        On August 9, 2014, the KMGP board and the KMR board (in each case with Messrs. Kinder and Kean participating) held special meetings, with representatives of KMI, Baker Botts and Jefferies present, and unanimously voted to adopt formal resolutions delegating authority to the KMGP/KMR committee with respect to the KMP merger and KMR merger as previously approved on July 17.

        Following the KMGP board and KMR board meeting, the KMGP/KMR committee met with representatives of Baker Botts and Jefferies. Representatives of Baker Botts reviewed the efforts made by the KMGP/KMR committee over the past month, including the substantive work and the processes followed. Representatives of Baker Botts noted that the KMGP/KMR committee had met frequently since the proposed terms were communicated to the KMGP/KMR committee. Representatives of Baker Botts also noted that all three KMGP/KMR committee members were present at substantially all of the KMGP/KMR committee meetings and that the KMGP/KMR committee members reviewed and thoroughly considered the relevant materials. Representatives of Baker Botts briefly reviewed the work conducted by the KMGP/KMR committee's advisors and noted that Jefferies stood ready to deliver its written fairness opinion. Mr. Hultquist summarized the extensive meetings held by the KMGP/KMR committee, and noted that the KMGP/KMR committee had examined the proposed Transactions in great depth and reviewed various documents prepared by Jefferies and Baker Botts. Mr. Hultquist noted that the members of the KMGP/KMR committee had, for a long time, considered the substantive issues that led to the original proposals being made by KMI and the discussions both publicly in the investment community and within the Kinder Morgan companies with respect to a combination of the Kinder Morgan companies in one form or another. Mr. Hultquist also noted the prior discussions between the KMGP/KMR committee and its advisors with respect to

Messrs. Gardner, Hultquist and Waughtal serving on both the KMGP conflicts committee and the KMR special committee and potential alternative approval structures with respect to the proposed transactions, and reviewed the reasons the KMGP/KMR committee determined not to pursue such alternative approval structures.

        Mr. Bowden of Jefferies left the meeting and the KMGP/KMR committee discussed with Baker Botts the status and merits of the derivative claims that had been filed on behalf of KMP with respect to allocations of capital expenditures. The KMGP/KMR committee had considered, among other factors, that (i) Messrs. Gardner, Hultquist and Waughtal had extensive prior familiarity with the nature of the derivative claims and the underlying capital transactions and other factual assertions on which the claims are based from their service and work on the KMGP board and the KMR board; (ii) the KMGP/KMR committee had discussions with KMI management and counsel for KMI and the KMGP/KMR committee with respect to the status of and merits of the derivative lawsuits in connection with its review of the Transactions; and (iii) in light of the foregoing, the limited utility of any further third party analysis and/or valuation of the derivative claims was outweighed by the delay that such analysis would entail which could threaten the viability of the Transactions, and ultimately determined that the value of the claims to KMP that might be extinguished as a result of the KMP merger was not sufficiently material such that they would merit adjustments to the KMP merger consideration or otherwise affect the determinations made by the KMGP/KMR committee with respect to the KMP merger or the KMR merger. Following such discussion, Mr. Bowden rejoined the meeting. Mr. Hultquist then reviewed the principal reasons for the KMP and KMR mergers. Jefferies then delivered its written opinion to the effect that, as of August 9, 2014, and based upon and subject to the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Jefferies as set forth in its opinion, the KMR merger consideration was fair, from a financial point of view, to the KMR shareholders (other than KMI and its affiliates (other than KMR)) and the KMP merger consideration was fair, from a financial point of view, to KMP unitholders (other than KMI and its affiliates (other than KMP)).

        The KMGP conflicts committee then unanimously (i) determined that the KMP merger is fair and reasonable to, and in the best interests of, KMP, after determining that the KMP merger is fair and reasonable to, and in the best interests of, the unaffiliated KMP unitholders, (ii) approved the KMP merger, the KMP merger agreement and the execution, delivery and performance of the KMP merger agreement, such approval constituting "Special Approval" as defined in the KMP partnership agreement, (iii) recommended that the KMGP board approve the KMP merger, the KMP merger agreement and the execution, delivery and performance of the KMP merger agreement, submit the KMP merger agreement to a vote of limited partners of KMP and recommend approval of the KMP merger agreement by the limited partners of KMP and (iv) recommended approval of the KMP merger agreement by the limited partners of KMP.

        Following such determinations and approvals by the KMGP conflicts committee, the KMR special committee unanimously (i) determined that, in accordance with Section 5.7(c) of KMR's limited liability company agreement, the KMR merger is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, (ii) determined that the KMR merger is fair and reasonable to, and in the best interests of, KMR, after determining that the KMR merger is fair and reasonable to, and in the best interests of, the unaffiliated KMR shareholders, (iii) approved the KMR merger, the KMR merger agreement and the execution, delivery and performance of the KMR merger agreement, (iv) recommended that the KMR board approve the KMR merger, the KMR merger agreement and the execution, delivery and performance of the KMR merger agreement, submit the KMR merger agreement to a vote of the KMR shareholders and recommend approval of the KMR merger agreement by the KMR shareholders and (v) recommended approval of the KMR merger agreement by the KMR shareholders. Section 5.7(c) of KMR's limited liability company agreement provides that a transaction between KMR and its affiliates is not void if the transaction is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, as determined in the sole discretion of the KMR board. For purposes of such determination, the KMR special committee considered, among other things, the various transactions contemplated between KMI, KMP, the KMP unitholders, KMR, the KMR shareholders, EPB and the EPB unitholders in connection with the proposed Transactions.

        Following the KMGP/KMR committee meeting, the KMGP board held a special meeting with representatives of KMI, Baker Botts and Jefferies present. Based on the KMGP conflicts committee's recommendation, the KMGP board (with Messrs. Kinder and Kean abstaining) (i) determined that the KMP merger is fair and reasonable to, and in the best interests of, KMP, after determining that the KMP merger is fair and reasonable to, and in the best interests of, the unaffiliated KMP unitholders, (ii) approved the KMP merger, the KMP merger agreement and the execution, delivery and performance of the KMP merger agreement, (iii) directed that the KMP merger agreement be submitted to a vote of limited partners of KMP and (iv) recommended approval of the KMP merger agreement by the limited partners of KMP.

        Following the KMGP board meeting, the KMR board held a special meeting with representatives of KMI, Baker Botts and Jefferies present. The KMR board (with Messrs. Kinder and Kean abstaining), (i) determined that the KMP merger is fair and reasonable to, and in the best interests of, KMP, after determining that KMP merger is fair and reasonable to, and in the best interests of, the unaffiliated KMP unitholders, (ii) approved the KMP merger, the KMP merger agreement and the execution, delivery and performance of the KMP merger agreement, (iii) directed that the KMP merger agreement be submitted to a vote of limited partners of KMP and (iv) recommended approval of the KMP merger agreement by the limited partners of KMP. Based on the KMR special committee's recommendation, the KMR board (with Messrs. Kinder and Kean abstaining) (i) determined that the KMR merger is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, (ii) determined that the KMR merger is fair and reasonable to, and in the best interests of, KMR, after determining that the KMR merger is fair and reasonable to, and in the best interests of, the unaffiliated KMR shareholders, (iii) approved the KMR merger, the KMR merger agreement and the execution, delivery and performance of the KMR merger agreement, (iv) directed that the KMR merger agreement be submitted to a vote of KMR shareholders and (iv) recommended approval of the KMR merger agreement by the KMR shareholders. In addition, the KMR board (with Messrs. Kinder and Kean abstaining) resolved to recommend approval of the KMP merger agreement by the KMR shareholders for purposes of the vote of KMR shares with respect to determining how KMP i-units will be voted at the KMP unitholder meeting with respect to the approval of the KMP merger agreement.

        On August 9, 2014, the KMI board held a special board meeting attended by all members of the KMI board, as well as members of management and representatives of Barclays Capital, Citi and Weil. Members of senior management of KMI reviewed with the KMI board the legal and financial terms of the proposed Transactions, including a discussion of the debt financing contemplated for the proposed Transactions, and the principal benefits of the proposed Transactions. For a discussion of such principal benefits of the Transactions, see "—KMI Parties' Purpose and Reasons for the Merger." Prior to the presentations of Citi and Barclays Capital, Mr. DeVeau reviewed with the KMI board information regarding material relationships with the entities involved in the proposed Transactions that had been provided by each of Citi and Barclays Capital. Mr. DeVeau discussed potential conflicts of interest with the KMI board and members of management, and it was agreed that there were no material conflicts of interest. Citi provided the KMI board with updated financial and market perspectives regarding KMI and the potential pro forma financial impact of the proposed Transactions on KMI. Barclays Capital presented its financial analyses regarding the consideration payable in the Transactions and delivered its oral opinion to the KMI board, which was confirmed by delivery of a written opinion dated August 9, 2014, that, as of such date and based upon and subject to the limitations and assumptions set forth therein, the merger consideration to be paid by KMI pursuant to the EPB merger agreement, the KMP merger agreement and the KMR merger agreement was fair, from a financial point of view, to KMI.

Following review and discussion among the members of the KMI board, the KMI board unanimously determined that the merger agreements and the transactions contemplated by the merger agreements were advisable and in the best interests of KMI stockholders, and the KMI directors unanimously voted to approve the merger agreements and the transactions contemplated by the merger agreements and recommend that KMI stockholders approve the stock issuance proposal and the charter amendment proposal.

        On August 9, 2014, the merger agreements and related transaction documents were executed by the parties and on August 10, 2014, KMI, KMP, KMR and EPB issued a joint press release announcing the Transactions.

Relationship of the Parties to the Transactions

        We conduct most of our business through KMP and EPB. For 2013, distributions from KMP and EPB represented approximately 87% of the sum of total cash generated by (i) distributions payable to us by these two partnerships (on a declared basis) and (ii) distributable cash generated by assets we own and our share of cash generated by our joint venture investments.

        We directly and indirectly own approximately 43 million units of KMP. These units, which consist of approximately 22 million common units, 5 million Class B units and 16 million i-units (corresponding to the number of KMR shares owned by us), represent approximately 10% of the total outstanding limited partner interests of KMP. We also indirectly own all of the common stock of KMGP, the general partner of KMP, which owns an effective 2% interest in KMP and its operating partnerships and the right to receive incentive distributions from KMP pursuant to KMP's partnership agreement. Together, these limited partner and general partner interests represent approximately 12% of KMP's total equity interests and an approximate 50% economic interest in KMP, as a result of the incentive distributions.

        KMGP has delegated to KMR, subject to limited exceptions, all of its rights and powers to manage and control the business and affairs of KMP and its operating limited partnerships. KMGP also owns all of the voting shares of KMR, which are the only shares entitled to vote in the election of KMR's directors. KMR owns all of the outstanding i-units of KMP. We own approximately 16 million KMR shares, including, through KMGP, all of KMR's voting shares, representing approximately 13% of KMR's outstanding shares.

        We indirectly own all of the membership interests in EPGP, which owns a 2% general partner interest in EPB, as well as approximately 40% of the outstanding common units of EPB and all of EPB's incentive distribution rights.

        Certain of our executive officers and directors are also executive officers and directors of EPGP, KMGP and KMR. Richard D. Kinder and Steven J. Kean serve as members of the boards of directors of all four companies. The compensation received by our executive officers is paid to them in their capacities as executive officers of KMI, KMGP, KMR and EPGP, as applicable. KMR and KMGP have the same directors and executive officers.

        Richard D. Kinder is a Director, Chairman and Chief Executive Officer of KMI, KMR, KMGP and EPGP. He is the largest individual shareholder of KMI, beneficially owning approximately 23.6% of the outstanding shares of KMI common stock. Under KMI's shareholders agreement, Mr. Kinder has the right to appoint five director nominees to KMI's board of directors. He also owns interests in KMR, KMP and EPB. Mr. Kinder was one of the members of KMI senior management authorized by the KMI board to represent KMI in negotiations with KMR, KMP and EPB. In addition, in connection with the KMR, KMP and EPB merger agreements, Mr. Kinder and a limited partnership he controls entered into a support agreement with each of those entities pursuant to which he and the limited partnership agreed to vote all of their shares of KMI common stock in favor of the KMI charter amendment proposal, the KMI stock issuance proposal and specified other matters. In the support agreement, they also agreed not to transfer or dispose of their KMI common stock or take certain other actions, subject to limited exceptions. After the Transactions, Mr. Kinder will remain the largest individual shareholder of KMI, although his ownership percentage will be significantly reduced because of the issuance of KMI common stock in the Transactions. As a result of the Transactions, he will no longer own shares or units of KMR, KMP or EPB. He will continue to have his rights under the KMI shareholders agreement to appoint director nominees to the KMI board of directors, and he will continue to be a Director, Chairman and Chief Executive Officer of KMI, KMR, KMGP and EPGP. Because of the potential conflicts arising from these interests, as discussed under "—Background of the Transactions," Mr. Kinder recused himself from any deliberations regarding the Transactions at the boards of KMGP, KMR and EPGP.

Recommendation of Our Board of Directors and Its Reasons for the Transactions

        At its meeting on August 9, 2014, our board of directors determined that the KMP merger agreement, the KMR merger agreement and the EPB merger agreement, and the transactions contemplated thereby, including the stock issuance and charter amendment, were in the best interests of KMI and our stockholders, and unanimously approved the merger agreements. Our board of directors recommends that KMI stockholders vote FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal. In evaluating the Transactions, our board of directors consulted with our management and legal and financial advisors and considered a number of factors. The decision of our board of directors was based upon a number of potential benefits of the Transactions and other factors that it believed would contribute to the success of the combined company, and thus benefit KMI stockholders, including the following factors, the order of which does not necessarily reflect their relative significance:

  •
  Significant Upfront Accretion.  The Transactions provide the opportunity to deliver immediate and significant value to KMI stockholders by enabling KMI to increase its target dividend per share to $2.00, which represents a 16% dividend increase from the 2014 guidance of $1.72 per share.

  •
  Enhanced Growth Impact.  The Transactions are expected to allow KMI to grow its dividend per share by 10% per year from 2015 through 2020.

  •
  Increased Dividend Coverage.  The Transactions are expected to increase KMI's dividend coverage ratio and result in $2 billion in cumulative excess coverage through 2020 after accounting for the increased dividend and growth rate.

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  Lower Cost of Capital.  The elimination of incentive distribution rights significantly lowers the cost of capital and results in a more competitive cost of capital to pursue expansion projects and acquisitions.

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  Simplified Organizational Structure and Credit Enhancement.  The Transactions will result in one publicly traded company versus four publicly traded companies, which results in one equity holder base, one dividend policy, one debt rating and elimination of the existing structural subordination of indebtedness among KMI, KMP, EPB and substantially all of their wholly owned subsidiaries that have debt.

  •
  Tax Benefits.  The Transactions are intended to enable us to benefit from additional tax depreciation amounts, which are anticipated to result in over $20 billion in cash tax savings over the next 14 years.

  •
  Financial Advisor Analyses.  Our board of directors considered the financial presentation of Barclays Capital and its opinion to the effect that, as of August 9, 2014, and based upon and subject to the assumptions and qualifications set forth therein, the aggregate merger consideration to be paid pursuant to the Transactions was fair, from a financial point of view, to KMI, as more fully described in this document under the heading "The Transactions—Opinion of Barclays Capital Inc." In addition, our board of directors considered certain financial analyses and market perspectives of Citi relating to KMI on a standalone basis and pro forma for the Transactions, with particular focus on KMI pro forma for the Transactions, as more fully described in this document under the heading "The Transactions—Financial Analyses of Citigroup Global Markets Inc."

        In addition, our board of directors also identified and considered several potentially negative factors to be balanced against the positive factors listed above, including the following, the order of which does not necessarily reflect their relative significance:

  •
  that the pendency of the Transactions for an extended period of time following the announcement of the execution of the merger agreements could have an adverse impact on KMI, KMP, KMR or EPB;

  •
  the potential for diversion of management and employee attention during the period prior to completion of the mergers, and the potential negative effect on KMI's, KMP's, KMR's or EPB's business;

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  the potential that KMI common stock will not trade at the expected valuations;

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  that KMI will lose the tax benefits of the master limited partnership structure with respect to KMP and EPB;

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  the risk that potential benefits sought in the Transactions may not be realized; and

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  the potential that the resulting combined company might not achieve its projected financial results.

        In view of the variety of factors and the quality and amount of information considered, as a whole did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination but conducted an overall review of the Transactions. Individual members of our board of directors may have given different relative considerations to different factors.

        The explanation of the reasoning of our board of directors and certain information presented in this section are forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

 Projected Financial Information

        Set forth below is a summary of certain projected financial information, referred to as "management projections," that was prepared by KMI management and furnished to the KMI board, the KMGP conflicts committee, the KMR special committee and the EPGP conflicts committee for purposes of evaluating the proposed Transactions. This projected financial information was also provided to the financial advisors for use in connection with their respective financial analyses and, if applicable, opinion.

(in millions, except per share amounts)	2015	2016	2017	2018	2019	2020
KMP EBITDA(1)	$6,561	$7,491	$8,191	$9,546	$10,023	$10,524
EPB EBITDA(1)	1,240	1,249	1,441	1,499	1,574	1,653
KMI Standalone EBITDA(2)	212	191	201	200	200	200

Combined enterprise EBITDA	$8,013	$8,931	$9,834	$11,245	$11,797	$12,377
KMP Status Quo Distributable Cash Flow Per Unit(3)	$5.73	$6.15	$6.43	$6.95	$7.08	$7.29
KMP Status Quo Distribution Per Unit	$5.83	$6.18	$6.46	$6.96	$7.09	$7.30
EPB Status Quo Distributable Cash Flow Per Unit(4)	$2.63	$2.58	$2.78	$2.83	$2.92	$3.01
EPB Status Quo Distribution Per Unit	$2.60	$2.60	$2.73	$2.78	$2.87	$2.96
KMI Status Quo Dividend Per Share	$1.84	$2.00	$2.07	$2.22	$2.37	$2.53
KMI Pro Forma Dividend Per Share(5)	$2.00	$2.20	$2.42	$2.66	$2.93	$3.22

The above measures are not measures of financial performance under generally accepted accounting principles, or GAAP, and should not be considered as alternatives to net income (loss), operating income, or other performance measures derived in accordance with GAAP. KMI's computations of these measures may differ from similarly titled measures used by others.

(1)
EBITDA is defined as net income plus depreciation, depletion and amortization, or DD&A, including such entity's share of DD&A for certain non-consolidated equity investees, plus income tax expense and interest expense.

(2)
KMI's share of pretax income plus DD&A less cash taxes for its investments in Citrus, LLC and NGPL Holdco LLC less KMI's general and administrative expense, or G&A. Includes $20 million per year in synergies attributable to the Transactions which would not be realized in the status quo case.

(3)
KMP Distributable Cash Flow Per Unit is defined as (i) limited partners' pre-tax income before certain items and DD&A, less cash taxes paid and sustaining capital expenditures for KMP, plus DD&A less sustaining capital expenditures for certain of its equity method investees, less equity earnings plus cash distributions received for Endeavor Gathering LLC (an additional equity investee) divided by (ii) average units outstanding.

(4)
EPB Distributable Cash Flow Per Unit is defined as (i) limited partners' pre-tax income before certain items and DD&A, less sustaining capital expenditures for EPB, plus DD&A less sustaining capital expenditures for its equity method investees plus certain other income and expenses, net (which primarily includes deferred revenue, non-cash allowance for equity funds used during construction and other items) divided by (ii) average units outstanding.

(5)
Pro forma after giving effect to the Transactions.

The foregoing projected financial information is based on the following principal assumptions:

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  Combined enterprise EBITDA growth excluding growth associated with expansion capital expenditures is assumed to be approximately 3% per year on average (2015-2020), excluding KMP's CO2 segment.

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  EBITDA growth in KMP's CO2 segment in total (including growth associated with expansion capital expenditures) is assumed to be approximately 6% per year on average (2015-2020).

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  Combined enterprise maintenance capital expenditures in 2015 are assumed to be approximately $568 million and are assumed to increase by approximately 3% on average per year from 2015 to 2020.

  •
  The combined enterprise will incur expansion capital expenditures of approximately $3.6 billion per year on average, plus a total of approximately $5.2 billion for expansion of the Trans Mountain pipeline.

  •
  Identified expansion projects are included using their expected economics, and unidentified projects are included using a 7.0x capex to EBITDA multiple assumption.

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  Expansion capital expenditures after completion of the Transactions will be financed to maintain a debt to EBITDA ratio of between approximately 5.0x and 5.5x. The projected debt issuances assume an initial 4.75% interest rate, with future issuances stepping up to 5.75% over time.

  •
  After completion of the Transactions, KMI will recognize approximately $3.9 billion per year of tax depreciation associated with the purchase price plus depreciation associated with future expansion capital expenditures and 60% of sustaining capital expenditures, generally on a modified accelerated cost recovery system schedule. Approximately 40% of sustaining capital expenditures are projected to be expensed for tax purposes in the year incurred.

  •
  The assumed tax rate is 36.5%.

  •
  KMI warrants outstanding of 298 million convert to KMI shares on a net settlement basis by second quarter 2017.

  •
  Cost synergies of approximately $20 million per year are assumed to result from the Transactions.

        The foregoing projected financial information was not prepared with a view toward compliance with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles. The projected financial information set forth above was prepared by, and is the responsibility of, KMI. Neither KMI's independent accountants, PricewaterhouseCoopers LLP, nor any other independent accountants, have compiled, examined or performed any procedures with respect to such projected financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and they disclaim any association with, such projected financial information. The PricewaterhouseCoopers LLP report incorporated by reference into this proxy statement relates to KMI's historical financial information. It does not extend to the projected financial information and should not be read to do so. The projected financial information is not included in this proxy statement to influence the decision of KMI stockholders on how to vote on any proposal and should not be relied upon for such purpose.

        The projected financial information is based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of KMI's management. Important factors that may affect actual results and cause the projected financial information not to be achieved include, but are not limited to, risks and uncertainties relating to KMI's, KMP's or EPB's businesses (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other matters described under the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors." The projected financial information also reflects assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the projected financial information. Accordingly, there can be no assurance that the forecasted results will be realized.

        The inclusion of the projected financial information in this proxy statement should not be regarded as an indication that any of KMI or its officers, directors, partners, affiliates, advisors or other representatives considered the projected financial information to be necessarily predictive of actual future events, and the projected financial information should not be relied upon as such. None of KMI or any of its officers, directors, partners, affiliates, advisors or other representatives can give you any assurance that actual results will not differ from the projected results. KMI undertakes no obligation to update or otherwise revise or reconcile the projected financial information to reflect circumstances existing after the date the projected financial information was generated or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error or for any other reason. KMI does not intend to make publicly available any update or other revision to the projected financial information. KMI makes no representation to any stockholder or other person regarding KMI's, KMP's or EPB's ultimate performance compared to the information contained in the projected financial information or that projected results will be achieved. KMI has made no representation to KMP, KMR or EPB in the respective merger agreements or otherwise concerning the projected financial information.

Opinion of Barclays Capital Inc.

        KMI engaged Barclays Capital to act as a financial advisor with respect to the Transactions, pursuant to an engagement letter dated August 8, 2014. KMI's board of directors received a written opinion, dated August 9, 2014, from Barclays Capital to the effect that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated therein, the aggregate number of shares of KMI common stock, together with the aggregate amount of cash, contemplated by the merger agreements to be issued and paid as consideration in the mergers, referred to as the "Transactions Consideration" to be paid in the aggregate by KMI was fair, from a financial point of view, to KMI.

        The full text of Barclays Capital's written opinion, dated as of August 9, 2014, is attached as Annex D to this proxy statement. Barclays Capital's written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Barclays Capital in rendering its opinion. You are encouraged to read the opinion of Barclays Capital carefully in its entirety. The following is a summary of Barclays Capital's opinion and the methodology that Barclays Capital used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        The terms of the Transactions were determined through arm's length negotiations between KMI, on the one hand, and the KMGP conflicts committee, the KMR special committee and the EPGP conflicts committee, as applicable, on the other hand, and were unanimously approved by KMI's board of directors. Barclays Capital did not recommend any specific form or amount of consideration to KMI or that any specific form or amount of consideration constituted the only appropriate consideration for the Transactions. Barclays Capital was not requested to address, and its opinion does not in any manner address, KMI's underlying business decision to proceed with or effect any or all of the Transactions or the likelihood of consummation of any or all of the Transactions or the relative merits of any or all of the Transactions as compared to any strategic alternatives that may be available to KMI (including pursuing any of the Transactions individually). In addition, Barclays Capital expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Transactions, or any class of such persons, relative to the Transactions Consideration to be paid in the aggregate by KMI in the Transactions or otherwise. No limitations were imposed by the KMI board upon Barclays Capital with respect to the investigations made or procedures followed by it in rendering its opinion.

        In arriving at its opinion, Barclays Capital, among other things, reviewed and analyzed:

  •
  drafts, dated as of dated August 9, 2014, of each of the merger agreements and the specific terms of the Transactions;

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  a draft, dated as of August 9, 2014, of a debt commitment letter from Barclays Bank to KMI, which is referred to as the "commitment letter," in respect of certain financing relating to the Transactions;

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  publicly available information concerning each of KMI, KMP, KMR and EPB that Barclays Capital believed to be relevant to its analysis, including KMI's, KMP's, KMR's and EPB's Annual Reports on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and March 31, 2014;

  •
  financial and operating information with respect to the business, operations and prospects of KMI furnished to Barclays Capital by KMI, including financial projections of KMI, KMP, KMR and EPB prepared by the management of KMI for fiscal years 2015 through 2020, which is referred to as the "Projections";

  •
  a trading history of KMI common stock from August 8, 2012 through and including August 8, 2014, a trading history of KMP's, KMR's and EPB's common units or shares, as applicable, from August 8, 2013 through and including August 8, 2014, and a comparison of those trading histories with those of other companies that Barclays Capital deemed relevant;

  •
  a comparison of the historical financial results and present financial condition of KMI with each of KMP, KMR and EPB and of KMI, KMP, KMR and EPB with those of other companies that Barclays Capital deemed relevant;

  •
  a comparison of the financial terms of the Transactions with the financial terms of certain other transactions that Barclays Capital deemed relevant;

  •
  the pro forma impact of the Transactions on the future financial performance of the combined company, including (i) cost savings and estimated tax savings, which is referred to as the "Expected Synergies," and (ii) the anticipated impact on coverage ratios, cash available for distributions to KMI, cost of capital and credit ratings, and the resulting potential impact on the availability of cash for dividends, each expected by the management of KMI to result from a combination of the businesses as a result of the Transactions, which is referred to as the "Expected Benefits"; and

  •
  published estimates of independent research analysts with respect to the future financial performance of KMI, KMP, KMR and EPB.

  •
  In addition, Barclays Capital has had discussions with the management of KMI concerning the business, operations, assets, liabilities, financial condition and prospects of KMI, KMP, KMR and EPB and has undertaken such other studies, analyses and investigations as Barclays Capital deemed appropriate.

        In arriving at its opinion, Barclays Capital assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays Capital without any independent verification of such information (and Barclays Capital did not assume responsibility or liability for any independent verification of such information) and Barclays Capital further relied upon the assurances of the management of KMI that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of KMI, upon the advice of KMI, Barclays Capital assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of KMI as to the future financial performance of KMI and that KMI would perform substantially in accordance with such projections. With respect to the financial projections of KMP, KMR and EPB, upon the advice of KMI, Barclays Capital assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of KMI as to the future financial performance of KMP, KMR and EPB and Barclays Capital has relied on such projections in arriving at its opinion. Furthermore, upon the advice of KMI, Barclays Capital assumed that the amounts and timing of the Expected Synergies and the Expected Benefits are reasonable and that the Expected Synergies and the Expected Benefits would be realized in accordance with such estimates. Barclays Capital assumed no responsibility for, and Barclays Capital expressed no view as to any such projections or estimates or the assumptions on which they are based. In arriving at its opinion, Barclays Capital did not conduct a physical inspection of the properties and facilities of KMI, KMP, KMR or EPB, and has not made or obtained any evaluations or appraisals of the assets or liabilities of KMI, KMP, KMR or EPB. Barclays Capital's opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, August 9, 2014. Barclays Capital assumed no responsibility for updating or revising its opinion based on events or circumstances that may occur after August 9, 2014. Barclays Capital expressed no opinion as to the prices at which shares of KMI common stock, or common units or shares, as applicable, of KMP, KMR and EPB or any other securities of KMI, KMP, KMR or EPB, would trade following the announcement of the Transactions or as to the prices at which shares of KMI common stock would trade following the consummation of the Transactions. Barclays Capital expressed no opinion as to the credit rating of KMI at any time following the announcement or consummation of the Transactions. Furthermore, Barclays Capital expressed no opinion as to any determination of dividend policy of KMI following the consummation of the Transactions.

        Barclays Capital assumed that each of the executed merger agreements and the commitment letter would conform in all material respects to the last drafts thereof reviewed by Barclays Capital. Additionally, Barclays Capital assumed the accuracy of the representations and warranties contained in the merger agreements and all agreements related thereto. Barclays Capital also assumed, upon the advice of KMI, that all material governmental, regulatory and third party approvals, consents and releases for the Transactions would be obtained within the constraints contemplated by the merger agreements and that the Transactions would be consummated in accordance with the terms of the merger agreements without waiver, modification or amendment of any material term, condition or agreement thereof (including that all of the Transactions will be consummated substantially concurrently). Barclays Capital assumed that KMI will obtain financing on terms no less favorable to KMI than the terms contemplated by the commitment letter. Barclays Capital did not express any opinion as to any tax or other consequences that might result from the Transactions, nor did Barclays Capital's opinion address any legal, tax, regulatory or accounting matters, as to which Barclays Capital understood that KMI had obtained such advice as it deemed necessary from qualified professionals.

        In connection with rendering its opinion, Barclays Capital performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays Capital did not ascribe a specific range of values to KMP's, KMR's and EPB's common units or shares, as applicable, but rather made its determination as to the fairness, from a financial point of view, to KMI of the Transactions Consideration to be paid in the aggregate by KMI in the Transactions on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

        In arriving at its opinion, Barclays Capital did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly,

Barclays Capital believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

        The following is a summary of the material financial analyses used by Barclays Capital in preparing its opinion for KMI's board of directors. Certain financial, comparative and other analyses summarized below include information presented in tabular format. In order to fully understand the methodologies used by Barclays Capital and the results of its financial, comparative and other analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of KMI or any other parties to the Transactions. None of KMI, KMP, KMR, EPB, Barclays Capital or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Premiums Paid Analysis

        Barclays Capital reviewed certain publicly available information related to selected precedent transactions to calculate the amount of the premiums paid by the acquirers to the acquired company's stockholders or unitholders, as applicable. Barclays Capital analyzed domestic master limited partnership, or "MLP", transactions announced for the period from August 9, 2004 to August 8, 2014 with total transaction values in excess of $1 billion, excluding acquisitions of general partners. The following table sets forth the transactions analyzed based on such characteristics (and the date that each such transaction was announced):

Announcement Date	Acquirer	Target
10/10/13	Regency Energy Partners LP	PVR Partners, L.P.
05/06/13	Inergy Midstream, L.P.	Crestwood Midstream Partners LP
01/30/13	Kinder Morgan Energy Partners, L.P.	Copano Energy, L.L.C.
04/29/11	Enterprise Products Partners L.P.	Duncan Energy Partners L.P.
06/29/09	Enterprise Products Partners L.P.	TEPPCO Partners L.P.
06/12/06	Plains All-American Pipeline, L.P.	Pacific Energy Partners LP
11/01/04	Valero L.P.	Kaneb PipeLine Partners, L.P.

        For each of the precedent transactions analyzed, Barclays Capital calculated the premiums paid by the acquirer by comparing the per share or per unit purchase price in each transaction to the historical stock price of the acquired company as of 1 day, 30 days and 60 days prior to the announcement date of the applicable precedent transaction. Barclays Capital compared the premiums paid in the precedent transactions to the premiums in the Transactions based on the implied value, as of August 8, 2014, of the Transactions Consideration of (x) $89.98 per unit of KMP, (y) $89.75 per share of KMR and (z) $38.79 per unit of EPB. The table below sets forth the summary results of the analysis:

		Merger Consideration		Merger Consideration		Merger Consideration	Representative Transactions Statistics
As of 08/08/2014	KMP	$89.98	KMR	$89.75	EPB	$38.79	Median	Mean	Low	High
		Implied Premium / (Discount)		Implied Premium / (Discount)		Implied Premium / (Discount)	Implied Premium / (Discount)
Current	$80.34	12.0%	$77.02	16.5%	$33.60	15.4%	21.2%	20.2%	9.3%	36.1%
30 Days Ago	$81.43	10.5%	$78.15	14.8%	$36.16	7.3%	20.8%	23.1%	11.1%	40.1%
60 Days Ago	$74.99	20.0%	$71.47	25.6%	$33.08	17.3%	26.3%	22.4%	(0.7)%	42.9%

Pro Forma Accretion/Dilution Analysis

        Using the Projections and estimates of the Expected Synergies and the Expected Benefits resulting from the Transactions provided by the management of KMI, Barclays Capital calculated the accretion/dilution of dividends per share (including warrants) of KMI common stock as a result of the Transactions. For calendar years 2015 through 2020, assuming an expected January 1, 2015 closing of the Transactions, Barclays Capital compared the dividends per share (including warrants) of KMI common stock after giving effect to the Transactions, which is referred to as the "KMI Pro Forma Scenario," to the dividends per share (including warrants) of KMI common stock without giving effect to the Transactions, which is referred to as the "KMI Status Quo Scenario." The analysis indicated that the KMI Pro Forma Scenario would be accretive to dividends per share of KMI common stock in each of calendar years 2015 through 2020. The following table summarizes the results of these calculations:

	2015	2016	2017	2018	2019	2020
Dividends per share (including warrants) for the KMI Status Quo Scenario	$1.84	$2.00	$2.07	$2.22	$2.37	$2.53
Dividends per share (including warrants) for the KMI Pro Forma Scenario	$2.00	$2.20	$2.42	$2.66	$2.93	$3.22
Accretion / (Dilution)—$	$0.16	$0.20	$0.35	$0.44	$0.56	$0.69
Accretion / (Dilution)—%	8.7%	10.2%	17.1%	20.1%	23.6%	27.4%

        In performing this analysis, Barclays Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of KMI, KMP, KMR and EPB. Any estimates contained in Barclays Capital's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates. These analyses were prepared solely as part of the analysis of Barclays Capital of the fairness to KMI, from a financial point of view, of the Transactions Consideration to be paid in the aggregate by KMI and were conducted in connection with the delivery of Barclays Capital's opinion to KMI's board of directors.

Discounted Cash Flow Analysis

        In order to estimate the present value of our common stock for the KMI Status Quo Scenario as compared to the present value of KMI common stock for the KMI Pro Forma Scenario, Barclays Capital performed a discounted cash flow analysis. A discounted cash flow analysis is a traditional valuation methodology used to derive the valuation of an asset by calculating the "present value" of estimated future cash flows of an asset. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

        To calculate the estimated implied per share value of our common stock using the discounted cash flow method for each of the KMI Status Quo Scenario and the KMI Pro Forma Scenario, Barclays Capital added: (i) the forecasted dividends per share for calendar years 2015 through 2019, based on distributed cash flow projections of KMI furnished to Barclays Capital by KMI management to (ii) the "terminal value" of the forecasted dividend per share at the end of calendar year 2019, based on guidance from KMI management, and discounted the sum of such amounts to January 1, 2015 using a range of assumed yield and indicative growth rates (as further described below).

        The terminal value for the KMI Status Quo Scenario was estimated by applying a range of assumed yields of 4.50% to 5.25% to KMI's forecasted calendar year 2020 dividend per share. These assumed yields were selected based on Barclays Capital's professional judgment and experience, taking into account historical trading levels of our common stock. The cash flows for the KMI Status Quo Scenario were then discounted to January 1, 2015 using assumed yield and indicative growth rates ranging from 11.50% to 14.50%, which were selected based on estimates of assumed dividend yields added to estimates of indicative growth rates (based on Barclays Capital's professional judgment and experience, taking into account projected compounded annual growth rates for dividends as estimated by equity research analysts who cover KMI and as estimated by KMI management). Based on these calculations, Barclays Capital determined an implied reference range of per share values of our common stock for the KMI Status Quo Scenario of $32.50 to $39.00.

        Similarly, the terminal value for the KMI Pro Forma Scenario was estimated by applying a range of assumed yields of 3.75% to 4.50% to KMI's forecasted calendar year 2020 dividend per share. These assumed yields were selected based on Barclays Capital's professional judgment and experience, taking into account dividend yields and estimated dividend growth rates of comparable large-capitalization, dividend-paying companies and MLPs. The cash flows for the KMI Pro Forma Scenario were then discounted to January 1, 2015 using assumed yield and indicative growth rates ranging from 13.75% to 14.50%, which were selected based on estimates of assumed dividend yields added to estimates of indicative growth rates (based on Barclays Capital's professional judgment and experience, taking into account dividend yields and estimated dividend growth rates of comparable large-capitalization, dividend-paying companies and MLPs). Based on these calculations, Barclays Capital determined an implied reference range of per share values of KMI common stock for the KMI Pro Forma Scenario of $45.00 to $53.50.

        Barclays Capital then compared the implied per share values for the KMI Status Quo Scenario with the implied per share values for the KMI Pro Forma Scenario. Barclays Capital noted that, on the basis of the discounted cash flow analysis and such comparison, the implied per share values for the KMI Pro Forma Scenario were above the implied per share values of KMI common stock for the KMI Status Quo Scenario.

Equity Research Price Targets Analysis

        Barclays Capital evaluated the publicly available share price targets of KMI published by independent equity research analysts associated with various Wall Street firms. Barclays Capital used these share price targets, where applicable and available, as a reference point to provide background information and perspective. With respect to KMI, Barclays Capital noted that the range of low to high share price targets, where applicable and available, as of August 8, 2014 was $31.00 to $45.00 per share of KMI common stock.

Historical Share Price Analysis

        To illustrate the trend in the historical trading prices of shares of KMI common stock, Barclays Capital considered historical data with regard to the trading share prices of KMI common stock for the 52-week period from August 8, 2013 through and including August 8, 2014. Barclays Capital noted that during such 52-week period, the price per share of KMI common stock ranged from $30.81 to $38.30.

Other Presentations by Barclays Capital

        In addition to the presentation delivered to the KMI board on August 9, 2014, as described above, which is referred to as the "Barclays Capital Fairness Opinion Analysis Presentation," Barclays Capital also delivered materials and presentations to the KMI board and the independent members of the KMGP board, KMR board and EPGP board, respectively, as further described in the section titled "the Transactions—Background of the Transactions." One such presentation, dated as of July 16, 2014, which is referred to as the "Barclays Capital July 16th Presentation," was delivered by Barclays to the KMI board on July 16, 2014. Furthermore, at the request of the management of KMI, Barclays Capital prepared certain materials, which are referred to as the "Barclays Capital Committee Materials," for, and presented the Barclays Capital Committee Materials to, the independent members of the KMGP board, KMR board and EPGP board, respectively, on July 17, 2014.

        The financial and comparative analyses and other information in the Barclays Capital July 16th Presentation and the Barclays Capital Committee Materials were based on market, economic and other conditions as of their respective dates as well as other information that was available to Barclays at such times. Accordingly, the results of the financial analyses and other information differed from the Barclays Capital Fairness Opinion Presentation due to changes in those conditions. Barclays Capital also continued to refine various aspects of its financial analyses with respect to KMI, KMP, KMR and EPB over time.

        Copies of the Barclays Capital July 16th Presentation and the Barclays Capital Committee Materials have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Transactions and will be made available for inspection and copying at the principal executive offices of KMI during its regular business hours by any interested stockholder of KMI. Copies may be obtained by requesting them in writing from KMI at the address provided in the section titled "The Parties to the Transactions—KMI." None of these presentations by Barclays Capital, alone or together, constitute, or form the basis of, an opinion of Barclays Capital with respect to the Transactions Consideration.

Barclays Capital July 16th Presentation

        The Barclays Capital July 16th Presentation contained a preliminary overview of the Transactions and a preliminary version of certain financial, comparative and other analyses summarized above in this section. The Barclays Capital July 16th Presentation included a statement (qualified by a note that Barclays Capital does not render formal opinions or assurances regarding future trading values) that the pro forma combined company would trade at a 4.50% yield or below, based on Barclays Capital's professional judgement and experience, taking into account (i) market conditions as of the date thereof, (ii) pro forma metrics of the proposed combined company and (iii) dividend yields and estimated dividend growth rates of comparable large-capitalization, dividend-paying companies and MLPs. In addition, the Barclays Capital July 16th Presentation included an illustrative sensitivity to transaction premiums analysis, for which Barclays Capital calculated the cash coverage in the KMI Pro Forma Scenario as a function of the premiums paid to KMP's, KMR's and EPB's respective price per share or unit, as applicable, ranging from 10.0% to 15.0% (based on guidance from KMI management). The Barclays Capital July 16th Presentation also reviewed and analyzed (i) the trading history of KMI's common stock from February 11, 2011 through and including July 14, 2014 as compared with the trading histories of other companies that Barclays Capital deemed relevant and (ii) the yields and expected distribution growth rates of the KMI Pro Forma Scenario as compared with the yields and expected distribution growth rates of large- and mid-capitalization companies and MLPs that Barclays Capital deemed relevant.

Barclays Capital Committee Materials

        At the request of the management of KMI, Barclays Capital prepared the Barclays Capital Committee Materials for, and presented the Barclays Capital Committee Materials to, independent members of the KMGP board, KMR board and EPGP board, respectively, on July 17, 2014. The Barclays Capital Committee Materials contained a preliminary overview of the Transactions and a preliminary version of certain financial, comparative and other analyses summarized above in this section. Additionally, the Barclays Capital Committee Materials included information regarding (i) a trading history of KMP and EPB common units from July 16, 2013 through and including July 16, 2014 as compared with the trading history of the Alerian MLP Index, (ii) the relative cost of equity of select MLPs as compared with KMP and EPB, respectively, (iii) the relative expected distribution growth rates of select MLPs as compared with KMP and EPB, respectively, (iv) the cash flow profile by business segment of KMP and EPB, respectively, as compared with the cash flow profile by business segment of the KMI Pro Forma Scenario, and (v) an overview of the Transactions as compared with other strategic alternatives available to KMI, KMP and EPB.

General

        Barclays Capital is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. the KMI board selected Barclays Capital because of its familiarity with KMI and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions in the industries in which KMI, KMP, KMR and EPB operate.

        Barclays Capital is acting as financial advisor to KMI in connection with the Transactions. As compensation for its services in connection with the Transactions, $1 million became payable by KMI to Barclays Capital upon the delivery of Barclays Capital's opinion, which is referred to as the "Opinion Fee." In addition, KMI will pay Barclays Capital a fee of $13 million, less any amount of the Opinion Fee previously paid, at the closing of the Transactions. In addition, KMI has agreed to reimburse certain of Barclays Capital's expenses in connection with the Transactions and indemnify Barclays Capital for certain liabilities that may arise out of Barclays Capital's engagement by KMI and the rendering of Barclays Capital's opinion. Barclays Capital has performed various investment banking and financial services for KMI, KMP, KMR and EPB in the past, and Barclays Capital expects to perform such services in the future, and has received, and expects to receive, customary fees for such services.

        With respect to KMI, KMP, KMR and EPB, collectively, in the two years prior to rendering its fairness opinion, Barclays Capital performed the following investment banking and financial services: (i) (a) in August 2012, Barclays Capital rendered a fairness opinion to KMI in connection with KMI's sale of its 100% interest in Tennessee Gas Pipeline and 50% interest in El Paso Natural Gas to KMP; (b) in August 2012, Barclays Capital acted as joint bookrunner on KMI's secondary offering of 66,700,000 shares of KMI common stock by selling stockholders; (c) in October 2012, Barclays Capital acted as sole bookrunner on KMI's secondary offering of 69,296,921 shares of KMI common stock by selling stockholders; (d) in November 2012, Barclays Capital acted as administrative agent on KMI's amendment to its $1,750,000,000 revolving credit facility; and (e) in October 2013, Barclays Capital acted as joint bookrunner on KMI's $1,500,000,000 7.25-year and 10-year senior notes offering; (ii) in September 2012, Barclays Capital acted as joint bookrunner on EPB's follow-on offering of 8,165,000 EPB common units; and (iii)(a) in August 2012, Barclays Capital acted as financial advisor on KMP's sale of Rockies Express Pipeline; (b) in December 2012, Barclays Capital acted as sole bookrunner on KMP's follow-on offering of 4,485,000 KMP common units; (c) in May 2013, Barclays Capital acted as bookrunner on KMP's refinancing of its $2,700,000,000 credit facility; (d) in February 2014, Barclays Capital acted as joint bookrunner on KMP's $1,500,000,000 7-year and 30-year senior notes offering; (e) in February 2014, Barclays Capital acted as joint bookrunner on KMP's follow-on offering of 7,935,000 KMP common units; and (f) in August 2014, Barclays Capital acted as administrative agent, sole arranger and sole bookrunner on KMP's $1,000,000,000 credit facility. In connection with the foregoing services, Barclays Capital has received aggregate compensation equal to approximately $39,300,000.

        Barclays Bank, an affiliate of Barclays Capital, is the administrative agent and a lender under the bridge facility that KMI has entered into in connection with the Transactions. See "Description of the Debt Financing for the Transactions."

        Barclays Capital and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays Capital and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of KMI, KMP, KMR and EPB and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        Barclays Capital's opinion, the issuance of which was approved by Barclays Capital's Fairness Opinion Committee, is addressed to KMI's board of directors, and addresses only the fairness, from a financial point of view, of the Transactions Consideration to be paid in the aggregate by KMI. Barclays

Capital's opinion is not intended to and does not constitute a recommendation to any stockholder of KMI as to how such stockholder should vote or act with respect to the Transactions or any other matter.

Financial Analyses of Citigroup Global Markets Inc.

        KMI also has retained Citigroup Global Markets Inc., which is referred to as "Citi," as a financial advisor in connection with the proposed Transactions. In connection with this engagement, the KMI board of directors requested that Citi perform certain financial analyses of KMI both on a standalone basis and pro forma for the proposed Transactions, but primarily focused on KMI pro forma for the proposed Transactions. Citi's financial analyses were provided for the information of the KMI board of directors (in its capacity as such) in connection with its evaluation of the proposed Transactions from a financial point of view to KMI and did not address any other terms, aspects or implications of the proposed Transactions. Citi's financial analyses did not address the underlying business decision of KMI to effect the proposed Transactions, the relative merits of the proposed Transactions as compared to any alternative business strategies that might exist for KMI or the effect of any other transaction in which KMI might engage or consider. Citi's financial analyses are not intended to be and do not constitute a recommendation as to how any stockholder or unitholder should vote or act on any matters relating to the proposed Transactions or otherwise.

        In preparing its financial analyses, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of KMI management that it was not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial projections and other information and data provided to or otherwise reviewed by or discussed with Citi relating to KMI, KMR, KMP and EPB, Citi was advised by KMI management, and assumed, with KMI's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of KMI management as to the future financial performance of KMI, KMR, KMP and EPB, the potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by KMI management to result from, and other potential pro forma financial effects of, the proposed Transactions and the other matters covered thereby. Citi assumed, with KMI's consent, that the financial results, including with respect to the potential strategic implications and financial and operational benefits anticipated to result from the proposed Transactions, reflected in such financial projections and other information and data would be realized in the amounts and at the times projected. Citi relied upon the assessments of KMI management as to (i) existing and future relationships, agreements and arrangements with, and the ability of KMI pro forma for the Transactions to retain, key customers and related contracts of, or otherwise relating to, KMI, KMR, KMP and EPB, (ii) growth rate and other assumptions of KMI management with respect to KMI pro forma for the proposed Transactions and (iii) the potential impact on KMI, KMR, KMP and EPB of market trends and prospects relating to the natural gas and natural gas gathering, processing, transporting and fractionating industry, including assumptions of KMI management regarding future drilling and production, volume commitments, acreage dedication, and gathering and processing rates as reflected in the financial projections and other information and data utilized in Citi's analyses, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Citi's analyses. Citi assumed, with KMI's consent, that there would be no developments with respect to any such matters that would have an adverse effect on KMI, KMR, KMP, EPB or the proposed Transactions (including the contemplated benefits thereof) or that would otherwise be meaningful in any respect to Citi's analyses.

        Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of KMI, KMR, KMP, EPB or any other entity and Citi did not make any physical inspection of the properties or assets of KMI, KMR, KMP, EPB or any other entity.

Citi did not express any view with respect to accounting, tax, regulatory, legal or similar matters and it relied, with KMI's consent, upon the assessments of representatives of KMI as to such matters. Citi's financial analyses were necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date on which such analyses were performed.

        Citi was not requested to, and it did not, provide an opinion as to the fairness, from a financial point of view, of the consideration payable in the proposed Transactions or any other term or aspect of the proposed Transactions. The type and amount of consideration payable in the proposed Transactions were determined through negotiations among KMI, KMR, KMP and EPB, and the decision to enter into the merger agreements was solely that of the KMI board, the KMR board and KMR special committee, the KMGP board and KMGP conflicts committee, and the EPGP board and EPGP conflicts committee. Citi expressed no view or opinion as to, among other things, the form or structure of the proposed Transactions or any terms, aspects or implications of any agreement, arrangement or understanding to be entered into in connection with or contemplated by the proposed Transactions or otherwise. Citi did not express any view or opinion as to the actual value of KMI common stock when issued in the proposed Transactions or the prices at which KMI common stock, KMR shares, KMP common units or EPB common units would trade or otherwise be transferable at any time. Citi's financial analyses were only one of many factors considered by the KMI board of directors in its evaluation of the proposed Transactions and should not be viewed as determinative of the views of the KMI board of directors or KMI management with respect to the proposed Transactions or the consideration payable in the proposed Transactions.

        In preparing its financial analyses, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi's analyses. The preparation of financial analyses is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, financial analyses are not readily susceptible to summary description. Citi considered the results of all analyses undertaken by it and assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses.

        In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its financial analyses, many of which are beyond the control of KMI. No company, business or transaction reviewed is identical or directly comparable to KMI, KMR, KMP, EPB or their respective businesses or the proposed Transactions and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies or business segments reviewed.

        The estimates contained in Citi's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi's analyses are inherently subject to substantial uncertainty and are not intended to be, and should not be construed in any respect as, an assurance or guaranty of value.

        The following is a summary of the material financial analyses presented to the KMI board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citi's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such analyses. For purposes of the financial analyses summarized below, the term "potential total investment returns" refers to the current yield of the applicable securities plus potential growth in distributions based on two-year compound annual growth rates of such distributions for calendar years 2015 through 2017.

July 16, 2014 Preliminary KMI Board Discussion Materials

        Preliminary financial analyses and market perspectives provided by Citi to the KMI board of directors on July 16, 2014 included the following:

        Current Performance of KMI on a Standalone Basis.    In order to assist the KMI board in evaluating certain market perspectives on KMI, KMP and EPB on a standalone basis, Citi reviewed the following:

        Trading Performance of KMI, KMP and EPB Relative to Selected Peers.    In reviewing the stock or unit price performance of KMI, KMP and EPB, Citi compared the stock or unit price performance of KMI, KMP and EPB relative to their respective selected peer group indexes during the one-year and three-year periods ended July 14, 2014 in the case of KMI and during the one-year, three-year and five-year periods ended July 14, 2014 in the case of KMP and EPB. Financial data of the selected peer group indexes and KMI, KMP and EPB were based on publicly available information.

        The selected peer group index for KMI consisted of the following six selected entities that are publicly traded general partners, which are referred to as "GPs," of publicly traded MLPs with midstream pipeline assets:

  •
  EnLink Midstream, LLC

  •
  ONEOK, Inc.

  •
  Plains GP Holdings, L.P.

  •
  Spectra Energy Corp

  •
  Targa Resources Corp.

  •
  The Williams Companies, Inc.

        The selected peer group index for KMP consisted of the following seven selected entities that are publicly traded large diversified MLPs:

  •
  Enbridge Energy Partners, L.P.

  •
  Energy Transfer Partners, L.P.

  •
  Enterprise Products Partners L.P.

  •
  ONEOK Partners, L.P.

  •
  Plains All American Pipeline, L.P.

  •
  Spectra Energy Partners, LP

  •
  Williams Partners L.P.

        The selected peer group index for EPB consisted of the following six selected entities that are publicly traded natural gas pipeline-focused MLPs:

  •
  Boardwalk Pipeline Partners, LP

  •
  EQT Midstream Partners, LP

  •
  Midcoast Energy Partners, L.P.

  •
  QEP Midstream Partners, LP.

  •
  Tallgrass Energy Partners, LP

  •
  TC PipeLines, LP

        Citi observed that (i) shares of KMI common stock appreciated in value during such one-year and three-year periods by approximately 89.8% and 127.7% per share, respectively, relative to the appreciation in value of KMI's selected peer group index of approximately 155.9% and 198.9%, respectively, (ii) KMP common units appreciated in value during such one-year, three-year and five-year periods by approximately 92.4%, 110.5% and 156.8% per unit, respectively, relative to the appreciation in value of KMP's selected peer group index of approximately 113.1%, 148.8% and 233.1%, respectively, and (iii) EPB common units appreciated in value during such one-year, three-year and five-year periods by approximately 80.8%, 102.0% and 199.6% per unit, respectively, relative to the appreciation in value of EPB's selected peer group index of approximately 134.1%, 144.7% and 193.7%, respectively.

        Financial Performance of KMI Relative to Selected Peers.    In reviewing the financial performance of KMI on a standalone basis, Citi compared the GP distribution compound annual growth rates, expected potential total investment returns, GP firm values, debt ratios and current and calendar year 2015 estimated GP yields of KMI on a standalone basis and the following six selected partnerships that are GPs of publicly traded MLPs, which are referred to as the "selected public partnerships," and six selected companies that are GPs of publicly traded MLPs, which are referred to as the "selected public companies":

  •
  Selected public partnerships:

  •
  Alliance Holdings GP, L.P.

  •
  Atlas Energy, L.P.

  •
  Crestwood Equity Partners LP

  •
  Energy Transfer Partners, L.P.

  •
  NuStar GP Holdings, LLC

  •
  Western Gas Equity Partners, LP

  •
  Selected public companies:

  •
  EnLink Midstream, LLC

  •
  ONEOK, Inc.

  •
  Plains GP Holdings, L.P.

  •
  Spectra Energy Corp

  •
  Targa Resources Corp.

  •
  The Williams Companies, Inc.

        Financial data of the selected public partnerships and the selected public companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of KMI was based on internal financial projections and other estimates of KMI management. The approximate overall low to high GP distribution compound annual growth rates, expected potential total investment returns, GP firm values, debt ratios and current and calendar year

2015 estimated GP yields as of July 14, 2014 for the six selected public partnerships and the six selected public companies were as follows:

  •
  For the six selected public partnerships:

  •
  GP distribution compound annual growth rates: 3.1% to 25.7%;

  •
  expected potential total investment returns: 8.6% to 28.8%;

  •
  GP firm values: $1.7 billion to $34.3 billion;

  •
  debt ratios: 0.0x to 4.8x; and

  •
  current and calendar year 2015 estimated GP dividend yields: 1.6% to 5.5% and 2.4% to 6.1%.

  •
  For the six selected public companies:

  •
  GP distribution compound annual growth rates: 9.0% to 25.2%;

  •
  expected potential total investment returns: 12.2% to 27.0%;

  •
  GP firm values: $6.0 billion to $41.8 billion;

  •
  debt ratios: 0.0x to 4.4x; and

  •
  current and calendar year 2015 estimated GP dividend yields: 1.8% to 3.4% and 2.5% to 4.1%.

        Citi observed the following corresponding data for KMI as of July 14, 2014: (i) a GP distribution compound annual growth rate of approximately 5.8%; (ii) an expected potential total investment return of approximately 10.5%; (iii) a GP firm value of approximately $47.2 billion; (iv) a debt ratio of approximately 3.4x; and (v) a current and calendar year 2015 estimated GP dividend yield of approximately 4.7% and 5.1%.

        Sum-of-the-Parts Analysis of KMI.    Citi performed a sum-of-the-parts analysis of KMI on a standalone basis in order to observe the implied per share equity value reference range derived for KMI from such analysis relative to the closing stock price of KMI as of July 14, 2014. Financial data of KMI was based on internal financial projections and other estimates of KMI management. Citi calculated the implied total value of KMR shares, KMP common units and EPB common units held by KMI by multiplying selected publicly available research analysts' price target ranges for KMR shares, KMP common units and EPB common units of $66.00 to $92.00 per share, $70.00 to $93.00 per unit, and $32.00 to $36.00 per unit, respectively, by the total number of such shares or common units held by KMI. Citi then calculated the implied total value of the general partner interest and related incentive distribution rights of KMP and EPB held by KMI by multiplying calendar year 2014 estimated distributions in respect of such general partner interest and related incentive distribution rights by a selected indicative trading multiple range for such general partner interest and related incentive distribution rights of 17.0x to 23.0x. Citi calculated the implied total value of KMI's other assets by multiplying calendar year 2014 estimated earnings before interest, taxes, depreciation and amortization, which is referred to as "EBITDA," by a selected indicative precedent transactions multiple range of 9.0x to 12.0x.

        This analysis indicated the following approximate implied per share equity value reference range for KMI on a standalone basis, as compared to KMI's closing stock price on July 14, 2014:

Implied Per Share Equity Value Reference Range for KMI (Standalone)	KMI Per Share Closing Stock Price (July 14, 2014)
$33.77 - $48.59	$35.97

        Citi observed that the approximate implied per share equity value reference range for KMI on a standalone basis derived from this analysis represented a (discount)/premium to KMI's closing stock price on July 14, 2014 of approximately (6.1%) to 35.1%.

        Potential Total Investment Returns Overview.    In order to assist the KMI board of directors in evaluating the potential total investment returns for KMI that could be realized as a result of the proposed Transactions, Citi reviewed the potential total investment returns for selected publicly traded companies in comparison to those for KMI on a pro forma basis and performed a dividend discount analysis of KMI both on a standalone and pro forma basis, as more fully described below.

        Selected Public Companies Potential Total Investment Returns.    Citi reviewed certain financial information of KMI on a pro forma basis, certain financial and stock market information of KMI on a standalone basis and certain publicly available financial and stock market information of the following six selected companies that directly or through affiliates own midstream pipeline operations, which are collectively referred to as the "selected pipeline companies":

  •
  Enbridge Inc.

  •
  Enterprise Products Partners L.P.

  •
  ONEOK, Inc.

  •
  Spectra Energy Corp

  •
  The Williams Companies, Inc.

  •
  TransCanada Corporation

        Citi also reviewed certain publicly available financial and stock market information of the following three selected companies that are dividend-paying utility companies, which are collectively referred to as the "selected utilities companies" and, together with the selected pipeline companies, as the "selected companies":

  •
  Dominion Resources, Inc.

  •
  NiSource Inc.

  •
  Sempra Energy

        Citi reviewed, among other things, calendar year 2015 through calendar year 2017 estimated EBITDA, compound annual growth rates, calendar year 2015 through calendar year 2017 estimated dividend compound annual growth rates, and calendar year 2015 estimated dividend yields of the selected companies. Citi also reviewed estimated potential total investment returns for the selected companies. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of KMI was based on internal financial projections and other estimates of KMI management. The approximate overall low to high calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rates, calendar year 2015 through calendar year 2017 estimated dividend compound annual growth rates, calendar year 2015 estimated dividend yields and estimated potential total investment returns observed for the selected pipeline companies and the selected utilities companies were as follows:

  •
  For the selected pipeline companies:

  •
  calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rates: 4.6% to 21.6% (with a median of 8.6%);

  •
  calendar year 2015 through calendar year 2017 estimated dividend compound annual growth rates: 5.8% to 19.1% (with a median of 9.8%);

  •
  calendar year 2015 estimated dividend yields: 3.1% to 4.0% (with a median of 3.8%); and

  •
  estimated potential total investment returns: 9.6% to 22.1% (with a median of 12.8%).

  •
  For the selected utilities companies:

  •
  calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rates: 6.9% to 9.6% (with a median of 7.5%);

  •
  calendar year 2015 through calendar year 2017 estimated dividend compound annual growth rates: 4.3% to 6.2% (with a median of 5.4%);

  •
  calendar year 2015 estimated dividend yields: 2.7% to 3.7% (with a median of 2.8%); and

  •
  estimated potential total investment returns: 7.0% to 9.7% (with a median of 8.0%).

        Citi observed that the calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rate and estimated dividend compound annual growth rate for KMI on a pro forma basis were approximately 10.8% and 10.0%, respectively. Citi then selected a potential estimated calendar year 2015 dividend yield range for KMI on a pro forma basis of 4.75% to 4.50% which, after taking into account the estimated present value of a potential step-up in tax basis per share of KMI common stock, which is referred to as the "potential tax basis step-up per share," that KMI management projected could result from the proposed Transactions, indicated an approximate implied per share equity value range for KMI of $42.11 to $44.44, respectively, and a potential total investment return range of approximately 14.8% to 14.5%, respectively.

        Dividend Discount Analyses.    Citi performed dividend discount analyses of KMI in order to observe the implied per share equity value reference ranges derived from such analyses for KMI both on a standalone and pro forma basis. Financial data of KMI was based on internal financial projections and other estimates of KMI management.

        Citi performed a standalone dividend discount analysis of KMI by calculating the estimated present value of the dividends per share that KMI on a standalone basis was projected to generate during calendar years ending December 31, 2015 through December 31, 2023. Citi calculated terminal values for KMI on a standalone basis by applying to its calendar year 2023 estimated dividends per share a range of terminal dividend yields of 5.5% to 4.5%. The present values (as of January 1, 2015) of the dividends per share and terminal values were then calculated using discount rates ranging from 7.5% to 9.5%.

        Citi also performed a pro forma dividend discount analysis of KMI after giving effect to the proposed Transactions by calculating the estimated present value of the dividends per share that KMI on a pro forma basis was projected to generate during calendar years ending December 31, 2015 through December 31, 2023, excluding the effects of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions. Citi calculated terminal values for KMI on a pro forma basis by applying to its calendar year 2023 estimated dividends per share a range of terminal dividend yields of 5.5% to 4.5%. The present values (as of January 1, 2015) of the dividends per share and terminal values were then calculated using discount rates ranging from 7.5% to 9.5%. Citi additionally calculated the estimated present value (as of January 1, 2015) of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions during calendar years ending December 31, 2015 through December 31, 2028 using discount rates ranging from 7.5% to 9.5%.

        These analyses indicated the following approximate implied per share equity value reference ranges for KMI on a standalone basis, as compared to the approximate implied per share equity value reference ranges for KMI on a pro forma basis, both excluding and including the estimated present value of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions:

Implied Per Share Equity Value Reference Ranges for KMI
Standalone Basis	Pro Forma Basis (Excluding Potential Tax Basis Step-Up Per Share)	Potential Tax Basis Step-Up Per Share	Pro Forma Basis (Including Potential Tax Basis Step-Up Per Share)
$39.11 - $51.31	$38.92 - $51.03	$4.98 - $5.52	$43.90 - $56.55

        Citi observed that these dividend discount analyses indicated approximate implied per share calendar year 2015 estimated dividend yields for KMI, both excluding and including the estimated present value of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions, ranging from 3.4% to 4.4% and 3.5% to 4.6%, respectively.

        Pro Forma Accretion/Dilution.    Citi reviewed the potential pro forma financial effects of the proposed Transactions on KMI's estimated cash available for dividends and dividends per share of KMI common stock during calendar years 2015 through 2023 assuming, for illustrative purposes, a 10% premium and a 15% premium to KMP, KMR and EPB closing share or unit prices on July 14, 2014 relative to KMI's cash available for dividends and dividends per share of KMI common stock on a standalone basis during such calendar years. Financial data of KMI was based on internal financial projections and other estimates of KMI management. Citi observed that the proposed Transactions could be accretive (dilutive) to KMI's cash available for dividends and dividends per share of KMI common stock on a standalone basis by the following approximate percentages:

	2015	2016	2017	2018	2019	2020	2021	2022	2023
At 10% Premium:
Cash Available for Dividends	21.6%	24.6%	29.1%	35.8%	28.6%	28.5%	24.5%	20.8%	17.5%
Dividends per Share	8.7%	10.6%	17.5%	20.5%	21.0%	22.5%	19.9%	17.4%	15.1%
At 15% Premium:
Cash Available for Dividends	19.6%	22.4%	26.9%	33.4%	26.2%	26.0%	21.9%	18.2%	14.9%
Dividends per Share	8.7%	10.6%	17.5%	20.5%	21.0%	22.5%	19.9%	17.4%	15.1%

        Citi also reviewed the potential pro forma financial effects of the proposed Transactions on distributions per KMP common unit, distributions per KMR share and distributions per EPB common unit for calendar years 2015 through 2023 assuming, for illustrative purposes, a 10% premium and a 15% premium to KMP's, KMR's and EPB's closing share or unit prices on July 14, 2014 relative to distributions per KMP common unit, distributions per KMR share and distributions per EPB common unit on a standalone basis during such calendar years. Financial data of KMP, KMR and EPB were based on internal financial projections and other estimates of KMI management. Citi observed that the proposed Transactions could be accretive (dilutive) to distributions per KMP common unit, distributions per KMR share and distributions per EPB common unit on a standalone basis by the following percentages:

	2015	2016	2017	2018	2019	2020	2021	2022	2023
At 10% Premium:
KMP	(15.2)%	(12.0)%	(7.4)%	(5.5)%	2.1%	4.0%	6.0%	8.2%	10.5%
KMR	(15.2)%	(12.0)%	(7.4)%	(5.5)%	2.1%	4.0%	6.0%	8.2%	10.5%
EPB	(15.9)%	(7.5)%	(3.1)%	4.6%	10.6%	12.3%	14.1%	15.9%	17.7%
At 15% Premium:
KMP	(11.4)%	(8.1)%	(3.2)%	(1.2)%	6.7%	8.7%	10.8%	13.1%	15.5%
KMR	(11.4)%	(8.1)%	(3.2)%	(1.2)%	6.7%	8.7%	10.8%	13.1%	15.5%
EPB	(12.1)%	(3.3)%	1.3%	9.4%	15.7%	17.4%	19.3%	21.1%	23.0%

        The actual results achieved by KMI, KMP, KMR and EPB may vary from projected results and the variations may be material.

        Other Information.    Citi also noted certain additional information, including, among other things, the following:

  •
  implied enterprise values (calculated as equity values based on closing stock or unit prices on July 14, 2014 plus implied market values of KMGP and EPGP (calculated as firm value of the publicly traded general partner less the value of common units held by such general partner and the value of other operations allocated proportionally by contribution of general partner interest and related incentive distributions), total debt and minority interest and less cash and cash equivalents) as a multiple of calendar year 2015 estimated EBITDA and stock or unit prices as a multiple of calendar year 2015 estimated distributable cash flow, among other performance data, for KMI, KMP and EPB assuming, for illustrative purposes, a 10% premium to KMP's and EPB's closing unit prices on July 14, 2014, which indicated calendar year 2015 estimated EBITDA multiples for KMI, KMP and EPB of 15.6x, 14.9x and 14.0x, respectively, and calendar year 2015 estimated distributable cash flow multiples for KMI, KMP and EPB of 19.5x, 15.5x and 14.9x, respectively;

  •
  premiums paid in seven selected GP transactions announced from September 2007 through July 14, 2014 with transaction values ranging from approximately $212 million to $22 billion, based on closing unit prices of the target companies involved in such transactions one day and one month prior to public announcement of the relevant transaction, which transactions reflected overall low to high one-day, one-month and one-month average premiums to the purchase prices paid in the selected transactions of approximately 4.0% to 31.5% (with a mean of 17.2% and a median of 15.6%), 11.4% to 27.0% (with a mean of 21.3% and a median of 22.4%) and 13.6% to 32.2% (with a mean of 19.6% and a median of 18.5%), respectively, and overall low to high one-day, one-month and one-month average premiums to the exchange ratios provided for in the selected transactions of approximately 4.0% to 31.5% (with a mean of 17.9% and a median of 18.8%), 9.4% to 40.0% (with a mean of 21.7% and a median of 20.6%) and 9.3% to 32.1% (with a mean of 19.9% and a median of 18.1%), respectively;

  •
  premiums paid in eight selected MLP transactions announced from October 1997 through July 14, 2014 with transaction values ranging from approximately $1 billion to $6 billion, based on closing unit prices of the target companies involved in such transactions one day and one month prior to public announcement of the relevant transaction, which transactions reflected overall low to high one-day, one-month and one-month average premiums to the purchase prices paid in the selected transactions of approximately 2.2% to 31.8% (with a mean of 16.3% and a median of 15.9%), 2.7% to 39.0% (with a mean of 17.7% and a median of 14.7%) and 2.6% to 36.8% (with a mean of 18.2% and a median of 16.3%), respectively, and overall low to high one-day, one-month and one-month average premiums to the exchange ratios provided for in the selected transactions of approximately 2.2% to 31.8% (with a mean of 16.3% and a median of 15.9%), (0.5%) to 27.1% (with a mean of 12.7% and a median of 12.3%) and 3.3% to 28.1% (with a mean of 15.1% and a median of 15.1%), respectively; and

  •
  implied purchase prices as multiples of current distributions to the general partner, forward distributions to the general partner and forward distributable cash flow to the general partner in (i) eight selected transactions in which GP incentive distribution rights ranged from 2% to 15% announced from February 1997 through March 2014 with transaction values ranging from approximately $19 million to $366 million, which transactions reflected overall low to high multiples of current distributions to the general partner, forward distributions to the general partner and forward distributable cash flow to the general partner of 21.9x to 115.5x (with a mean of 60.6x and a median of 51.4x), 20.9x to 109.5x (with a mean of 44.7x and a median of 31.6x) and 12.8x to 78.7x (with a mean of 32.9x and a median of 24.3x), respectively, (ii) 16 selected transactions in which GP incentive distribution rights ranged from 25% to 30% announced from March 1998 through December 2012 with transaction values ranging from approximately $12 million to $7 billion, which transactions reflected overall low to high multiples of current distributions to the general partner, forward distributions to the general partner and forward distributable cash flow to the general partner of 6.5x to 115.6x (with a mean of 31.5x and a median of 21.6x), 8.5x to 45.4x (with a mean of 24.5x and a median of 22.4x) and 3.8x to 37.5x (with a mean of 14.5x and a median of 12.7x), respectively, and (iii) 16 selected transactions in which GP incentive distribution rights ranged from 45% to 50% announced from July 1999 through May 2013 with transaction values ranging from approximately $88 million to $2 billion, which transactions reflected overall low to high multiples of current distributions to the general partner, forward distributions to the general partner and forward distributable cash flow to the general partner of 10.1x to 42.6x (with a mean of 18.8x and a median of 16.3x), 8.1x to 27.2x (with a mean of 15.8x and a median of 15.4x) and 7.0x to 22.2x (with a mean of 13.5x and a median of 14.1x), respectively.

August 9, 2014 KMI Board Discussion Materials

        Financial analyses and market perspectives provided by Citi to the KMI board of directors on August 9, 2014 included the following:

        Current Performance of KMI on a Standalone Basis.    In order to further assist the KMI board of directors in evaluating certain market perspectives on KMI, KMP and EPB on a standalone basis, Citi reviewed the following:

        Trading Performance of KMI, KMP and EPB Relative to Selected Peers.    In reviewing the stock or unit price performance of KMI, KMP and EPB, Citi compared the stock or unit price performance of KMI, KMP and EPB relative to their respective selected peer group indexes during the one-year and three-year periods ended August 8, 2014 in the case of KMI and during the one-year, three-year and five-year periods ended August 8, 2014 in the case of KMP and EPB. Financial data of the selected peer group indexes and KMI, KMP and EPB were based on publicly available information.

        The selected peer group index for KMI consisted of the following six selected entities that are publicly traded general partners, which are referred to as "GPs," of publicly traded MLPs with midstream pipeline assets:

  •
  EnLink Midstream, LLC

  •
  ONEOK, Inc.

  •
  Plains GP Holdings, L.P.

  •
  Spectra Energy Corp

  •
  Targa Resources Corp.

  •
  The Williams Companies, Inc.

        The selected peer group index for KMP consisted of the following seven selected entities that are publicly traded large diversified MLPs:

  •
  Enbridge Energy Partners, L.P.

  •
  Energy Transfer Partners, L.P.

  •
  Enterprise Products Partners L.P.

  •
  ONEOK Partners, L.P.

  •
  Plains All American Pipeline, L.P.

  •
  Spectra Energy Partners, LP

  •
  Williams Partners L.P.

        The selected peer group index for EPB consisted of the following six selected entities that are publicly traded natural gas pipeline-focused MLPs:

  •
  Boardwalk Pipeline Partners, LP

  •
  EQT Midstream Partners, LP

  •
  Midcoast Energy Partners, L.P.

  •
  QEP Midstream Partners, LP.

  •
  Tallgrass Energy Partners, LP

  •
  TC PipeLines, LP

        Citi observed that (i) shares of KMI common stock appreciated in value during such one-year and three-year periods by approximately 95.7% and 152.7% per share, respectively, relative to the appreciation in value of KMI's selected peer group index of approximately 140.4% and 226.5%, respectively, (ii) KMP common units appreciated in value during such one-year, three-year and five-year periods by approximately 98.0%, 124.4% and 152.2% per unit, respectively, relative to the appreciation in value of KMP's selected peer group index of approximately 114.5%, 164.2% and 212.0%, respectively, and (iii) EPB common units appreciated in value during such one-year, three-year and five-year periods by approximately 80.8%, 104.7% and 174.1% per unit, respectively, relative to the appreciation in value of EPB's selected peer group index of approximately 125.0%, 155.3% and 168.5%, respectively.

        Financial Performance of KMI Relative to Selected Peers.    In reviewing the financial performance of KMI on a standalone basis, Citi compared of the GP distribution compound annual growth rates, expected potential total investment returns, GP firm values, debt ratios and current and calendar year 2015 estimated GP yields of KMI on a standalone basis and the following six selected partnerships that are GPs of publicly traded MLPs, which are referred to as the "selected public partnerships," and six selected companies that are GPs of publicly traded MLPs, which are referred to as the "selected public companies":

  •
  Selected public partnerships:

  •
  Alliance Holdings GP, L.P.

  •
  Atlas Energy, L.P.

  •
  Crestwood Equity Partners LP

  •
  Energy Transfer Partners, L.P.

  •
  NuStar GP Holdings, LLC

  •
  Western Gas Equity Partners, LP

  •
  Selected public companies:

  •
  EnLink Midstream, LLC

  •
  ONEOK, Inc.

  •
  Plains GP Holdings, L.P.

  •
  Spectra Energy Corp

  •
  Targa Resources Corp.

  •
  The Williams Companies, Inc.

        Financial data of the selected public partnerships and the selected public companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of KMI was based on internal financial projections and other estimates of KMI management. The approximate overall low to high GP distribution compound annual growth rates, expected potential total investment returns, GP firm values, debt ratios and current and calendar year 2015 estimated GP yields as of August 8, 2014 for the six selected public partnerships and the six selected public companies were as follows:

  •
  For the six selected public partnerships:

  •
  GP distribution compound annual growth rates: 5.5% to 26.4%;

  •
  expected potential total investment returns: 10.8% to 28.3%;

  •
  GP firm values: $1.8 billion to $33.3 billion;

  •
  debt ratios: 0.0x to 3.4x; and

  •
  current and calendar year 2015 estimated GP dividend yields: 1.9% to 5.3% and 2.5% to 6.4%.

  •
  For the six selected public companies:

  •
  GP distribution compound annual growth rates: 9.0% to 24.3%;

  •
  expected potential total investment returns: 12.3% to 26.5%;

  •
  GP firm values: $5.6 billion to $46.4 billion;

  •
  debt ratios: 0.5x to 4.0x; and

  •
  current and calendar year 2015 estimated GP dividend yields: 2.1% to 4.0% and 2.7% to 4.4%.

        Citi observed the following corresponding data for KMI as of August 8, 2014: (i) a GP distribution compound annual growth rate of approximately 5.8%; (ii) an expected potential total investment return of approximately 10.6%; (iii) a GP firm value of approximately $47.4 billion; (iv) a debt ratio of approximately 3.4x; and (v) a current and calendar year 2015 estimated GP dividend yield of approximately 4.8% and 5.1%.

        Sum-of-the-Parts Analysis of KMI.    Citi performed a sum-of-the-parts analysis of KMI on a standalone basis in order to observe the implied per share equity value reference range derived for KMI from such analysis relative to the closing stock price of KMI as of August 8, 2014. Financial data of KMI was based on internal financial projections and other estimates of KMI management. Citi calculated the implied total value of KMR shares, KMP common units and EPB common units held by KMI by multiplying selected publicly available research analysts' price target ranges for KMR shares, KMP common units and EPB common units of $68.00 to $92.00 per share, $75.00 to $93.00 per unit and $32.00 to $40.00 per unit, respectively, by the total number of such shares or common units held by KMI. Citi then calculated the implied total value of the general partner interest and related incentive distribution rights of KMP and EPB held by KMI by multiplying calendar year 2014 estimated distributions in respect of such general partner interest and related incentive distribution rights by a selected indicative trading multiple range for such general partner interest and related incentive distribution rights of 17.0x to 23.0x. Citi calculated the implied total value of KMI's other assets by multiplying calendar year 2014 estimated EBITDA by a selected indicative precedent transactions multiple range of 9.0x to 12.0x.

        This analysis indicated the following approximate implied per share equity value reference range for KMI on a standalone basis, as compared to KMI's closing stock price on August 8, 2014:

Implied Per Share Equity Value Reference Range for KMI (Standalone)	KMI Per Share Closing Stock Price (August 8, 2014)
$33.91 - $48.93	$36.12

        Citi observed that the approximate implied per share equity value reference range for KMI on a standalone basis derived from this analysis represented a (discount)/premium to KMI's closing stock price on August 8, 2014 of approximately (6.1%) to 35.5%.

        Potential Total Investment Returns Overview.    In order to further assist the KMI board of directors in evaluating the potential total investment returns for KMI that could be realized as a result of the proposed Transactions, Citi reviewed the potential total investment returns for selected publicly traded companies in comparison to those for KMI on a pro forma basis and performed a dividend discount analysis of KMI both on a standalone and pro forma basis, as more fully described below.

        Selected Public Companies Potential Total Investment Returns.    Citi reviewed certain financial information of KMI on a pro forma basis, certain financial and stock market information of KMI on a standalone basis and certain publicly available financial and stock market information of the following six selected companies that directly or through affiliates own midstream pipeline operations, which are collectively referred to as the "selected pipeline companies":

  •
  Enbridge Inc.

  •
  Enterprise Products Partners L.P.

  •
  ONEOK, Inc.

  •
  Spectra Energy Corp

  •
  The Williams Companies, Inc.

  •
  TransCanada Corporation

        Citi also reviewed certain publicly available financial and stock market information of the following three selected companies that are dividend-paying utility companies, which are collectively referred to as the "selected utilities companies" and, together with the selected pipeline companies, as the "selected companies":

  •
  Dominion Resources, Inc.

  •
  NiSource Inc.

  •
  Sempra Energy

        Citi reviewed, among other things, calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rates, calendar year 2015 through calendar year 2017 estimated dividend compound annual growth rates, and calendar year 2015 estimated dividend yields of the selected companies. Citi also reviewed estimated potential total investment returns for the selected companies. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of KMI was based on internal financial projections and other estimates of KMI management. The approximate overall low to high calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rates, calendar year 2015 through calendar year 2017 estimated dividend compound annual growth rates, calendar year 2015 estimated dividend yields and estimated potential total investment returns observed for the selected pipeline companies and the selected utilities companies were as follows:

  •
  For the selected pipeline companies:

  •
  calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rates: 4.9% to 20.7% (with a median of 10.6%);

  •
  calendar year 2015 through calendar year 2017 estimated dividend compound annual growth rates: 5.1% to 13.0% (with a median of 9.8%);

  •
  calendar year 2015 estimated dividend yields: 2.9% to 4.4% (with a median of 4.0%); and

  •
  estimated potential total investment returns: 8.8% to 17.0% (with a median of 12.9%).

  •
  For the selected utilities companies:

  •
  calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rates: 7.3% to 10.4% (with a median of 7.4%);

  •
  calendar year 2015 through calendar year 2017 estimated dividend compound annual growth rates: 4.0% to 6.0% (with a median of 5.4%);

  •
  calendar year 2015 estimated dividend yields: 2.7% to 3.7% (with a median of 2.9%); and

  •
  estimated potential total investment returns: 6.8% to 9.6% (with a median of 7.9%).

        Citi observed that the calendar year 2015 through calendar year 2017 estimated EBITDA compound annual growth rate and estimated dividend compound annual growth rate for KMI on a pro forma basis were approximately 10.8% and 10.0%, respectively. Citi then selected a potential estimated calendar year 2015 dividend yield range for KMI on a pro forma basis of 4.75% to 4.50% which, after taking into account the estimated present value of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions, indicated an approximate implied per share equity value range for KMI of $42.11 to $44.44, respectively, and a potential total investment return range of approximately 14.8% to 14.5%, respectively.

        Dividend Discount Analyses.    Citi performed dividend discount analyses of KMI in order to observe the implied per share equity value reference ranges derived from such analyses for KMI both on a standalone and pro forma basis. Financial data of KMI was based on internal financial projections and other estimates of KMI management. Citi performed a standalone dividend discount analysis of KMI by calculating the estimated present value of the dividends per share that KMI on a standalone basis was projected to generate during calendar years ending December 31, 2015 through December 31, 2023. Citi calculated terminal values for KMI on a standalone basis by applying to its calendar year 2023 estimated dividends per share a range of terminal dividend yields of 5.5% to 4.5%. The present values (as of January 1, 2015) of the dividends per share and terminal values were then calculated using discount rates ranging from 7.5% to 9.0%.

        Citi also performed a pro forma dividend discount analysis of KMI after giving effect to the proposed Transactions by calculating the estimated present value of the dividends per share that KMI on a pro forma basis was projected to generate during calendar years ending December 31, 2015 through December 31, 2023, excluding the effects of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions. Citi calculated terminal values for KMI on a pro forma basis by applying to its calendar year 2023 estimated dividends per share a range of terminal dividend yields of 5.5% to 4.5%. The present values (as of January 1, 2015) of the dividends per share and terminal values were then calculated using discount rates ranging from 7.5% to 9.0%. Citi additionally calculated the estimated present value (as of January 1, 2015) of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions during calendar years ending December 31, 2015 through December 31, 2029 using discount rates ranging from 7.5% to 9.0%.

        These analyses indicated the following approximate implied per share equity value reference ranges for KMI on a standalone basis, as compared to the approximate implied per share equity value reference ranges for KMI on a pro forma basis, both excluding and including the estimated present value of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions:

Implied Per Share Equity Value Reference Ranges for KMI
Standalone Basis	Pro Forma Basis (Excluding Potential Tax Basis Step-Up Per Share)	Potential Tax Basis Step-Up Per Share	Pro Forma Basis (Including Potential Tax Basis Step-Up Per Share)
$40.43 - $51.29	$41.83 - $52.86	$3.27 - $3.57	$45.10 - $56.43

        Citi observed that these dividend discount analyses indicated approximate implied per share calendar year 2015 estimated dividend yields for KMI, both excluding and including the estimated present value of the potential tax basis step-up per share that KMI management projected could result from the proposed Transactions, ranging from 3.3% to 4.1% and 3.5% to 4.4%, respectively.

        Pro Forma Accretion/Dilution.    Citi reviewed the potential pro forma financial effects of the proposed Transactions on KMI's estimated cash available for dividends and dividends per share of KMI common stock during calendar years 2015 through 2023 assuming a 12.0% premium to KMP's closing unit price on August 8, 2014, a 16.5% premium to KMR's closing share price on August 8, 2014 and a 15.4% premium to EPB's closing unit price on August 8, 2014 relative to KMI's cash available for dividends and dividends per share of KMI common stock on a standalone basis during such calendar years. Financial data of KMI was based on internal financial projections and other estimates of KMI management. Citi observed that the proposed Transactions could be accretive (dilutive) to KMI's cash available for dividends and dividends per share of KMI common stock on a standalone basis by the following approximate percentages:

	2015	2016	2017	2018	2019	2020	2021	2022	2023
Cash Available for Dividends	21.9%	23.7%	28.8%	36.2%	29.0%	29.3%	25.3%	21.2%	17.1%
Dividends per Share	8.7%	10.6%	17.5%	20.5%	21.1%	28.3%	25.3%	21.2%	17.1%

        Citi also reviewed the potential pro forma financial effects of the proposed Transactions on distributions per KMP common unit, distributions per KMR share and distributions EPB common unit for calendar years 2015 through 2023 assuming a 12.0% premium to KMP's closing unit price on August 8, 2014, a 16.5% premium to KMR's closing share price on August 8, 2014 and a 15.4% premium to EPB's closing unit price on August 8, 2014 relative to distributions per KMP common unit, distributions per KMR share and distributions per EPB common unit on a standalone basis during such calendar years. Financial data of KMP, KMR and EPB were based on internal financial projections and other estimates of KMI management. Citi observed that the proposed Transactions could be accretive (dilutive) to distributions per KMP common unit, distributions per KMR share and distributions per EPB common unit on a standalone basis by the following percentages:

	2015	2016	2017	2018	2019	2020	2021	2022	2023
KMP	(14.5)%	(11.3)%	(6.7)%	(4.7)%	2.9%	9.9%	11.8%	12.6%	13.4%
KMR	(14.8)%	(11.5)%	(6.9)%	(5.0)%	2.7%	9.6%	11.5%	12.4%	13.2%
EPB	(17.4)%	(9.1)%	(4.8)%	2.8%	8.7%	15.7%	17.3%	17.7%	18.0%

        The actual results achieved by KMI, KMP, KMR and EPB may vary from projected results and the variations may be material.

        Other Information.    Citi also noted certain additional information, including, among other things, implied enterprise values (calculated as equity values based on closing stock or unit prices on August 8, 2014 plus implied market values of KMGP and EPGP (calculated as firm value of the publicly traded general partner less the value of common units held by such general partner and the value of other operations allocated proportionally by contribution of general partner interest and related incentive distributions), total debt and minority interest and less cash and cash equivalents) as a multiple of calendar year 2015 estimated EBITDA and stock or unit prices as a multiple of calendar year 2015 estimated distributable cash flow, among other performance data, for KMI, KMP and EPB assuming a 12.0% and 15.4% premium to KMP's and EPB's closing unit prices on August 8, 2014, respectively, which indicated calendar year 2015 estimated EBITDA multiples for KMI, KMP and EPB of 15.6x, 15.0x and 13.8x, respectively, and calendar year 2015 estimated distributable cash flow multiples for KMI, KMP and EPB of 19.6x, 15.7x and 14.7x, respectively.

Miscellaneous

        KMI has agreed to pay Citi for its services as a financial advisor to KMI in connection with the proposed Transactions an aggregate fee of $5 million, payable contingent upon consummation of the Transactions. In addition, KMI has agreed to reimburse Citi for certain expenses, including reasonable fees and expenses of counsel, and to indemnify Citi and certain related parties against liabilities, including liabilities under federal securities laws, arising from Citi's engagement. Citi and its affiliates also are participating in the bridge facility as a syndication agent, documentation agent and lender and in the replacement revolving credit facility as syndication agent and as a joint lead arranger, joint bookrunner, and lender for which services Citi and its affiliates have received or will receive compensation.

        Citi and its affiliates in the past have provided, currently are providing and/or in the future may provide services to KMI, KMP, KMR, EPB and their respective affiliates unrelated to the proposed Transactions for which services Citi and its affiliates have received and may receive compensation including, during the two-year period prior to the KMI board meeting on August 9, 2014 at which the proposed Transactions were approved, having acted or acting (i) as financial advisor in connection with certain merger and acquisition transactions, (ii) as a syndication agent, lead arranger, book-running manager and collateral agent for, and as a lender under, certain credit facilities of KMI, KMP and certain affiliates of EPB and (iii) as a sales agent, underwriter, co-manager and book-running manager for certain securities offerings of KMI, KMP and EPB, for which services Citi and its affiliates received aggregate fees totaling approximately $12.8 million. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of KMI, KMP, KMR, EPB and their respective affiliates for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with KMI, KMP, KMR, EPB and their respective affiliates.

        KMI selected Citi to act as a financial advisor to KMI in connection with the proposed Transactions based on Citi's reputation, experience and familiarity with KMI and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Interests of Certain Persons in the Transactions

        In considering the recommendations of our board with respect to the proposals to be voted on at the special meeting, stockholders should be aware that some of our executive officers and directors have interests in the Transactions that may differ from, or may be in addition to, the interests of stockholders generally. These interests may present such directors and executive officers with actual or potential conflicts of interests, and these interests, to the extent material, are described below. Our board of directors was aware of these interests and considered them, among other matters, prior to providing its recommendations with respect to the proposals.

Common Directors and Executive Officers

        The following KMI directors and executive officers are directors and executive officers of KMGP, KMR and EPGP:

  •
  Richard D. Kinder is Director, Chairman and Chief Executive Officer of KMI, KMR, KMGP and EPGP;

  •
  Steven J. Kean is Director, President and Chief Operating Officer of KMI, KMR, KMGP and EPGP;

  •
  Kimberly A. Dang is Vice President and Chief Financial Officer of KMI, KMR and KMGP and Vice President of EPGP;

  •
  David R. DeVeau is Vice President and General Counsel of KMI, KMR, KMGP and EPGP;

  •
  Thomas A. Martin is Vice President (President, Natural Gas Pipelines) of KMI, KMR, KMGP and EPGP and a Director of EPGP;

  •
  Dax A. Sanders is Vice President, Corporate Development of KMI, KMR, KMGP and EPGP; and

  •
  Lisa M. Shorb is Vice President, Human Resources, Information Technology and Administration of KMI, KMR, KMGP and EPGP.

Each of these individuals will retain his or her positions with KMI following the Transactions.

Unit and Share Ownership of Directors and Executive Officers

        Certain of our directors and executive officers beneficially own equity securities of one or more of the parties to the Transactions, and these directors and executive officers will receive the applicable merger consideration upon completion of the Transactions. Please see "—Security Ownership of Certain Beneficial Owners and Management of KMI" for further detail.

No Severance or Similar Payments

        No executive officer of KMI, KMGP, KMR or EPB is entitled to or will receive any severance payments or "golden parachute compensation" in connection with the Transactions.

Security Ownership of Certain Beneficial Owners and Management of KMI

        The following table sets forth information as of October 20, 2014, regarding the beneficial ownership of our common stock (i) by each of our directors, by our principal executive officer, principal financial officer and three other most highly compensated executive officers (referred to as the named executive officers) and by all directors and executive officers as a group; and (ii) by each person known by us to own beneficially at least 5% of such shares. Except as noted otherwise, each beneficial owner has sole voting power and sole investment power over the shares listed. Unless noted otherwise, the address of each person below is c/o Kinder Morgan, Inc., 1001 Louisiana Street, Suite 1000, Houston, Texas 77002.

	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(a)
Richard D. Kinder(b)	243,100,000	23.6%
Steven J. Kean(c)	7,119,843	*
Anthony W. Hall, Jr.(d)	119,499	*
Deborah A. Macdonald	10,000	*
Michael J. Miller(e)	68,886,536	6.7%
Michael C. Morgan(f)	4,272,622	*
Fayez Sarofim(g)	31,483,438	3.1%
C. Park Shaper(h)	10,643,504	1.0%
Joel V. Staff(i)	26,806	*
John M. Stokes(e)	68,886,536	6.7%
Robert F. Vagt(j)	71,076	*
Kimberly A. Dang(k)	2,110,690	*
David R. DeVeau(l)	213,772	*
Thomas A. Martin(m)	883,824	*
Directors and executive officers as a group (16 persons)(n)	369,340,834	35.9%
Capital World Investors(o)	76,109,545	7.4%
Highstar Capital LP(e)	68,866,536	6.7%
Lone Pine Capital LLC and Stephen F. Mandel, Jr.(p)	69,913,434	6.4%

*
Less than 1%.

(a)
Calculated based on 1,028,229,501 shares outstanding as of October 20, 2014.

(b)
Includes 40,467 shares owned by Mr. Kinder's wife. Mr. Kinder disclaims any and all beneficial or pecuniary interest in the shares owned by his wife. Also includes 11,072,258 shares held by a limited partnership of which Mr. Kinder controls the voting and disposition power. Mr. Kinder disclaims 99% of any beneficial and pecuniary interest in these shares.

(c)
Excludes 754,717 restricted KMI shares subject to forfeiture and voting restrictions that lapse on July 16, 2019. Includes 230,000 shares held by a limited partnership. Mr. Kean is the sole general partner of the limited partnership, and two trusts of which family members of Mr. Kean are sole beneficiaries and Mr. Kean is sole trustee each own a 49.5% limited partner interest in the limited partnership. Mr. Kean disclaims beneficial ownership of the shares held by the limited partnership except to the extent of his pecuniary interest therein. Also includes 425,000 shares owned by a charitable foundation of which Mr. Kean is a member of the board of directors and shares voting and investment power. Mr. Kean disclaims any beneficial ownership in these 425,000 shares.

(d)
Amount includes warrants to purchase 72,239 shares of our common stock held by Mr. Hall.

(e)
Includes 34,312,729 shares owned by Highstar III Knight Acquisition Sub, L.P. and 34,553,807 shares owned by Highstar KMI Blocker LLC (together, the "Highstar Entities"). Affiliates of PineBridge Investments LLC ("PineBridge") serve as the general partner of Highstar III Knight Acquisition Sub, L.P. and the managing member of Highstar KMI Blocker LLC and, accordingly, may be deemed to beneficially own the shares owned of record by the Highstar Entities. PineBridge has delegated management authority for such general partner and managing member to Highstar Capital LP, which also serves as the investment manager for the Highstar Entities. Highstar Capital LP is controlled by Christopher Lee, Mr. Miller, Mr. Stokes, Christopher Beall and Scott Litman and, in such capacities, these individuals may be deemed to share beneficial ownership of the shares beneficially owned by the Highstar Entities. Such individuals expressly disclaim any such beneficial ownership, except to the extent of their pecuniary interest therein, if any. The address of Highstar Capital LP and the Highstar Entities is 277 Park Avenue, 45th floor, New York, New York 10172.

(f)
Includes 3,500,000 shares owned by Portcullis Partners, LP, a private investment partnership. Mr. Morgan is President of Portcullis Partners, LP and has sole voting and dispositive power with respect to such shares. Also includes 572,622 shares owned by trusts of which Mr. Morgan has voting and dispositive power. Amount includes warrants to purchase 200,000 shares of our common stock held by Portcullis Investments, LP, a private investment partnership of which Mr. Morgan has sole voting and dispositive power.

(g)
Includes 8,679,983 shares held in entities indirectly controlled by Mr. Sarofim over which Mr. Sarofim or entities controlled by him have shared voting and/or dispositive power. Also includes 15,800 shares held by trusts of which Mr. Sarofim is the sole trustee, but in which he has no pecuniary interest.

(h)
Includes 457,784 shares held by a limited partnership of which Mr. Shaper controls the voting and disposition power. Mr. Shaper disclaims 98% of any beneficial and pecuniary interest in these shares. Also includes 8,500,000 shares held by a limited liability company with respect to which Mr. Shaper controls the voting and disposition power.

(i)
Amount includes warrants to purchase 747 shares of our common stock held by Mr. Staff.

(j)
Amount includes warrants to purchase 39,247 shares of our common stock held by Mr. Vagt.

(k)
Excludes 226,416 restricted KMI shares subject to forfeiture and voting restrictions that lapse on July 16, 2019. Includes 2,026,048 shares held by a limited partnership of which Ms. Dang controls the voting and disposition power. Ms. Dang disclaims 10% of any beneficial and pecuniary interest in these shares. Amount includes warrants to purchase 192 shares of our common stock held by Ms. Dang.

(l)
Excludes 125,787 restricted KMI shares subject to forfeiture and voting restrictions that lapse on July 16, 2018.

(m)
Excludes 226,416 restricted KMI shares subject to forfeiture and voting restrictions that lapse on July 16, 2019. Includes 148,950 shares held by a trust for the benefit of family members of Mr. Martin with respect to which Mr. Martin shares voting and disposition power. Mr. Martin disclaims any beneficial ownership in these shares.

(n)
See notes (b) through (m). Also excludes 138,349 restricted KMI shares subject to forfeiture and voting restrictions that lapse between July 16, 2016 and July 16, 2019. Also includes 174,019 shares held by limited partnerships, limited liability companies or trusts with respect to which executive officers have sole or shared voting or disposition power, but in respect of which shares the executive officers disclaim all or a portion of any beneficial or pecuniary interest.

(o)
According to a Schedule 13G/A filed on February 13, 2014, as of December 31, 2013, Capital World Investors may be deemed to beneficially own 57,536,545 shares and warrants to purchase 18,573,000 shares of our common stock.

(p)
According to a Schedule 13G/A filed on February 14, 2014, as of December 31, 2013, Lone Pine Capital LLC and Stephen F. Mandel, Jr. may be deemed to beneficially own warrants to purchase 69,913,434 shares of our common stock.

        The following table sets forth information as of October 20, 2014, regarding the beneficial ownership of KMP common units, KMR shares and EPB common units by each of our directors, each of the named executive officers and all of our directors and executive officers as a group.

	KMP Common Units		KMR Shares		EPB Common Units
Name of Beneficial Owner	Number of Units	Percent of Class(a)	Number of Shares	Percent of Class(a)	Number of Units	Percent of Class(a)
Richard D. Kinder(b)	333,774	*	344,181	*	128,000	*
Steven J. Kean	10,830	*	5,752	*	18,000	*
Anthony W. Hall, Jr.	—	—	—	—	—	—
Deborah A. Macdonald	1,000	*	—	—	—	—
Michael J. Miller	—	—	—	—	—	—
Michael C. Morgan(c)	—	—	5,204	*	—	—
Fayez Sarofim(d)	6,963,035	2.1%	660	—	10,250	—
C. Park Shaper	4,000	*	43,101	*	—	—
Joel V. Staff	1,500	*	—	—	4,225	*
John M. Stokes	—	—	—	—	—	—
Robert F. Vagt	—	—	—	—	—	—
Kimberly A. Dang	121	*	715	*	—	—
David R. DeVeau	—	—	1,415	*	—	—
Thomas A. Martin	—	—	6,128	*	—	—
Directors and executive officers as a group (16 persons)(e)	7,314,522	2.2%	408,118	*	162,475	*

*
Less than 1%.

(a)
Calculated based on 326,239,985 KMP common units, 133,966,228 KMR shares and 233,151,329 EPB common units, as applicable, issued and outstanding as of October 20, 2014.

(b)
Includes 7,879 KMP common units and 1,366 KMR shares owned by Mr. Kinder's spouse. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these KMP common units and KMR shares.

(c)
Includes 5,181 KMR shares held by Portcullis Investments, LP, a private investment partnership of which Mr. Morgan has sole voting and dispositive power.

(d)
Includes 4,613,035 KMP common units held in entities indirectly controlled by Mr. Sarofim and/or advisory/managed accounts over which Mr. Sarofim or entities controlled by him have shared voting and/or dispositive power. Mr. Sarofim disclaims all beneficial and pecuniary interest in 1,413,035 of these KMP common units. Also includes 660 KMR shares and 10,250 EPB common units held in entities indirectly controlled by Mr. Sarofim and/or advisory/managed accounts over which Mr. Sarofim or entities controlled by him have shared voting and/or dispositive power. Mr Sarofim disclaims all pecuniary interest in these KMR shares and EPB common units.

(e)
See notes (b) through (d).

No Appraisal Rights

        We are not one of the constituent corporations in any of the Transactions. Under Delaware law and our certificate of incorporation, KMI stockholders will not have appraisal rights in connection with the proposals or the Transactions.

Accounting Treatment of the Transactions

        The mergers will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation—Overall—Changes in a Parent's Ownership

Interest in a Subsidiary. As KMI controls each of KMP, KMR and EPB and will control each of them after the mergers, the changes in KMI's ownership interest in each of KMP, KMR and EPB will be accounted for as an equity transaction and no gain or loss will be recognized in KMI's consolidated statements of income resulting from the mergers.

Regulatory Approvals Required for the Transactions

        The transactions contemplated by the KMP merger agreement may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements under the HSR Act have been satisfied. On August 15, 2014, KMI and KMP filed the required HSR forms with the Antitrust Division and the FTC. The Antitrust Division and the FTC granted early termination of the applicable waiting period under the HSR Act on August 22, 2014.

        We are unaware of any other material regulatory approvals that must be received or filings that must be made in order to consummate the Transactions.

Directors and Executive Officers of KMI After the Transactions

        Our directors and executive officers prior to the merger will continue as our directors and executive officers after the merger, except one of the current two directors nominated by Highstar Capital LP, which is referred to as "Highstar," will step down as a result of Highstar's ownership in KMI being reduced below 5% due to dilution as a result of the Transactions. For further information, please see the description of the shareholders agreement in our proxy statement on Schedule 14A filed on April 9, 2014 and incorporated herein by reference. Additionally, the non-employee directors of KMR, KMGP and EPGP have been offered the opportunity to become members of our board of directors after the Transactions.

Listing of Our Common Stock

        It is a condition to closing each merger that our common stock to be issued in the mergers to KMP unitholders, KMR shareholders and EPB unitholders, as applicable, be approved for listing on the NYSE, subject to official notice of issuance.

Delisting and Deregistration of KMP Common Units, KMR Shares and EPB Common Units

        If the mergers are completed, the KMP common units, KMR shares and EPB common units will cease to be listed on the New York Stock Exchange and will be deregistered under the Exchange Act.

Ownership of KMI after the Transactions

        We will issue approximately 667 million, 296 million and 133 million shares of our common stock to former KMP unitholders, KMR shareholders and EPB unitholders, respectively, pursuant to the respective mergers. As a result, immediately following the completion of the Transactions, we expect to have at least 2,124 million shares of our common stock outstanding. Former KMP common unitholders, KMR shareholders and EPB common unitholders are therefore expected to hold approximately 31.4%, 13.9% and 6.3%, respectively, and approximately 51.6%, collectively, of the aggregate shares of our common stock outstanding immediately after the Transactions.

Litigation Relating to the Mergers

        Four putative class action lawsuits were filed in the Court of Chancery of the State of Delaware in connection with the proposed merger transactions: (i) William Bryce Arendt v. Kinder Morgan Energy Partners, L.P., et al., Case No. 10093-VCL; (ii) The Haynes Family Trust U/A. v. Kinder Morgan Energy Partners, L.P., et al., Case No. 10118-VCL; (iii) George H. Edwards, et al., v. El Paso Pipeline Partners, L.P., et al., Case No. 10160-VCL; and (iv) Irwin Berlin v. Kinder Morgan Energy Partners, L.P., et al., Case No. 10191-VCL. On September 28, 2014, the Arendt and Haynes actions were consolidated under the caption In re Kinder Morgan Energy Partners, L.P. Unitholders Litigation, Case No. 10093-VCL, with the complaint in the Haynes action designated as the operative complaint. Among the relief sought in the complaints filed in these lawsuits is to enjoin one or more of the proposed merger transactions.

        The plaintiffs in the In re Kinder Morgan Energy Partners, L.P. Unitholders Litigation action allege that (i) KMR, KMGP, and individual defendants breached the express terms of and their duties under the KMP partnership agreement, including the implied duty of good faith and fair dealing, by entering into the KMP Transaction and by failing to adequately disclose material facts related to the transaction; (ii) KMI aided and abetted such breach; and (iii) KMI tortiously interfered with the rights of the plaintiffs and the putative class under the KMP partnership agreement by causing KMGP and the individual defendants to breach their duties under the KMP partnership agreement. Further, plaintiffs allege that the KMP partnership agreement mandates that the transaction be approved by two-thirds of KMP's limited partner interests. On September 26, 2014, plaintiffs filed a motion for expedited proceedings. On September 29, 2014, plaintiffs filed a motion for a preliminary injunction seeking to enjoin the KMP vote.

        In the George H. Edwards, et al. v. El Paso Pipeline Partners, L.P., et al. action, plaintiffs allege that (i) EPGP breached the implied duty of good faith and fair dealing by approving the EPB transaction in bad faith; (ii) EPGP, the EPGP directors named as defendants, E Merger Sub LLC, and KMI aided and abetted such breach; (iii) EPGP breached its duties under the EPB partnership agreement, including the implied duty of good faith and fair dealing; and (iv) EPB, the EPGP directors named as defendants, E Merger Sub LLC, and KMI aided and abetted such breach and tortiously interfered with the rights of the EPB unitholders under the EPB partnership agreement.

        The plaintiffs also allege that (i) KMR and KMGP breached their duties under the KMP partnership agreement including the implied duty of good faith and fair dealing; and (ii) KMP, the KMGP directors named as defendants, P Merger Sub LLC, and KMI aided and abetted such breach and tortiously interfered with the rights of the KMP unitholders under the KMP partnership agreement. In addition, plaintiffs allege that KMR and KMGP breached the residual fiduciary duties owed to KMP unitholders, and KMP, the KMGP directors named as defendants, P Merger Sub LLC, and KMI aided and abetted such breach. Finally, plaintiffs allege that the KMP partnership agreement mandates that the KMP merger be approved, alternatively, by at least 95% of all of KMP's limited partner interests, by at least two-thirds of KMP's limited partner interests, or by at least two-thirds of KMP's common unitholders.

        On September 26, 2014, plaintiffs filed a motion for expedited discovery, and a motion for a preliminary injunction seeking to enjoin the KMP vote.

        On October 7, 2014, the Court ruled that expedited discovery and expedited proceedings could proceed with respect to claims relating to the vote required to approve the KMP merger. The Court has scheduled a hearing on this matter for October 31, 2014.

        In the Irwin Berlin v. Kinder Morgan Energy Partners, L.P., et al. action, plaintiff alleges that (i) KMR, KMGP, KMI, and members of the Board of Directors of KMGP breached their fiduciary duties by entering into the KMP Transaction and by failing to adequately disclose material facts related to the transaction; (ii) KMI aided and abetted such breach; and (iii) KMGP breached its duty of good faith and fair dealing. Although KMP is listed as a defendant in the caption, no claims are asserted against it in the complaint.

        The defendants believe the allegations against them lack merit, and they intend to vigorously defend these lawsuits.

RISK FACTORS

        In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section titled "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding whether to vote for the charter amendment proposal and the stock issuance proposal. In addition, you should read and carefully consider the risks associated with our business. These risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement. For further information regarding the documents incorporated into this proxy statement by reference, please see the sections titled "Where You Can Find More Information" and "Incorporation by Reference." Realization of any of the risks described below, any of the events described under "Cautionary Statement Regarding Forward-Looking Statements" or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on our business, financial condition, cash flows and results of operations and could result in a decline in the trading price of our common stock.

The mergers that are part of the Transactions are contingent upon each other, are subject to other substantial conditions and may not be consummated even if the required KMI stockholder, KMP unitholder, KMR shareholder and EPB unitholder approvals are obtained.

        Completion of each merger is contingent upon completion of the other two mergers. No merger will occur unless all three mergers occur.

        Each merger agreement contains other conditions that, if not satisfied or waived, would result in the applicable merger not occurring, even though the KMI stockholders and the KMP unitholders, KMR shareholders or EPB unitholders, as applicable, may have voted in favor of the merger-related proposals presented to them. Satisfaction of some of the conditions to the mergers, such as receipt of required regulatory approvals, is not entirely in the control of the parties to the merger agreements. In addition, we and the other parties to each merger agreement can agree not to consummate the merger even if all stockholder and unitholder or shareholder approvals have been received. The closing conditions to a merger may not be satisfied, and we or the other parties to the applicable merger agreement may choose not to, or may be unable to, waive an unsatisfied condition, which may cause such merger not to occur. See "The KMP Merger Agreement—Conditions to Completion of the Merger," "The KMR Merger Agreement—Conditions to Completion of the Merger" and "The EPB Merger Agreement—Conditions to Completion of the Merger."

KMI is subject to provisions that limit its ability to pursue alternatives to the KMP merger and the KMR merger, could discourage a potential competing acquirer of KMI from making a favorable alternative transaction proposal and, in specified circumstances under the KMP or KMR merger agreements, could require KMI to pay a termination fee to KMP or KMR.

        Under the KMP merger agreement and the KMR merger agreement, KMI is restricted from entering into alternative transactions. Unless and until the merger agreement is terminated, subject to specified exceptions (which are discussed in more detail in "The KMP Merger Agreement—Termination" and "The KMR Merger Agreement—Termination"), KMI is restricted from soliciting, initiating, knowingly facilitating, knowingly encouraging or knowingly inducing or negotiating, any inquiry, proposal or offer for a competing acquisition proposal with any person. Under the KMP and KMR merger agreements, in the event of a potential change by the KMI board of its recommendation with respect to the charter amendment proposal or the stock issuance proposal in light of a superior proposal or intervening event, KMI must provide KMP and KMR, as the case may be, with five days' notice to allow KMP and KMR to propose an adjustment to the terms and conditions of its merger agreement. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of KMI from considering or proposing that acquisition, even if such third party were prepared to pay consideration beneficial to KMI stockholders, or might result in a potential competing acquirer of KMI proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination fee that may become payable in specified circumstances.

We are subject to provisions under the KMP and KMR merger agreements that, in specified circumstances, could require us to pay a termination fee to KMP or KMR, as applicable.

        Under the KMP merger agreement and the KMR merger agreements we may be required to pay to KMP or KMR, as applicable, a termination fee (as discussed in more detail in "The KMP Merger Agreement—Termination Fees" and "The KMR Merger Agreement—Termination Fees") if such merger agreement is terminated under specified circumstances, such as certain changes by our board of directors in its recommendation to stockholders regarding the charter amendment proposal and the stock issuance proposal. If such a termination fee is payable, the payment of this fee could have material and adverse consequences to our financial condition and operations. For a discussion of the restrictions on our board of directors' ability to change its recommendation, see "The KMP Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change," "The KMR Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change" and "The EPB Merger Agreement—KMI Recommendation and KMI Adverse Recommendation Change."

Some of our directors and executive officers have certain interests that are different from those of our stockholders generally.

        Some of our directors and executive officers have interests that may be different from, or in addition to, your interests as a KMI stockholder. You should consider these interests in voting on the proposals. These different interests are described under "The Transactions—Interests of Certain Persons in the Transactions."

We and the other parties will incur substantial transaction-related costs in connection with the Transactions.

        We and the other parties to the Transactions expect to incur a number of non-recurring transaction-related costs associated with completing the Transactions, which are currently estimated to total approximately $90 million, excluding expenses associated with expected financings, which expenses could be substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs. There can be no assurance that the elimination of certain costs due to the fact that KMP, KMR and EPB will no longer be public companies will offset the incremental transaction-related costs over time. Thus, any net cost savings may not be achieved in the near term, the long term or at all.

Failure to complete, or significant delays in completing, the Transactions could negatively affect the trading price of our common stock and our future business and financial results.

        Completion of the Transactions is not assured and is subject to risks, including the risks that approval of the merger by the KMP, KMR and EPB unitholders or shareholders or by governmental agencies is not obtained or that other closing conditions are not satisfied. If the Transactions are not completed, or if there are significant delays in completing the Transactions, the trading price of our common stock and our future business and financial results could be negatively affected, and we will be subject to several risks, including the following:

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  the parties may be liable for damages to one another under the terms and conditions of the merger agreements;

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  negative reactions from the financial markets, including declines in the prices of our common stock, KMP common units, KMR shares or EPB common units due to the fact that current prices may reflect a market assumption that the Transactions will be completed;

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  having to pay certain significant costs relating to the Transactions, including, in certain circumstances, a termination fee to KMP and/or KMR, as described in "The KMP Merger Agreement—Termination Fees" and "The KMR Merger Agreement—Termination Fees"; and

  •
  the attention of management of KMI, KMP, KMR and EPB will have been diverted to the Transactions rather than KMI's KMP's, KMR's and EPB's own operations and pursuit of other opportunities that could have been beneficial to it.

The fairness opinion rendered to our board of directors by its financial advisor was based on the financial analysis performed by the financial advisor, which considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to the financial advisor, as of the date of its opinion. As a result, this opinion does not reflect changes in events or circumstances after the date of the opinion. Our board of directors has not obtained, and does not expect to obtain, an updated fairness opinion from its financial advisor reflecting changes in circumstances that may have occurred since the signing of the merger agreements.

        The fairness opinion rendered to our board of directors by Barclays Capital was provided in connection with, and at the time of, our board of directors' evaluation of the three mergers and the related merger agreements. This opinion was based on the financial analysis performed, which considered market and other conditions then in effect, and financial forecasts and other information made available to Barclays Capital, as of the date of its opinion, which may have changed, or may change, after the date of the opinion. Our board of directors has not obtained an updated opinion as of the date of this proxy statement from its financial advisor, and it does not expect to obtain an updated opinion prior to completion of the mergers. Changes in the operations and prospects of KMI, KMP, KMR or EPB, general market and economic conditions and other factors which may be beyond the control of KMI, KMP, KMR and EPB, and on which the fairness opinion was based, may have altered the value of KMI, KMP, KMR or EPB, or the prices of our common stock, KMP common units, KMR shares or EPB common units since the date of such opinion, or may alter such values and prices by the time the mergers are completed. The opinion does not speak as of any date other than the date of the opinion. For a description of the opinion that our board of directors received from its financial advisor, please refer to "The Transactions—Opinion of Barclays Capital Inc."

The financial estimates in this proxy statement are based on various assumptions that may not be realized.

        The financial estimates set forth in the forecast included under "The Transactions—Projected Financial Information" are based on assumptions of, and information available to, management of KMI at the time they were prepared and provided to our board of directors and its financial advisor. We do not know whether the assumptions made will be realized. They can be adversely affected by known or unknown risks and uncertainties, many of which are beyond our control. Many factors mentioned in this proxy statement, including the risks outlined in this "Risk Factors" section and the events and/or circumstances described under "Cautionary Statement Regarding Forward-Looking Statements" will be important in determining our, KMP's, KMR's and EPB's future results. As a result of these contingencies, actual future results may vary materially from our estimates. In view of these uncertainties, the inclusion of the projected financial information in this proxy statement is not and should not be viewed as a representation that the forecasted results will be achieved.

        The projected financial information contains possible scenarios for internal use and was not prepared with a view toward public disclosure, nor with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation, other than as required by applicable law, to update the projected financial information herein to reflect events or circumstances after the date the projected financial information was prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

        The projected financial information included in this proxy statement has been prepared by, and is the responsibility of, KMI. PricewaterhouseCoopers LLP, our independent accountants, have not compiled, examined or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and, accordingly, PricewaterhouseCoopers LLP assumes no responsibility for, and disclaims any association with, such projected financial information. The reports of PricewaterhouseCoopers LLP incorporated by reference in this proxy statement relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this proxy statement and should not be read to do so. See "The Transactions—Projected Financial Information" for more information.

Our substantial debt could adversely affect our financial health and make us more vulnerable to adverse economic conditions.

        In connection with the Transactions, we expect to incur approximately $4.2 billion of indebtedness either under the bridge facility or in capital markets transactions. As a result, as of June 30, 2014, on a pro forma basis after giving effect to the Transactions, we would have had approximately $39.3 billion of consolidated debt (excluding debt fair value adjustments). If we borrow under the bridge facility, it will increase our exposure to floating rate debt. Additionally, in connection with the Transactions, we, KMP, EPB and substantially all of our respective wholly owned subsidiaries with debt will enter into a cross guarantee arrangement whereby each entity will unconditionally guarantee the indebtedness of each other entity, thereby causing us to become liable for the debt of each of such subsidiaries. This level of debt and this cross guarantee arrangement could have important consequences, such as:

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  limiting our ability to obtain additional financing to fund our working capital, capital expenditures, debt service requirements or potential growth or for other purposes;

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  increasing the cost of our future borrowings;

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  limiting our ability to use operating cash flow in other areas of our business or to pay dividends because we must dedicate a substantial portion of these funds to make payments on our debt;

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  placing us at a competitive disadvantage compared to competitors with less debt; and

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  increasing our vulnerability to adverse economic and industry conditions.

        Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which will be beyond our control. If our operating results are not sufficient to service our indebtedness, including the cross-guaranteed debt, and any future indebtedness that we may incur, we will be forced to take actions, which may include reducing dividends, reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets or seeking additional equity capital. We may not be able to effect any of these actions on satisfactory terms or at all.

        To the extent indebtedness incurred in connection with the Transactions is floating rate debt, such as would be the case pursuant to the bridge facility, each of KMI's, KMP's, KMR's and EPB's exposure to floating rate debt would increase.

Purported class action complaints have been filed challenging the merger transactions, and an unfavorable judgment or ruling in these lawsuits could prevent or delay the consummation of the proposed merger and result in substantial costs.

        Three purported class action lawsuits are currently pending that challenge the merger transactions. Each of the actions names KMI, KMGP, KMR, Richard D. Kinder, Steven J. Kean, Ted A. Gardner, Gary L. Hultquist, and Perry M. Waughtal as defendants. Additionally, KMP, P Merger Sub LLC, E

Merger Sub LLC, EPB, EPGP, Ronald L. Kuehn, Jr., Thomas A. Martin, Arthur C. Reichstetter, and William A. Smith are named as defendants in one of the pending actions. Among other remedies, the plaintiffs seek to enjoin one or more of the proposed merger transactions. If these lawsuits are not dismissed or otherwise resolved, they could prevent and/or delay completion of the merger transactions and result in substantial costs to KMI, KMP, KMR, and EPB including any costs associated with the indemnification of general partners, directors, and/or their affiliates. Additional lawsuits may be filed in connection with the proposed merger transactions. There can be no assurance that any of the defendants will prevail in the pending litigation or in any future litigation. The defense or settlement of any lawsuit or claim may adversely affect the combined organization's business, financial condition or results of operations. See "Special Factors—Litigation Relating to the Mergers."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," or the negative of those terms or other variations of them or comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the mergers, to service debt or to pay dividends involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine actual results are beyond our ability to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

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  the ability to complete the Transactions;

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  failure to obtain, delays in obtaining or adverse conditions contained in, any required regulatory approvals;

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  the potential impact of the announcement or consummation of the Transactions on relationships, including with employees, suppliers, customers and competitors;

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  the timing and extent of changes in price trends and overall demand for natural gas liquids ("NGL"), refined petroleum products, oil, carbon dioxide ("CO2"), natural gas, electricity, coal, steel and other bulk materials and chemicals and certain agricultural products in North America;

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  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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  changes in tariff rates charged by our pipeline subsidiaries required by the Federal Energy Regulatory Commission, the California Public Utilities Commission, Canada's National Energy Board or another regulatory agency;

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  our ability to acquire new businesses and assets and integrate those operations into our existing operations, and make cost-saving changes in operations, particularly if we undertake multiple acquisitions in a relatively short period of time, as well as the ability to expand our facilities;

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  our ability to safely operate and maintain our existing assets and to access or construct new pipeline, gas processing and NGL fractionation capacity;

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  our ability to attract and retain key management and operations personnel;

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  difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from terminals or pipelines;

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  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, natural gas processing plants, ports, utilities, military bases or other businesses that use our services or provide services or products to us;

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  changes in crude oil and natural gas production, and the NGL content of natural gas production, from exploration and production areas that we serve, such as the Permian Basin area of West Texas, the shale plays in Oklahoma, Ohio, Pennsylvania and Texas, the U.S. Rocky Mountains and the Alberta, Canada oil sands;

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  changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and governmental bodies that may adversely affect our business or our ability to compete;

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  interruptions of electric power supply to our facilities due to natural disasters, power shortages, strikes, riots, terrorism (including cyber attacks), war or other causes;

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  the uncertainty inherent in estimating future oil, natural gas and CO2 production or reserves;

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  our ability to complete expansion and newbuild projects on time and on budget;

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  the timing and success of our business development efforts, including our ability to renew long-term customer contracts;

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  changes in accounting pronouncements that impact the measurement of results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

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  our ability to offer and sell debt or equity securities or obtain financing in sufficient amounts and on acceptable terms to implement any portion of our business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of facilities;

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  our indebtedness, which could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at a competitive disadvantage compared to our competitors that have less debt or have other adverse consequences;

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  our ability to obtain insurance coverage without significant levels of self-retention of risk;

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  acts of nature, sabotage, terrorism (including cyber attacks) or other similar acts or accidents causing damage to our properties greater than our insurance coverage limits;

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  our ability to obtain and maintain investment grade credit ratings for KMI and its subsidiaries;

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  capital and credit markets conditions, inflation and fluctuations in interest rates;

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  the political and economic stability of the oil producing nations of the world;

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  national, international, regional and local economic, competitive and regulatory conditions and developments;

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  our ability to achieve cost savings and revenue growth;

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  foreign exchange fluctuations;

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  the extent of our success in developing and producing CO2 and oil and gas reserves, including the risks inherent in development drilling, well completion and other development activities;

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  engineering and mechanical or technological difficulties that we may experience with operational equipment, in well completions and workovers, and in drilling new wells; and

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  unfavorable results of litigation and the outcome of contingencies referred to in the notes to the financial statements contained in the reports incorporated by reference into this proxy statement.

        Forward-looking statements are based on the expectations and beliefs of management, based on information currently available, concerning future events affecting us. Although we believe that these forward-looking statements are based on reasonable assumptions, they are subject to uncertainties and factors related to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Any or all of the forward-looking statements in this proxy statement may turn out to be wrong. They may be affected by inaccurate assumptions or by known or unknown risks and uncertainties. The foregoing list of factors should not be construed to be exhaustive. Many factors mentioned in this proxy statement, including the risks outlined under the caption "Risk Factors" contained in our Exchange Act reports incorporated herein by reference, will be important in determining future results after the Transactions, and actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur, or, if any of them do, when they will occur or what effect they will have on our results of operations, financial condition, cash flows or dividends. In view of these uncertainties, we caution that investors should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

 THE PARTIES TO THE TRANSACTIONS

KMI

        We are a Delaware corporation with our common stock traded on the NYSE under the symbol "KMI." We own the general partner interests of, and significant limited partner interests in, KMP and EPB, and significant limited liability company interests in KMR, including all of its voting shares, which are not publicly traded.

        Our executive offices are located at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and the telephone number is 713-369-9000.

KMP

        KMP is a Delaware limited partnership with its common units traded on the NYSE under the symbol "KMP." KMP is one of the largest publicly-traded pipeline limited partnerships in the United States in terms of market capitalization.

        The executive offices of KMP are located at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and the telephone number is 713-369-9000.

KMR

        KMR is a Delaware limited liability company with its listed shares traded on the NYSE under the symbol "KMR." The outstanding KMR voting shares (the only shares that vote for the election of KMR's directors) are owned by KMGP, the general partner of KMP. KMR is a limited partner in KMP, owning all of KMP's i-units. KMGP has delegated to KMR, to the fullest extent permitted under Delaware law and KMP's partnership agreement, all of its rights and powers to manage and control the business and affairs of KMP and its operating limited partnerships, subject to KMGP's right to approve specified actions.

        The executive offices of KMR and KMGP are located at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and the telephone number is 713-369-9000.

EPB

        EPB is a Delaware limited partnership with its common units traded on the NYSE under the symbol "EPB." EPB owns and operates natural gas transportation pipelines, storage and other midstream assets. We indirectly own all of the membership interests in EPGP, EPB's general partner.

        The executive offices of EPB and EPGP are located at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and the telephone number is 713-369-9000.

Merger Subs

        Each of P Merger Sub LLC, R Merger Sub LLC and E Merger Sub LLC is a Delaware limited liability company and a wholly owned subsidiary of KMI that was formed solely in contemplation of the applicable merger, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than as set forth in the applicable merger agreement. None of P Merger Sub LLC, R Merger Sub LLC or E Merger Sub LLC has incurred any obligations, engaged in any business activities or entered into any agreements or arrangements with any third parties other than the applicable merger agreement.

        The executive offices of each of P Merger Sub LLC, R Merger Sub LLC and E Merger Sub LLC are located at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and the telephone number is 713-369-9000.

 THE SPECIAL MEETING

        We are providing this proxy statement to our stockholders in connection with the solicitation of proxies to be voted at the special meeting of stockholders that we have called for the purposes described below. This proxy statement is first being mailed to stockholders on or about October 22, 2014 and provides our stockholders with the information they need to know about the Transactions and the proposals to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

        The special meeting will be held at the Kinder Morgan Building, 1001 Louisiana Street, Houston, Texas 77002 on Thursday, November 20, 2014 at 9:00 a.m., local time.

Purpose

        At the special meeting, you will be asked to vote solely on the following proposals:

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  Proposal 1:  to approve the amendment of our certificate of incorporation to increase the number of authorized shares of our common stock from 2,000,000,000 to 4,000,000,000, which we refer to as the "charter amendment proposal." Please see "Proposal 1: Increase in Authorized Common Stock."

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  Proposal 2:  to approve the issuance of shares of our common stock in the proposed KMP, KMR and EPB mergers, which we refer to as the "stock issuance proposal." Please see "Proposal 2: Issuance of Common Stock in the Transactions."

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  Proposal 3:  to approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the special meeting, which we refer to as the "adjournment proposal." Please see "Proposal 3: Adjournment of the Special Meeting."

Board Recommendation

        Our board of directors recommends that you vote:

  •
  Proposal 1:  FOR the charter amendment proposal;

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  Proposal 2:  FOR the stock issuance proposal; and

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  Proposal 3:  FOR the adjournment proposal.

        See "The Transactions—Recommendation of Our Board of Directors and Its Reasons for the Transactions."

        In considering the recommendation of the board of directors with respect to the proposals, you should be aware that some of our directors and executive officers may have interests that are different from, or in addition to, the interests of our stockholders more generally. See "The Transactions—Interests of Certain Persons in the Transactions."

Record Date; Outstanding Shares; Shares Entitled to Vote

        The record date for the special meeting is October 20, 2014. Only KMI stockholders of record at the close of business on the record date will be entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the meeting. KMI common stock held by us as treasury shares will not be entitled to vote.

        As of the close of business on the record date, there were 1,028,229,501 shares of our common stock and no other shares of capital stock outstanding and entitled to vote at the meeting. Each holder of our common stock is entitled to one vote for each share owned as of the record date.

        A complete list of stockholders entitled to vote at the special meeting will be available for inspection at our principal place of business during regular business hours for a period of no less than ten days before the special meeting and at the place of the special meeting during the meeting.

Quorum

        A quorum of stockholders is required to approve the charter amendment proposal and the stock issuance proposal at the special meeting, but not to approve any adjournment of the meeting. A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting in order to constitute a quorum. Any abstentions will be counted as present in determining whether a quorum is present at the special meeting.

Required Vote

        To approve the charter amendment proposal, a majority of the outstanding shares of our common stock must vote in favor of the charter amendment proposal. Because approval is based on the affirmative vote of a majority of the outstanding shares of our common stock, a stockholder's failure to submit a proxy or to vote in person at the special meeting, or an abstention from voting, will have the same effect as a vote against the charter amendment proposal.

        To approve the stock issuance proposal, a majority of the shares of our common stock present in person or by proxy at the special meeting must vote in favor of the proposal. Because approval is based on the affirmative vote of a majority of the shares of our common stock present in person or by proxy, a stockholder's failure to submit a proxy or to vote in person at the special meeting will have no effect on the outcome of the stock issuance proposal. An abstention from voting, however, will have the same effect as a vote against the stock issuance proposal.

        To approve the adjournment proposal, a majority of the shares of our common stock present in person or by proxy must vote in favor of the adjournment proposal, whether or not a quorum exists. A stockholder's failure to submit a proxy or to vote in person at the special meeting will have no effect on the outcome of any vote to adjourn the special meeting. An abstention from voting, however, will have the same effect as a vote against the adjournment proposal.

Stock Ownership of and Voting by Our Directors and Executive Officers

        As of October 20, 2014, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately 28.3% of the outstanding shares of our common stock. Including shares with respect to which they have shared voting power, our directors and executive officers beneficially owned, in the aggregate, approximately 35.9% of the outstanding shares of our common stock. Pursuant to the support agreement, Richard D. Kinder and a limited partnership controlled by him have agreed to vote all of the shares of our common stock owned by them, which collectively represent approximately 23.6% of the outstanding shares, FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal. We believe our other directors and executive officers intend to vote all of their shares FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal.

Voting of Shares by Holders of Record

        If you are entitled to vote at the special meeting and hold your shares in your own name, you can submit a proxy or vote in person by completing a ballot at the special meeting. However, we encourage you to submit a proxy before the special meeting even if you plan to attend the special meeting in order to ensure that your shares are voted. A proxy is a legal designation of another person to vote your common stock on your behalf in the manner you instruct. If you hold shares in your own name, you may submit a proxy for your shares by:

  •
  calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted;

  •
  accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you; or

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  filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

        When you submit a proxy by telephone or through the Internet, your proxy is recorded immediately. We encourage you to submit your proxy using these methods whenever possible. If you submit a proxy by telephone or the Internet website, please do not return your proxy card by mail.

        All shares represented by each properly executed and valid proxy received before the special meeting will be voted in accordance with the instructions given on the proxy. If a stockholder executes a proxy card without giving instructions, the common stock represented by that proxy card will be voted FOR the charter amendment proposal, FOR the stock issuance proposal and FOR the adjournment proposal.

        Your vote is important. Accordingly, please submit your proxy by telephone, through the Internet or by mail, whether or not you plan to attend the meeting in person. Proxies must be received by 11:59 p.m., Eastern Time, on Wednesday, November 19, 2014.

Voting of Shares Held in Street Name

        If your shares are held in an account at a bank, broker, nominee, trust company or other fiduciary, you must instruct the bank, broker, nominee, trust company or other fiduciary on how to vote your shares by following the instructions that the bank, broker, nominee, trust company or other fiduciary provides to you with these proxy materials. Most banks, brokers, nominees, trust companies and other fiduciaries offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

        If you hold your shares in a brokerage account and you do not provide voting instructions to your broker, your shares will not be voted on any proposal, as under the current rules of the NYSE, brokers do not have discretionary authority to vote on the charter amendment proposal, the stock issuance proposal or the adjournment proposal. Since there are no items on the agenda which your broker has discretionary authority to vote upon, there will be no broker non-votes present at the meeting. Therefore, a broker non-vote will have the same effect as a vote against the charter amendment proposal, but will have no effect on the stock issuance proposal or the adjournment proposal.

        If you hold shares through a bank, broker, nominee, trust company or other fiduciary and wish to vote your shares in person at the special meeting, you must obtain a legal proxy from your bank, broker, nominee, trust company or other fiduciary and present it to the inspector of election with your ballot when you vote at the special meeting.

 Revocability of Proxies; Changing Your Vote

        You may revoke your proxy and/or change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you can do this by:

  •
  sending a written notice stating that you revoke your proxy and that bears a date later than the date of the proxy to us at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attn: Corporate Secretary;

  •
  submitting a valid, later-dated proxy by mail, telephone or Internet; or

  •
  attending the special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given).

If you choose to revoke your proxy by written notice or submit a later-dated proxy, you must do so by 11:59 p.m., Eastern Time, on the day before the special meeting.

        If you hold your shares through a bank, broker, nominee, trust company or other fiduciary, you must follow the directions you receive from your bank, broker, nominee, trust company or other fiduciary, in order to revoke or change your vote.

Solicitation of Proxies

        We will bear all costs and expenses in connection with the solicitation of proxies from our stockholders. We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the meeting and estimate that KMI, KMP, KMR and EPB will pay D.F. King & Co., Inc. an aggregate base fee of approximately $60,000 for its services in connection with the Transactions. We also have agreed to reimburse D.F. King & Co., Inc. for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation, such as phone calls with our stockholders. These expenses and disbursements could be substantial. KMI has agreed to indemnify D.F. King & Co., Inc. against certain losses, costs and expenses. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors, officers and employees by telephone, electronic mail, letter, facsimile or in person, but no additional compensation will be paid to them.

No Other Business

        We currently are not aware of any business to be acted upon at the special meeting other than the matters described herein. If, however, other matters are properly brought before the special meeting, the persons appointed as proxies will have discretion to vote or act on those matters according to their judgment.

Adjournments

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the stockholders present in person or by proxy at the meeting, whether or not a quorum exists. We are not required to notify stockholders of any adjournment of 30 days or less if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At any adjourned meeting, we may transact any business that we might have transacted at the original meeting, provided that a quorum is present at such adjourned meeting. Proxies submitted by stockholders for use at the special meeting will be used at any adjournment or postponement of the meeting. References to the special meeting in this proxy statement are to such special meeting as adjourned or postponed.

 Attending the Special Meeting

        All stockholders as of the close of business on the record date, or their duly appointed proxies, may attend the special meeting. Seating, however, is limited. Admission to the special meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. local time, and seating will begin at 8:45 a.m. local time. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        Stockholders and proxies will be asked to present valid picture identification, such as a driver's license or passport. Please note that if you hold your shares in street name, you will also need to bring a copy of the voting instruction card that you receive from your bank, broker, nominee, trust company or other fiduciary in connection with the special meeting or a brokerage statement reflecting your share ownership as of the close of business on the record date and check in at the registration desk at the special meeting.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact D.F. King & Co., Inc. toll-free at (800) 331-5963 (banks and brokers call collect at (212) 269-5550) or by email at kmi@dfking.com.

THE KMP MERGER AGREEMENT

        The following describes the material provisions of the KMP merger agreement, which is attached as Annex A to this proxy statement and incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the KMP merger agreement. This summary does not purport to be complete and may not contain all of the information about the KMP merger agreement that is important to you. We encourage you to read carefully the KMP merger agreement in its entirety before making any decisions regarding the proposals as it is the legal document governing the KMP merger.

        The KMP merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the KMP merger agreement. Factual disclosures about KMI, KMP or any of their respective subsidiaries or affiliates contained in this proxy statement or their respective public reports filed with the SEC may supplement, update or modify the factual disclosures about KMI, KMP or their respective subsidiaries or affiliates contained in the KMP merger agreement and described in this summary. The representations, warranties and covenants made in the KMP merger agreement by KMI, KMP, KMGP, KMR and P Merger Sub LLC were qualified and subject to important limitations agreed to by KMI, KMP, KMGP and P Merger Sub LLC in connection with negotiating the terms of the KMP merger agreement. In particular, in your review of the representations and warranties contained in the KMP merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the KMP merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the KMP merger agreement or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the KMP merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement.

 The KMP Merger

        Subject to the terms and conditions of the KMP merger agreement and in accordance with Delaware law, at the effective time of the KMP merger, KMI will acquire all of the publicly held KMP common units by P Merger Sub, a wholly owned subsidiary of KMI, merging with and into KMP, with KMP as the surviving entity.

Effective Time; Closing

        The effective time of the KMP merger will occur at such time as KMP and KMI cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by KMP and KMI in writing and specified in the certificate of merger.

        The closing of the KMP merger will take place on the second business day after the satisfaction or waiver of the conditions set forth in the KMP merger agreement (other than conditions that by their nature are to be satisfied at the closing but subject to the satisfaction of those conditions), or at such other place, date and time as KMP and KMI shall agree. Each of the KMP merger, the EPB merger and the KMR merger shall be consummated substantially concurrently on the same date such that the KMR merger shall be consummated first, followed by the KMP merger and then the EPB merger.

Subject to certain exceptions, KMP and KMI each have the right to terminate the KMP merger agreement if the closing of the KMP merger does not occur on or prior to May 11, 2015.

        KMI and KMP currently expect to complete the KMP merger by the fourth quarter of 2014 subject to receipt of required equityholder and regulatory approvals and the satisfaction or waiver of the other conditions to the KMP merger described below.

Conditions to Completion of the Merger

        KMI and KMP may not complete the KMP merger unless each of the following conditions is satisfied or waived:

  •
  the KMP merger agreement must have been approved by the affirmative vote of a majority of the outstanding KMP units;

  •
  the adoption of the amendment to KMI's certificate of incorporation, referred to as the "charter amendment proposal," to increase the number of authorized shares of KMI common stock must have been approved by the affirmative vote of a majority of the outstanding shares of KMI common stock entitled to vote thereon;

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  the issuance of shares of KMI common stock pursuant to the KMP merger, the EPB merger and the KMR merger, referred to as the "stock issuance proposal," must have been approved by the affirmative vote of a majority of the shares of KMI common stock present at a meeting of the stockholders of KMI;

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  any waiting period applicable to the transactions contemplated by the KMP merger agreement under the HSR Act must have been terminated or must have expired;

  •
  no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority (each a "restraint") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the KMP merger agreement or making the consummation of the transactions contemplated by the KMP merger agreement illegal;

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  the registration statement in which this proxy statement is included must have been declared effective under the Securities Act and must not be subject to any stop order suspending the effectiveness of the registration statement or proceedings initiated or threatened by the SEC for that purpose;

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  the KMI common stock deliverable to the KMP unitholders as contemplated by the KMP merger agreement must have been approved for listing on the NYSE, subject to official notice of issuance;

  •
  all of the conditions set forth in the KMR merger agreement and the EPB merger agreement must have been satisfied or irrevocably waived (if permitted under applicable law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMR merger agreement and the EPB merger agreement, as applicable, and (y) this same condition set forth in each of the KMR merger agreement and the EPB merger agreement) and the parties thereto must be ready, willing and able to consummate the KMR merger and the EPB merger, and the KMR merger and the EPB merger must be consummated substantially concurrently with the KMP merger such that the KMR merger will be consummated first, followed by the KMP merger and then the EPB merger; and

  •
  KMI and KMP must have received an opinion of Bracewell & Giuliani LLP that for U.S. federal income tax purposes, at least 90% of the gross income of KMP for the four most recent complete calendar quarters ending before the closing for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code.

        The obligations of KMI and P Merger Sub to effect the KMP merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  (i) the representations and warranties in the KMP merger agreement of KMP, KMR and KMGP with respect to their authority to execute the KMP merger agreement and consummate the transactions contemplated by the KMP merger agreement, the applicable unitholder voting requirements for approval of the KMP merger agreement and transactions contemplated thereby and the absence of a material adverse effect, being true and correct in all respects, in each case, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties in the KMP merger agreement of KMP and KMGP with respect to KMP's capitalization and KMGP's ownership of KMP's equity, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the date of the closing (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) the representations and warranties in the KMP merger agreement of KMP, KMR and KMGP with respect to approval of the KMP merger agreement by the KMGP conflicts committee, the KMR board and the KMGP board, as applicable, being true and correct both when made and at and as of the date of the closing (unless there shall have been a KMP adverse recommendation change) and (iv) all other representations and warranties in the KMP merger agreement of KMP, KMR and KMGP must true and correct both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on KMP;

  •
  the receipt by KMI of an officer's certificate signed on behalf of KMP, KMR and KMGP by an executive officer of KMGP and KMR certifying that the preceding condition has been satisfied;

  •
  KMP, KMR and KMGP having performed in all material respects all obligations required to be performed by each of them under the KMP merger agreement; and

  •
  the receipt by KMI of an officer's certificate signed on behalf of KMP, KMR and KMGP by an executive officer of KMGP and KMR certifying that the preceding condition has been satisfied.

        The obligation of KMP to effect the KMP merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  (i) the representations and warranties in the KMP merger agreement of KMI with respect to its authority to execute the KMP merger agreement and consummate the transactions contemplated by the KMP merger agreement, the applicable stockholder voting requirements for approval of the stock issuance proposal and the charter amendment proposal, certain tax matters and the absence of a material adverse effect, being true and correct in all respects, in each case, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties in the KMP merger agreement of KMI with respect to KMI's capitalization, being true and correct, other than immaterial misstatements or omissions, both when made and at and as of the date of the closing (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) the representations and warranties in the

    KMP merger agreement of KMI and P Merger Sub with respect to approval of the KMP merger agreement by the KMI board, being true and correct both when made and at and as of the closing (unless there shall have been a KMI adverse recommendation change) and (iv) all other representations and warranties in the KMP merger agreement of KMI being true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in any individual such representation or warranty) both when made and as of the date of the closing (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of clause (iv), where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on KMI;

  •
  the receipt by KMP of an officer's certificate signed on behalf of KMI by an executive officer of KMI certifying that the preceding condition has been satisfied;

  •
  KMI and P Merger Sub having performed in all material respects all obligations required to be performed by each of them under the KMP merger agreement; and

  •
  the receipt by KMP of an officer's certificate executed on behalf of KMI by an executive officer of KMI certifying that the preceding condition has been satisfied.

        For purposes of the KMP merger agreement, the term "material adverse effect" means, when used with respect to party to the KMP merger agreement, means, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such person and its subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a "material adverse effect": (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such person operates; (ii) the announcement or pendency of the KMP merger agreement or the transactions contemplated by the KMP merger agreement or, except specifically for purposes of the representations and warranties made by KMP, KMR and KMGP with respect to no conflicts or by KMI and P Merger Sub with respect to no conflicts and the satisfaction of the closing conditions set forth in the KMP merger agreement (and described above under "—Conditions to Completion of the Merger") with respect to such representations and warranties, the performance of the KMP merger agreement, (iii) any change in the market price or trading volume of the limited liability company units, limited partnership interests, shares of common stock or other equity securities of such person (it being understood and agreed that the foregoing shall not preclude any other party to the KMP merger agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "material adverse effect" should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a "material adverse effect"); (iv) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any laws or regulations applicable to such person or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced or threatened by or involving any current or former member, partner or stockholder of such person or any of its subsidiaries (or in the case of KMI, KMP) (on their own or on behalf of such person or any of its subsidiaries or in the case of KMI, KMP) arising out of or related to the KMP merger agreement or the transactions contemplated by the KMP merger agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; (viii) any failure of a person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to the KMP agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "material adverse effect" should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a "material adverse effect"); and (ix) the taking of any action required by the KMP merger agreement; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a "material adverse effect" if and to the extent such changes, effects, events or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such person and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such person and its subsidiaries operate.

KMGP Recommendation and KMP Adverse Recommendation Change

        The KMGP conflicts committee, the KMR board and the KMGP board considered the benefits of the KMP merger agreement, the KMP merger and the related transactions as well as the associated risks and (i) determined that the KMP merger is fair and reasonable to, and in the best interests of, KMP, after determining that the KMP merger is fair and reasonable to, and in the best interests of, the unaffiliated KMP unitholders and (ii) approved the KMP merger, the KMP merger agreement and the execution, delivery and performance of the KMP merger agreement. The KMGP conflicts committee's determination that the KMP merger is fair and reasonable to KMP constitutes "Special Approval," as such term is defined by the KMP partnership agreement.

        The KMP merger agreement provides that KMP will not, through the KMGP conflicts committee, the KMR board or the KMGP board:

  •
  withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to KMI, the recommendation of the KMGP conflicts committee, the KMR board and the KMGP board that KMP unitholders approve the KMP merger agreement; or

  •
  publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any KMP alternative proposal (described below).

        KMP (through the KMGP conflicts committee, the KMR board or the KMGP board) taking any of the actions described above is referred to as a "KMP adverse recommendation change."

        Subject to the conditions described below, the KMGP conflicts committee, the KMR board or the KMGP board may, at any time prior to the approval of the KMP merger agreement by the unitholders of KMP, effect a KMP adverse recommendation change in response to a KMP intervening event (described below) or a KMP superior proposal (described below).

        The KMR board, the KMGP conflicts committee or the KMGP board may effect a KMP adverse recommendation change in connection with superior proposal only if:

  •
  KMP received a written KMP alternative proposal that the KMGP conflicts committee believes is bona fide and the KMGP conflicts committee (after consultation with its financial advisors and outside legal counsel) determines in good faith that such KMP alternative proposal constitutes a KMP superior proposal and the failure to effect such recommendation change would not be in the best interests of KMP, after making a determination that the failure to effect such recommendation change would not be in the best interests of the unaffiliated KMP unitholders;

  •
  the KMR board, the KMGP conflicts committee or the KMGP board, as applicable, has provided prior written notice to KMI stating that, after consultation with its financial advisor and outside legal counsel, such KMP alternative proposal constitutes a KMP superior proposal, including a description of the material terms of such KMP superior proposal, together with a copy of the acquisition agreement for such KMP superior proposal in final form and any other relevant proposed transaction agreements at least, unless otherwise specified, five days in advance of its intention to effect a KMP adverse recommendation change; and

  •
  during such five day period, as extended pursuant to the terms of the KMP merger agreement, the KMGP conflicts committee has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMI in good faith (to the extent KMI desires to negotiate) to make such adjustments in the terms and conditions of the KMP merger agreement so that the failure to effect such recommendation change would not be opposed to the best interests of KMP, after making a determination that the failure to effect such recommendation change would not be opposed to the best interests of the unaffiliated KMP unitholders; provided, that the KMGP conflicts committee must take into account all changes to the terms of the KMP merger agreement proposed by KMI.

        The KMGP conflicts committee, the KMR board or the KMGP board may effect a KMP adverse recommendation change in connection with a KMP intervening event only if:

  •
  the KMGP conflicts committee (after consultation with its financial advisor and outside legal counsel) determines in good faith that the failure to take such action would not be in the best interests of KMP, after making a determination that the failure to effect such recommendation change would not be in the best interests of the unaffiliated KMP unitholders;

  •
  the KMGP conflicts committee, the KMR board or the KMGP board, as applicable, has provided prior written notice specifying in reasonable detail the material events giving rise to the KMP intervening event at least, unless otherwise specified, five days in advance of its intention to effect a KMP adverse recommendation change; and

  •
  during such five day period, as extended pursuant to the terms of the KMP merger agreement, the KMGP conflicts committee has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMI in good faith (to the extent KMI desires to negotiate) to make such adjustments in the terms and conditions of the KMP merger agreement so that the failure to effect such recommendation change would not be opposed to the best interests of KMP, after making a determination that the failure to effect such recommendation change would not be opposed to the best interests of the unaffiliated KMP unitholders; provided, that the KMGP conflicts committee shall take into account all changes to the terms of the KMP merger agreement proposed by KMI.

        For purposes of the KMP merger agreement, a "KMP intervening event" means, when used with respect to KMP, a material event or circumstance that arises or occurs after the date of the KMP merger agreement with respect to KMP that was not, prior to the date of the KMP merger agreement, reasonably foreseeable by the KMGP conflicts committee; provided, however, that in no event will the receipt, existence or terms of a KMP alternative proposal or KMI alternative proposal or any matter relating thereto or consequence thereof constitute a "KMP intervening event."

        For purposes of the KMP merger agreement, the term "KMP alternative proposal" means any inquiry, proposal or offer from any person or "group" (as defined in Section 13(d) of the Exchange Act), other than KMI and its subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of KMP and its subsidiaries (including securities of subsidiaries) equal to 25% or more of KMP's consolidated assets or to which 25% or more of KMP's revenues or earnings on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 25% or more of the outstanding KMP common units, (iii) tender offer or exchange offer that if consummated would result in any person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 25% or more of the outstanding KMP common units or (iv) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving KMP which is structured to permit such person or group to acquire beneficial ownership of at least 25% of KMP's consolidated assets or outstanding KMP common units, in each case, other than the transactions contemplated by the KMP merger agreement.

        For purposes of the KMP merger agreement, a "KMP superior proposal" means a bona fide written offer, obtained after the date of the KMP merger agreement and not in breach of the "non-solicitation" provisions of the KMP merger agreement (other than an immaterial breach), to acquire, directly or indirectly, more than 50% of the outstanding KMP common units or assets of KMP and its subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the KMGP conflicts committee determines in its good faith to be more favorable to KMP, after determining in its good faith that such offer is on terms and conditions more favorable to the unaffiliated KMP unitholders, than the transactions contemplated by the KMP merger agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of the KMP merger agreement that as of the time of determination had been committed to by KMI in writing.

KMP Unitholder Approval

        KMP has agreed to hold a meeting of its unitholders as soon as practicable for the purpose of obtaining unitholder approval for the KMP merger agreement. For further discussion on the vote required by the KMP unitholders to approve the KMP merger agreement, see "The KMP Special Meeting."

        The KMP merger agreement requires KMP to submit the KMP merger agreement to a vote (i) even if the KMGP conflicts committee, the KMR board or the KMGP board no longer recommends approval of the KMP merger agreement and (ii) irrespective of the commencement, public proposal, public disclosure or communication to KMP of any KMP alternative proposal (as described above).

KMI Recommendation and KMI Adverse Recommendation Change

        The KMI board of directors determined that the KMP merger agreement and the transactions contemplated thereby (including the EPB merger and the KMR merger) are in the best interests of KMI and its stockholders, approved and declared advisable the KMP merger agreement, the EPB merger agreement, the KMR merger agreement, the stock issuance proposal and the charter amendment proposal and resolved to submit the charter amendment proposal and the stock issuance proposal to a vote of the KMI stockholders and recommend adoption thereof.

        The KMP merger agreement provides that KMI will not, through the KMI board:

  •
  withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to KMP, the recommendation of the KMI board that its stockholders approve the stock issuance proposal and the charter amendment proposal; or

  •
  publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any KMI alternative proposal (as described below).

        KMI taking any of the actions described above is referred to as a "KMI adverse recommendation change."

        Subject to the conditions described below, the KMI board may, at any time prior to KMI's stockholders approving the stock issuance proposal and charter amendment proposal, effect a KMI adverse recommendation change in response to a KMI intervening event (described below) or a KMI superior proposal (described below).

        The KMI board can effect a KMI adverse recommendation change in connection with a KMI superior proposal only if:

  •
  KMI received a written KMI alternative proposal that the KMI board believes is bona fide and the KMI board (after consultation with its financial advisors and outside legal counsel) determines in good faith that such KMI alternative proposal constitutes a KMI superior proposal and that the failure to effect such recommendation change would be inconsistent with its fiduciary duties to KMI stockholders under applicable law;

  •
  the KMI board has provided prior written notice to KMP stating that, after consultation with its financial advisor and outside legal counsel, such KMI alternative proposal constitutes a KMI superior proposal, including a description of the material terms of such superior proposal, together with a copy of the acquisition agreement for such superior proposal in final form and any other relevant proposed transaction agreements at least, unless otherwise specified, five days in advance of its intention to effect an KMI adverse recommendation change; and

  •
  during such five day period, as extended pursuant to the KMP merger agreement, the KMI board, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMP in good faith (to the extent KMP desires to negotiate), to make such adjustments in the terms and conditions of the KMP merger agreement so that the failure to effect such recommendation change would not be inconsistent with the fiduciary duties of the KMI board to KMI's stockholders under applicable law; provided, that the KMI board shall take into account all changes to the terms of the KMP merger agreement proposed by KMP.

        The KMI board can only effect a KMI adverse recommendation change in connection with a KMI intervening event if:

  •
  the KMI board (after consultation with its financial advisor and outside legal counsel) determines in good faith that the failure to take such action would inconsistent with its fiduciary duties to KMI stockholders under applicable law;

  •
  the KMI board has provided prior written notice specifying in reasonable detail the material events giving rise to the intervening event at least, unless otherwise specified, five days in advance of its intention to effect an KMI adverse recommendation change; and

  •
  during such five day period, as extended pursuant to the KMP merger agreement, the KMI board, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMP in good faith (to the extent KMP desires to negotiate) to make such adjustments in the terms and conditions of the KMP merger agreement so that the failure to effect such recommendation change would not be inconsistent with the KMI board's fiduciary duties to KMI stockholders under applicable law; provided, that, the KMI board shall take into account all changes to the terms of the KMP merger agreement proposed by KMP.

        For purposes of the KMP merger agreement, a "KMI intervening event" means a material event or circumstance that arises or occurs after the date of the KMP merger agreement with respect to KMI that was not, prior to the date of the KMP merger agreement, reasonably foreseeable by the KMI board; provided, however, that in no event will the receipt, existence or terms of a KMI alternative proposal or KMP alternative proposal or any matter relating thereto or consequence thereof constitute a "KMI intervening event".

        For purposes of the KMP merger agreement, the term "KMI alternative proposal" means any inquiry, proposal or offer from any person or "group" (as defined in Section 13(d) of the Exchange Act), other than KMP, KMR or KMGP and their respective subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of KMI and its subsidiaries (including securities of subsidiaries) equal to 25% or more of the assets of KMI and its subsidiaries (including, for purposes of this definition, KMI's equity interests in KMP) taken as a whole or to which 25% or more of the revenues or earnings of KMI and its subsidiaries (including, for purposes of this definition, KMI's equity interests in KMP) taken as a whole are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 25% or more of any class of equity securities of KMI, (C) tender offer or exchange offer that if consummated would result in any person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 25% or more of any class of equity securities of KMI or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving KMI which is structured to permit such person or group to acquire beneficial ownership of at least 25% of the assets of KMI and its subsidiaries (including, for purposes of this definition, KMI's equity interests in KMP) taken as a whole or of the equity securities of KMI; in each case, other than the transactions contemplated by the KMP merger agreement.

        For purposes of the KMP merger agreement, a "KMI superior proposal" means a bona fide written offer, obtained after the date of the KMP merger agreement and not in breach of the "non-solicitation" provision of the KMP merger agreement (other than an immaterial breach), to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities of KMI or assets of KMI and its subsidiaries (including, for purposes of the definition, KMI's equity interests in KMP) taken as a whole, made by a third party, which is on terms and conditions which KMI board determines in its good faith to be more favorable to KMI's stockholders from a financial point of view than the transactions contemplated by the KMP merger agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of KMP merger agreement that as of the time of determination had been committed to by KMP, KMR and KMGP writing.

KMI Stockholder Approval

        KMI has agreed to hold a meeting of its stockholders as soon as is practicable for the purpose of obtaining stockholder approval of the stock issuance proposal and charter amendment proposal.

        The KMP merger agreement requires KMI to submit the stock issuance proposal and the charter amendment proposal to a stockholder vote (i) even if the KMI board no longer recommends approval of the stock issuance proposal and charter amendment proposal and (ii) irrespective of the commencement, public proposal, public disclosure or communication to KMI of any KMI alternative proposal (as described above).

No Solicitation by KMP

        The KMP merger agreement contains detailed provisions prohibiting KMP, KMR and KMGP from seeking a KMP alternative proposal to the KMP merger. Under these "no solicitation" provisions, KMP, KMR and KMGP have agreed that they will not, and they will cause their respective subsidiaries and use reasonable best efforts to cause their and their subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, their "representatives") not to, directly or indirectly, except as permitted by the KMP merger agreement:

  •
  solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a KMP alternative proposal; or

  •
  enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to a KMP alternative proposal.

        KMP, KMR and KMGP have agreed that they will, and will cause their respective subsidiaries and use reasonable best efforts to cause their respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person with respect to a KMP alternative proposal, request the return or destruction of all confidential information previously provided to such parties and prohibit any access by any person (other than KMI and its subsidiaries and representatives) to any confidential information relating to a possible KMP alternative proposal.

        Notwithstanding the foregoing restrictions, the KMP merger agreement provides that, under specified circumstances at any time prior to obtaining the approval of KMP's unitholders of the KMP merger agreement, if KMP has received a written KMP alternative proposal that the KMGP conflicts committee believes is bona fide and the KMGP conflicts committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that such KMP alternative proposal constitutes or could reasonably be expected to lead to or result in a KMP superior proposal and such KMP alternative proposal does not result from a material breach of the non-solicitation provisions in the KMP merger agreement, then KMP, KMGP and KMR may:

  •
  furnish information with respect to KMP and its subsidiaries, as applicable, to any third party making such KMP alternative proposal; and

  •
  participate in discussions or negotiations regarding such KMP alternative proposal.

        KMP, KMGP and KMR also have agreed in the KMP merger agreement that they (i) will promptly advise KMI, orally and in writing, and in any event within 24 hours after receipt, if any proposal offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with them in respect of any KMP alternative proposal and indicate the identity of the person making any such KMP alternative proposal, offer or inquiry and (ii) will provide KMI the terms and conditions of any such KMP alternative proposal, request or inquiry (including providing KMI with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, KMP, KMGP and KMR have agreed to promptly keep KMI reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, in any event within 24 hours, provide KMI with copies of any additional written materials received by KMP, KMGP or KMR or that KMP, KMGP or KMR has delivered to any third party making a KMP alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

        The KMP merger agreement permits KMP, the KMGP conflicts committee, the KMR board and the KMGP board to comply with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act if the KMGP conflicts committee, the KMR board or the KMGP board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would not be in the best interests of KMP, after determining that its failure to do so would not be in the best interests of the unaffiliated KMP unitholders.

No Solicitation by KMI

        The KMP merger agreement contains detailed provisions prohibiting KMI from seeking a KMI alternative proposal. Under these "no solicitation" provisions, KMI has agreed that it will not, and it will cause its subsidiaries and use reasonable best efforts to cause their respective representatives not to, directly or indirectly, except as permitted by the KMP merger agreement:

  •
  solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a KMI alternative proposal; or

  •
  enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to a KMI alternative proposal.

        KMI has agreed that it will, and will cause its subsidiaries and use reasonable best efforts to cause their respective representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person with respect to a KMI alternative proposal, request the return or destruction of all confidential information previously provided to such parties and prohibit any access by any person (other than to KMP, KMR, EPB and their respective subsidiaries and representatives) to any confidential information relating to a possible KMI alternative proposal.

        Notwithstanding the foregoing restrictions, the KMP merger agreement provides that, under specified circumstances at any time prior to obtaining the approval of KMI's stockholders of the stock issuance proposal and the charter amendment proposal, if KMI has received a written KMI alternative proposal that the KMI board believes is bona fide and the KMI board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such KMI alternative proposal constitutes or could reasonably be expected to lead to or result in a KMI superior proposal and such KMI alternative proposal does not result from a material breach of the non-solicitation provisions in the KMP merger agreement, then KMI may:

  •
  furnish information with respect to KMI and its respective subsidiaries, as applicable, to any third party making such KMI alternative proposal; and

  •
  participate in discussions or negotiations regarding such KMI alternative proposal.

        KMI also has agreed in the KMP merger agreement that it (i) will promptly, and in any event within 24 hours after receipt, advise KMP, KMGP and KMR, orally and in writing, if any proposal offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with it in respect of any KMI alternative proposal and indicate the identity of the person making any such alternative proposal, offer or inquiry and (ii) will provide KMP, KMGP and KMR the terms and conditions of any such alternative proposal, request or inquiry (including providing KMI with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, KMI has agreed to promptly keep KMP, KMGP and KMR reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, in any event within 24 hours, provide KMP, KMGP and KMR with copies of any additional written materials received by KMI or that KMI has delivered to any third party making a KMI alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

Merger Consideration

        At the effective time of the KMP merger, each KMP common unit issued and outstanding (excluding KMP common units owned by KMGP, KMR or KMI or any of its subsidiaries, which shall remain outstanding) will be converted into the right to receive, at the election of the holder, one of the following:

  •
  $10.77 in cash without interest and 2.1931 shares of KMI common stock, which is referred to as the "mixed consideration";

  •
  $91.72 in cash without interest, which is referred to as the "cash consideration"; or

  •
  2.4849 shares of common stock, which is referred to as the "stock consideration".

Any election by a holder to receive the cash consideration or the stock consideration will be subject to proration to ensure that the aggregate amount of cash paid and the aggregate number of shares of KMI common stock issued in the KMP merger is the same as would be paid and issued if each KMP common unit had been converted into the right to receive the mixed consideration. See "Special Factors—KMP Unitholders Making Elections—Proration and Adjustment Procedures" for more information on the proration and adjustment procedures.

        KMI will not issue any fractional shares of KMI common stock in the KMP merger. Instead, each holder of KMP common units who otherwise would have received a fractional share of KMI common stock will be entitled to receive, from the exchange agent appointed by KMI pursuant to the KMP merger agreement, a cash payment, without interest, in lieu of such fractional share representing such holder's proportionate interest, if any, in the proceeds from the sale by the exchange agent (reduced by reasonable and customary fees of the exchange agent attributable to such sale) in one or more transactions of a number of shares of KMI common stock equal to the aggregate amount of fractional shares of KMI common stock otherwise issuable.

Treatment of KMP Restricted Units

        As soon as reasonably practicable and in any event prior to the effective time, each KMP common unit subject to forfeiture or restricted unit granted under the KMP Common Unit Compensation Plan for Non-Employee Directors, referred to as the "KMP equity plan," that is outstanding immediately prior to the effective time will automatically and without any action on the part of the holder thereof, vest in full and the restrictions with respect thereto shall lapse, and each restricted unit shall be treated as an issued and outstanding KMP common unit as of immediately prior to the effective time of the KMP merger agreement. At the effective time of the KMP merger agreement, the KMP equity plan will be terminated and no longer in effect. As of the date of this proxy statement, there were no outstanding KMP restricted units.

Adjustments to Prevent Dilution

        The merger consideration described above under "—Merger Consideration" will be appropriately adjusted to reflect fully the effect of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction with respect to the number of outstanding KMP common units or shares of KMI common stock prior to the effective time of the KMP merger to provide the holders of KMP common units the same economic effect as contemplated by the KMP merger agreement prior to such event.

Withholding

        KMI, P Merger Sub and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to a unitholders in connection with the KMP merger such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable tax law. To the extent withheld, such withheld amounts will be treated as having been paid to the former unitholder in respect of whom such withholding was made.

 Dividends and Distributions

        No dividends or other distributions with respect to shares of KMI common stock issued in the KMP merger shall be paid to the holder of any surrendered certificates or book-entry units until such certificates or book-entry units are surrendered. Following such surrender, subject to the effect of escheat, tax or other applicable law, there shall be paid, without interest, to the record holder of the shares of KMI common stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of KMI common stock with a record date after the effective time of the KMP merger and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of KMI common stock with a record date after the effective time of the KMP merger but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of KMI common stock, all shares of KMI common stock to be issued pursuant to the KMP merger shall be entitled to dividends as if issued and outstanding as of the effective time of the KMP merger.

Financing Covenant

        KMP has agreed to, and to cause each of its subsidiaries and use reasonable best efforts to cause its and their representatives to, use reasonable best efforts to provide cooperation as reasonably requested by KMI, at KMI's sole expense, to assist KMI in the arrangement of any bank debt financing or any capital markets debt financing, any repayment or refinancing of debt contemplated in connection with the KMP merger and the other transactions contemplated by the KMP merger agreement and any other amounts required to be paid in connection with the consummation of the KMP merger.

Filings

        Pursuant to the KMP merger agreement, each of the parties agreed to cooperate and use their respective reasonable best efforts to (i) cooperate in all respects with each other party in connection with any filing or submission with a governmental authority in connection with the transactions contemplated by the KMP merger agreement, including by providing the other party a reasonable opportunity to review and comment and (ii) promptly inform the other party of (and supply to the other party) any written communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other governmental authority and any material written communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions contemplated by the KMP merger agreement.

Regulatory Matters

        See "Special Factors—Regulatory Approvals Required for the Merger" for a description of the material regulatory requirements for completion of the KMP merger.

        Pursuant to the terms of the KMP merger agreement, each of the parties agreed to (A) cooperate with the others and to cause their respective subsidiaries to use its reasonable best efforts to (i) do all things necessary to consummate the transactions contemplated by the KMP merger agreement (including preparing and filing recommended filings under applicable antitrust laws), (ii) obtain all approvals from any governmental authority or third party necessary to consummate the transactions contemplated by the KMP merger agreement and (iii) defend any lawsuits or other legal proceedings challenging the KMP merger agreement or transactions contemplated by the KMP merger agreement; and (B) make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by the KMP merger agreement as promptly as practicable and advisable and in any event within 15 business days after the date of the KMP merger agreement and use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar law is or becomes applicable to any of the transactions contemplated by the KMP merger agreement and (y) if any state takeover statute or similar law becomes applicable to any of the transactions contemplated by the KMP merger agreement, take all action necessary to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by the KMP merger agreement and otherwise minimize the effect of such law on such transaction.

Termination

        KMI and KMP may terminate the KMP merger agreement at any time prior to the effective time of the KMP merger by mutual written consent authorized by the KMI board and the KMGP conflicts committee.

In addition, either KMI or KMP may terminate the KMP merger agreement at any time prior to the effective time by written notice to the other party if:

  •
  the closing of the KMP merger has not occurred on or before 5:00 p.m. Houston, Texas time on May 11, 2015, except that the right to terminate will not be available (i) to KMI or KMP if the inability to satisfy such condition was due to the failure of such party (or, in the case of KMP, either of KMR and KMGP) to perform any of its obligations under the KMP merger agreement or (ii) to KMI or KMP if the other party (or, in the case of KMP, either of KMR and KMGP) has filed (and is then pursuing) an action seeking specific performance to enforce the obligations under the KMP merger agreement;

  •
  any restraint is in effect and has become final and nonappealable that has the effect of enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the KMP merger agreement or making the consummation of the transactions contemplated by the KMP merger agreement illegal, except that the right to terminate will not be available to KMI or KMP if such restraint is due to the failure, in the case of KMP, KMP, KMGP or KMR and in the case of KMI, KMI or P Merger Sub, to perform its obligations under the KMP merger agreement;

  •
  the meeting of the KMP unitholders is concluded and the approval of the KMP merger agreement by the KMP unitholders is not obtained; provided, however, that the right to terminate will not be available to KMP if such failure to obtain approval was proximately caused by a KMP adverse recommendation change not permitted by the KMP merger agreement or a material breach of the no solicitation provisions by KMP, KMR or KMGP;

  •
  the meeting of the stockholders of KMI is concluded and the approval of the stock issuance proposal and the charter amendment proposal by the stockholders of KMI is not obtained; provided, however, that the right to terminate will not be available to KMP if such failure to obtain approval was proximately caused by a KMI adverse recommendation change not permitted by the KMP merger agreement or a material breach of the no solicitation provisions by KMI; or

  •
  either the EPB merger agreement or the KMR merger agreement is terminated in accordance with its terms.

        KMI also may terminate the KMP merger agreement if a KMP adverse recommendation change occurs or KMP, KMR or KMGP materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMI and KMI is not then in any material breach.

        KMP also may terminate the KMP merger agreement if a KMI adverse recommendation change occurs or KMI materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMP and neither of KMP, KMR or KMP is then in any material breach.

        In some cases, termination of the KMP merger agreement may require KMP or KMI to pay to the other a termination fee and expenses, as described below under "—Termination Fee."

Termination Fee

        The KMP merger agreement provides that KMP is required to pay a termination fee of $817 million to KMI if the KMP merger agreement is terminated by:

  •
  KMI, as a result of the KMGP conflicts committee, the KMR board or the KMGP board having effected a KMP adverse recommendation change due to a superior proposal; or

  •
  KMP or KMI, as a result of the KMP unitholders not approving the KMP merger agreement at a meeting of the unitholders of KMP or any adjournment or postponement of such meeting where a KMP adverse recommendation change due to a KMP superior proposal has occurred.

        The KMP merger agreement provides that KMI is required to pay a termination fee of $817 million to KMP if the KMP merger agreement is terminated by:

  •
  KMP, as a result of the KMI board having effected a KMI adverse recommendation change due to a superior proposal; or

  •
  KMP or KMI, as a result of the stockholders of KMI not approving the stock issuance proposal or the charter amendment proposal at a meeting of the stockholders of KMI or any adjournment or postponement of such meeting where a KMI adverse recommendation change due to a KMI superior proposal has occurred.

        In the event KMI is required to pay KMP a termination fee, such termination fee will be payable through an irrevocable waiver of a portion of KMGP's incentive distributions over a period of eight calendar quarters.

Conduct of Business

        Under the KMP merger agreement, each of KMI and KMP has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the KMP merger agreement until the earlier of the termination of the KMP merger agreement in accordance with its terms and the effective time of the KMP merger, unless the other party gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed). In general, each party has agreed to cause its business to be conducted in all material respects in the ordinary course of business consistent with past practice.

        Subject to certain exceptions, unless KMP consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), KMI has agreed to certain restrictions limiting its and its respective subsidiaries' ability to, among other things:

  •
  amend KMI's certificate of incorporation or bylaws in any manner that would prohibit or materially impede or delay the KMP merger or related transactions;

  •
  declare, set aside or pay any dividend or distribution in respect of any capital stock, other than regular quarterly cash dividends on the KMI common stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the effective time of the KMP merger;

  •
  other than transactions exclusively between wholly owned subsidiaries of KMI or in connection with the Transactions, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization, in each case, that would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in the KMP merger agreement;

  •
  with respect to KMI, EPB and KMP only, subject to certain exceptions set forth in the KMP merger agreement, (i) issue, deliver, sell, grant, pledge, or dispose of, as applicable, or authorize any of the same with respect to any KMI common stock, KMI preferred stock, partnerships interests, limited liability company interests, shares of capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to purchase or otherwise receive, any such securities, (ii) redeem, purchase or otherwise acquire any such securities or any rights evidencing the right to purchase or otherwise receive any such securities or (iii) split, combine, subdivide or reclassify any KMI common stock, KMI preferred stock, partnerships interests, limited liability company interests, shares of capital stock, voting securities or equity interests;

  •
  directly or indirectly acquire or sell, except in the ordinary course of business consistent with past practice, by merging or consolidating with, or by purchasing or selling all of or substantially all of the equity interests any person or acquire any assets, in each case, that, in the aggregate, have a purchase or sale price in excess of $2 billion (other than transactions exclusively between wholly owned subsidiaries);

  •
  make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable law;

  •
  enter into any material contract, other than in the ordinary course of business consistent with past practice, or materially modify any material rights under a material contract, in each case in a manner which would be materially adverse to KMI and its subsidiaries taken as a whole or prevent or materially impede or delay the consummation of the transactions set forth in the KMP merger agreement;

  •
  modify or amend, or waive or assign any rights under, the KMR merger agreement or the EPB merger agreement in a manner which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in the KMP merger agreement or would have an adverse effect on the value of the KMP merger consideration to be received by holders of KMP common units;

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  waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to result in a material adverse effect;

  •
  adopt, enter into, increase or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any benefit plan in any material respect (other than in the ordinary course and consistent with past practice or as provided in the KMI benefit plans as of the date of the KMP merger agreement);

  •
  grant any material severance or termination pay to any officer or director of KMI or any of its subsidiaries (other than in the ordinary course and consistent with past practice or as provided in the KMI benefit plans as of the date of the KMP merger agreement);

  •
  enter into or amend any material arrangement for the benefit of any current or former directors or officers of KMI or any of its subsidiaries or any of their beneficiaries (other than in the ordinary course and consistent with past practice or as provided in the KMI benefit plans as of the date of the KMP merger agreement);

  •
  incur direct or indirect liability for any indebtedness, enter into any lease, create any lien on its property or the property of its subsidiaries or make or commit to make any capital expenditures, in each case, that would prevent or materially impede or delay the consummation of the transactions contemplated by the KMP merger agreement; or

  •
  take any other action which would prevent or materially impede or delay the consummation of the transactions contemplated by the KMP merger agreement.

Indemnification; Directors' and Officers' Insurance

        The KMP merger agreement provides that, upon the effective time of the KMP merger, KMI will, to the fullest extent that any of KMP, KMR KMGP or any applicable subsidiary thereof would be permitted, indemnify, defend and hold harmless, and provide advance and reimbursement of reasonable expenses to, all past and present directors and officers and employees of KMP or any of its subsidiaries, KMGP or KMR. In addition, KMI will maintain in effect for six years from the effective time of the KMP merger KMGP's and KMR's current directors' and officers' liability insurance policies covering acts or omissions occurring at or prior to the effective time of the KMP merger with respect to such indemnified persons.

Coordination of the Transactions

        KMI and KMP have agreed to coordinate the consummation of the transactions contemplated by the KMP merger agreement so that the KMR merger agreement and the EPB merger agreement are consummated substantially concurrently in the manner and sequence set forth in the KMP merger agreement. After the consummation of the transactions contemplated by the KMR merger agreement but prior to the consummation of the transactions contemplated by the KMP merger agreement, KMGP shall contribute or cause to be contributed all of the KMP i-units to KMP in exchange for a newly-issued class of units of the KMP consistent with the terms set forth in the KMP merger agreement and KMGP and KMR shall cause KMP's partnership agreement to be amended to reflect the issuance of such units.

Notification of Certain Matters Regarding EPB Merger and KMR Merger

        KMI has agreed to give prompt notice to KMP, KMR and KMGP of (a) any fact, event or circumstance known to it that is reasonably likely to, individually or taken together with all other facts, events and circumstances known to it, (i) cause or result in any condition to the closing of either the EPB merger or the KMR merger to not be satisfied by the May 11, 2015 or (ii) materially delay or impede the consummation of either the EPB merger or the KMR merger or (b) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings materially delays or impedes, or would reasonably be expected to materially delay or impede, the consummation of either the EPB merger or the KMR merger.

KMGP Conflicts Committee

        KMI has agreed, until the effective time of the KMP merger or the termination of the KMP merger agreement, not to, without the consent of a majority of the KMGP conflicts committee, take any action (or allow its subsidiaries to take any action) to eliminate the KMGP conflicts committee, revoke or diminish the authority of the KMGP conflicts committee or remove or cause the removal of any director of the KMGP board that is a member of the KMGP conflicts committee either as a director or member of such committee.

 Voting

        KMI and P Merger Sub have agreed, until the earlier of the effective time of the KMP merger, termination of the KMP merger agreement or a KMI adverse recommendation change:

  •
  in connection with any vote of KMP unitholders, however called, to vote all KMP common units and Class B units and all KMR listed shares owned by KMI and any of its subsidiaries in favor of the approval of the KMP merger agreement and the KMP merger (and the approval of any actions required in furtherance of the KMP merger);

  •
  to the extent permitted, in connection with any vote of KMR stockholders, however called, to vote all KMR shares owned by KMI and any of its subsidiaries in favor of the approval of the KMR merger agreement, the KMR merger (and the approval of any actions required in furtherance of the KMP merger) and, for purposes of determining the manner in which KMP's i-units are voted, the approval of the KMP merger agreement and the KMP merger (and the approval of any actions required in furtherance of the KMP merger); and

  •
  in connection with any vote of EPB unitholders, however called, to vote all EPB common units owned by KMI and any of its subsidiaries in favor of the approval of the EPB merger agreement and the EPB merger (and the approval of any actions required in furtherance of the EPB merger).

Amendment and Supplement

        At any time prior to the effective time of the KMP merger, the KMP merger agreement may be amended or supplemented in any and all respects, whether before or after approval of the KMP merger agreement by the KMP unitholders or the approval of the stock issuance proposal and charter amendment proposal by the stockholders of KMI; provided, however, that the KMGP board and KMR board may not take or authorize any such action unless it has referred such action to the KMGP conflicts committee for its consideration and permitted the KMGP conflicts committee not less than two business days to make a recommendation to the KMGP board and the KMR board with respect thereto (for the avoidance of doubt, the KMGP board and the KMR board shall in no way be obligated to follow the recommendation of the KMGP conflicts committee and the KMGP board and the KMR board shall be permitted to take action following the expiration of such two business day period); provided, further, that following receipt of the approval of the KMP merger agreement by the KMP unitholders or the approval of the stock issuance proposal and charter amendment proposal by the stockholders of KMI, there shall be no amendment or change to the provisions of the KMP merger agreement which by law or stock exchange rule would require further approval by the KMP unitholders or the stockholders of KMI, as applicable, without such approval. Unless otherwise expressly set forth in the KMP merger agreement, whenever a determination, decision, approval or consent of KMP, KMGP or KMR is required pursuant to the KMP merger agreement, such determination, decision, approval or consent must be authorized by the KMGP board and the KMR board; provided, however, that the KMGP board and the KMR board may not take or authorize any such action unless it has first referred such action to the KMGP conflicts committee for its consideration, and permitted the KMGP conflicts committee not less than two business days to make a recommendation to the KMGP board with respect thereto.

Remedies; Specific Performance

        The KMP merger agreement provides that the parties are entitled to seek and obtain an injunction to prevent breaches of the KMP merger agreement and to specifically enforce the KMP merger agreement.

 Representations and Warranties

        The KMP merger agreement contains representations and warranties by KMI and KMP. These representations and warranties have been made solely for the benefit of the other party to the KMP merger agreement and:

  •
  may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the KMP merger agreement, which disclosures may not be reflected in the KMP merger agreement; and

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

        Accordingly, these representations and warranties should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement, which may include information that updates, modifies or qualifies the information set forth in the representations and warranties.

        The representations and warranties made by both KMI, on the one hand, and KMP, KMGP and KMR, on the other hand relate to, among other things:

  •
  corporate organization, standing and similar corporate matters;

  •
  capital structure;

  •
  due authorization of the KMP merger agreement and the transactions contemplated by the KMP merger agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

  •
  required consents and approvals of governmental entities in connection with the transactions contemplated by the KMP merger agreement;

  •
  documents filed with the SEC, financial statements included in those documents and no undisclosed liabilities or obligations since December 31, 2013;

  •
  compliance with applicable laws;

  •
  information supplied in connection with the KMP proxy statement/prospectus and the registration statement of which it is a part;

  •
  taxes and other tax matters;

  •
  opinions of financial advisors;

  •
  brokers and other advisors; and

  •
  absence of changes or events since December 31, 2013.

        Additional representations and warranties made only by KMI to KMP relate to, among other things:

  •
  legal proceedings;

  •
  contracts and permits;

  •
  benefit plans;

  •
  environmental matters;

  •
  property;

  •
  intellectual property;

  •
  insurance; and

  •
  financing of the EPB merger, the KMP merger and the KMR merger.

Additional Agreements

        The KMP merger agreement also contains covenants relating to cooperation in the preparation of the KMP proxy statement/prospectus and additional agreements relating to, among other things, access to information, securityholder litigation and public announcements.

THE KMR MERGER AGREEMENT

        The following describes the material provisions of the KMR merger agreement, which is attached as Annex B to this proxy statement and incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the KMR merger agreement. This summary does not purport to be complete and may not contain all of the information about the KMR merger agreement that is important to you. We encourage you to read carefully the KMR merger agreement in its entirety before making any decisions regarding the proposals as it is the legal document governing the KMR merger.

        The KMR merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the KMR merger agreement. Factual disclosures about KMI, KMR or any of their respective subsidiaries or affiliates contained in this proxy statement or their respective public reports filed with the SEC may supplement, update or modify the factual disclosures about KMI, KMR or their respective subsidiaries or affiliates contained in the KMR merger agreement and described in this summary. The representations, warranties and covenants made in the KMR merger agreement by KMI, KMR, and R Merger Sub LLC were qualified and subject to important limitations agreed to by KMI, KMR, and R Merger Sub LLC in connection with negotiating the terms of the KMR merger agreement. In particular, in your review of the representations and warranties contained in the KMR merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the KMR merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the KMR merger agreement or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the KMR merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement.

The KMR Merger

        Subject to the terms and conditions of the KMR merger agreement and in accordance with Delaware law, at the effective time of the KMR merger, KMI will acquire all of the publicly held KMR shares by R Merger Sub, a wholly owned subsidiary of KMI, merging with and into KMR, with KMR as the surviving entity.

        Immediately following the effective time of the KMR merger, KMI may cause the surviving KMR entity to be merged with and into a Delaware limited liability company and a wholly owned subsidiary of KMI which would be the surviving entity of such merger. No consideration shall be issued in connection with the second step merger.

Effective Time; Closing

        The effective time of the KMR merger will occur at such time as KMR and KMI cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by KMR and KMI in writing and specified in the certificate of merger.

        The closing of the KMR merger will take place on the second business day after the satisfaction or waiver of the conditions set forth in the KMR merger agreement (other than conditions that by their nature are to be satisfied at the closing but subject to the satisfaction of those conditions), or at such other place, date and time as KMR and KMI shall agree. Each of the KMR merger, the EPB merger and the KMP merger shall be consummated substantially concurrently on the same date such that the KMP merger shall be consummated first, followed by the KMR merger and then the EPB merger. Subject to certain exceptions, KMR and KMI each have the right to terminate the KMR merger agreement if the closing of the KMR merger does not occur on or prior to May 11, 2015.

        KMI and KMR currently expect to complete the KMR merger by the fourth quarter of 2014 subject to receipt of required equityholder and regulatory approvals and the satisfaction or waiver of the other conditions to the KMR merger described below.

Conditions to Completion of the Merger

        KMI and KMR may not complete the KMR merger unless each of the following conditions is satisfied or waived:

  •
  the KMR merger agreement must have been approved by the affirmative vote of at least a majority of the outstanding KMR listed shares (excluding KMR listed shares owned by KMGP and its affiliates);

  •
  the adoption of the amendment to KMI's certificate of incorporation, referred to as the "charter amendment proposal," to increase the number of authorized shares of KMI common stock must have been approved by the affirmative vote of a majority of the outstanding shares of KMI common stock entitled to vote thereon;

  •
  the issuance of shares of KMI common stock pursuant to the KMR merger, the EPB merger and the KMP merger, referred to as the "stock issuance proposal," must have been approved by the affirmative vote of a majority of the shares of KMI common stock present at a meeting of the stockholders of KMI;

  •
  no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority (each, a "restraint") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the KMR merger agreement or making the consummation of the transactions contemplated by the KMR merger agreement illegal;

  •
  the registration statement in which this proxy statement is included must have been declared effective under the Securities Act and must not be subject to any stop order suspending the effectiveness of the registration statement or proceedings initiated or threatened by the SEC for that purpose;

  •
  the KMI common stock deliverable to the KMR shareholders as contemplated by the KMR merger agreement must have been approved for listing on the NYSE, subject to official notice of issuance;

  •
  all of the conditions set forth in the KMP merger agreement and the EPB merger agreement must have been satisfied or irrevocably waived (if permitted under applicable law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMP merger agreement and the EPB merger agreement, as applicable, and (y) this same condition set forth in each of the KMP merger agreement and the EPB merger agreement) and the parties thereto must be ready, willing and able to consummate the KMP merger and the EPB merger, and the KMP merger and the EPB merger must be consummated substantially concurrently with the KMR merger such that the KMR merger will be consummated first, followed by the KMP merger and then the EPB merger; and

  •
  KMI and KMR must have received an opinion of Bracewell & Giuliani LLP that for U.S. federal income tax purposes, at least 90% of the gross income of KMP for the four most recent complete calendar quarters ending before the closing for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code.

        The obligations of KMI and R Merger Sub to effect the KMR merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the KMR merger agreement of KMR (i) with respect to its authority to execute the KMR merger agreement and consummate the transactions contemplated by the KMR merger agreement, the applicable shareholders voting requirements for approval of the KMR merger agreement and transactions contemplated thereby and the absence of a material adverse effect, being true and correct in all respects, in each case, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) with respect to its capitalization, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the date of the closing (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) with respect to approval of the KMR merger agreement by the KMR special committee and KMR board, as applicable, being true and correct both when made and at and as of the date of the closing (unless there shall have been a KMR adverse recommendation change) and (iv) all other representations and warranties of KMR must true and correct both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a "material adverse effect" on KMR;

  •
  the receipt by KMI of an officer's certificate signed on behalf of KMR by an executive officer of KMR certifying that the preceding condition has been satisfied;

  •
  KMR having performed in all material respects all obligations required to be performed by it under the KMR merger agreement;

  •
  the receipt by KMI of an officer's certificate signed on behalf of KMR by an executive officer of KMR certifying that the preceding condition has been satisfied; and

  •
  KMI shall have received an opinion of Bracewell & Giuliani LLP, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the closing date of the KMR merger, to the effect that the KMR merger, taken separately or taken together with the second step merger, as applicable, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

        The obligation of KMR to effect the KMR merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the KMR merger agreement of (i) KMI with respect to its authority to execute the KMR merger agreement and consummate the transactions contemplated by the KMR merger agreement, the applicable stockholder voting requirements for approval of the stock issuance proposal and the charter amendment proposal, certain tax matters and the absence of a material adverse effect, being true and correct in all respects, in each case, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) KMI with respect to KMI's capitalization, being true and correct, other than immaterial misstatements or omissions, both when made and at and as of the date of the closing (except to the extent expressly made as of an earlier date, in which case as of such date), (iii) KMI and R Merger Sub with respect to approval of the KMR merger agreement by the KMI board, being true and correct both when made and at and as of the closing (unless there shall have been a KMI adverse recommendation change) and (iv) all other representations and warranties in the KMR merger agreement of KMI being true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in any individual such representation or warranty) both when made and as of the date of the closing (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of clause (iv), where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a "material adverse effect" on KMI;

  •
  the receipt by KMR of an officer's certificate signed on behalf of KMI by an executive officer of KMI certifying that the preceding condition has been satisfied;

  •
  KMI and R Merger Sub having performed in all material respects all obligations required to be performed by each of them under the KMR merger agreement;

  •
  the receipt by KMR of an officer's certificate executed on behalf of KMI by an executive officer of KMI certifying that the preceding condition has been satisfied; and

  •
  KMR shall have received an opinion of Baker Botts L.L.P., on the basis of representations and warranties set forth or referred to in such opinion, dated as of the closing date of the KMR merger, to the effect that the KMR merger, taken separately or taken together with the second step merger, as applicable, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

        For purposes of the KMR merger agreement, the term "material adverse effect" means, when used with respect to party to the KMR merger agreement, means, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such person and its subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a "material adverse effect": (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such person operates; (ii) the announcement or pendency of the KMR merger agreement or the transactions contemplated by the KMR merger agreement or, except specifically for purposes of the representations and warranties made by KMR with respect to no conflicts or by KMI and R Merger Sub with respect to no conflicts and the satisfaction of the closing conditions set forth in the KMR merger agreement (and described above under "—Conditions to Completion of the Merger") with respect to such representations and warranties, the performance of the KMR merger agreement, (iii) any change in the market price or trading volume of the limited liability company units, limited partnership interests, shares of common stock or other equity securities of such person (it being understood and agreed that the foregoing shall not preclude any other party to the KMR merger agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "material adverse effect" should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a "material adverse effect"); (iv) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any laws or regulations applicable to such person or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced or threatened by or involving any current or former member, partner or stockholder of such person or any of its subsidiaries (or in the case of KMI, KMR) (on their own or on behalf of such person or any of its subsidiaries or in the case of KMI, KMR) arising out of or related to the KMR merger agreement or the transactions contemplated by the KMR merger agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; (viii) any failure of a person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to the KMR merger agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "material adverse effect" should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a "material adverse effect"); and (ix) the taking of any action required by the KMR merger agreement; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a "material adverse effect" if and to the extent such changes, effects, events or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such person and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such person and its subsidiaries operate.

KMR Recommendation and KMR Adverse Recommendation Change

        The KMR special committee and the KMR board considered the benefits of the KMR merger agreement, the KMR merger and the related transactions as well as the associated risks and (i) determined that the KMR merger is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, (ii) determined that the KMR merger is fair and reasonable to, and in the best interests of, KMR, after determining that the KMR merger is fair and reasonable to, and in the best interests of, the unaffiliated KMR shareholders, (iii) approved the KMR merger, the KMR merger agreement and the execution, delivery and performance of the KMR merger agreement.

        The KMR merger agreement provides that KMR will not, through the KMR special committee or the KMR board:

  •
  withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to KMI, the recommendation of the KMR special committee or the KMR board that KMR shareholders approve the KMR merger agreement; or

  •
  publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any KMR alternative proposal (described below).

        KMR (through the KMR special committee or the KMR board) taking any of the actions described above is referred to as a "KMR adverse recommendation change."

        Subject to the conditions described below, the KMR special committee or the KMR board may, at any time prior to the approval of the KMR merger agreement by the shareholders of KMR, effect a KMR adverse recommendation change in response to a KMR intervening event (described below) or a KMR superior proposal (described below).

        The KMR board or the KMR special committee may effect a KMR adverse recommendation change in connection with a KMR superior proposal only if:

  •
  KMR received a written KMR alternative proposal that the KMR special committee believes is bona fide and the KMR special committee (after consultation with its financial advisors and outside legal counsel) determines in good faith that such KMR alternative proposal constitutes a

    KMR superior proposal and the failure to effect such recommendation change would not be in the best interests of KMR, after making a determination that the failure to effect such recommendation change would not be in the best interests of the unaffiliated KMR shareholders;

  •
  the KMR board or the KMR special committee, as applicable, has provided prior written notice to KMI stating that, after consultation with its financial advisor and outside legal counsel, such KMR alternative proposal constitutes a KMR superior proposal, including a description of the material terms of such KMR superior proposal, together with a copy of the acquisition agreement for such KMR superior proposal in final form and any other relevant proposed transaction agreements at least, unless otherwise specified, five days in advance of its intention to effect a KMR adverse recommendation change; and

  •
  during such five day period, as extended pursuant to the terms of the KMR merger agreement, the KMR special committee has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMI in good faith (to the extent KMI desires to negotiate) to make such adjustments in the terms and conditions of the KMR merger agreement so that the failure to effect such recommendation change would not be opposed to the best interests of KMR, after making a determination that the failure to effect such recommendation change would not be opposed to the best interests of the unaffiliated KMR shareholders; provided, that the KMR special committee must take into account all changes to the terms of the KMR merger agreement proposed by KMI.

        The KMR special committee or the KMR board may effect a KMR adverse recommendation change in connection with a KMR intervening event only if:

  •
  the KMR special committee (after consultation with its financial advisor and outside legal counsel) determines in good faith that the failure to take such action would not be in the best interests of KMR, after making a determination that the failure to effect such recommendation change would not be in the best interests of the unaffiliated KMR shareholders;

  •
  the KMR special committee or the KMR board, as applicable, has provided prior written notice specifying in reasonable detail the material events giving rise to the KMR intervening event at least, unless otherwise specified, five days in advance of its intention to effect a KMR adverse recommendation change; and

  •
  during such five day period, as extended pursuant to the terms of the KMR merger agreement, the KMR special committee has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMI in good faith (to the extent KMI desires to negotiate) to make such adjustments in the terms and conditions of the KMR merger agreement so that the failure to effect such recommendation change would not be opposed to the best interests of KMR, after making a determination that the failure to effect such recommendation change would not be opposed to the best interests of the unaffiliated KMR shareholders; provided, that the KMR special committee shall take into account all changes to the terms of the KMR merger agreement proposed by KMI.

        For purposes of the KMR merger agreement, a "KMR intervening event" means a material event or circumstance that arises or occurs after the date of the KMR merger agreement with respect to KMR that was not, prior to the date of the KMR merger agreement, reasonably foreseeable by the KMR special committee; provided, however, that in no event will the receipt, existence or terms of a KMR alternative proposal or KMI alternative proposal or any matter relating thereto or consequence thereof constitute a "KMR intervening event".

        For purposes of the KMR merger agreement, the term "KMR alternative proposal" means any inquiry, proposal or offer from any person or "group" (as defined in Section 13(d) of the Exchange

Act), other than KMI and its subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of KMR and its subsidiaries (including securities of subsidiaries) equal to 25% or more of KMR's consolidated assets or to which 25% or more of KMR's revenues or earnings on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 25% or more of the outstanding KMR shares, (iii) tender offer or exchange offer that if consummated would result in any person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 25% or more of the outstanding KMR shares or (iv) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving KMR which is structured to permit such person or group to acquire beneficial ownership of at least 25% of KMR's consolidated assets or outstanding KMR shares, in each case, other than the transactions contemplated by the KMR merger agreement.

        For purposes of the KMR merger agreement, a "KMR superior proposal" means a bona fide written offer, obtained after the date of the KMR merger agreement and not in breach of the "non-solicitation" provisions of the KMR merger agreement (other than an immaterial breach), to acquire, directly or indirectly, more than 50% of the outstanding KMR shares or assets of KMR and its subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the KMR special committee determines in its good faith to be more favorable to the KMR, after determining in its good faith that such offer is on terms and conditions more favorable to the unaffiliated KMR shareholders, than the transactions contemplated by the KMR merger agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of the KMR merger agreement that as of the time of determination had been committed to by KMI in writing.

KMR Shareholder Approval

        KMR has agreed to hold a meeting of the KMR shareholders as soon as practicable for the purpose of obtaining shareholder approval for the KMR merger agreement. For further discussion on the vote required by the KMR shareholders to approve the KMR merger agreement, see "The KMR Special Meeting."

        The KMR merger agreement requires KMR to submit the KMR merger agreement to a vote (i) even if the KMR special committee or the KMR board no longer recommends approval of the KMR merger agreement and (ii) irrespective of the commencement, public proposal, public disclosure or communication to KMI of any KMR alternative proposal (as described above).

KMI Recommendation and KMI Adverse Recommendation Change

        The KMI board of directors determined that the KMR merger agreement and the transactions contemplated thereby (including the EPB merger and the KMP merger) are in the best interests of KMI and its stockholders, approved and declared advisable the KMR merger agreement, the EPB merger agreement, the KMP merger agreement, the stock issuance proposal and the charter amendment proposal and resolved to submit the charter amendment proposal and the stock issuance proposal to a vote of the KMI stockholders and recommend adoption thereof.

        The KMR merger agreement provides that KMI will not, through the KMI board:

  •
  withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to KMR, the recommendation of the KMI board that its stockholders approve the stock issuance proposal and the charter amendment proposal; or

  •
  publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any KMI alternative proposal (as described below).

        KMI taking any of the actions described above is referred to as a "KMI adverse recommendation change."

        Subject to the conditions described below, the KMI board may, at any time prior to KMI's stockholders approving the stock issuance proposal and charter amendment proposal, effect a KMI adverse recommendation change in response to a KMI intervening event (described below) or a KMI superior proposal (described below).

        The KMI board can effect a KMI adverse recommendation change in connection with a KMI superior proposal only if:

  •
  KMI received a written KMI alternative proposal that the KMI board believes is bona fide and the KMI board (after consultation with its financial advisors and outside legal counsel) determines in good faith that such KMI alternative proposal constitutes a KMI superior proposal and that the failure to effect such recommendation change would be inconsistent with its fiduciary duties to KMI stockholders under applicable law;

  •
  the KMI board has provided prior written notice to KMR stating that, after consultation with its financial advisor and outside legal counsel, such KMI alternative proposal constitutes a KMI superior proposal, including a description of the material terms of such superior proposal, together with a copy of the acquisition agreement for such superior proposal in final form and any other relevant proposed transaction agreements at least, unless otherwise specified, five days in advance of its intention to effect an KMI adverse recommendation change; and

  •
  during such five day period, as extended pursuant to the KMR merger agreement, the KMI board, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMR in good faith (to the extent KMR desires to negotiate) to make such adjustments in the terms and conditions of the KMR merger agreement so that the failure to effect such recommendation change would not be inconsistent with the fiduciary duties of the KMI board to KMI's stockholders under applicable law; provided, that the KMI board shall take into account all changes to the terms of the KMR merger agreement proposed by KMR.

        The KMI board can only effect a KMI adverse recommendation change in connection with a KMI intervening event if:

  •
  the KMI board (after consultation with its financial advisor and outside legal counsel) determines in good faith that the failure to take such action would inconsistent with its fiduciary duties to KMI stockholders under applicable law;

  •
  the KMI board has provided prior written notice specifying in reasonable detail the material events giving rise to the intervening event at least, unless otherwise specified, five days in advance of its intention to effect an KMI adverse recommendation change; and

  •
  during such five day period, as extended pursuant to the KMR merger agreement, the KMI board, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMR in good faith (to the extent KMR desires to negotiate) to make such adjustments in the terms and conditions of the KMR merger agreement so that the failure to effect such recommendation change would not be inconsistent with the KMI board's fiduciary duties to KMI stockholders under applicable law; provided, that, the KMI board shall take into account all changes to the terms of the KMR merger agreement proposed by KMR.

        For purposes of the KMR merger agreement, a "KMI intervening event" means a material event or circumstance that arises or occurs after the date of the KMR merger agreement with respect to KMI that was not, prior to the date of the KMR merger agreement, reasonably foreseeable by the KMI board; provided, however, that in no event will the receipt, existence or terms of a KMI alternative proposal or KMR alternative proposal or any matter relating thereto or consequence thereof constitute a "KMI intervening event."

        For purposes of the KMR merger agreement, the term "KMI alternative proposal" means any inquiry, proposal or offer from any person or "group" (as defined in Section 13(d) of the Exchange Act), other than KMR and its subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of KMI and its subsidiaries (other than the assets of KMR, but including securities of other subsidiaries) equal to 25% or more of the assets of KMI and its subsidiaries (other than the assets of KMR, but including, for purposes of this definition, KMI's equity interests in KMR) taken as a whole or to which 25% or more of the revenues or earnings of KMI and its subsidiaries (other than the assets of KMR, but including, for purposes of this definition, KMI's equity interests in KMR) taken as a whole are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 25% or more of any class of equity securities of KMI, (C) tender offer or exchange offer that if consummated would result in any person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 25% or more of any class of equity securities of KMI or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving KMI which is structured to permit such person or group to acquire beneficial ownership of at least 25% of the assets of KMI and its subsidiaries (including, for purposes of this definition, KMI's equity interests in KMR) taken as a whole or of the equity securities of KMI; in each case, other than the transactions contemplated by the KMR merger agreement.

        For purposes of the KMR merger agreement, a "KMI superior proposal" means a bona fide written offer, obtained after the date of the KMR merger agreement and not in breach of the "non-solicitation" provision of the KMR merger agreement (other than an immaterial breach), to acquire, directly or indirectly, more than 50% of the outstanding equity securities of KMI or assets of KMI and its subsidiaries (including, for purposes of this definition, KMI's equity interests in KMR) taken as a whole, made by a third party, which is on terms and conditions which KMI board determines in its good faith to be more favorable to KMI's stockholders from a financial point of view than the transactions contemplated by the KMR merger agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of the KMR merger agreement that as of the time of determination had been committed to by KMR writing.

KMI Stockholder Approval

        KMI has agreed to hold a meeting of its stockholders as soon as is practicable for the purpose of obtaining stockholder approval of the stock issuance proposal and charter amendment proposal.

        The KMR merger agreement requires KMI to submit the stock issuance proposal and the charter amendment proposal to a stockholder vote (i) even if the KMI board no longer recommends approval of the stock issuance proposal and charter amendment proposal and (ii) irrespective of the commencement, public proposal, public disclosure or communication to KMI of any KMI alternative proposal (as described above).

No Solicitation by KMR

        The KMR merger agreement contains detailed provisions prohibiting KMR from seeking a KMR alternative proposal to the KMR merger. Under these "no solicitation" provisions, KMR has agreed that it will not, and it will cause its subsidiaries and use reasonable best efforts to cause its and its subsidiaries' respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, their "representatives") not to, directly or indirectly, except as permitted by the KMR merger agreement:

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  solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a KMR alternative proposal; or

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  enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to a KMR alternative proposal.

        KMR has agreed that it will, and will cause its subsidiaries and use reasonable best efforts to cause its and its subsdiaries' representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person with respect to a KMR alternative proposal, request the return or destruction of all confidential information previously provided to such parties and prohibit any access by any person (other than KMI and its subsidiaries and representatives) to any confidential information relating to a possible KMR alternative proposal.

        Notwithstanding the foregoing restrictions, the KMR merger agreement provides that, under specified circumstances at any time prior to obtaining the approval of KMR's shareholders of the KMR merger agreement, if KMR has received a written KMR alternative proposal that the KMR special committee believes is bona fide and the KMR special committee, after consultation with its financial advisors and outside legal counsel, determines in good faith that such KMR alternative proposal constitutes or could reasonably be expected to lead to or result in a KMR superior proposal and such KMR alternative proposal does not result from a material breach of the non-solicitation provisions in the KMR merger agreement, then KMR may:

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  furnish information with respect to KMR and its subsidiaries, as applicable, to any third party making such KMR alternative proposal; and

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  participate in discussions or negotiations regarding such KMR alternative proposal.

        KMR also has agreed in the KMR merger agreement that it (i) will promptly advise KMI, orally and in writing, and in any event within 24 hours after receipt, if any proposal offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with them in respect of any KMR alternative proposal and indicate the identity of the person making any such KMR alternative proposal, offer or inquiry and (ii) will provide KMI the terms and conditions of any such KMR alternative proposal, request or inquiry (including providing KMI with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, KMR has agreed to promptly keep KMI reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, in any event within 24 hours, provide KMI with copies of any additional written materials received by KMR or that KMR has delivered to any third party making a KMR alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

        The KMR merger agreement permits KMR, the KMR special committee and the KMR board to comply with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act if the KMR special committee or the KMR board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would not be in the best interests of KMR, after determining that its failure to do so would not be in the best interests of the public KMR shareholders.

 No Solicitation by KMI

        The KMR merger agreement contains detailed provisions prohibiting KMI from seeking a KMI alternative proposal. Under these "no solicitation" provisions, KMI has agreed that it will not, and it will cause its subsidiaries and use reasonable best efforts to cause itheir respective representatives not to, directly or indirectly, except as permitted by the KMR merger agreement:

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  solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a KMI alternative proposal; or

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  enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to a KMI alternative proposal.

        KMI has agreed that it will, and will cause its subsidiaries and use reasonable best efforts to cause its representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person with respect to a KMI alternative proposal, request the return or destruction of all confidential information previously provided to such parties and prohibit any access by any person (other than to KMP, KMR, EPB and their respective subsidiaries and representatives) to any confidential information relating to a possible KMI alternative proposal.

        Following the date of the KMR merger agreement but prior to obtaining the approval of KMI's stockholders of the stock issuance proposal and the charter amendment proposal, if KMI has received a written KMI alternative proposal that the KMI board believes is bona fide and the KMI board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such KMI alternative proposal constitutes or could reasonably be expected to lead to or result in a KMI superior proposal and such KMI alternative proposal does not result from a material breach of the non-solicitation provisions in the KMR merger agreement, then the KMR merger agreement permits KMI to furnish information with respect to KMI and its subsidiaries to any third party making such KMI alternative proposal and participate in discussions or negotiations regarding such KMI alternative proposal; provided, that (i) KMI and its subsidiaries will not, and will use reasonable best efforts to cause its representatives not to, disclose any non-public information to such person unless KMI has, or first enters into, a confidentiality agreement with such person with confidentiality provisions that are not less restrictive in the aggregate to such person than the provisions of the confidentiality agreement between KMI, KMP and KMR are to KMR and (ii) KMI will provide to KMR any non-public information that was not previously provided or made available to KMR prior to or substantially concurrently with providing or making available such non-public information to such other person.

        KMI also has agreed in the KMR merger agreement that it (i) will promptly advise KMR, orally and in writing, and in any event within 24 hours after receipt, if any proposal offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with it in respect of any KMI alternative proposal and indicate the identity of the person making any such alternative proposal, offer or inquiry and (ii) will provide KMR the terms and conditions of any such alternative proposal, request or inquiry (including providing KMI with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, KMI has agreed to promptly keep KMR reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, in any event within 24 hours, provide KMR with copies of any additional written materials received by KMI or that KMI has delivered to any third party making a KMI alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

        The KMR merger agreement permits the KMI board to comply with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act if the KMI board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to KMI stockholders under applicable law.

Merger Consideration

        At the effective time of the KMR merger, each KMR listed share and KMR voting share issued and outstanding (excluding KMR listed shares owned by KMGP, KMR, KMI or R Merger Sub, which will be canceled) will be converted into the right to receive 2.4849 shares of KMI common stock.

        KMI will not issue any fractional shares of KMI common stock in the KMR merger. Instead, each holder of KMR shares who otherwise would have received a fractional share of KMI common stock will be entitled to receive, from the exchange agent appointed by KMI pursuant to the KMR merger agreement, a cash payment, without interest, in lieu of such fractional share representing such holder's proportionate interest, if any, in the proceeds from the sale by the exchange agent (reduced by reasonable and customary fees of the exchange agent attributable to such sale) in one or more transactions of a number of shares of KMI common stock equal to the aggregate amount of fractional shares of KMI common stock otherwise issuable.

Adjustments to Prevent Dilution

        The merger consideration described above under "—Merger Consideration" will be appropriately adjusted to reflect fully the effect of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, share distribution, combination, exchange of shares or similar transaction (other than regular quarterly distributions of KMR listed shares and KMR voting shares as required by KMR's LLC Agreement as of the date of the KMR merger agreement) with respect to the number of outstanding KMR shares or shares of KMI common stock prior to the effective time of the KMR merger to provide the holders of KMR shares the same economic effect as contemplated by the KMR merger agreement prior to such event.

Withholding

        KMI, R Merger Sub and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to a shareholders in connection with the KMR merger such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable tax law. To the extent withheld, such withheld amounts will be treated as having been paid to the former shareholders in respect of whom such withholding was made.

Dividends and Distributions

        No dividends or other distributions with respect to shares of KMI common stock issued in the KMR merger shall be paid to the holder of any surrendered certificates or book-entry shares until such certificates or book-entry shares are surrendered. Following such surrender, subject to the effect of escheat, tax or other applicable law, there shall be paid, without interest, to the record holder of the shares of KMI common stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of KMI common stock with a record date after the effective time of the KMR merger and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of KMI common stock with a record date after the effective time of the KMR merger but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of KMI common stock, all shares of KMI common stock to be issued pursuant to the KMR merger shall be entitled to dividends as if issued and outstanding as of the effective time of the KMR merger.

Financing Covenant

        KMR has agreed to, and to cause each of its subsidiaries and use reasonable best efforts to cause its and their representatives to, use reasonable best efforts to provide cooperation as reasonably requested by KMI, at KMI's sole expense, to assist KMI in the arrangement of any bank debt financing or any capital markets debt financing, any repayment or refinancing of debt contemplated in connection with the KMR merger and the other transactions contemplated by the KMR merger agreement and any other amounts required to be paid in connection with the consummation of the KMR merger.

Filings

        Pursuant to the KMR merger agreement, each of the parties agreed to cooperate and use their respective reasonable best efforts to (i) cooperate in all respects with each other party in connection with any filing or submission with a governmental authority in connection with the transactions contemplated by the KMR merger agreement, including by providing the other party a reasonable opportunity to review and comment and (ii) promptly inform the other party of (and supply to the other party) any written communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other governmental authority and any material written communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions contemplated by the KMR merger agreement.

Regulatory Matters

        See "Special Factors—Regulatory Approvals Required for the Merger" for a description of the material regulatory requirements for completion of the transactions.

        Pursuant to the terms of the KMR merger agreement, each of the parties agreed to cooperate with the others and to cause their respective subsidiaries to use its reasonable best efforts to (i) do all things necessary to consummate the transactions contemplated by the KMR merger agreement (including preparing and filing recommended filings under applicable antitrust laws), (ii) obtain all approvals from any governmental authority or third party necessary to consummate the transactions contemplated by the KMR merger agreement and (iii) defend any lawsuits or other legal proceedings challenging the KMR merger agreement or transactions contemplated by the KMR merger agreement.

Termination

        KMI and KMR may terminate the KMR merger agreement at any time prior to the effective time of the KMR merger by mutual written consent authorized by the KMI board and the KMR special committee.

        In addition, either KMI or KMR can terminate the KMR merger agreement at any time prior to the effective time by written notice to the other party if:

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  the closing of the KMR merger has not occurred on or before 5:00 p.m. Houston, Texas time on May 11, 2015, except that the right to terminate will not be available (i) to KMI or KMR if the inability to satisfy such condition was due to the failure of such party to perform any of its obligations under the KMR merger agreement or (ii) to KMI or KMR if the other party has filed (and is then pursuing) an action seeking specific performance to enforce the obligations under the KMR merger agreement;

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  any restraint is in effect and has become final and nonappealable that has the effect of enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the KMR merger agreement or making the consummation of the transactions contemplated by the KMR merger agreement illegal, except that the right to terminate will not be available to KMI or KMR if such restraint is due to the failure, in the case of KMR, KMR and in the case of KMI, KMI or R Merger Sub, to perform its obligations under the KMR merger agreement;

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  the meeting of the KMR shareholders is concluded and the approval of the KMR merger agreement by the KMR shareholders is not obtained; provided, however, that this right to terminate will not be available to KMR if such failure to obtain approval was proximately caused by a KMR adverse recommendation change not permitted by the KMR merger agreement or a material breach of the no solicitation provisions by KMR;

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  the meeting of the stockholders of KMI is concluded and the approval of the stock issuance proposal and the charter amendment proposal by the stockholders of KMI is not obtained; provided, however, that this right to terminate will not be available to KMI if such failure to obtain approval was proximately caused by a KMI adverse recommendation change not permitted by the KMR merger agreement or a material breach of the no solicitation provisions by KMI; or

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  either the EPB merger agreement or the KMP merger agreement are terminated in accordance with its terms.

        KMI also may terminate the KMR merger agreement if a KMR adverse recommendation change occurs or KMR materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMI and KMI is not then in any material breach.

        KMR also may terminate the KMR merger agreement if a KMI adverse recommendation change occurs or KMI materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMR and KMR is then in any material breach.

        In some cases, termination of the KMR merger agreement may require KMR or KMI to pay to the other a termination fee and expenses, as described below under "—Termination Fee."

Termination Fee

        The KMR merger agreement provides that KMR is required to pay a termination fee of $311 million to KMI if the KMR merger agreement is terminated by:

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  KMI, as a result of the KMR special committee or the KMR board having effected a KMR adverse recommendation change due to a KMR superior proposal; or

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  KMR or KMI, as a result of the shareholders of KMR not approving the KMR merger agreement at a meeting of the shareholders of KMR or any adjournment or postponement of such meeting where a KMR adverse recommendation change due to a KMR superior proposal has occurred.

        The KMR merger agreement provides that KMI is required to pay a termination fee of $311 million to KMR if the KMR merger agreement is terminated by:

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  KMR, as a result of the KMI board having effected a KMI adverse recommendation change due to a KMI superior proposal; or

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  KMR or KMI, as a result of the stockholders of KMI not approving the stock issuance proposal or charter amendment proposal at a meeting of the stockholders of KMI or any adjournment or postponement of such meeting where a KMI adverse recommendation change due to a KMI superior proposal has occurred.

Conduct of Business

        Under the KMR merger agreement, each of KMI and KMR has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the KMR merger agreement until the earlier of the termination of the KMR merger agreement in accordance with its terms and the effective time of the KMR merger, unless the other party gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed). In general, each party has agreed to cause its business to be conducted in all material respects in the ordinary course of business consistent with past practice.

        Subject to certain exceptions, unless KMR consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), KMI has agreed to certain restrictions limiting its and its respective subsidiaries' ability to, among other things:

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  amend KMI's certificate of incorporation or bylaws in any manner that would prohibit or materially impede or delay the KMR merger or related transactions;

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  declare, set aside or pay any dividend or distribution in respect of any capital stock, other than regular quarterly cash dividends on the KMI common stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the effective time;

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  take or omit to take any action if such action or failure to act would be reasonably likely to prevent or impede the KMR merger, taken separately or taken together with the second step merger, as applicable, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

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  other than transactions exclusively between wholly owned subsidiaries of KMI or in connection with the Transactions, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization, in each case, that would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in the KMR merger agreement;

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  with respect to KMI, EPB and KMP only, subject to certain exceptions set forth in the KMR merger agreement, (i) issue, deliver, sell, grant, pledge, or dispose of, as applicable, or authorize any of the same with respect to any KMI common stock, KMI preferred stock, partnership interests, limited liability company interests, shares of capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to purchase or otherwise receive, any such securities, (ii) redeem, purchase or otherwise acquire any such securities or any rights evidencing the right to purchase or otherwise receive any such securities or (iii) split, combine, subdivide or reclassify any KMI common stock, KMI preferred stock, partnerships interests, limited liability company interests, shares of capital stock, voting securities or equity interests;

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  directly or indirectly acquire or sell, except in the ordinary course of business consistent with past practice, by merging or consolidating with, or by purchasing or selling all of or substantially all of the equity interests any person or acquire any assets, in each case, that, in the aggregate, have a purchase or sale price in excess of $2 billion (other than transactions exclusively between wholly owned subsidiaries);

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  make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable law;

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  enter into any material contract, other than in the ordinary course of business consistent with past practice, or materially modify any material rights under a material contract, in each case in a manner which would be materially adverse to KMI and its subsidiaries taken as a whole or prevent or materially impede or delay the consummation of the transactions set forth in the KMR merger agreement;

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  modify or amend, or waive or assign any rights under, the KMP merger agreement or the EPB merger agreement in a manner which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in the KMR merger agreement or would have an adverse effect on the value of the KMR merger consideration to be received by holders of KMR shares;

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  waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to result in a material adverse effect;

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  increase or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any benefit plan in any material respect (other than in the ordinary course and consistent with past practice or as provided in the KMI benefit plans as of the date of the KMR merger agreement);

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  grant any material severance or termination pay to any officer or director of KMI or any of its subsidiaries (other than in the ordinary course and consistent with past practice or as provided in the KMI benefit plans as of the date of the KMR merger agreement);

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  adopt, enter into or amend any material arrangement for the benefit of any current or former directors or officers of KMI or any of its subsidiaries or any of their beneficiaries (other than in the ordinary course and consistent with past practice or as provided in the KMI benefit plans as of the date of the KMR merger agreement);

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  incur direct or indirect liability for any indebtedness, enter into any lease, create any lien on its property or the property of its subsidiaries or make or commit to make any capital expenditures, in each case, that would prevent or materially impede or delay the consummation of the transactions contemplated by the KMR merger agreement; or

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  take any other action which would prevent or materially impede or delay the consummation of the transactions contemplated by the KMR merger agreement.

Indemnification; Directors' and Officers' Insurance

        The KMR merger agreement provides that, upon the effective time, KMI will, to the fullest extent that KMR or any applicable subsidiary thereof would be permitted, indemnify, defend and hold harmless, and provide advance and reimbursement of reasonable expenses to, all past and present directors and officers and employees of KMR or any of its subsidiaries. In addition, KMI will maintain in effect for six years from the effective time of the KMR merger KMR's current directors' and officers' liability insurance policies covering acts or omissions occurring at or prior to the effective time of the KMR merger with respect to such indemnified persons.

Coordination of the Transactions

        KMI and KMR have agreed to coordinate the consummation of the transactions contemplated by the KMR merger agreement so that the KMP merger agreement and the EPB merger agreement are consummated substantially concurrently in the manner and sequence set forth in the KMR merger agreement.

Notification of Certain Matters Regarding EPB Merger and KMP Merger

        KMI has agreed to give prompt notice to KMR of (a) any fact, event or circumstance known to it that is reasonably likely to, individually or taken together with all other facts, events and circumstances known to it, (i) cause or result in any condition to the closing of either the EPB merger or the KMP merger to not be satisfied by the May 11, 2015 or (ii) materially delay or impede the consummation of either the EPB merger or the KMP merger or (b) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings materially delays or impedes, or would reasonably be expected to materially delay or impede the consummation of either the EPB merger or the KMP merger.

KMR Special Committee

        KMI has agreed, until the effective time of the KMR merger or the termination of the KMR merger agreement, not to, without the consent of a majority of the KMR special committee, take any action (or allow its subsidiaries to take any action) to eliminate the KMR special committee, revoke or diminish the authority of the KMR special committee or remove or cause the removal of any director of the KMR board that is a member of the KMR special committee either as a director or member of such committee.

Voting

        KMI and R Merger Sub have agreed, until the earlier of the effective time of the KMR merger, termination of the KMR merger agreement or a KMI adverse recommendation change:

  •
  in connection with any vote of KMP unitholders, however called, to vote all KMP common units and Class B units and all KMR listed shares owned by KMI and any of its subsidiaries in favor of the approval of the KMP merger agreement and the KMP merger (and the approval of any actions required in furtherance of the KMP merger);

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  to the extent permitted, in connection with any vote of KMR shareholders, however called, to vote all KMR shares owned by KMI and any of its subsidiaries in favor of the approval of the KMR merger agreement, the KMR merger (and the approval of any actions required in furtherance of the KMR merger) and, for purposes of determining the manner in which KMP's i-units are voted by KMR, the approval of the KMP merger agreement and the KMP merger (and the approval of any actions required in furtherance of the KMP merger); and

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  in connection with any vote of EPB unitholders, however called, to vote all EPB common units owned by KMI and any of its subsidiaries in favor of the approval of the EPB merger agreement and the EPB merger (and the approval of any actions required in furtherance of the EPB merger).

 Amendment and Supplement

        At any time prior to the effective time of the KMR merger, the KMR merger agreement may be amended or supplemented in any and all respects, whether before or after approval of the KMR merger agreement by the KMR shareholders or the approval of the stock issuance proposal and charter amendment proposal by the stockholders of KMI; provided, however, that the KMR board may not take or authorize any such action unless it has referred such action to the KMR special committee for its consideration and permitted the KMR special committee not less than two business days to make a recommendation to the KMR board with respect thereto (for the avoidance of doubt, the KMR board shall in no way be obligated to follow the recommendation of the KMR special committee and the KMR board shall be permitted to take action following the expiration of such two business day period); provided, further, that following receipt of the approval of the KMR merger agreement by the KMR shareholders or the approval of the stock issuance proposal and charter amendment proposal by the stockholders of KMI, there shall be no amendment or change to the provisions of the KMR merger agreement which by law or stock exchange rule would require further approval by the KMR shareholders or the stockholders of KMI, as applicable, without such approval. Unless otherwise expressly set forth in the KMR merger agreement, whenever a determination, decision, approval or consent of KMR is required pursuant to the KMR merger agreement, such determination, decision, approval or consent must be authorized by the KMR board; provided, however, that the KMR board may not take or authorize any such action unless it has first referred such action to the KMR special committee for its consideration, and permitted the KMR special committee not less than two business days to make a recommendation to the KMR board with respect thereto.

Remedies; Specific Performance

        The KMR merger agreement provides that the parties are entitled to seek and obtain an injunction to prevent breaches of the KMR merger agreement and to specifically enforce the KMR merger agreement.

Representations and Warranties

        The KMR merger agreement contains representations and warranties by KMI and KMR. These representations and warranties have been made solely for the benefit of the other party to the KMR merger agreement and:

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  may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the KMR merger agreement, which disclosures may not be reflected in the KMR merger agreement; and

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

        Accordingly, these representations and warranties should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement, which may include information that updates, modifies or qualifies the information set forth in the representations and warranties.

        The representations and warranties made by both KMI, on the one hand, and KMR, on the other hand relate to, among other things:

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  corporate organization, standing and similar corporate matters;

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  capital structure;

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  due authorization of the KMR merger agreement and the transactions contemplated by the KMR merger agreement, any conflicts with third parties created by such transactions and the voting requirements for such transactions;

  •
  required consents and approvals of governmental entities in connection with the transactions contemplated by the KMR merger agreement;

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  documents filed with the SEC, financial statements included in those documents and no undisclosed liabilities or obligations since December 31, 2013;

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  compliance with applicable laws;

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  information supplied in connection with the KMR proxy statement/prospectus and the registration statement of which it is a part;

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  taxes and other tax matters;

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  opinions of financial advisors;

  •
  brokers and other advisors; and

  •
  absence of changes or events since December 31, 2013.

        Additional representations and warranties made only by KMI to KMR relate to, among other things:

  •
  legal proceedings;

  •
  permits;

  •
  contracts;

  •
  benefit plans;

  •
  environmental matters;

  •
  property;

  •
  intellectual property;

  •
  insurance; and

  •
  financing of the EPB merger, the KMP merger and the KMR merger.

Additional Agreements

        The KMR merger agreement also contains covenants relating to cooperation in the preparation of the KMR proxy statement/prospectus and additional agreements relating to, among other things, access to information, securityholder litigation and public announcements.

THE EPB MERGER AGREEMENT

        The following describes the material provisions of the EPB merger agreement, which is attached as Annex C to this proxy statement and incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the EPB merger agreement. This summary does not purport to be complete and may not contain all of the information about the EPB merger agreement that is important to you. We encourage you to read carefully the EPB merger agreement in its entirety before making any decisions regarding the proposals as it is the legal document governing the EPB merger.

        The EPB merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the EPB merger agreement. Factual disclosures about KMI, EPB or any of their respective subsidiaries or affiliates contained in this proxy statement or their respective public reports filed with the SEC may supplement, update or modify the factual disclosures about KMI, EPB or their respective subsidiaries or affiliates contained in the EPB merger agreement and described in this summary. The representations, warranties and covenants made in the EPB merger agreement by KMI, EPB, EPGP and E Merger Sub LLC were qualified and subject to important limitations agreed to by KMI, EPB, EPGP and E Merger Sub LLC in connection with negotiating the terms of the EPB merger agreement. In particular, in your review of the representations and warranties contained in the EPB merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the EPB merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the EPB merger agreement or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the EPB merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement.

The EPB Merger

        Subject to the terms and conditions of the EPB merger agreement and in accordance with Delaware law, at the effective time of the EPB merger, KMI will acquire all of the publicly held EPB common units by E Merger Sub, a wholly owned subsidiary of KMI, merging with and into EPB, with EPB as the surviving entity.

Effective Time; Closing

        The effective time of the EPB merger will occur at such time as EPB and KMI cause a certificate of merger to be duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by EPB and KMI in writing and specified in the certificate of merger.

        The closing of the EPB merger will take place on the second business day after the satisfaction or waiver of the conditions set forth in the EPB merger agreement (other than conditions that by their nature are to be satisfied at the closing but subject to the satisfaction of those conditions), or at such other place, date and time as KMI and EPB shall agree. Each of the EPB merger, the KMP merger and the KMR merger shall be consummated substantially concurrently on the same date such that the KMR merger shall be consummated first, followed by the KMP merger and then the EPB merger.

Subject to certain exceptions, EPB and KMI each have the right to terminate the EPB merger agreement if the closing of the EPB merger does not occur on or prior to May 11, 2015.

        KMI and EPB currently expect to complete the EPB merger by the fourth quarter of 2014 subject to receipt of required equityholder and regulatory approvals and the satisfaction or waiver of the other conditions to the EPB merger described below.

Conditions to Completion of the Merger

        KMI and EPB may not complete the EPB merger unless each of the following conditions is satisfied or waived:

  •
  the EPB merger agreement must have been approved by the affirmative vote or consent of a majority of the outstanding EPB common units;

  •
  the adoption of the amendment to KMI's certificate of incorporation, referred to as the "charter amendment proposal," to increase the number of authorized shares of KMI common stock must have been approved by the affirmative vote of a majority of the outstanding shares of KMI common stock entitled to vote thereon;

  •
  the issuance of shares of KMI common stock pursuant to the EPB merger, the KMP merger and the KMR merger, referred to as the "stock issuance proposal," must have been approved by the affirmative vote of a majority of the shares of KMI common stock present at a meeting of the stockholders of KMI;

  •
  no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority (each a "restraint") shall be in effect enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the EPB merger agreement or making the consummation of the transactions contemplated by the EPB merger agreement illegal;

  •
  the registration statement in which this proxy statement is included must have been declared effective under the Securities Act and must not be subject to any stop order suspending the effectiveness of the registration statement or proceedings initiated or threatened by the SEC for that purpose;

  •
  the KMI common stock deliverable to the EPB unitholders as contemplated by the EPB merger agreement must have been approved for listing on the NYSE, subject to official notice of issuance;

  •
  all of the conditions set forth in the KMR merger agreement and the KMP merger agreement must have been satisfied or irrevocably waived (if permitted under applicable law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMR merger agreement and the KMP merger agreement, as applicable, and (y) this same condition set forth in each of the KMR merger agreement and the KMP merger agreement) and the parties thereto must be ready, willing and able to consummate the KMR merger and the KMP merger, and the KMR merger and the KMP merger must be consummated substantially concurrently with the EPB merger such that the KMR merger will be consummated first, followed by the KMP merger and then the EPB merger.

        The obligations of KMI and E Merger Sub to effect the EPB merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the EPB merger agreement of EPB and EPGP (i) with respect to their authority to execute the EPB merger agreement and consummate the transactions contemplated by the EPB merger agreement, the applicable unitholder voting requirements for approval of the EPB merger agreement and transactions contemplated thereby and the absence of a material adverse effect, being true and correct in all respects, in each case, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) with respect to EPB's capitalization and EPGP's ownership of EPB's equity, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the date of the closing (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) other than those representations and warranties of EPB and EPGP described in (i) and (ii) above, shall be true and correct both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a "material adverse effect" on EPB;

  •
  the receipt by KMI of an officer's certificate signed on behalf of EPB by an executive officer of EPGP certifying that the preceding condition has been satisfied;

  •
  EPB and EPGP having performed in all material respects all obligations required to be performed by each of them under the EPB merger agreement; and

  •
  the receipt by KMI of an officer's certificate signed on behalf of EPB and EPGP by an executive officer of EPGP certifying that the preceding condition has been satisfied.

        The obligation of EPB to effect the EPB merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties in the EPB merger agreement of KMI (i) with respect to its authority to execute the EPB merger agreement and consummate the transactions contemplated by the EPB merger agreement and its due execution of the EPB merger agreement, the KMP merger agreement and the KMR merger agreement, the applicable stockholder voting requirements for approval of the stock issuance proposal and the charter amendment proposal, and the absence of a material adverse effect, being true and correct in all respects, in each case, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) with respect to KMI's capitalization, being true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) other than those representations and warranties of KMI described in (i) and (ii) above, being true and correct both when made and at and as of the date of the closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on KMI;

  •
  the receipt by EPB of an officer's certificate signed on behalf of KMI by an executive officer of KMI certifying that the preceding condition has been satisfied;

  •
  KMI and E Merger Sub having performed in all material respects all obligations required to be performed by each of them under the EPB merger agreement; and

  •
  the receipt by EPB of an officer's certificate signed on behalf of KMI by an executive officer of KMI certifying that the preceding condition has been satisfied.

        For purposes of the EPB merger agreement, the term "material adverse effect" means, when used with respect to person, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such person and its subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a "material adverse effect": (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such person operates; (ii) the announcement or pendency of the EPB merger agreement or the transactions contemplated by the EPB merger agreement or, except specifically for purposes of the representations and warranties made by EPB and EPGP with respect to no conflicts or by KMI and E Merger Sub with respect to no conflicts and the satisfaction of the closing conditions set forth in the EPB merger agreement (and described above under "—Conditions to Completion of the Merger") with respect to such representations and warranties, the performance of the EPB merger agreement; (iii) any change in the market price or trading volume of the limited liability company units, limited partnership interests, shares of common stock or other equity securities of such person (it being understood and agreed that the foregoing shall not preclude any other party to the EPB merger agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "material adverse effect" should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a "material adverse effect"); (iv) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any laws or regulations applicable to such person or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced or threatened by or involving any current or former member, partner or stockholder of such person or any of its subsidiaries (or in the case of KMI, EPB) (on their own or on behalf of such person or any of its subsidiaries or in the case of KMI, EPB) arising out of or related to the EPB merger agreement or the transactions contemplated thereby; (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; (viii) any failure of a person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to the EPB merger agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "material adverse effect" should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a "material adverse effect"); and (ix) the taking of any action required by EPB merger agreement; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a "material adverse effect" if and to the extent such changes, effects, events or occurrences have had or would reasonably be expected to have a disproportionate adverse effect on such person and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such person and its subsidiaries operate.

EPGP Recommendation and EPB Adverse Recommendation Change

        The EPGP conflicts committee unanimously determined that the EPB merger is fair and reasonable to, and in the best interests of, EPB, after determining that the EPB merger is fair and reasonable to, and in the best interests of, the unaffiliated EPB unitholders, approved, and recommended that the EPGP board approve, the EPB merger agreement, the execution, delivery and performance of the EPB merger agreement and the transactions contemplated thereby and submit the EPB merger agreement to a vote of the EPB unitholders and resolved to recommend approval of the EPB merger agreement by the EPB unitholders.

        The EPGP board (acting based upon the recommendation of the EPGP conflicts committee) unanimously determined that the EPB merger is fair and reasonable to, and in the best interests of, EPB, after determining that the EPB merger is fair and reasonable to, and in the best interests of, the unaffiliated EPB unitholders, approved the EPB merger agreement and the execution, delivery and performance of the EPB merger agreement and the transactions contemplated thereby and resolved to submit the EPB merger agreement to a vote of the EPB unitholders and recommend approval of the EPB merger agreement by the EPB unitholders.

        The EPB merger agreement provides that EPB and EPGP will not, and will cause their respective subsidiaries and use their commercially reasonable best efforts to cause their respective representatives not to, directly or indirectly:

  •
  withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to KMI, EPB's (through the EPGP conflict committee's and EPGP board's) recommendation that its unitholders approve the EPB merger agreement; or

  •
  publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any alternative proposal.

        EPB and EPGP taking any of the actions described above is referred to as an "EPB adverse recommendation change."

        Notwithstanding the terms above or any other term in the EPB merger agreement to the contrary, the EPGP conflicts committee and the EPGP board, as applicable, may, at any time prior to obtaining the approval of the EPB merger agreement and the transactions contemplated thereby by the EPB unitholders, if the EPGP board or the EPGP conflicts committee, as applicable, determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the best interests of EPB; provided that, neither the EPGP conflicts committee nor the EPGP board may effect an EPB adverse recommendation change pursuant to the foregoing unless:

  •
  the EPGP conflicts committee or the EPGP board, as applicable, has provided prior written notice to KMI specifying in reasonable detail the reasons for such action, including, if a reason for the EPB adverse recommendation change is an alternative proposal, a description of the material terms of such alternative proposal, subject to certain exceptions, at least three days in advance of its intention to take such action with respect to an EPB adverse recommendation change unless (i) at the time such notice is required to be given there are less than three days prior to the EPB special meeting, in which case the EPGP conflicts committee or the EPGP board, as applicable, must provide as much notice as is reasonably practicable (and any material amendment to the terms of such alternative proposal requires a new one day notice period) or (ii) if a reason for the EPB adverse recommendation change is any amendment or supplement to the EPB merger agreement agreed to, or any determination, decision, approval or consent required by the EPB merger agreement made or granted by, or any waiver or extension under the EPB merger agreement granted by, the EPGP board, in each case without the prior recommendation of the EPGP conflicts committee in accordance with the EPB merger agreement, in which case the EPGP conflicts committee must provide only one day notice; and

  •
  during such notice period, the EPGP conflicts committee or the EPGP board, as applicable, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with KMI in good faith (to the extent KMI desires to negotiate) to make such adjustments in the terms and conditions of the EPB merger agreement so that the failure to effect such EPB adverse recommendation change would not be inconsistent with the best interests of EPB.

        Any EPB adverse recommendation change made by the EPGP conflicts committee invalidates and rescinds any prior "Special Approval" of the EPB merger agreement and the EPB merger.

        For purposes of the EPB merger agreement, the term "alternative proposal", with respect to EPB, means any inquiry, proposal or offer from any person or "group" (as defined in Section 13(d) of the Exchange Act), other than KMI and its subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of EPB and its subsidiaries (including securities of subsidiaries) equal to 25% or more of EPB's consolidated assets or to which 25% or more of EPB's revenues or earnings on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 25% or more of any outstanding class of equity securities of EPB, (iii) tender offer or exchange offer that if consummated would result in any person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning 25% or more of the outstanding EPB common units or (iv) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving EPB which is structured to permit such person or group to acquire beneficial ownership of at least 25% of EPB's consolidated assets or outstanding EPB common units; in each case, other than the transactions contemplated by the EPB merger agreement.

EPB Unitholder Approval

        EPB has agreed to hold a special meeting of the EPB unitholders as soon as practicable for purposes of obtaining the approval by the EPB unitholders of the EPB merger agreement. For further discussion on the vote required by the EPB unitholders to approve the EPB merger agreement, see "The EPB Special Meeting."

        The EPB merger agreement requires EPB to submit the EPB merger agreement to the EPB unitholders for approval at a special meeting: (i) even if the EPGP conflicts committee or the EPB board no longer recommends approval or adoption of the EPB merger agreement; and (ii) irrespective of the commencement, public proposal, public disclosure or communication to EPB, or any public recommendation or approval by the EPGP conflicts committee, of any alternative proposal (as described above).

KMI Recommendation and KMI Adverse Recommendation Change

        The KMI board of directors determined that the EPB merger agreement and the transactions contemplated thereby (including the KMP merger and the KMR merger) are in the best interests of KMI and its stockholders, approved and declared advisable the EPB merger agreement, the KMP merger agreement, the KMR merger agreement, the stock issuance proposal and the charter amendment proposal and resolved to submit the charter amendment proposal and the stock issuance proposal to a vote of the KMI stockholders and recommend adoption thereof.

        The EPB merger agreement provides that KMI, through its board of directors, shall not withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to EPB, its recommendation to its stockholders to approve and adopt the charter amendment proposal and the stock issuance proposal. KMI taking any of the actions described in the foregoing sentence is referred to as a "KMI adverse recommendation change."

        Notwithstanding the terms above or any other term in the EPB merger agreement to the contrary, subject to compliance with the EPB merger agreement, KMI's board of directors may, if it determines in good faith (after consultation with KMI's financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable law, make a KMI adverse recommendation change; provided, however, that KMI's board of directors may not effect a KMI adverse recommendation change pursuant to the foregoing unless:

  •
  KMI has provided prior written notice to EPB specifying in reasonable detail the reasons for such action, subject to certain exceptions, at least three days in advance of its intention to take such action with respect to a KMI adverse recommendation change, unless at the time such notice is required to be given there are less than three days prior to the KMI special meeting, in which case the KMI board must provide as much notice as is reasonably practicable; and

  •
  KMI is not in material breach of certain of its obligations specified in the EPB merger agreement; and

  •
  during such notice period, KMI's board of directors has negotiated, and has used reasonable best efforts to cause its financial advisor and outside legal counsel to negotiate, with EPB in good faith (to the extent EPB desires to negotiate) to make such adjustments in the terms and conditions of the EPB merger agreement so that the failure to effect such KMI adverse recommendation change would not be inconsistent with its fiduciary duties to stockholders under applicable law.

KMI Stockholder Approval

        KMI has agreed to hold a meeting of its stockholders as soon as is practicable for the purpose of obtaining stockholder approval of the stock issuance proposal and charter amendment proposal. The EPB merger agreement requires KMI to submit the stock issuance proposal and charter amendment proposal to a stockholder vote even if the KMI board no longer recommends approval of the stock issuance proposal and charter amendment proposal. The KMI board approved the EPB merger agreement and the transactions contemplated thereby and directed that the stock issuance proposal and charter amendment proposal be submitted to KMI stockholders for their consideration.

No Solicitation by EPB

        The EPB merger agreement contains detailed provisions prohibiting EPGP and EPB from seeking an alternative proposal to the EPB merger. Under these "no solicitation" provisions, EPGP and EPB have agreed that they will not, and will cause their respective subsidiaries and use commercially reasonable best efforts to cause their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, their "representatives") not to, directly or indirectly, except as permitted by the EPB merger agreement:

  •
  solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of an alternative proposal; or

  •
  enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to an alternative proposal.

        EPGP and EPB have agreed that they will, and will cause their respective subsidiaries and use commercially reasonable best efforts to cause their respective representatives to, cease and cause to be terminated any discussions or negotiations with any persons conducted prior to the execution of the EPB merger agreement with respect to an alternative proposal and immediately terminate any access by any person (other than KMI and its representatives) to confidential information relating to a possible alternative proposal.

        Following the date of the EPB merger agreement but prior to obtaining the approval of EPB's unitholders of the EPB merger agreement, if EPB has received a written alternative proposal that the EPGP board believes is bona fide and the EPGP board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such alternative proposal constitutes or could reasonably be expected to lead to or result in a superior proposal (as described below) and such alternative proposal does not result from a material breach of the non-solicitation provisions in the EPB merger agreement, then the EPB merger agreement permits EPGP and EPB to furnish information with respect to EPB and its subsidiaries to any third party making such alternative proposal and participate in discussions or negotiations regarding such alternative proposal; provided, that (i) EPB and EPGP and their respective subsidiaries will not, and will use reasonable best efforts to cause their respective representatives not to, disclose any non-public information to such person unless EPB has, or first enters into, a confidentiality agreement with such person with confidentiality provisions that are not less restrictive in the aggregate to such person than the provisions of the confidentiality agreement between KMI and EPB are to KMI and (ii) EPB and EPGP provide KMI any non-public information that was not previously provided or made available to KMI prior to or substantially concurrently with providing or making available such non-public information to such other person.

        EPB and EPGP also have agreed in the EPB merger agreement that they will (i) promptly advise KMI, orally and in writing, and in any event within 24 hours after receipt, if any proposal offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with them in respect of any alternative proposal, and indicate the identity of the person making any such alternative proposal, offer or inquiry and (ii) provide KMI the terms and conditions of any such alternative proposal, request or inquiry (including providing KMI with copies of any written materials received from or on behalf of such person making such proposal, offer or inquiry). In addition, EPB and EPGP have agreed to promptly keep KMI reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and promptly, in any event within 24 hours, provide KMI with copies of any additional written materials received by EPB or EPGP or that EPB or EPGP has delivered to any third party making an alternative proposal that relate to such proposals, offers, inquiries or requests) and the status of any such discussions or negotiations.

        The EPB merger agreement permits EPB, the EPGP conflicts committee and the EPGP board to comply with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act if the EPGP conflicts committee determines in good faith (after consultation with outside legal counsel) that the failure to do so would be inconsistent with the best interests of EPB or any applicable law.

        For purposes of the EPB merger agreement, a "superior proposal" means a bona fide written offer, obtained after the date of the EPB merger agreement and not in material breach of the EPB merger agreement, to acquire, directly or indirectly, more than 50% of the outstanding equity securities of EPB or assets of EPB and its subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the EPGP board determines in its good faith to be more favorable to EPB than the transactions contemplated by the EPB merger agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of the EPB merger agreement that as of the time of determination had been committed to by KMI in writing.

Merger Consideration

        At the effective time of the EPB merger, each common unit issued and outstanding (excluding EPB common units owned by EPGP or KMI or any of its subsidiaries, which shall remain outstanding) will be converted into the right to receive, at the election of the holder, one of the following:

  •
  $4.65 in cash without interest and 0.9451 of a share of KMI common stock, which is referred to as the "mixed consideration";

  •
  $39.53 in cash without interest, which is referred to as the "cash consideration"; or

  •
  1.0711 shares of KMI common stock, which is referred to as the "stock consideration."

        Any election by a holder to receive the cash consideration or the stock consideration will be subject to proration to ensure that the aggregate amount of cash paid and the aggregate number of shares of KMI common stock issued in the EPB merger is the same as would be paid and issued if each EPB common unit had been converted into the right to receive the mixed consideration. See "Special Factors—EPB Unitholders Making Elections—Proration and Adjustment Procedures" for more information on the proration and adjustment procedures.

        KMI will not issue any fractional shares of KMI common stock in the EPB merger. Instead, each holder of EPB common units who otherwise would have received a fractional share of KMI common stock will be entitled to receive, from the exchange agent appointed by KMI pursuant to the EPB merger agreement, a cash payment, without interest, in lieu of such fractional shares representing such holder's proportionate interest, if any, in the proceeds from the sale by the exchange agent (reduced by reasonable and customary fees of the exchange agent attributable to such sale) in one or more transactions of a number of shares of KMI common stock equal to the aggregate amount of fractional shares of KMI common stock otherwise issuable.

Treatment of EPB Restricted Units

        Each EPB common unit subject to forfeiture or restricted unit granted under the EPGP Long-Term Incentive Plan that is outstanding immediately prior to the effective time will be automatically and without any action on the part of the holder thereof, vest in full and the restrictions with respect thereto shall lapse, and each restricted unit shall be treated as an issued and outstanding EPB common unit as of immediately prior to the effective time. At the effective time, the EPGP Long-Term Incentive Plan will be terminated and no longer in effect.

Adjustments to Prevent Dilution

        The merger consideration described above under "—Merger Consideration" will be appropriately adjusted to reflect fully the effect of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction with respect to the number of outstanding EPB common units or shares of KMI common stock prior to the effective time of the EPB merger to provide the holders of EPB common units the same economic effect as contemplated by the EPB merger agreement prior to such event.

Withholding

        KMI, E Merger Sub, the surviving entity and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the EPB merger agreement such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under applicable tax law. To the extent amounts are so withheld, such withheld amounts will be treated as having been paid to the former holder of EPB common units in respect of whom such withholding was made.

Dividends and Distributions

        No dividends or other distributions with respect to shares of KMI common stock issued in the EPB merger shall be paid to the holder of any surrendered certificates or book-entry units until such certificates or book-entry units are surrendered. Following such surrender, subject to the effect of escheat, tax or other applicable law, there shall be paid, without interest, to the record holder of the shares of KMI common stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of KMI common stock with a record date after the effective time of the EPB merger and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of KMI common stock with a record date after the effective time of the EPB merger but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of KMI common stock, all shares of KMI common stock to be issued pursuant to the EPB merger shall be entitled to dividends as if issued and outstanding as of the effective time of the EPB merger.

Financing Covenant

        EPB has agreed to, and to cause each of its subsidiaries and use reasonable best efforts to cause its and their representatives to, use reasonable best efforts to provide cooperation as reasonably requested by KMI, at KMI's sole expense, to assist KMI in the arrangement of any bank debt financing or any capital markets debt financing, any repayment or refinancing of debt contemplated in connection with the EPB merger and the other transactions contemplated by the EPB merger agreement and any other amounts required to be paid in connection with the consummation of the EPB merger. KMI has agreed to indemnify and hold harmless EPGP, EPB and their respective subsidiaries from and against any and all losses or damages actually suffered or incurred by them directly in connection with the arrangement of any such bank debt financing or any capital markets debt financing.

Filings

        Pursuant to the EPB merger agreement, KMI, on the one hand, and EPB and EPGP, on the other hand, have agreed to cooperate and use, and to cause their respective subsidiaries to use (it being understood that with respect to KMP, its general partner and KMR and their respective subsidiaries, KMI's obligations shall only apply to the extent such obligation is appropriate under the organizational documents of KMP, its general partner and KMR and their respective subsidiaries) their respective reasonable best efforts to (i) prepare and file as promptly as practicable and advisable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable antitrust laws), (ii) obtain promptly (and in any event no later than May 11, 2015) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions contemplated by the EPB merger agreement and (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the EPB merger agreement or the consummation of the transactions contemplated thereby.

Regulatory Matters

        Pursuant to the EPB merger agreement each party thereto has agreed to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the EPB merger agreement as promptly as practicable and advisable and in any event within 15 business days after the date of the EPB merger agreement (unless a later date is mutually agreed to by the parties thereto) and to supply as promptly as practicable and advisable any additional information and documentary material that may be requested by any governmental authority pursuant to the HSR Act or any other antitrust law and use its reasonable best efforts to take, or cause to be taken (including by their respective subsidiaries), all other actions consistent with the applicable provisions of the EPB merger agreement necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than May 11, 2015); and (ii) EPB, EPGP and KMI shall each use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar law is or becomes applicable to any of the transactions contemplated by the EPB merger agreement and (y) if any state takeover statute or similar law becomes applicable to any of the transactions contemplated by the EPB merger agreement, take all action necessary to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by the EPB merger agreement and otherwise minimize the effect of such law on such transaction.

Termination

        KMI and EPB may terminate the EPB merger agreement at any time prior to the effective time of the EPB merger by mutual written consent authorized by the KMI board and the EPGP conflicts committee.

        In addition, either KMI or EPB may terminate the EPB merger agreement at any time prior to the effective time of the EPB merger by written notice to the other party if:

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  the closing of the EPB merger has not occurred on or before 5:00 p.m. Houston, Texas time on May 11, 2015, except that the right to terminate will not be available (i) to KMI or EPB, if the inability to satisfy such condition was due to the failure of, in the case of EPB, EPB or EPGP and in the case of KMI, KMI or E Merger Sub, to perform any of its obligations under the EPB merger agreement or (y) to EPB or KMI, if in the case of KMI, EPB or EPGP, and in the case of the EPB, KMI or E Merger Sub, has filed (and is then pursuing) an action seeking specific performance of the obligations of the other party as permitted by the EPB merger agreement;

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  any restraint is in effect and has become final and nonappealable that has the effect of enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the EPB merger agreement or making the consummation of the transactions contemplated by the EPB merger agreement illegal, except that the right to terminate will not be available to KMI or EPB if such restraint is due to the failure, in the case of EPB, EPB or EPGP and in the case of KMI, KMI or E Merger Sub, to perform its obligations under the EPB merger agreement;

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  the meeting of the EPB unitholders is concluded and the approval of the EPB merger agreement by the EPB unitholders is not obtained;

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  the meeting of the stockholders of KMI is concluded and the approval of the stock issuance proposal and the charter amendment proposal by the stockholders of KMI is not obtained; or

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  either the KMP merger agreement or the KMR merger agreement is terminated in accordance with its terms.

        KMI also may terminate the EPB merger agreement if an EPB adverse recommendation change occurs or EPB or EPGP materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by KMI and KMI is not then in any material breach.

        EPB also may terminate the EPB merger agreement if a KMI adverse recommendation change occurs or KMI materially breaches or fails to perform any of its representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied, or if such breach or failure is capable of being cured, such breach or failure has not been cured within 30 days following delivery of written notice by EPB and neither of EPB or EPGP is then in any material breach.

 Expenses Relating to the Merger

        Generally, all fees and expenses incurred in connection with the EPB merger will be the obligation of the respective party incurring such fees and expenses. There is no termination fee payable by either KMI or EPB under any circumstance under the EPB merger agreement.

Conduct of Business Pending the Merger

        Under the EPB merger agreement, each of KMI and EPB has undertaken certain covenants that place restrictions on it and its respective subsidiaries from the date of the EPB merger agreement until the earlier of the termination of the EPB merger agreement in accordance with its terms and the effective time of the EPB merger, unless the other party gives its prior written consent (which consent cannot be unreasonably withheld, conditioned or delayed). In general, each of KMI, EPB and EPGP has agreed to, and to cause its respective subsidiaries to conduct its business in the ordinary course consistent with past practice.

        Subject to certain exceptions, unless KMI consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), EPB and EPGP have agreed not to take any action to cause:

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  the amendment of the EPB partnership agreement or the EPGP limited liability company agreement, in each case, to the extent that any such amendment would reasonably be expected to prohibit, prevent or materially hinder, impede or delay the ability of the parties to satisfy any conditions to or the consummation of the EPB merger or the other transactions contemplated by EPB merger agreement (including the KMP merger and the KMR merger) or such amendment would adversely impact the unaffiliated EPB unitholders in any material respect; or

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  the issuance of any EPB partnership interests to KMI or any of its affiliates, including in accordance with any reset of EPB's incentive distribution rights in accordance with the EPB partnership agreement.

        Subject to certain exceptions, unless EPB consents in writing (which consent cannot be unreasonably withheld, conditioned or delayed), KMI has agreed to not to, and will not permit its subsidiaries to:

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  amend KMI's certificate of incorporation or bylaws in any manner that would reasonably be expected to prohibit, prevent or materially hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the EPB merger or the other transactions contemplated by EPB merger agreement (including the KMP merger and the KMR merger) or have an adverse effect on the value of the merger consideration to be received by the holders of EPB common units in the EPB merger (other than the charter amendment proposal);

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  declare, set aside or pay any dividend or distribution in respect of any capital stock, other than regular quarterly cash dividends on the KMI common stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the effective time;

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  other than transactions exclusively between wholly owned subsidiaries of KMI or in connection with the transactions contemplated under the EPB merger agreement, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization, in each case, that would reasonably be expected to prohibit, prevent or materially hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the EPB merger or the other transactions contemplated by EPB merger agreement (including the KMP merger and the KMR merger) or have an adverse effect on the value of the merger consideration to be received by the holders of EPB common units in the EPB merger;

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  agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation or acquisition, in each case, that would reasonably be expected to prohibit, prevent or materially hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the EPB merger or the other transactions contemplated by EPB merger agreement (including the KMP merger and the KMR merger); or

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  acquire, agree to acquire or make any proposal or offer to acquire, beneficially or of record, any partnership interest in EPB or the right to direct the voting of any partnership interest in EPB, or any rights or options to acquire any partnership interest in EPB.

Indemnification; Directors' and Officers' Insurance

        The EPB merger agreement provides that, upon the effective time of the EPB merger, KMI will, to the fullest extent that any of EPB or EPGP or any applicable subsidiary thereof would be permitted, indemnify, defend and hold harmless, and provide advance and reimbursement of reasonable expenses to, all past and present directors and officers and employees of EPB or any of its subsidiaries or EPGP. In addition, KMI will maintain in effect for six years from the effective time of the EPB merger EPGP's current directors' and officers' liability insurance policies covering acts or omissions occurring at or prior to the effective time of the EPB merger with respect to such indemnified persons.

Coordination of the Transactions

        KMI and EPB have agreed to coordinate the consummation of the transactions contemplated by the EPB merger agreement so that the KMR merger agreement and the KMP merger agreement are consummated substantially concurrently in the manner and sequence set forth in the EPB merger agreement.

Notification of Certain Matters Regarding KMP Merger and KMR Merger

        KMI has agreed to give prompt notice to EPB and EPGP of (a) any fact, event or circumstance known to it that is reasonably likely to, individually or taken together with all other facts, events and circumstances known to it, (i) cause or result in any condition to the closing of either the KMP merger or the KMR merger to not be satisfied by the May 11, 2015, or (ii) materially delay or impede the consummation of either the KMP merger or the KMR merger or (b) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings materially delays or impedes, or would reasonably be expected to materially delay or impede, the consummation of either the KMP merger or the KMR merger.

EPGP Conflicts Committee

        KMI has agreed, until the effective time of the EPB merger or the termination of the EPB merger agreement, not to, without the consent of a majority of the EPGP conflicts committee, take any action (or allow its subsidiaries to take any action) to eliminate the EPGP conflicts committee, revoke or diminish the authority of the EPGP conflicts committee or remove or cause the removal of any director of the EPGP board that is a member of the EPGP conflicts committee either as a director or member of such committee.

 Voting

        KMI has agreed to vote or cause to be voted (i) all common units of EPB beneficially owned by KMI, its subsidiaries and controlled affiliates in favor of approval of the EPB merger unless there is an EPB adverse recommendation change, (ii) all voting securities beneficially owned by KMI, its subsidiaries and controlled affiliates in KMP in favor of the KMP merger and (iii) to the extent permitted, all voting securities beneficially owned by KMI, its subsidiaries and controlled affiliates in KMR in favor of the KMR merger.

Amendment and Supplement; Waiver and Consent

        At any time prior to the effective time of the EPB merger, (i) the EPB merger agreement may be amended or supplemented in any and all respects and (ii) any party to the EPB merger agreement may waive compliance by another party or grant any consent under the EPB merger agreement, whether before or after approval of the EPB merger agreement by the EPB unitholders or the approval of the stock issuance proposal and charter amendment proposal by the stockholders of KMI; provided, however, that the EPGP board may not take or authorize any such action unless it has referred such action to the EPGP conflicts committee for its consideration and permitted the EPGP conflicts committee not less than two business days to make a recommendation to the EPGP board with respect thereto (for the avoidance of doubt, the EPGP board shall in no way be obligated to follow the recommendation of the EPGP conflicts committee and the EPGP board shall be permitted to take action following the expiration of such two business day period); provided, further, that following receipt of the approval of the EPB merger agreement by the EPB unitholders or the approval of the stock issuance proposal and charter amendment proposal by the stockholders of KMI, (x) there shall be no amendment or change to the provisions of the EPB merger agreement which by law or stock exchange rule would require further approval by the EPB unitholders or the stockholders of KMI, as applicable, without such approval (y) and there shall be no waiver of compliance or grant of any consent by the EPGP board without the prior written consent of the EPGP conflicts committee. Unless otherwise expressly set forth in the EPB merger agreement, whenever a determination, decision, approval or consent of EPB or EPGP is required pursuant to the EPB merger agreement, such determination, decision, approval or consent must be authorized by the EPGP board; provided, however, that the EPGP board may not take or authorize any such action unless it has first referred such action to the EPGP conflicts committee for its consideration, and permitted the EPGP conflicts committee not less than two business days to make a recommendation to the EPGP board with respect thereto.

Amendments to the KMP Merger Agreement and the KMR Merger Agreement

        The EPB merger agreement provides that, at any time prior to the effective time, KMI may not, without the prior written consent of the EPGP board, amend, modify or terminate any provision of or grant any waiver or extension under the KMP merger agreement or the KMR merger agreement, in each case, in a manner which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in the EPB merger agreement or have an adverse effect on the value of the merger consideration to be received by the unaffiliated EPB unitholders in the EPB merger; provided, however, that following approval of the EPB merger and the other transactions contemplated thereby by EPB unitholders or the stockholders of KMI, there shall be no amendment or change to the provisions of the KMP merger agreement or the KMR merger agreement which by law or stock exchange rule would require further approval by the EPB unitholders or the stockholders of KMI without such approval.

 Remedies; Specific Performance

        The EPB merger agreement provides that the parties are entitled to an injunction or injunctions to prevent breaches of the EPB merger agreement and to specifically enforce the provisions of the EPB merger agreement.

Representations and Warranties

        The EPB merger agreement contains representations and warranties by KMI, on the one hand, and EPB and EPGP, on the other hand. These representations and warranties have been made solely for the benefit of the other party to the EPB merger agreement and:

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  may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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  have been qualified by disclosures that were made to the other party in connection with the negotiation of the EPB merger agreement, which disclosures may not be reflected in the EPB merger agreement; and

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  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

        Accordingly, these representations and warranties should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement, which may include information that updates, modifies or qualifies the information set forth in the representations and warranties.

        The representations and warranties made by both KMI, on the one hand, and EPB and EPGP, on the other hand relate to, among other things:

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  corporate organization, standing and similar corporate matters;

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  capital structure;

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  due authorization of the EPB merger agreement and the transactions contemplated by the EPB merger agreement, absence of any conflicts with third parties created by such transactions and the voting requirements for such transactions;

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  required consents and approvals of governmental entities in connection with the transactions contemplated by the EPB merger agreement;

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  documents filed with the SEC, financial statements included in those documents and no undisclosed liabilities or obligations since December 31, 2013;

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  compliance with applicable laws;

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  information supplied in connection with the EPB proxy statement/prospectus and the registration statement of which it is a part;

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  taxes and other tax matters;

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  opinions of financial advisors;

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  brokers and other advisors; and

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  absence of changes or events since December 31, 2013.

        Additional representations and warranties made only by KMI to EPB relate to, among other things:

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  legal proceedings;

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  permits;

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  contracts;

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  benefit plans;

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  environmental matters;

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  property;

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  intellectual property;

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  financing of the EPB merger, the KMP merger and the KMR merger;

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  the KMP merger agreement and the KMR merger agreement; and

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  ownership of EPB common units.

Additional Agreements

        The EPB merger agreement also contains covenants relating to cooperation in the preparation of the EPB proxy statement/prospectus and additional agreements relating to, among other things, access to information, securityholder litigation and public announcements.

 THE SUPPORT AGREEMENT

        The following describes the material provisions of the support agreement, which is filed as an exhibit to the registration statement in which this proxy statement is included and incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the support agreement. This summary does not purport to be complete and may not contain all of the information about the support agreement that is important to you. We encourage you to read carefully the support agreement in its entirety before making any decisions regarding the proposals.

        The support agreement was entered into simultaneously with the execution of the KMP merger agreement, the KMR merger agreement and the EPB merger agreement on August 9, 2014. It is by and among KMP, KMR, KMGP, EPB, EPGB, Richard D. Kinder, Chairman and Chief Executive Officer of KMI, KMGP, KMR and EPB, and a limited partnership which he controls. In the aggregate, Mr. Kinder and the limited partnership hold shares of our common stock representing approximately 23.6% of our outstanding common stock. Pursuant to the terms of the support agreement, Mr. Kinder and the limited partnership have agreed, among other things, to vote all of their shares of KMI common stock: (i) in favor of the charter amendment proposal, (ii) in favor of the stock issuance proposal, (iii) in favor of any proposal to adjourn or postpone the stockholder meeting to a later date if there are not sufficient votes for the approval of the charter amendment proposal and the stock issuance proposal, (iv) in favor of any other matter necessary or desirable to the consummation of the Transactions and (v) against any action, agreement or transaction that is intended, or that would reasonably be expected, to materially impede or delay the consummation of the Transactions.

        The support agreement generally prohibits Mr. Kinder or the limited partnership he controls from transferring any of the shares of our common stock they owned on the date of the support agreement prior to the earlier of the termination of the support agreement and the time that the requisite stockholder approvals have been obtained, except (i) to an immediate family member or upon his death, in the case of Mr. Kinder or (ii) to a partner or an affiliated person under common control, in the case of the limited partnership. Any permitted transferee must agree in writing to be bound by the terms of the support agreement.

        The support agreement also prohibits Mr. Kinder and the limited partnership from, directly or indirectly, acquiring, agreeing to acquire or making any proposal or offer to acquire, beneficially or of record, any EPB common units or the right to direct the voting of any EPB common units, or any rights or options to acquire any EPB common units, prior to the EPB unitholder approval or the termination of the support agreement.

        The support agreement terminates upon the earlier to occur of (i) the date on which each of the KMP merger, the KMR merger and the EPB merger has been consummated, or the merger agreement with respect to any such merger that has not been consummated has been terminated in accordance with its respective terms and (ii) the KMI board changing its recommendation in favor of approval of the charter amendment proposal and the stock issuance proposal.

DESCRIPTION OF THE DEBT FINANCING FOR THE TRANSACTIONS

Overview

        KMI expects to finance the cash portion of the merger consideration for the KMP merger and the EPB merger and the fees and expenses of the Transactions with the proceeds of the issuance of debt securities in capital markets transactions and/or by borrowing under the bridge facility discussed below.

        On September 19, 2014, KMI entered into a bridge credit agreement with the lenders listed on the signature pages to such agreement and Barclays Bank, as administrative agent. The bridge credit agreement provides for an up to $5.0 billion senior unsecured 364-day term loan facility, which is referred to as the "bridge facility." To the extent the proceeds of the issuance of debt securities are not sufficient for the purposes set forth above, the proceeds of the bridge facility are expected to be used on the closing date of the Transactions to pay the cash portion of the merger consideration for the KMP merger and the EPB merger, related fees and expenses of the Transactions and all term loan indebtedness outstanding under KMI's existing credit agreement dated as of May 6, 2014.

Interest Rate and Maturity

        Interest on borrowings under the bridge facility will initially be calculated based on either (a) LIBOR plus an applicable margin ranging from 1.250% to 1.750% per annum based on the credit rating of KMI's senior unsecured non-credit enhanced long term indebtedness for borrowed money (referred to as "KMI's credit rating") or (b) the greatest of (1) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (2) the Prime Rate in effect for such day, and (3) the LIBOR Rate for a Eurodollar Loan with a one month interest period that begins on such day plus 1%, plus, in each case an applicable margin ranging from 0.250% to 0.750% per annum based on KMI's credit rating. In addition, in each case the applicable margin will increase by 0.25% for each 90 day period that any loans remain outstanding under the bridge facility.

        All amounts outstanding under the bridge facility will be repayable on the date that is 364 days after the closing date of the bridge facility.

Guarantees

        Certain subsidiaries of KMI, including KMR, KMP and EPB, will be guarantors of KMI's obligations under the bridge facility pursuant to a guaranty agreement to be executed in connection with the bridge facility on the closing date thereof.

Prepayments

        Amounts borrowed under the bridge facility must be repaid with the net cash proceeds from:

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  any indebtedness for borrowed money by KMI, the guarantors or any of their wholly owned subsidiaries, subject to certain exceptions;

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  the issuance of any equity securities by KMI, the guarantors or any of their wholly owned subsidiaries, other than the issuances of our common stock in the Transactions and issuances pursuant to employee stock plans; and

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  any direct or indirect sale, assignment or other disposition of any property or assets of KMI, the guarantors or any of their wholly owned subsidiaries (including the sale or issuance of any equity interest in any subsidiary) that results in net cash proceeds in excess of $25.0 million with respect to any single asset sale or other event and in excess of $200.0 million in the aggregate, subject to certain exceptions.

        The occurrence of certain events prior to the closing of the bridge facility that would have resulted in a mandatory prepayment of the bridge facility after funding thereof shall result in a reduction of the committed amount for the bridge facility, subject to certain exceptions.

        KMI may at any time make voluntary prepayments of the loans under the bridge facility without premium or penalty upon prior written notice, subject only to the obligation to reimburse the lenders for breakage costs.

Representations, Covenants and Events of Default

        The bridge facility contains representations and warranties and financial and various other covenants that apply to KMI and its subsidiaries and are common in such agreements, including a maximum ratio of Consolidated Net Indebtedness to Consolidated EBITDA (each as defined in the bridge facility) of 6.50 to 1.00. Other negative covenants include restrictions on KMI's and certain of its subsidiaries' ability to incur debt, grant liens, make fundamental changes or engage in transactions with affiliates, or in the case of certain material subsidiaries, permit restrictions on dividends or distributions or prepayments of loans to KMI or any guarantor. The bridge facility also restricts KMI's ability to pay dividends or repurchase stock if, before or after a dividend payment or stock repurchase, an event of default (as defined in the bridge facility) has occurred and is continuing or would occur and be continuing.

        The bridge facility contains customary events of default, including, among others, (a) non-payment; (b) non-compliance with covenants (in some cases, subject to grace periods); (c) payment default under, or acceleration events affecting, certain other indebtedness of KMI or certain of its subsidiaries; (d) bankruptcy or insolvency events involving KMI or certain of its subsidiaries and (e) a change in control of KMI.

        If an event of default under the bridge facility exists and is continuing, the lenders may terminate their commitments and accelerate the maturity of KMI's outstanding obligations under the bridge facility.

Fees

        The bridge facility provides for the payment by KMI of certain fees, including but not limited to a ticking fee and a duration fee.

        The ticking fee began accruing on August 9, 2014, the date of the execution of the commitment letter for the bridge facility, and ends on the earlier of the termination of the commitment letter or the closing date of the bridge facility. The ticking fee rate ranges from 0.15% to 0.30% based on KMI's credit rating. Prior to the public announcement of credit ratings that give effect to the Transactions, the applicable ticking fee rate is 0.25%, which is also the ticking fee rate that would apply if KMI had a BBB- rating from Standard and Poor's Rating Services and a Baa3 rating from Moody's Investors Service.

        The duration fee is equal to (a) 0.50% of the aggregate principal amount of the loans outstanding under the bridge facility on the date that is 90 days after the closing date of the bridge facility, (b) 0.75% of the aggregate principal amount of the loans outstanding under the bridge facility on the date that is 180 days after the closing date of the bridge facility and (c) 1.00% of the aggregate principal amount of the loans outstanding under the bridge facility on the date that is 270 days after the closing date of the bridge facility.

 Conditions

        The obligations of the lenders to make loans under the bridge facility are subject to a number of conditions, including, without limitation:

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  the Transactions shall be consummated concurrently with the funding under the bridge facility;

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  since December 31, 2013, there shall not have occurred any change, effect, event or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, an Acquired Entity Material Adverse Effect (as defined in the bridge facility) with respect to any of KMP, KMR or EPB;

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  all term loans under KMI's existing credit agreement shall be repaid in full;

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  customary closing documents (including, among others, a customary solvency certificate) and certain financial statements shall be delivered by KMI and the guarantors;

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  certain representations and warranties by or regarding KMP, KMR and EPB in their respective merger agreements (but only to the extent that a breach thereof would permit KMI to terminate the merger agreements or decline to close the Transactions), and specified representations and warranties of KMI and the guarantors in the bridge facility shall be accurate in all material respects;

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  certain "know your customer" and anti-money laundering rules and regulations (including the Patriot Act) shall be complied with; and

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  all required costs, fees and expenses in connection with the bridge facility shall be paid.

PROPOSAL 1: INCREASE IN AUTHORIZED COMMON STOCK

        Our certificate of incorporation currently authorizes us to issue up to 2,000,000,000 shares of our common stock. As of October 20, 2014, we had approximately 1,028 million shares of our common stock outstanding. We also had approximately 325 million shares of our common stock reserved for issuance for various purposes, including the exercise of outstanding warrants and the issuance of stock under our employee benefit plans. Based on the number of publicly held KMP common units, EPB common units and KMR shares outstanding as of October 20, 2014, we estimate that we would issue a total of approximately 1,096 million shares of our common stock in the three mergers. As a result, in order to complete the mergers, we are asking our stockholders to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 2,000,000,000 to 4,000,000,000. The full text of the proposed amendment is included as Annex G to this proxy statement and incorporated herein by reference.

        To approve the proposed charter amendment, holders of a majority of the outstanding shares of our common stock must vote in favor of the charter amendment proposal.

        Our board of directors unanimously recommends that you vote FOR the charter amendment proposal.

PROPOSAL 2: ISSUANCE OF COMMON STOCK IN THE TRANSACTIONS

        The rules of the New York Stock Exchange, upon which our common stock is listed, require us to obtain the approval of our stockholders before we issue our common stock in any transaction or series of related transactions if the number of shares of our common stock to be issued will be equal to or in excess of 20 percent of the number of shares of our common stock outstanding before the issuance of such stock. Based on the number of publicly held KMP common units, EPB common units and KMR shares outstanding as of October 20, 2014, we estimate that we would issue a total of approximately 1,096 million shares of our common stock in the three mergers, which is in excess of 20 percent of the approximately 1,028 million shares of our common stock that were outstanding as of that date. Thus, we are asking our stockholders to approve our issuance of our common stock in the mergers.

        To approve the proposed issuance of our common stock in the mergers, holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting must vote in favor of the stock issuance proposal.

        Our board of directors unanimously recommends that you vote FOR the stock issuance proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

        If there are insufficient votes at the time of the special meeting to approve the charter amendment proposal and the stock issuance proposal, we may propose to adjourn the special meeting for the purpose of soliciting additional proxies to approve the charter amendment proposal and the stock issuance proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to approve the charter amendment proposal and the stock issuance proposal. If the proposal to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the meeting, whether or not a quorum exists.

        Our board of directors unanimously recommends that you vote FOR the adjournment proposal.

STOCKHOLDER PROPOSALS

        We will hold a regular annual meeting of stockholders in 2015 regardless of whether the Transactions are completed.

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2015 may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at 1001 Louisiana Street, Suite 1000, Houston, Texas 77002 no later than December 10, 2014.

        Stockholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2015 annual meeting, and stockholders of record who intend to submit nominations for directors at the 2015 annual meeting, must provide written notice. Such notice should be addressed to the corporate secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the 2014 annual meeting. Under this criterion, stockholders must provide such notice during the period from January 19, 2015 to February 18, 2015.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports and other information with the SEC. We also file proxy statements with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information that we file with the SEC by reference to our name or to our SEC file number 001-35081. You also may read and copy any document we file with the SEC at the SEC's public reference room located at:

  100 F Street, N.E.
  Room 1580
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information about the public reference room and its copy charges. Our SEC filings are also available to the public through the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        We also make available free of charge on our internet website at www.kindermorgan.com the reports and other information we have filed with the SEC, as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. Neither our website, nor the information contained on our website, is part of this proxy statement or the documents incorporated by reference.

        Should you want information regarding KMP, KMR or EPB, please refer to the annual, quarterly and special reports, as applicable, filed with the SEC regarding that entity, as well as the registration statement in which this proxy statement is included.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this proxy statement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. This proxy statement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this proxy statement. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

  •
  Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

  •
  Current Reports on Form 8-K filed on May 9, 2014, May 21, 2014, August 11, 2014, August 12, 2014, August 29, 2014 and September 25, 2014; and

  •
  Proxy Statement on Schedule 14A filed on April 9, 2014.

        We will provide a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in the documents we incorporate by reference, without charge, by written or oral request directed to us at the following address and telephone number:

  Kinder Morgan, Inc.
  Investor Relations Department
  1001 Louisiana Street, Suite 1000
  Houston, Texas 77002
  (713) 369-9000

        In order to receive timely delivery of requested documents in advance of the special meeting, your request should be received no later than November 11, 2014. If you request any documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

        We have not authorized anyone to give any information or make any representation about the mergers, us, KMP, KMR or EPB that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated by reference. Therefore, if any one distributes this type of information, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types of activities, then the solicitation presented in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of its date, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        In the Transactions, KMI will acquire all of the outstanding common units of KMP and EPB and all the outstanding shares of KMR that KMI and its subsidiaries do not already own (referred to in these pro forma financial statements as "the publicly held units or shares"). At the effective time of the mergers; (i) each publicly held KMR share will be converted into the right to receive 2.4849 shares of KMI common stock; (ii) through the election and proration mechanisms in the KMP merger agreement, on average, each common unit held by a public KMP unitholder will be converted into the right to receive 2.1931 shares of KMI common stock and $10.77 in cash; and (iii) through the election and proration mechanisms in the EPB merger agreement, on average, each common unit held by a public EPB unitholder will be converted into the right to receive 0.9451 shares of KMI common stock and $4.65 in cash. The cash payments to the public unitholders of KMP and EPB, based on the respective publicly held units outstanding as of September 30, 2014, would total approximately $3.9 billion.

        The unaudited pro forma condensed combined financial information has been developed by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of KMI. The historical consolidated financial statements of KMI consolidate KMP, EPB, and KMR, because KMI currently controls these entities. The unaudited pro forma condensed combined balance sheet as of June 30, 2014 of KMI has been prepared to give effect to the Transactions as if they had occurred on June 30, 2014. The unaudited pro forma condensed combined statements of income of KMI for the six months ended June 30, 2014 and year ended December 31, 2013, have been prepared to give effect to the Transactions as if they had occurred on January 1, 2013.

        The Transactions will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 810, Consolidation—Overall—Changes in a Parent's Ownership Interest in a Subsidiary (ASC 810). Because KMI controls KMP, EPB, and KMR both before and after the Transactions, the changes in KMI's ownership interest in KMP, EPB, and KMR will be accounted for as an equity transaction and no gain or loss will be recognized in KMI's consolidated statements of income resulting from the Transactions. In addition, the tax effects of the Transactions are presented in additional paid-in capital consistent with ASC 740, Income Taxes (ASC 740). Since the KMI historical financial information includes the accounts of KMP, EPB and KMR, the historical financial information of those entities has not been shown separately.

        The unaudited pro forma condensed combined financial statements include pro forma adjustments that are factually supportable and directly attributable to the Transactions. In addition, with respect to the unaudited pro forma condensed combined statements of income, pro forma adjustments have been made only for items that are expected to have a continuing impact on the combined results.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the historical audited consolidated financial statements and related notes included in the respective Annual Reports on Form 10-K for the year ended December 31, 2013 for KMI, KMP, EPB and KMR; and (ii) the unaudited consolidated financial statements and related notes included in the respective Quarterly Reports on Form 10-Q for the six months ended June 30, 2014 for KMI, KMP, EPB and KMR.

        The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that KMI believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the results that might have occurred had the Transactions taken place on June 30, 2014 for balance sheet purposes, and on January 1, 2013 for statements of income purposes, and are not intended to be a projection of future results. Actual results may vary significantly from the results reflected because of various factors. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial statements.

Kinder Morgan, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2014

(In Millions)

	KMI Historical	Pro Forma Adjustments		Combined Pro Forma
ASSETS
Current assets	$3,367	$90	(a)	$3,488
		39	(b)
		(8)	(c)
Property plant and equipment, net	37,607	—		37,607
Investments	5,862	—		5,862
Goodwill	24,653	—		24,653
Deferred charges and other assets	4,875	3,506	(d)	8,385
		4	(e)

Total Assets	$76,364	$3,631		$79,995

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$6,487	$90	(f)	$11,280
		4,703	(g)
Long-term debt	34,521	(650)	(g)	33,871
Deferred income taxes	4,554	(4,554)	(d)	—
Other long-term liabilities and deferred credits	2,147	—		2,147

Total Liabilities	47,709	(411)		47,298

Stockholders' Equity
Class P shares	10	11	(h)	21
Additional paid-in capital	14,339	19,777	(h)	34,116
Retained deficit	(1,661)	(4)	(h)	(1,665)
Accumulated other comprehensive loss	(68)	(36)	(h)	(104)

Total Kinder Morgan, Inc.'s Stockholders' Equity	12,620	19,748		32,368
Noncontrolling interests	16,035	(15,706)	(h)	329

Total Stockholders' Equity	28,655	4,042		32,697

Total Liabilities and Stockholders' Equity	$76,364	$3,631		$79,995

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial statement.

Kinder Morgan, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2014

(In Millions, Except Per Share Amounts)

	KMI Historical	Pro Forma Adjustments		Combined Pro Forma
Revenues	$7,984	$—		$7,984
Operating Costs and Expenses
Cost of sales	3,253	—		3,253
Other operating expenses	2,571	—		2,571

Total Operating Costs and Expenses	5,824	—		5,824

Operating income	2,160	—		2,160

Other Income (Expense)
Earnings from equity investments	199	—		199
Interest, net	(888)	(44	)(i)	(932)
Other, net	5	—		5

Total Other (Expense) Income	(684)	(44)		(728)

Income from Continuing Operations Before Income Taxes	1,476	(44)		1,432
Income tax expense	(378)	(140	)(j)	(518)

Net Income	1,098	(184)		914
Net income attributable to noncontrolling interests	(527)	524	(k)	(3)

Net Income Attributable to Kinder Morgan, Inc.	$571	$340		$911

Basic and Diluted Earnings Per Common Share	$0.55			$0.43	(l)(m)

Basic and Diluted Weighted-Average Number of Shares Outstanding	1,028	1,090	(l)	2,118	(l)(m)

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial statement.

Kinder Morgan, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2013

(In Millions, Except Per Share Amounts)

	KMI Historical	Pro Forma Adjustments		Combined Pro Forma
Revenues	$14,070	$—		$14,070
Operating Costs and Expenses
Costs of sales	5,253	—		5,253
Other operating expenses	4,827	—		4,827

Total Operating Costs and Expenses	10,080	—		10,080

Operating income	3,990	—		3,990

Other Income (Expense)
Earnings from equity investments	327	—		327
Interest, net	(1,675)	(218	)(i)	(1,893)
Other, net	796	—		796

Total Other (Expense) Income	(552)	(218)		(770)

Income from Continuing Operations Before Income Taxes	3,438	(218)		3,220
Income tax expense	(742)	(327	)(j)	(1,069)

Income from Continuing Operations	2,696	(545)		2,151
Loss on Sale of Discontinued Operations, Net of Tax	(4)	—		(4)

Net Income	2,692	(545)		2,147
Net income attributable to noncontrolling interests	(1,499)	1,495	(k)	(4)

Net Income Attributable to Kinder Morgan, Inc.	$1,193	$950		$2,143

Basic and Diluted Earnings Per Common Share From Continuing Operations	$1.15			$1.01	(l)(m)

Basic and Diluted Weighted-Average Number of Shares Outstanding	1,036	1,090	(l)	2,126	(l)(m)

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial statement.

Kinder Morgan, Inc.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements

Note 1—Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined financial statements (the "Unaudited Pro Forma Statements") give effect to the Transactions as an equity transaction. The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if the they had occurred on June 30, 2014. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2014 and the year ended December 31, 2013 give effect to the Transactions as if they had occurred on January 1, 2013. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2013 does not include pro forma effects of the previously consummated acquisitions of American Petroleum Tankers and State Class Tankers acquired January 1, 2014, certain oil and gas properties from Goldsmith Landreth acquired June 1, 2013 and Copano Energy, L.L.C. acquired May 1, 2013, because the impact on pro forma net income attributable to KMI was immaterial. The effects of these acquisitions are included in the historical financial statements of KMI since the respective dates of acquisition.

        These Unaudited Pro Forma Statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and the assumptions described below. The Unaudited Pro Forma Statements are not necessarily indicative of what the actual results of operations or financial position of KMI would have been if the Transactions had in fact occurred on the dates or for the periods indicated, nor do they purport to project the results of operations or financial position of KMI for any future periods or as of any date. The Unaudited Pro Forma Statements do not give effect to any cost savings, operating synergies, or revenue enhancements expected to result from the Transactions or the costs to achieve these cost savings, operating synergies, and revenue enhancements.

        These Unaudited Pro Forma Statements give effect to two committed borrowing facilities which are directly attributable to the Transactions and are described below.

        Bridge Facility

        On September 19, 2014, KMI entered into a Bridge Credit Agreement (the "Bridge Facility") with a syndicate of lenders. The Bridge Facility provides for up to a $5.0 billion term loan facility which will mature 364 days following the closing date of the Transactions. KMI may use borrowings under the Bridge Facility to pay cash consideration and transaction costs associated with the Transactions. KMI also may use a portion of the borrowings under the Bridge Facility to refinance certain term loan facility indebtedness. Interest on borrowings under the Bridge Facility will initially be calculated based on either (a) LIBOR plus an applicable margin ranging from 1.250% to 1.750% per annum based on the credit rating of KMI's senior unsecured non-credit enhanced long-term indebtedness for borrowed money ("KMI's Credit Rating") or (b) the greatest of (1) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (2) the Prime Rate in effect for such day, and (3) the LIBOR Rate for a Eurodollar Loan with a one month interest period that begins on such day plus 1%, plus, in each case an applicable margin ranging from 0.250% to 0.750% per annum based on KMI's Credit Rating. In addition, in each case the applicable margin will increase by 0.25% for each 90 day period that any loans remain outstanding under the Bridge Facility. The Bridge Facility provides for the payment by KMI of certain fees, including but not limited to a ticking fee and a duration fee.

        Revolving Credit Facility

        On September 19, 2014, KMI entered into a replacement revolving credit agreement (the "Replacement Facility") with a syndicate of lenders. The Replacement Facility provides for up to $4.0 billion in borrowing capacity, which can be increased to $5.0 billion if certain conditions are met,

Kinder Morgan, Inc.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements (Continued)

Note 1—Basis of Pro Forma Presentation (Continued)

and has a five-year term. In connection with the consummation of the Transactions, the Replacement Facility will replace (a) the existing credit agreement, dated as of May 6, 2014, by and among KMI, various lenders, and Barclays, as administrative agent ("KMI's Existing Credit Agreement"), (b) the facilities set forth in the credit agreement, dated as of May 1, 2013, among KMP, Wells Fargo Bank, National Association, as administrative agent and the other lenders and agents party thereto (the "KMP Credit Agreement") and (c) the facilities set forth in the credit agreement, dated May 27, 2011, among El Paso Pipeline Partners Operating Company, L.L.C., Wyoming Interstate Company, L.L.C., EPB, Bank of America, N.A., as administrative agent, and the other lenders and letter of credit issuers from time to time parties thereto (the "EPB Credit Agreement" and, together with KMI's Existing Credit Agreement and the KMP Credit Agreement, the "Prior Credit Facilities"). Borrowings under the Replacement Facility may be used for working capital and other general corporate purposes. Interest on the Replacement Facility will be calculated based on either (a) LIBOR plus an applicable margin ranging from 1.125% to 2.000% per annum based on KMI's Credit Rating or (b) the greatest of (1) the federal funds effective rate in effect on such day plus 1/2 of 1%, (2) the prime rate in effect for such day, and (3) the LIBOR Rate for a Eurodollar Loan with a one month interest period that begins on such day plus 1%, plus, in each case, an applicable margin ranging from 0.125% to 1.000% per annum based on KMI's Credit Rating. The Replacement Facility contains a financial covenant providing for a maximum debt to EBITDA ratio of 6.50 to 1.00 and various other covenants that are substantially consistent with the Prior Credit Facilities.

        The following is the estimated consideration for the Transactions calculated using actual share amounts (in millions, except per unit/share amounts):

Consideration
KMP public units exchanged(1)	304
Cash payment per KMP unit(2)	$10.77

Cash portion of consideration	$3,274
EPB public units exchanged(1)	140
Cash payment per EPB unit(2)	$4.65

Cash portion of consideration	$650

Total cash portion of consideration	$3,924

Total KMP units exchanged(1)	304
KMP exchange ratio per unit(2)	2.1931

KMI common stock assumed to be issued	667

Total EPB units exchanged(1)	140
EPB exchange ratio per unit(2)	0.9451

KMI common stock assumed to be issued	132

Total KMR shares exchanged(1)	117
KMR exchange ratio per share	2.4849

KMI common stock assumed to be issued	291

Total KMI common stock assumed to be issued	1,090
KMI Class P common share closing price as of October 16, 2014	$36.82

Fair value of equity portion of consideration(3)	$40,127

Total consideration (excluding debt assumed)(3)	$44,051

Kinder Morgan, Inc.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements (Continued)

Note 1—Basis of Pro Forma Presentation (Continued)

(1)
Reflects publicly held KMP and EPB units and KMR shares outstanding as of September 30, 2014.

(2)
Reflects the average cash payment amount per unit and the average exchange ratio per unit to be received by the public KMP or EPB unitholders by reason of the election and proration provisions of the KMP and EPB merger agreements.

(3)
A $1 change in the price of a share of KMI common stock would change the total consideration by $1.1 billion, and the deferred tax asset and additional paid-in capital by approximately $0.3 billion for purposes of these Unaudited Pro Forma Statements.

Note 2—Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(a)
Reflects the excess cash related to estimated borrowings of $4,703 million under the Bridge Facility, less (i) $3,924 million cash portion of the KMP and EPB consideration; (ii) $650 million for the extinguishment of a previously existing term loan facility; and (iii) $39 million of debt issuance costs. The $90 million of excess cash will be used to fund transaction costs which are reflected as a current liability. See footnote (f) below.

(b)
Reflects a $39 million increase in debt issuance costs associated with the Bridge Facility incurred as a direct result of the Transactions.

(c)
Reflects $8 million of cash used to pay debt issuance costs related to the restructuring of the Prior Credit Facilities into the Replacement Facility as a direct result of the Transactions. See Note 1.

(d)
Reflects the estimated impact on deferred income taxes resulting from the Transactions using KMI's statutory federal and state tax rate of 36.5%. The amount reflects a net adjustment of $8.5 billion to deferred income taxes, $7.7 billion of which relates to the effects of the change in ownership and the step-up in tax basis as a result of KMI's acquisition of the publicly held interests in KMP and EPB, resulting in a deferred tax asset. The remainder of the adjustment relates to estimated changes to other temporary differences and estimated changes to KMI's effective state tax rate. This adjustment also includes the elimination of $464 million in deferred charges associated with previously consummated transactions between entities under common control related to deferred taxes. The deferred income tax impact is an estimate based on preliminary information and assumptions used in preparing these Unaudited Pro Forma Statements and is subject to change.

(e)
Reflects $8 million of debt issuance costs associated with the restructuring of the Prior Credit Facilities into the Replacement Facility, partially offset by the write-off of $4 million of unamortized debt issuance costs related to the previously existing term loan facility and the Prior Credit Facilities. See Note 1.

(f)
Reflects estimated transaction costs of $90 million directly attributable to the Transactions. The transaction costs include fees related to financial advisory and legal services, and other professional fees expected to be paid in 2014 using a portion of the Bridge Facility proceeds. As the Transactions involve the acquisition of noncontrolling interests accounted for as an equity transaction, these costs will be recognized as an adjustment to additional paid-in capital, net of the estimated tax benefit, during the periods in which services are rendered.

Kinder Morgan, Inc.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements (Continued)

Note 2—Pro Forma Adjustments and Assumptions (Continued)

(g)
Reflects the issuance of the Bridge Facility to fund the cash portion of the KMP and EPB consideration and to pay related transaction costs. The proceeds received from the Bridge Facility include an amount that will be used to extinguish a previously existing $650 million term loan facility which, pursuant to the existing credit agreement, is required to be repaid as a result of the Transactions. In addition, the Transactions result in the termination of the Prior Credit Facilities which had a combined outstanding balance of $1,333 million as of June 30, 2014 and are reflected as current liabilities in the KMI historical balance sheet.

(h)
The Transactions, which involve a change in KMI's ownership interests in its subsidiaries KMP, EPB and KMR, have been accounted for as equity transactions in accordance with ASC 810. As described in Note 2(d), the Transactions resulted in the recognition of a deferred tax asset totaling $8.5 billion. This tax impact is presented as an increase to additional paid-in capital consistent with the accounting for tax effects of transactions with noncontrolling shareholders pursuant to ASC 740. The following table reflects pro forma adjustments to components of Total Stockholders' Equity (in millions):

	Class P shares	Additional paid-in capital	Retained deficit	Accumulated other comprehensive loss	KMI's Stockholders' Equity	Non- controlling Interests(1)	Total Stockholders' Equity
Shares issued for the Transactions	$11	$(11)	$—	$—	$—	$—	$—
Cash consideration	—	(3,924)	—	—	(3,924)	—	(3,924)
Transaction costs, net of tax (see Note 2(f))	—	(57)	—	—	(57)	—	(57)
Deferred tax adjustments (see Note 2(d))	—	8,007	—	20	8,027	—	8,027
Eliminate noncontrolling interests to reflect historical cost	—	15,762	—	(56)	15,706	(15,706)	—
Write-off of unamortized debt costs	—	—	(4)	—	(4)	—	(4)

Total pro forma adjustments	$11	$19,777	$(4)	$(36)	$19,748	$(15,706)	$4,042

(1)
Reflects the June 30, 2014 book value of the publicly held interests in KMP, EPB and KMR.

Unaudited Pro Forma Condensed Combined Statements of Income Adjustments

(i)
Reflects net incremental interest expense, including amortization of deferred financing costs, associated with the Bridge Facility and the required restructuring of the Prior Credit Facilities and repayment of the $650 million term loan facility, directly attributable to the Transactions. The incremental debt associated with the Bridge Facility is expected to aggregate to $4,703 million with a stated interest rate of LIBOR plus an accelerating margin (resulting in weighted-average interest rates of 2.53% for the six months ended June 30, 2014 and 2.15% for the year ended December 31, 2013 for purposes of these Unaudited Pro Forma Statements). A change of 0.125% in the effective interest rate on the Bridge Facility would cause a change in annual interest expense of $4 million, net of income tax. For purposes of these Unaudited Pro Forma Statements, and in connection with the Replacement Facility, the stated interest rate of LIBOR plus a margin which, based on KMI's expected credit rating, resulted in an interest rate of approximately 1.65%, was applied to the combined weighted average borrowings under the Prior Credit Facilities of $1,461 million for the six months ended June 30, 2014 and $1,873 million for the year ended

Kinder Morgan, Inc.

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements (Continued)

Note 2—Pro Forma Adjustments and Assumptions (Continued)

  December 31, 2013. A change of 0.125% in the effective interest rate on the Replacement Facility would cause a change in annual interest expense of $1 million, net of income tax.

        The following are the pro forma adjustments to interest expense (See Note 1) (in millions):

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Interest on the Bridge Facility for the Transactions (1)	$(59)	$(101)
Amortization of debt issuance costs of the Bridge Facility (2)	—	(39)
Fee escalations (3)	—	(118)
Remove interest on extinguished term loan	13	28
Remove amortization of debt issuance costs of extinguished term loan	1	4
Interest on the Replacement Facility (1)(4)	(16)	(40)
Remove interest on Prior Credit Facilities (1)(4)	15	48
Amortization of debt issuance costs of the Replacement Facility(2)	(3)	(6)
Remove amortization of debt issuance costs on the Prior Credit Facilities	5	6

Pro forma adjustments to interest expense	$(44)	$(218)

(1)
Reflects incremental interest expense associated with the debt incurred for the Transactions as if that debt was outstanding for the six months ended June 30, 2014 and the year ended December 31, 2013.

(2)
Reflects amortization of the incremental debt issuance costs on the debt incurred and restructured as a direct result of the Transactions using the effective interest method.

(3)
Reflects certain escalating fees, including duration and funding fees, that would be recognized as interest expense if the borrowings under the Bridge Facility were to remain outstanding for the maximum term.

(4)
Includes interest on borrowings, letter of credit fees, and commitment fees.
(j)
Reflects estimated income tax expense using KMI's statutory federal and state income tax rate of 36.5%.

For the six months ended June 30, 2014, the amount reflects the combined effects of (i) $163 million of income tax expense on the income previously attributable to KMP's and EPB's noncontrolling interest holders that was not previously subject to corporate income taxes; (ii) $16 million of tax benefit related to the interest expense on the debt incurred as a direct result of the Transactions; and (iii) $7 million to reverse, as a result of the Transactions, the impacts of certain tax expense recorded during the six-month period ended June 30, 2014.

For the year ended December 31, 2013, the amount reflects the combined effects of (i) $466 million of income tax expense on the income previously attributable to KMP's and EPB's noncontrolling interest holders that was not previously subject to corporate income taxes; (ii) $79 million of tax benefit related to the interest expense on the debt incurred as a direct result of the Transactions; and (iii) $60 million to reverse, as a result of the Transactions, the impacts of certain tax expense recorded during 2013.

(k)
Reclassifies net income previously allocated to noncontrolling interests related to the publicly held KMP and EPB common units and publicly held KMR shares to net income attributable to KMI.

(l)
Reflects the 1,090 million shares of KMI common stock assumed to be issued in the Transactions as if they were outstanding as of January 1, 2013.

(m)
For the six months ended June 30, 2014 and the year ended December 31, 2013, for both historical and these Unaudited Pro Forma Statements, the following potential common stock equivalents were antidilutive and, accordingly, are excluded from the determination of diluted earnings per share (in millions, on a weighted-average basis):

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Unvested restricted stock awards	7	4
Outstanding warrants to purchase KMI common stock	325	401
Convertible trust preferred securities	10	10

Annex A

AGREEMENT AND PLAN OF MERGER

Dated as of August 9, 2014

by and among

KINDER MORGAN ENERGY PARTNERS, L.P.,

KINDER MORGAN G.P., INC.,

KINDER MORGAN MANAGEMENT, LLC,

KINDER MORGAN, INC.,

and

P MERGER SUB, LLC

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of August 9, 2014 (this "Agreement"), is by and among Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), Kinder Morgan G.P., Inc., a Delaware corporation and the general partner of the Partnership ("Partnership GP"), Kinder Morgan Management, LLC, a Delaware limited liability company and the delegate of the Partnership GP ("Partnership GP Delegate"), Kinder Morgan, Inc., a Delaware corporation ("Parent"), and P Merger Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent ("Merger Sub"). Certain terms used in this Agreement are defined in Section 8.11.

W I T N E S S E T H:

        WHEREAS, the Conflicts and Audit Committee (the "GP Conflicts and Audit Committee") of the Board of Directors of the Partnership GP (the "GP Board") has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the holders of the Outstanding Units (other than Parent and its Affiliates) (the "Public Unitholders"), (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger, (iii) recommended that the GP Board approve this Agreement, the execution, delivery and performance of this Agreement and the Merger, submit this Agreement to a vote of the Limited Partners and recommend approval of this Agreement by the Limited Partners; and (iv) resolved to recommend approval of this Agreement by the Limited Partners;

        WHEREAS, the Board of Directors of the Partnership GP Delegate (the "GP Delegate Board") (with the directors affiliated with Parent abstaining) has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Public Unitholders, (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger and (iii) resolved to submit this Agreement to a vote of the Limited Partners and recommend approval of this Agreement by the Limited Partners;

        WHEREAS, the GP Board (acting based upon the recommendation of the GP Conflicts and Audit Committee and with the directors affiliated with Parent abstaining) has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Public Unitholders, (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger and (iii) resolved to submit this Agreement to a vote of the Limited Partners and recommend approval of this Agreement by the Limited Partners;

        WHEREAS, the Board of Directors of Parent has (i) determined that this Agreement and the transactions contemplated by this Agreement are in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement, the Charter Amendment and the issuance of shares of Class P common stock, par value $0.01 per share of Parent ("Parent Class P Stock") pursuant to the Merger, the KMR Merger and the EPB Merger (together, the "Parent Stock Issuance") and (iii) resolved to submit the Charter Amendment and the Parent Stock Issuance to a vote of Parent's stockholders and recommend the adoption of the Charter Amendment and approval of the Parent Stock Issuance; and

        WHEREAS, concurrently with the execution of this Agreement, and as a material inducement for the Partnership, the Partnership GP and the Partnership GP Delegate to enter into this Agreement, the Partnership has entered into a Support Agreement, dated as of the date hereof (collectively, the "Support Agreement"), with the Partnership, the Partnership GP, El Paso Pipeline Partners, L.P. ("EPB"), EPB General Partner, Richard D. Kinder and RDK Investments, Ltd.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

ARTICLE I

THE MERGER

        Section 1.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA and the DRULPA, at the Effective Time, Merger Sub shall be merged with and into the Partnership (the "Merger"), the separate limited liability company existence of Merger Sub will cease and the Partnership will continue its existence as a limited partnership under Delaware Law as the surviving entity in the Merger (the "Surviving Entity").

        Section 1.2.    Closing.    Subject to the provisions of Article VI, the closing of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana Street, Suite 1700, Houston, Texas 77002 at 10:00 A.M., Houston time, on the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Partnership and Parent shall agree. Each of the Merger, the KMR Merger and the EPB Merger shall be consummated substantially concurrently on the same date in the sequence set forth on Section 1.2 of the Parent Disclosure Schedule. The date on which the Closing actually occurs is referred to as the "Closing Date".

        Section 1.3.    Effective Time.    Subject to the provisions of this Agreement, at the Closing, the Partnership and Parent will cause each of a certificate of merger, executed in accordance with the relevant provisions of the Partnership Agreement, the DRULPA and the DLLCA (the "Certificate of Merger"), and the Charter Amendment, executed in accordance with the relevant provisions of the DGCL to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the "Effective Time"). The Charter Amendment shall be filed with the Secretary of State of the State of Delaware prior to the filing of the Certificate of Merger and shall become effective at or prior to the Effective Time.

        Section 1.4.    Effects of the Merger.    The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA.

        Section 1.5.    Organizational Documents of the Surviving Entity.    At the Effective Time, the certificate of limited partnership of the Partnership and the Partnership Agreement shall remain unchanged and shall be the certificate of limited partnership and Partnership Agreement of the Surviving Entity, until duly amended in accordance with applicable Law and the terms of the Partnership Agreement, in each case consistent with the obligations set forth in Section 5.8(b).

        Section 1.6.    Organizational Documents of Parent.    The certificate of incorporation of Parent shall be amended prior to the Effective Time as set forth in Exhibit A (the "Charter Amendment"), and the certificate of incorporation of Parent, as amended by such Charter Amendment, shall be the certificate of incorporation of Parent until thereafter amended or changed as provided herein or by applicable Law, consistent with the obligations set forth in Section 5.8(b).

ARTICLE II

EFFECT ON UNITS

        Section 2.1.    Effect of Merger.     At the Effective Time, by virtue of the Merger and without any action on the part of the Partnership, the Partnership GP, the Partnership GP Delegate, Parent, Merger Sub or the holder of any securities of the Partnership or Merger Sub:

          (a)    Conversion of Common Units.     Subject to Section 2.1(c), Section 2.2(h) and Section 2.5, each Common Unit issued and outstanding or deemed issued and outstanding in accordance with Section 2.4 as of immediately prior to the Effective Time shall be converted into the right, at the election of the holder of such Common Unit pursuant to Section 2.3, to receive any of the following consideration (the "Merger Consideration"):

            (i)    Mixed Election Units.    Each Common Unit with respect to which an election to receive a combination of stock and cash (a "Mixed Election") has been properly made and not properly revoked pursuant to Section 2.3 (each, a "Mixed Consideration Election Unit") and each No Election Unit (as that term is defined in Section 2.3(b)) shall be converted into the right to receive the combination (which combination shall hereinafter be referred to as the "Per Unit Mixed Consideration") of (x) $10.77 in cash without interest (the "Per Unit Mixed Consideration Cash Amount") and (y) 2.1931 shares of validly issued, fully paid and nonassessable Parent Class P Stock (such number of shares, the "Per Unit Mixed Election Stock Exchange Ratio"), in each case, subject to adjustment in accordance with Section 2.5.

            (ii)    Cash Election Units.    Each Common Unit with respect to which an election to receive cash (a "Cash Election") has been properly made and not properly revoked pursuant to Section 2.3 (each, a "Cash Election Unit") shall be converted (provided that the Available Cash Election Amount (as defined below) equals or exceeds the Cash Election Amount (as defined below)) into the right to receive $91.72 in cash without interest (the "Per Unit Cash Election Consideration"), subject to adjustment in accordance with this Section 2.2(c)(ii) and Section 2.5; provided, however, that if (A) the product of the number of Cash Election Units and the Per Unit Cash Election Consideration (such product being the "Cash Election Amount") exceeds (B) the difference between (x) the product of the Per Unit Mixed Consideration Cash Amount and the total number of issued and outstanding Common Units immediately prior to the Effective Time (excluding Common Units that are to remain outstanding as provided for in Section 2.1(c) and including, for the avoidance of doubt, Common Units deemed outstanding pursuant to Section 2.4) minus (y) the product of the number of Mixed Consideration Election Units (provided that No Election Units shall be deemed to be Mixed Consideration Election Units for purposes of this Section 2.1(a)(ii)) and the Per Unit Mixed Consideration Cash Amount (the "Aggregate Mixed Consideration Cash Amount") (such difference being the "Available Cash Election Amount"), then each Cash Election Unit shall be converted into a right to receive (1) an amount of cash (without interest) equal to the product of (p) the Per Unit Cash Election Consideration and (q) a fraction, the numerator of which shall be the Available Cash Election Amount and the denominator of which shall be the Cash Election Amount (such fraction being the "Cash Fraction") and (2) a number of validly issued, fully paid and nonassessable shares of Parent Class P Stock equal to the product of (r) the Exchange Ratio and (s) one (1) minus the Cash Fraction.

            (iii)    Stock Election Units.    Each Common Unit with respect to which an election to receive stock consideration (a "Stock Election") has been properly made and not properly revoked pursuant to Section 2.3 (each, a "Stock Election Unit") shall be converted (provided that the Cash Election Amount equals or exceeds the Available Cash Election Amount), into the right to receive 2.4849 shares of validly issued, fully paid and nonassessable Parent Class P

    Stock (the "Exchange Ratio"), subject to adjustment in accordance with this Section 2.1(a)(iii) and Section 2.5 (the "Per Unit Stock Consideration"); provided, however, that if the Available Cash Election Amount exceeds the Cash Election Amount, then each Stock Election Unit shall be converted into the right to receive (A) an amount of cash (without interest) equal to the amount of such excess divided by the number of Stock Election Units and (B) a number of validly issued, fully paid and nonassessable shares of Parent Class P Stock equal to the product of (x) the Exchange Ratio and (y) a fraction, the numerator of which shall be the Per Unit Cash Election Consideration minus the amount calculated in clause (A) of this Section 2.1(a)(iii) and the denominator of which shall be the Per Unit Cash Election Consideration.

          (b)    Equity of Merger Sub.     The membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Units of the Surviving Entity equal to the number of Common Units converted into the right to receive the Merger Consideration pursuant to Section 2.1(a). At the Effective Time, the books and records of the Partnership shall be revised to reflect the conversion of all Common Units held by Persons other than the Partnership GP, the Partnership GP Delegate, Parent and any Subsidiaries of Parent, and the Partnership GP, the Partnership GP Delegate, Parent and any Subsidiaries of Parent shall continue the existence of the Partnership (as the Surviving Entity) without dissolution.

          (c)    Treatment of Partnership-Owned Units and Parent-Owned Partnership Interests.     Any Units that are owned immediately prior to the Effective Time by the Partnership shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange for such canceled Units. All Partnership Interests, including the Partnership GP Interest, that are owned immediately prior to the Effective Time by the Partnership GP, the Partnership GP Delegate, Parent or any of its Subsidiaries shall remain outstanding as Partnership Interests in the Surviving Entity, unaffected by the Merger.

          (d)    Certificates.     As of the Effective Time, all Common Units converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such Common Units (a "Certificate") or non-certificated Common Units represented in book-entry form immediately prior to the Effective Time ("Book-Entry Units") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(g) and cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 2.2(h), in each case to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with Section 2.2(c), without interest.

        Section 2.2.    Exchange of Certificates.

          (a)    Exchange Agent.     Prior to the Closing Date, Parent shall appoint an exchange agent reasonably acceptable to the Partnership (the "Exchange Agent") for the purpose of exchanging Certificates and Book-Entry Units for the Merger Consideration. Promptly after the Effective Time, but in no event more than five (5) business days following the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Common Units as of the Effective Time whose Common Units were converted into the right to receive the Merger Consideration (and, to the extent commercially practicable, to make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by such holder of record), a letter of transmittal (which shall specify that, with respect to certificated Common Units, the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to

  Section 2.2(i)) to the Exchange Agent) in such customary forms as the Partnership and Parent may reasonably agree prior to the Effective Time, including, as applicable, instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof pursuant to Section 2.2(i)) and Book-Entry Units to the Exchange Agent in exchange for the Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 2.2(h) and any dividends or distributions pursuant to Section 2.2(g).

          (b)    Deposit.    At or prior to the Closing, Parent shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of Common Units whose Common Units are converting into the right to receive the Merger Consideration at the Effective Time, shares of Parent Class P Stock (which shall be in non-certificated book-entry form unless a physical certificate is specifically requested, following the Effective Time, by the holder of such shares of Parent Class P Stock) and an amount of cash in U.S. dollars sufficient to be issued and paid pursuant to Section 2.1, payable upon due surrender of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(i) with respect to certificated Common Units) or Book-Entry Units pursuant to the provisions of this Article II. Following the Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash in U.S. dollars or other consideration as applicable sufficient to pay any dividends and other distributions pursuant to Section 2.2(g) and any shares of Parent Class P Stock or cash in U.S. dollars sufficient to pay any Merger Consideration, in each case, that may be payable from time to time following the Effective Time. All cash and book-entry shares representing Parent Class P Stock and any dividends or distributions pursuant to Section 2.2(g) deposited with the Exchange Agent or representing unit proceeds obtained pursuant to Section 2.2(h) shall be referred to in this Agreement as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions delivered by Parent at or prior to the Effective Time, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Article II out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than to pay such Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 2.2(h) and any dividends and other distributions pursuant to Section 2.2(g).

          (c)    Exchange.    Each holder of Common Units that have been converted into the right to receive the Merger Consideration, upon delivery to the Exchange Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto and surrender of a Certificate (or affidavit of loss in lieu thereof pursuant to Section 2.2(i)) with respect to certificated Common Units) or Book-Entry Units and such other documents as may reasonably be required by the Exchange Agent (including with respect to Book-Entry Units), will be entitled to receive in exchange therefor (i) the number of shares of Parent Class P Stock (which shall be in non-certificated book-entry form unless a physical certificate is specifically requested, following the Effective Time, by the holder of such shares of Parent Class P Stock) representing, in the aggregate, the whole number of shares of Parent Class P Stock that such holder has the right to receive in accordance with the provisions of this Article II, (ii) a check denominated in U.S. dollars in the amount of cash that such holder has the right to receive pursuant to this Article II (including any cash in lieu of any fractional shares payable pursuant to Section 2.2(h)) and (iii) such dividends or other distributions as such holder has the right to receive pursuant to Section 2.2(g). The Merger Consideration and such other amounts as reflected in the immediately preceding sentence shall be paid as promptly as practicable after receipt by the Exchange Agent of the Certificate (or affidavit of loss in lieu thereof pursuant to Section 2.2(i) with respect to certificated Common Units) or any applicable documentation with respect to the surrender of Book-Entry Units and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates and Book-Entry Units. Until so surrendered, each such Certificate and Book-Entry Unit shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and such other amount as contemplated by Section 2.2(g).

          (d)    Other Payees.     If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Unit or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (e)    No Further Transfers.     From and after the Effective Time, there shall be no further registration on the books of the Partnership of transfers of Common Units converted into the right to receive the Merger Consideration. From and after the Effective Time, the holders of Certificates or Book-Entry Units representing Common Units converted into the right to receive the Merger Consideration which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Units, except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Units are presented to the Exchange Agent or Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (f)    Termination of Exchange Fund.     Any portion of the Exchange Fund that remains unclaimed by the holders of Common Units converted into the right to receive the Merger Consideration twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his, her or its Common Units for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's Common Units. Notwithstanding the foregoing, Parent, Merger Sub and the Partnership shall not be liable to any holder of Common Units for any Merger Consideration duly delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration remaining unclaimed by holders of Common Units immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (g)    Dividends and Distributions.     No dividends or other distributions with respect to shares of Parent Class P Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Units until such Certificates or Book-Entry Units are surrendered as provided in this Section 2.2. Following such surrender, subject to the effect of escheat, Tax or other applicable Law, there shall be paid, without interest, to the record holder of the shares of Parent Class P Stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of Parent Class P Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Class P Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Class P Stock, all shares of Parent Class P Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

          (h)    No Fractional Shares.     No certificates or scrip representing fractional shares of Parent Class P Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Units. Notwithstanding any other provision of this Agreement, each holder of Common Units converted into the right to receive the Merger Consideration pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Class P Stock (after taking into account all Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(i)) or Book-Entry Units to be delivered by such holder) shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(h), a cash payment, without interest, in lieu of such fractional shares representing such holder's proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by reasonable and customary fees of the Exchange Agent attributable to such sale) (as so reduced, the "share proceeds") in one or more transactions of a number of shares of Parent Class P Stock, such number equal to the excess of (i) the aggregate number of shares of Parent Class P Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.2(b) over (ii) the aggregate number of whole shares of Parent Class P Stock to be distributed to the holders of Certificates and Book-Entry Units pursuant to Section 2.2(c) (such excess being, the "Excess Shares"). The parties acknowledge that payment of the cash share proceeds in lieu of issuing certificates or scrip for fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Common Units that would otherwise receive fractional shares of Parent Class P Stock, shall sell the Excess Shares at then-prevailing prices on the NYSE in the manner provided in this Section 2.2(h) and shall execute such sales in round lots to the extent practicable. Until the share proceeds of such sale or sales have been distributed to the holders of such Common Units, or the Exchange Fund is terminated, the Exchange Agent shall hold such share proceeds in trust for the benefit of the holders of such Common Units (the "Fractional Share Proceeds"). The Exchange Agent shall determine the portion of the Fractional Share Proceeds to which each holder of such Common Units shall be entitled, if any, by multiplying the amount of the aggregate share proceeds comprising the Fractional Share Proceeds by a fraction, the numerator of which is the amount of the fractional shares to which such holder of such Common Units would otherwise be entitled and the denominator of which is the aggregate amount of fractional shares to which all holders of such Common Units would otherwise be entitled. To the extent applicable, each holder of Common Units shall be deemed to have consented for U.S. federal income tax purposes (and to the extent applicable, state or local income tax purposes) to report the cash received for fractional shares in the Merger as a sale of a portion of the holder's Common Units to Parent.

          (i)    Lost, Stolen or Destroyed Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Common Units represented by such Certificate as contemplated by this Article II and any dividends and other distributions pursuant to Section 2.2(g).

          (j)    Withholding Taxes.     Parent, Merger Sub, the Surviving Entity and the Exchange Agent shall deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign tax Law (and to the extent deduction and withholding is required, such deduction and withholding shall be taken in cash or Parent Class P Stock, as determined by Parent). To the extent amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the Common Units in respect of whom such withholding was made. If withholding is taken in shares of Parent Class P Stock, Parent and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

        Section 2.3.    Election Procedures.

          (a)    Election Form.     An election form and other appropriate and customary transmittal materials (which shall specify with respect to certificated Common Units that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent) in such form as Parent shall reasonably specify and as shall be reasonably acceptable to the Partnership (the "Election Form") shall be mailed no less than thirty (30) days prior to the anticipated Closing Date or on such other date as Parent and the Partnership shall mutually agree (the "Mailing Date") to each holder of record of Common Units as of the close of business on the fifth business day prior to the Mailing Date or such other date as mutually agreed to by Parent and the Partnership (the "Election Form Record Date").

          (b)    Choice of Election.     Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify (i) the number of such holder's (or such beneficial owner's) Common Units with respect to which such holder (or such beneficial owner) elects to receive (A) the Per Unit Mixed Consideration, (B) the Per Unit Stock Consideration or (C) the Per Unit Cash Election Consideration or (ii) that such holder (or such beneficial owner) makes no election with respect to such holder's (or such beneficial owner's) Common Units. Any Common Units with respect to which the Exchange Agent does not receive a properly completed Election Form during the period (the "Election Period") from the Mailing Date to 5:00 p.m., New York time, on the second (2nd) business day prior to the Effective Time (the "Election Deadline") shall be deemed to be No Election Units. Parent shall publicly announce the anticipated Election Deadline at least five (5) business days prior to the Election Deadline. If the Effective Time is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date (which shall be the second (2nd) business day prior to the Effective Time or such other date as mutually agreed to by Parent and the Partnership), and Parent shall promptly announce any such delay and, when determined, the rescheduled Election Deadline. For the purposes of this Agreement, "No Election Unit" means each Common Unit for which no election to receive Per Unit Mixed Consideration, Per Unit Cash Election Consideration or Per Unit Stock Consideration has been properly made and received in accordance with the terms of this Section 2.3. For the avoidance of doubt, for purposes of this Section 2.3, references to Common Units shall include, or be deemed to include, Restricted Units.

          (c)    New Holders.     Parent shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders or beneficial owners of Common Units during the Election Period, and the Partnership shall provide the Exchange Agent all information reasonably necessary for it to perform its duties as specified herein.

          (d)    Revocations; Exchange Agent.     Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form during the Election Period. After a Cash Election, a Stock Election or a Mixed Election is validly made with respect to any Common Units, any subsequent transfer of such Common Units shall automatically revoke such election. Any Election Form may be revoked or changed by the person submitting it by written notice received by the Exchange Agent during the Election Period. In the event an Election Form is revoked, the Common Units represented by such Election Form shall be deemed to be No Election Units, except to the extent a subsequent election is properly made during the Election Period. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Parent or the Partnership or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

        Section 2.4.    Treatment of Restricted Units; Termination of Partnership Equity Plan.

          (a)   As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the GP Delegate Board (or, if appropriate, any committee administering the Partnership Equity Plan) will adopt resolutions, and the Partnership will take all other actions as may be necessary or required in accordance with applicable Law and the Partnership Equity Plan (including, the award agreements in respect of awards granted thereunder) to give effect to this Section 2.4 to provide that each Common Unit subject to forfeiture or restricted unit granted under the Partnership Equity Plan (each, a "Restricted Unit") that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, vest in full and the restrictions with respect thereto shall lapse, and each Restricted Unit shall be treated as an issued and outstanding Common Unit as of immediately prior to the Effective Time and otherwise subject to the terms and conditions of this Agreement (including Section 2.1, Section 2.2 and Section 2.3).

          (b)   Prior to the Effective Time, the Partnership GP Delegate shall take all actions necessary to terminate the Partnership Equity Plan, such termination to be effective at the Effective Time, and from and after the Effective Time, the Partnership Equity Plan shall be terminated and no Restricted Units or other rights with respect to Common Units or other Partnership Interests shall be granted or be outstanding thereunder, it being understood that the terminations contemplated by this Agreement shall in no respect limit Parent's obligations under this Section 2.4 with respect to Restricted Units granted prior to the Effective Time.

        Section 2.5.    Adjustments.     Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Common Units or shares of Parent Class P Stock shall have been changed into a different number of units or shares or a different class or series by reason of the occurrence or record date of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction, the Merger Consideration, the Per Unit Mixed Consideration Cash Amount, the Per Unit Cash Election Consideration, the Per Unit Stock Consideration, the Mixed Election Stock Exchange Ratio and any other similar dependent item, as the case may be, shall be appropriately adjusted to reflect fully the effect of such unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction and to provide the holders of Common Units the same economic effect as contemplated by this Agreement prior to such event.

        Section 2.6.    No Dissenters' Rights.     No dissenters' or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP, PARTNERSHIP GP AND PARTNERSHIP GP DELEGATE

        Except as disclosed in (a) the Partnership SEC Documents filed or publicly furnished with the SEC on or after December 31, 2013 and prior to the date of this Agreement (but excluding any disclosure contained in any such Partnership SEC Documents under the heading "Risk Factors" or "Information Regarding Forward-Looking Statements" or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by the Partnership to Parent (the "Partnership Disclosure Schedule") prior to the execution of this Agreement (provided that (i) disclosure in any section of such Partnership Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Partnership Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Partnership Material Adverse Effect), the Partnership and, with respect to themselves where provided for in this Article III, the Partnership GP and the Partnership GP Delegate, each represent and warrant to Parent as follows:

        Section 3.1.    Organization, Standing and Corporate Power.

          (a)   Each of the Partnership, the Partnership GP, the Partnership GP Delegate and their respective Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite limited liability company, corporate, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Partnership ("Partnership Material Adverse Effect").

          (b)   All the outstanding limited liability company interests, partnership interests, shares of capital stock of, or other equity interests in, each material Subsidiary of the Partnership that are owned directly or indirectly by the Partnership have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and on the Closing Date) (the "Organizational Documents") of such entity) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the transfer of the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" laws of the various States of the United States) (collectively, "Liens").

        Section 3.2.    Capitalization.

          (a)   At the close of business on August 7, 2014, the issued and outstanding limited partner interests and general partner interests of the Partnership consisted of (i) 325,113,505 Common Units, of which none are Restricted Units, (ii) 5,313,400 Class B units representing limited partner interests in the Partnership ("Partnership Class B Units"), (iii) 131,281,766 I-units representing limited partner interests in the Partnership (the "Partnership I-Units"), and (iv) the general partner interest in the Partnership (which includes the right to receive incentive distributions) (the "Partnership GP Interest"). Except (A) as set forth above in this Section 3.2(a) or (B) as otherwise expressly permitted by Section 5.2(a), as of the date of this Agreement, there are not, and as of the Effective Time there will not be, any Partnership Interests, voting securities or equity interests of the Partnership issued and outstanding or any subscriptions, options, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any Partnership Interests, voting securities or equity interests of the Partnership, including any representing the right to purchase or otherwise receive any of the foregoing. The Partnership GP is the sole general partner of the Partnership and of the Partnership's operating limited partnerships listed in Section 3.2(a) of the Partnership Disclosure Schedule. The Partnership GP is the sole record and beneficial owner of the Partnership GP Interest and such other general partner interests, and such Partnership GP Interest and such other general partner interests have been duly authorized and validly issued (in accordance with the Organizational Documents of such entity). The Partnership GP owns such general partner interests free and clear of any Lien. There are no outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with Limited Partners.

          (b)   None of the Partnership or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, restricted stock, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any partnership interests, shares of capital stock, voting securities or equity interests of any Subsidiary of the Partnership. Except as set forth in the Partnership Agreement, as in effect as of the date of this Agreement, there are no outstanding obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Partnership Interests or other partnership interests, shares of capital stock, voting securities or equity interests (or any options, restricted stock, restricted units, equity appreciation rights, profits interests, warrants or other rights to acquire any Partnership Interests or other limited partnership interests, shares of capital stock, voting securities or equity interests) of the Partnership or any of its Subsidiaries.

        Section 3.3.    Authority; Noncontravention; Voting Requirements.

          (a)   Each of the Partnership, the Partnership GP and the Partnership GP Delegate has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the Partnership Unitholder Approval in the case of the Partnership. The execution, delivery and performance by each of the Partnership, the Partnership GP and the Partnership GP Delegate of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by each of the GP Delegate Board, the GP Conflicts and Audit Committee and the GP Board and, except for obtaining the Partnership Unitholder Approval, no other entity action on the part of the Partnership, the Partnership GP and the Partnership GP Delegate is necessary to authorize the execution, delivery and performance by the Partnership, the Partnership GP and the Partnership GP Delegate of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Partnership, the Partnership GP and the Partnership GP Delegate and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Partnership, the Partnership GP and the Partnership GP Delegate, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (b)   Neither the execution and delivery of this Agreement by the Partnership, the Partnership GP and the Partnership GP Delegate nor the consummation by the Partnership or the Partnership GP of the transactions contemplated by this Agreement, nor compliance by the Partnership, the Partnership GP and the Partnership GP Delegate with any of the terms or provisions of this Agreement, will (i) assuming that the Partnership Unitholder Approval is obtained, conflict with or violate any provision of the Partnership Agreement or any of the Organizational Documents of the Partnership's material Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Partnership Unitholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Partnership or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Partnership or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Permit to which the Partnership or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of the Partnership or any of its Subsidiaries, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

          (c)   Except for the approval by the GP Delegate Board, the GP Conflicts and Audit Committee and the GP Board, which was obtained prior to the execution of this Agreement, the affirmative vote or consent of at least a majority of the Outstanding Units at the Partnership Unitholder Meeting or any adjournment or postponement thereof in favor of the approval of this Agreement (the "Partnership Unitholder Approval") is the only vote or approval of the holders of any class or series of Partnership Interests that is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

          (d)   The GP Conflicts and Audit Committee, at a meeting duly called and held, has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Public Unitholders, (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger, (iii) recommended that the GP Board approve this Agreement, the execution, delivery and performance of this Agreement and the Merger, submit this Agreement to a vote of the Limited Partners and recommend approval of this Agreement by the Limited Partners; and (iv) resolved to recommend approval of this Agreement by the Limited Partners.

          (e)   The GP Delegate Board (with the directors affiliated with Parent abstaining), at a meeting duly called and held, has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Public Unitholders, (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger and (iii) resolved to submit this

  Agreement to a vote of the Limited Partners and recommend approval of this Agreement by the Limited Partners.

          (f)    The GP Board (acting based upon the recommendation of the GP Conflicts and Audit Committee and with the directors affiliated with Parent abstaining), at a meeting duly called and held, has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Public Unitholders, (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger and (iii) resolved to submit this Agreement to a vote of the Limited Partners and recommend approval of this Agreement by the Limited Partners.

        Section 3.4.    Governmental Approvals.    Except for (i) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Securities Act, including the filing of a proxy statement/prospectus with the SEC in connection with the Merger (the "Partnership Proxy Statement"), and applicable state securities and "blue sky" laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) filings required under, and compliance with other applicable requirements of, Antitrust Laws or (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (B) result in a Partnership Material Adverse Effect.

        Section 3.5.    Partnership SEC Documents; Undisclosed Liabilities.

          (a)   The Partnership and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2011 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Partnership SEC Documents"). The Partnership SEC Documents, as of their respective effective dates (in the case of Partnership SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Partnership SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, applicable to such Partnership SEC Documents, and none of the Partnership SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than with respect to information supplied in writing by or on behalf of Parent, as to which the Partnership makes no representation or warranty).

          (b)   Except (i) as reflected or otherwise reserved against on the balance sheet of the Partnership and its consolidated Subsidiaries as of December 31, 2013 (the "Balance Sheet Date") (including the notes thereto) included in the Partnership SEC Documents filed by the Partnership and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither the Partnership nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of the Partnership prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

        Section 3.6.    Compliance With Laws.    The Partnership and its Subsidiaries are, and since the later of December 31, 2011 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to any Governmental Authority, including common law (collectively, "Laws" and each, a "Law"), except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

        Section 3.7.    Information Supplied.    Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Partnership, the Partnership GP and the Partnership GP Delegate specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Class P Stock in connection with the Merger (as amended or supplemented from time to time, the "Registration Statement") will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Rule 13e-3 transaction statement on Schedule 13E-3 relating to the approval of this Agreement by the Limited Partners (as amended or supplemented, the "Schedule 13E-3") will, at the time the Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, (c) the Partnership Proxy Statement will, on the date it is first mailed to Limited Partners, and at the time of the Partnership Unitholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (d) the proxy statement filed by Parent with the SEC in connection with Parent Stockholder Approval (the "Parent Proxy Statement" and together with the Partnership Proxy Statement, the "Proxy Statements") will, on the date it is first mailed to stockholders of Parent, and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Partnership Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Partnership makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

        Section 3.8.    Tax Matters.

          (a)   Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect: (i) all Tax Returns that were required to be filed by or with respect to the Partnership or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate and (ii) all Taxes owed by the Partnership or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of the Partnership and its consolidated Subsidiaries as of the Balance Sheet Date included in the Partnership SEC Documents.

          (b)   As used in this Agreement, (i) "Tax" or "Taxes" means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, escheat or unclaimed property obligations, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto and any liability for the payment of amounts described in this Section 3.8(b) of any other Person (other than the Partnership or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise, and (ii) "Tax Return" means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

        Section 3.9.    Opinion of Financial Advisor.    The GP Conflicts and Audit Committee has received the opinion of Jefferies LLC (the "Partnership Financial Advisor"), dated as of the date of this Agreement, to the effect that, as of such date, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the Merger Consideration is fair to the holders of Common Units (other than Parent and its Affiliates) (the "Partnership Fairness Opinion"). The Partnership has been authorized by the Partnership Financial Advisor to permit the inclusion of the Partnership Fairness Opinion and/or references thereto in the Registration Statement, the Proxy Statements and the Schedule 13E-3 by the Partnership Financial Advisor.

        Section 3.10.    Brokers and Other Advisors.    Except for the Partnership Financial Advisor, the fees and expenses of which will be paid by the Partnership, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the Merger or the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Partnership. The Partnership has heretofore made available to Parent a correct and complete copy of the Partnership's engagement letter with the Partnership Financial Advisor, which letter describes all fees payable to the Partnership Financial Advisor in connection with the transactions contemplated by this Agreement and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Partnership Financial Advisor entered into in connection with the transactions contemplated by this Agreement.

        Section 3.11.    Absence of Certain Changes or Events.    Since the Balance Sheet Date, there has not been a Partnership Material Adverse Effect.

        Section 3.12.    No Other Representations or Warranties.    Except for the representations and warranties set forth in this Article III, none of the Partnership, the Partnership GP or the Partnership GP Delegate nor any other Person makes or has made any express or implied representation or warranty with respect to the Partnership, the Partnership GP or the Partnership GP Delegate or with respect to any other information provided to Parent or Merger Sub in connection with the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the Partnership, the Partnership GP or the Partnership GP Delegate nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective

Representatives), or Parent's or Merger Sub's (or such Representatives') use of, and neither Parent nor Merger Sub (nor any of their respective Representatives) is relying upon the accuracy or completeness of, any such information, including any information, documents, projections, forecasts or other materials made available to Parent or Merger Sub in expectation of the Merger.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in (a) the Parent SEC Documents filed or publicly furnished with the SEC on or after December 31, 2013 and prior to the date of this Agreement (but excluding any disclosure contained in any such Parent SEC Documents under the heading "Risk Factors" or "Information Regarding Forward-Looking Statements" or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by Parent to the Partnership (the "Parent Disclosure Schedule") prior to the execution of this Agreement (provided that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect), Parent represents and warrants to the Partnership as follows:

        Section 4.1.    Organization, Standing and Corporate Power.

          (a)   Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent ("Parent Material Adverse Effect").

          (b)   Each of Parent and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   All the outstanding partnership interests, limited liability company interests, shares of capital stock of, or other equity interests in, each material Subsidiary of Parent that are owned directly or indirectly by Parent have been duly authorized and validly issued (in accordance with the Organizational Documents of such entity) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all Liens.

        Section 4.2.    Capitalization.

          (a)   The authorized capital stock of Parent consists of 2,819,462,927 shares, of which 10,000,000 shares are preferred stock, par value $0.01 per share (the "Parent Preferred Stock"), and 2,809,462,927 shares are common stock, par value $0.01 per share (the "Parent Common Stock"), which are designated as set forth on Section 4.2 of the Parent Disclosure Schedule. At the close of business on August 7, 2014, (i) 1,028,233,019 shares of Parent Class P Stock were issued and outstanding and no shares of Parent Class P Stock were held by Parent in its treasury, (ii) no shares of Parent Class A Stock were issued and outstanding and no shares of Parent Class A Stock were held by Parent in its treasury, (iii) no shares of Parent Class B Stock were issued and outstanding and no shares of Parent Class B Stock were held by Parent in its treasury, (iv) no shares of Parent Class C Stock were issued and outstanding and no shares of Parent Class C Stock were held by Parent in its treasury, (v) no shares of Parent Preferred Stock were issued or outstanding, (vi) 298,154,016 Parent Warrants were outstanding and 298,154,016 shares of Parent Class P Stock were reserved for issuance upon exercise of the Parent Warrants and (vii) 8,222,666 existing awards under employee benefit, stock option and dividend reinvestment and stock purchase plans were outstanding and 17,191,650 shares of Parent Class P Stock were reserved for issuance in connection therewith. Except (A) as set forth above in this Section 4.2(a) or (B) as otherwise expressly permitted by Section 5.2(b), as of the date of this Agreement there are not, and as of the Effective Time there will not be, any capital stock, voting securities or other equity interests of Parent issued and outstanding or any subscriptions, options, restricted stock, stock appreciation rights, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or other equity interests of Parent, including any representing the right to purchase or otherwise receive any of the foregoing. There are no outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the holders of capital stock of Parent on any matter.

          (b)   None of Parent or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, restricted stock, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any partnership interests, shares of capital stock, voting securities or equity interests of any Subsidiary of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests, shares of capital stock, voting securities or equity interests (or any options, restricted stock, restricted units, equity appreciation rights, profits interests, warrants or other rights to acquire any partnership interests, shares of capital stock, voting securities or equity interests) of Parent or any of its Subsidiaries.

          (c)   All of the issued and outstanding limited liability company interests of Merger Sub are owned, beneficially and of record, by Parent. Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the Merger and the other transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 4.3.    Authority; Noncontravention; Voting Requirements.

          (a)   Each of Parent and Merger Sub has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the Parent Stockholder Approval in the case of Parent. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Merger Sub and Parent, as its sole member, and by the Board of Directors of Parent, and, except for obtaining the Parent Stockholder Approval in the case of Parent, no other entity action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) assuming the Parent Stockholder Approval is obtained, conflict with or violate any provision of the Parent's certificate of incorporation and by-laws or any of the Organizational Documents of Parent's material Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 and the Parent Stockholder Approval are obtained and the filings referred to in Section 4.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Permit to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of Parent or any of its Subsidiaries, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   (i) The affirmative vote (in person or by proxy) of the holders of a majority of the aggregate voting power present at the Parent Stockholder Meeting or any adjournment or postponement thereof to approve the Parent Stock Issuance (the "Parent Stock Issuance Approval") and (ii) the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote on the adoption of the Charter Amendment (the "Parent Charter Approval" and, collectively with the Parent Stock Issuance Approval, the "Parent Stockholder Approval")) are the only votes or approvals of the holders of any class or series of the capital stock of Parent necessary to approve the Parent Stock Issuance, adopt the Charter Amendment and approve and consummate the transactions contemplated by this Agreement.

          (d)   The Board of Directors of Parent has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement are in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement, the Charter Amendment and the Parent Stock Issuance and (iii) resolved to submit the Charter Amendment and the Parent Stock Issuance to a vote of Parent's stockholders and recommend the adoption of the Charter Amendment and approval of the Parent Stock Issuance.

        Section 4.4.    Governmental Approvals.    Except for (i) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing of the Registration Statement with the SEC, and applicable state securities and "blue sky" laws, (ii) the filing of the Certificate of Merger and Charter Amendment with the Secretary of State of the State of Delaware, (iii) filings required under, and compliance with other applicable requirements of, Antitrust

Laws or (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (B) result in a Parent Material Adverse Effect.

        Section 4.5.    Parent SEC Documents; Undisclosed Liabilities.

          (a)   Parent and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2011 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). The Parent SEC Documents, as of their respective effective dates (in the case of the Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its consolidated subsidiaries, taken as a whole).

          (c)   Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). The chief executive officer and the chief financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to Parent SEC Documents, and the statements contained in such certifications were complete and correct when made. The management of Parent has completed its assessment of the effectiveness of Parent's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2013, and such assessment concluded that such controls were effective. As of the date of this Agreement there are no facts or circumstances that would prevent Parent's chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Except (i) as reflected or otherwise reserved against on the balance sheet of Parent and its consolidated subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.6.    Absence of Certain Changes or Events.    Since the Balance Sheet Date, (a) there has not been a Parent Material Adverse Effect and (b) except for the execution, delivery and performance of this Agreement, the KMR Merger Agreement and the EPB Merger Agreement and the transactions contemplated hereby and thereby, Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice.

        Section 4.7.    Legal Proceedings.    There are no investigations or proceedings pending or threatened in writing by any Governmental Authority with respect to Parent or any of its Subsidiaries or actions, suits or proceedings pending or threatened in writing against Parent or any of its Subsidiaries or any of their respective properties at law or in equity before any Governmental Authority, and there are no orders, judgments or decrees of any Governmental Authority against Parent or any of its Subsidiaries, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.8.    Compliance With Law; Permits.

          (a)   Parent and its Subsidiaries are, and since the later of December 31, 2011 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Parent and its Subsidiaries are in possession of all Permits necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect, except where the failure to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No suspension or cancellation of any of the Parent Permits is pending or threatened in writing, except where such suspension or cancellation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are not, and since December 31, 2011 have not been, in violation or breach of, or default under, any Parent Permit, except where such violation, breach or default has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Parent Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend any Parent Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   Without limiting the generality of Section 4.8(b), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries, and, to Parent's knowledge, each joint venture partner, joint interest owner, consultant, agent, or representative of any of the foregoing (in their respective capacities as such), (i) has not violated the U.S. Foreign Corrupt Practices Act and any other U.S. and foreign anti-corruption Laws that are applicable to Parent or its Subsidiaries; (ii) has not been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) is not being (and has not been) investigated by any Governmental Authority with respect to any of the foregoing.

        Section 4.9.    Information Supplied.    Subject to the accuracy of the representations and warranties of the Partnership, the Partnership GP and the Partnership GP Delegate set forth in Section 3.7, none of the information supplied (or to be supplied) in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Schedule 13E-3 will, at the time the Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, (c) the Partnership Proxy Statement will, on the date it is first mailed to Limited Partners, and at the time of the Partnership Unitholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (d) the Parent Proxy Statement will, on the date it is first mailed to stockholders of Parent, and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement and the Parent Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to information supplied by or on behalf of the Partnership for inclusion or incorporation by reference in any of the foregoing documents.

        Section 4.10.    Tax Matters.

          (a)   Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) all Tax Returns that were required to be filed by or with respect to Parent or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate and (ii) all Taxes owed by Parent or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of Parent and its consolidated subsidiaries as of the Balance Sheet Date in the Parent SEC Documents.

          (b)   For U.S. federal income tax purposes at least 90% of the gross income of EPB for the four most recent complete calendar quarters ending before the Closing Date for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code.

        Section 4.11.    Contracts.

          (a)   Except for this Agreement or as filed or publicly furnished with the SEC by Parent or any of its Subsidiaries since December 31, 2013 and prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to Parent (each Contract that is described in this Section 4.11(a) is referred to herein as a "Parent Material Contract").

          (b)   Except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Material Contract is valid and binding on Parent and its Subsidiaries, as applicable, and is in full force and effect, (ii) Parent and each of its Subsidiaries has in all respects performed all obligations required to be performed by it to date under each Parent Material Contract, (iii) neither Parent nor any of its Subsidiaries has received written notice of or knows of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of Parent or any of its Subsidiaries under any such Parent Material Contract and (iv) as of the date of this Agreement no other party to any Parent Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder.

        Section 4.12.    Parent Benefit Plans.

          (a)   Each Parent Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code, except for such non-compliance which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Any Parent Benefit Plan intended to be qualified under Section 401 of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked. Except for such claims that would not have, individually or in the aggregate, a Parent Material Adverse Effect, no action or proceeding is pending or threatened in writing with respect to any Parent Benefit Plan other than claims for benefits in the ordinary course. Except for liability which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent does not have compensation or benefits liability solely by reason of its affiliation with an ERISA Affiliate other than Parent and its Subsidiaries.

          (b)   For purposes of this Agreement, "Parent Benefit Plans" means any "employee benefit plans" (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, or any other plans, programs, policies, agreements or other arrangements providing for cash or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, termination or other employee benefits sponsored or maintained by Parent and its Subsidiaries.

        Section 4.13.    Environmental Matters.    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) each of Parent and its Subsidiaries is and has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Environmental Permits and all such Environmental Permits are in good standing, (ii) there has been no Release of any Hazardous Material by Parent or any of its Subsidiaries or any other Person in any manner that would reasonably be expected to give rise to Parent or any of its Subsidiaries incurring any remedial obligation or corrective action requirement under applicable Environmental Laws, (iii) there are no actions or proceedings pending or threatened in writing against Parent or any of its Subsidiaries or involving any real property currently or formerly owned, operated or leased by or for Parent or any of its Subsidiaries alleging noncompliance with or liability under, any Environmental Law and (iv) no Hazardous Material has

been disposed of, Released or transported in violation of any applicable Environmental Law, from any properties while owned or operated by Parent or any of its Subsidiaries or as a result of any operations or activities of Parent or any of its Subsidiaries.

        Section 4.14.    Property.

          (a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) the land and improvements owned in fee, and the leasehold estates in land and improvements (other than severed oil, gas and/or mineral rights and other hydrocarbon interests), in each case owned by Parent or a Subsidiary of Parent are fee and leasehold interests, as applicable, sufficient to conduct their respective businesses as currently being conducted, and (ii) Parent or a Subsidiary of Parent owns and has good title to all of its owned real property (other than severed oil, gas and/or mineral rights and other hydrocarbon interests) and good title to all its owned personal property, and has valid leasehold interests in all of its leased real properties (other than hydrocarbon interests) free and clear of all Liens, in each case, to an extent sufficient to conduct their respective businesses as currently conducted (except in all cases for Liens permissible under or not prohibited by any applicable material loan agreements and indentures (together with all related mortgages, deeds of trust and other security agreements)). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all leases under which Parent or any of its Subsidiaries lease any real or personal property (other than hydrocarbon interests) are valid and effective against Parent or any of its Subsidiaries and the counterparties thereto, in accordance with their respective terms and there is not, under any of such leases, any existing default by Parent or any of its Subsidiaries the counterparties thereto, or any event which, with notice or lapse of time or both, would become a material default by Parent or any of its Subsidiaries or the counterparties thereto.

          (b)   Parent and its Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are sufficient to conduct their businesses in all respects as currently conducted, except such rights-of-way the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for rights reserved to, or vested in, any municipality or other Governmental Authority or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

        Section 4.15.    Intellectual Property.    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, and trade secrets (collectively, the "Parent Intellectual Property") used in their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no pending or threatened in writing claims by any Person alleging infringement or misappropriation by Parent or any of its Subsidiaries of such Person's intellectual property, (ii) the conduct of the business of Parent and its Subsidiaries does not infringe or misappropriate any intellectual property rights of any Person, (iii) neither Parent nor any of its Subsidiaries has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Parent Intellectual Property, and (iv) no Person is infringing or misappropriating any Parent Intellectual Property.

        Section 4.16.    Insurance.    Parent and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts customary for the businesses in which they operate, except where the failure to maintain, or be entitled to the benefits of, such insurance is not and would not reasonably be expected to be material to the business of Parent and its Subsidiaries taken as a whole.

        Section 4.17.    Opinion of Parent Financial Advisor.    The Board of Directors of Parent has received the opinion of Barclays Capital Inc. (the "Parent Financial Advisor") to the effect that, as of the date of such opinion and subject to the qualifications, limitations and assumptions set forth therein, the Transactions Consideration to be paid in the aggregate by Parent in the Transactions is fair, from a financial point of view, to Parent (the "Parent Fairness Opinion"). Parent has been authorized by the Parent Financial Advisor to permit the inclusion of the Parent Fairness Opinion and/or references thereto in the Registration Statement, the Schedule 13E-3 and the Proxy Statements by the Parent Financial Advisor.

        Section 4.18.    Brokers and Other Advisors.    Except for the Parent Financial Advisor, the fees and expenses of which will be paid by Parent, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries (other than the Partnership GP and the Partnership GP Delegate). Parent has heretofore made available to the Partnership a correct and complete copy of the Parent's engagement letter with the Parent Financial Advisor, which letter describes all fees payable to the Parent Financial Advisor in connection with the transactions contemplated hereby and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Parent Financial Advisor entered into in connection with the transactions contemplated hereby.

        Section 4.19.    Financing.    At the Effective Time, Parent and Merger Sub will have available to them all funds necessary to consummate the Merger and to pay all cash amounts required to be paid in connection with the Merger.

        Section 4.20.    Merger Agreements.    Parent has heretofore provided to the Partnership a correct and complete copy of the KMR Merger Agreement and the EPB Merger Agreement.

        Section 4.21.    No Other Representations or Warranties.    Except for the representations and warranties set forth in this Article IV, neither Parent nor any other Person makes or has made any express or implied representation or warranty with respect to the Parent and Merger Sub or with respect to any other information provided to the Partnership in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor any other Person will have or be subject to any liability or other obligation to the Partnership, the Partnership GP or the Partnership GP Delegate or any other Person resulting from the distribution to the Partnership (including their Representatives), or the Partnership's, the Partnership GP's or the Partnership GP Delegate's (or such Representatives') use of, and none of the Partnership, the Partnership GP or the Partnership GP Delegate (nor any of their Representatives) is relying upon the accuracy or completeness of, any such information, including any information, documents, projections, forecasts or other materials made available to the Partnership, the Partnership GP and the Partnership GP Delegate in expectation of the Merger.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

        Section 5.1.    Preparation of the Registration Statement, the Proxy Statements and the Schedule 13E-3; Equityholder Meeting.

          (a)   As soon as practicable following the date of this Agreement, the Partnership and Parent shall jointly prepare and file with the SEC the Partnership Proxy Statement and the Partnership and Parent shall prepare and Parent shall file with the SEC the Registration Statement, in which the Partnership Proxy Statement will be included as a prospectus, the Schedule 13E-3 and the Parent Proxy Statement. Each of the Partnership and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. Each of the Partnership and Parent shall use its reasonable best efforts to cause the Partnership Proxy Statement to be mailed to the Limited Partners and the Parent Proxy Statement to be mailed to the stockholders of Parent as promptly as practicable after the Registration Statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, including by incorporation by reference, the Registration Statement, the Proxy Statements or the Schedule 13E-3 will be made by any party without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Partnership or Parent that should be set forth in an amendment or supplement to either the Registration Statement, either of the Proxy Statements or the Schedule 13E-3, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be jointly prepared and promptly filed with the SEC and, to the extent required by Law, disseminated to the Limited Partners and the stockholders of Parent. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to any of the Proxy Statements, the Registration Statement or the Schedule 13E-3 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to either of the Proxy Statements, the Registration Statement, the Schedule 13E-3 or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Registration Statement.

          (b)   The Partnership shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its Limited Partners (the "Partnership Unitholder Meeting") for the purpose of obtaining the Partnership Unitholder Approval. The Partnership shall, through the GP Delegate Board, the GP Conflicts and Audit Committee and the GP Board, recommend to its Limited Partners approval of this Agreement (collectively, the "Partnership Board Recommendation") and shall include a copy of the Partnership Fairness Opinion and, subject to this Section 5.1(b), the Partnership Board Recommendation in the Partnership Proxy Statement and, subject to this Section 5.1(b), use reasonable best efforts to obtain from the Limited Partners the Partnership Unitholder Approval, and shall not, through any of the GP Delegate Board, the GP Conflicts and Audit Committee and the GP Board, (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Parent, the Partnership Board Recommendation or (ii) publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Partnership Alternative Proposal (any such action described in clauses (i) and (ii) being referred to herein as a "Partnership Adverse Recommendation Change"). Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Partnership Unitholder Approval, and subject to compliance with the provisions of this Section 5.1(b), any of the GP Delegate Board, the GP Conflicts and Audit Committee or the GP Board may make a Partnership Adverse Recommendation Change:

              (i)  (A) if the Partnership has received a written Partnership Alternative Proposal that the GP Conflicts and Audit Committee believes is bona fide and the GP Conflicts and Audit Committee (after consultation with its financial advisor and outside legal counsel) determines in good faith that (x) such Partnership Alternative Proposal constitutes a Partnership Superior Proposal and (y) the failure to take such action would not be in the best interests of the Partnership, after determining that the failure to take such action would not be in the best interests of the Public Unitholders (any Partnership Adverse Recommendation Change in connection with a Partnership Superior Proposal, a "Partnership Superior Proposal Adverse Recommendation Change") or (B) in response to a Partnership Intervening Event if the GP Conflicts and Audit Committee (after consultation with its financial advisor and outside legal counsel) determines in good faith that the failure to take such action would not be in the best interests of the Partnership, after determining that the failure to take such action would not be in the best interests of the Public Unitholders;

             (ii)  the GP Delegate Board, the GP Conflicts and Audit Committee or the GP Board, as applicable, has provided prior written notice to Parent (A) in the case of Section 5.1(b)(i)(A), (x) stating that the GP Delegate Board, the GP Conflicts and Audit Committee and/or the GP Board, as applicable, after consultation with its financial advisor and outside legal counsel, has concluded that such Partnership Alternative Proposal constitutes a Partnership Superior Proposal and (y) including a description of the material terms of such Partnership Superior Proposal, together with a copy of the Acquisition Agreement for such Partnership Superior Proposal in final form and any other relevant proposed transaction agreements or (B) in the case of Section 5.1(b)(i)(B), specifying in reasonable detail the material events giving rise to the Partnership Intervening Event, in the case of each of (A) and (B), at least five (5) days in advance of its intention to take such action with respect to a Partnership Adverse Recommendation Change, unless at the time such notice is otherwise required to be given there are less than five (5) days prior to the Partnership Unitholder Meeting, in which case the GP Delegate Board, the GP Conflicts and Audit Committee or the GP Board, as applicable, shall provide as much notice as is reasonably practicable (the period inclusive of all such days, the "Partnership Notice Period"); and

            (iii)  during the Partnership Notice Period, the Partnership, through the GP Conflicts and Audit Committee, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Partnership Adverse Recommendation Change would not be opposed to the best interests of the Partnership, after making a determination that the failure to effect such Partnership Adverse Recommendation Change would not be opposed to the best interests of the Public Unitholders; provided, that (x) the GP Conflicts and Audit Committee shall take into account all changes to the terms of this Agreement proposed by Parent in determining whether (1) in the case of Section 5.1(b)(i)(A), such Partnership Alternative Proposal continues to constitute a Partnership Superior Proposal or (2) in the case of Section 5.1(b)(i)(B), such Partnership Intervening Event continues to constitute a Partnership Intervening Event and (y) any material amendment to the terms of a Partnership Superior Proposal, if applicable, shall require a new notice pursuant to this Section 5.1(b) and a new Partnership Notice Period, except that such new Partnership Notice Period in connection with any material amendment shall be for one (1) business day from the time Parent receives such notice (as opposed to five (5) days).

  Without limiting the generality of the foregoing, the Partnership's obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Partnership of any Partnership Alternative Proposal or (ii) a Partnership Adverse Recommendation Change. Notwithstanding anything in this Agreement to the contrary, the Partnership may postpone or adjourn the Partnership Unitholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (ii) for the absence of quorum, (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Partnership has determined, after consultation with outside legal counsel, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Limited Partners prior to the Partnership Unitholder Meeting and (iv) if the Partnership has delivered any notice contemplated by the provisions of this Section 5.1(b) and the time periods contemplated by such provisions have not expired.

          (c)   Parent shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Stockholder Meeting") for the purpose of obtaining the Parent Stockholder Approval. Parent shall, through its Board of Directors, recommend to its stockholders approval of the Parent Stock Issuance and the adoption of the Charter Amendment (the "Parent Board Recommendation") and shall include a copy of the Parent Fairness Opinion and, subject to this Section 5.1(c), the Parent Board Recommendation in the Parent Proxy Statement and, subject to this Section 5.1(c), use reasonable best efforts to obtain from its stockholders the Parent Stockholder Approval, and shall not (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Partnership, the Parent Board Recommendation or (ii) publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Parent Alternative Proposal (any such action described in clauses (i) and (ii) being referred to herein as a "Parent Adverse Recommendation Change"). Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Parent Stockholder Approval, and subject to compliance with the provisions of this Section 5.1(c) , the Board of Directors of Parent may make a Parent Adverse Recommendation Change:

              (i)  (A) if Parent has received a written Parent Alternative Proposal that Parent's Board of Directors believes is bona fide and Parent's Board of Directors (after consultation with its financial advisor and outside legal counsel) determines in good faith that (x) such Parent Alternative Proposal constitutes a Parent Superior Proposal and (y) the failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable Law (any Parent Adverse Recommendation Change in connection with a Parent Superior Proposal, a "Parent Superior Proposal Adverse Recommendation Change"); or (B) in response to a Parent Intervening Event if the Board of Directors of Parent determines in good faith (after consultation with the Parent's financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable Law;

             (ii)  Parent has provided prior written notice to the Partnership, the Partnership GP and the Partnership GP Delegate (A) in the case of Section 5.1(c)(i)(A), (x) stating that the Parent's Board of Directors, after consultation with its financial advisor and outside legal counsel, has concluded that such Parent Alternative Proposal constitutes a Parent Superior Proposal, and (y) including a description of the material terms of such Parent Superior Proposal, together with a copy of the Acquisition Agreement for such Parent Superior Proposal in final form and any other relevant proposed transaction agreements; or (B) in the case of Section 5.1(c)(i)(B), specifying in reasonable detail the material events giving rise to the Parent Intervening Event, in the case of each of (A) and (B), at least five (5) days in advance of its intention to take such action with respect to a Parent Adverse Recommendation Change, unless at the time such notice is otherwise required to be given there are less than five (5) days prior to the Parent Stockholder Meeting, in which case Parent shall provide as much notice as is reasonably practicable (the period inclusive of all such days, the "Parent Notice Period"); and

            (iii)  during the Parent Notice Period, the Board of Directors of Parent has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with the Partnership, the Partnership GP and the Partnership GP Delegate in good faith (to the extent any of them desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Parent Adverse Recommendation Change would not be inconsistent with the fiduciary duties of the Parent's Board of Directors to stockholders under applicable Law; provided, that (x) the Parent's Board of Directors shall take into account all changes to the terms of this Agreement proposed by the Partnership, the Partnership GP and the Partnership GP Delegate in determining whether (1) in the case of Section 5.1(c)(i)(A), such Parent Alternative Proposal continues to constitute a Parent Superior Proposal or (2) in the case of Section 5.1(c)(i)(B), such Parent Intervening Event continues to constitute a Parent Intervening Event and (y) any material amendment to the terms of a Parent Superior Proposal, if applicable, shall require a new notice pursuant to this Section 5.1(c) and a new Parent Notice Period, except that such new Parent Notice Period in connection with any material amendment shall be for one (1) business day from the time the Partnership, the Partnership GP and the Partnership GP Delegate receive such notice (as opposed to five (5) days).

  Without limiting the generality of the foregoing, Parent's obligations pursuant to the first sentence of this Section 5.1(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Parent of any Parent Alternative Proposal or (ii) a Parent Adverse Recommendation Change. Notwithstanding anything in this Agreement to the contrary, Parent may postpone or adjourn the Parent Stockholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (ii) for the absence of quorum, (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Parent has determined, after consultation with outside legal counsel, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of Parent prior to the Parent Stockholder Meeting and (iv) if Parent has delivered any notice contemplated by the provisions of this Section 5.1(c) and the time periods contemplated by such provisions have not expired.

          (d)   The parties shall use their reasonable best efforts to hold the Partnership Unitholder Meeting and the Parent Stockholder Meeting on the same day.

          (e)   Unless this Agreement is validly terminated in accordance with Article VII, the Partnership shall submit this Agreement to its Limited Partners for approval at the Partnership Unitholder Meeting even if the GP Delegate Board, the GP Conflicts and Audit Committee or the GP Board shall have effected a Partnership Adverse Recommendation Change.

          (f)    Unless this Agreement is validly terminated in accordance with Article VII, Parent shall submit the Parent Stock Issuance and the adoption of the Charter Amendment for approval at the Parent Stockholder Meeting even if the Parent's Board of Directors shall have effected a Parent Adverse Recommendation Change.

        Section 5.2.    Conduct of Business.

          (a)   Except (i) as provided in this Agreement, (ii) as set forth in the Partnership Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement (including the Partnership Agreement) or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, the Partnership shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice.

          (b)   Except (i) as provided in this Agreement or as provided in the EPB Merger Agreement or the KMR Merger Agreement, (ii) as set forth in the Parent Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Parent Material Contract in effect as of the date of this Agreement or (v) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except (i) as provided in this Agreement or as provided in the EPB Merger Agreement or the KMR Merger Agreement (except that, if any provision of this Section 5.2(b) is inconsistent with the provisions of Section 5.2(b) of either the EPB Merger Agreement or the KMR Merger Agreement, the provisions of this Agreement shall for purposes of this Agreement control), (ii) as set forth in the Parent Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Parent Material Contract in effect as of the date of this Agreement or (v) as consented to in writing by the Partnership (such consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to:

              (i)  (A) amend Parent's certificate of incorporation or bylaws in any manner that would prohibit or materially impede or delay the Merger or the consummation of the other transactions contemplated by this Agreement; provided that the Charter Amendment shall in no way be restricted by the foregoing, or (B) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends on the Parent Common Stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the Effective Time;

             (ii)  other than transactions exclusively between wholly owned Subsidiaries of Parent or in connection with the transactions contemplated by Section 1.2 of the Parent Disclosure Schedule, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization, in each case, that would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement;

            (iii)  with respect to Parent, EPB and the Partnership GP Delegate only, except pursuant to the exercise of options, warrants, conversion rights and other contractual rights or vesting of other equity-based awards existing on the date hereof and disclosed in Section 4.2, (A) issue, deliver, sell, grant, pledge or dispose of, as applicable, or authorize any of the same with respect to any Parent Common Stock, Parent Preferred Stock, partnership interests, limited liability company interests, shares of capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to purchase or otherwise receive, any such securities; (B) redeem, purchase or otherwise acquire any such securities or any rights evidencing the right to purchase or otherwise receive any such securities or (C) split, combine, subdivide or reclassify any Parent Common Stock,

    Parent Preferred Stock, partnership interests, limited liability company interests, shares of capital stock, voting securities or equity interests;

            (iv)  directly or indirectly acquire or sell, except in the ordinary course of business consistent with past practice, (A) by merging or consolidating with, or by purchasing or selling all of or substantially all of the equity interests of, or by any other manner, any Person or division, business or equity interest of any Person or (B) any assets, in each case, that, in the aggregate, have a purchase or sale price in excess of $2,000,000,000, other than such transactions between or among direct or indirect wholly owned Subsidiaries of Parent;

             (v)  make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

            (vi)  (A) enter into any Contract of a type that would be a Parent Material Contract if entered into prior to the date hereof other than in the ordinary course of business consistent with past practice, (B) modify or amend, or waive or assign any rights under, the KMR Merger Agreement or the EPB Merger Agreement in a manner which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement or have an adverse effect on the value of the Merger Consideration to be received by the holders of the Common Units in the Merger; or (C) materially modify, amend, terminate or assign, or waive or assign any material rights under, any Parent Material Contract, in the case of (A) and (C), in a manner which would be materially adverse to Parent and its Subsidiaries taken as a whole, or which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement;

           (vii)  waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to result in a Parent Material Adverse Effect;

          (viii)  except as provided under any Parent Benefit Plan as of the date hereof, (A) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any Parent Benefit Plans in any material respect, (B) grant any material severance or termination pay to any officer or director of Parent or any of its Subsidiaries or (C) establish, adopt, enter into or amend any material plan, policy, program or arrangement for the benefit of any current or former directors or officers of the Parent or any of its Subsidiaries or any of their beneficiaries, in each case of (A), (B) or (C), other than in the ordinary course and consistent with past practice;

            (ix)  (A) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), (B) enter into any lease (whether operating or capital), (C) create any Lien on its property or the property of its Subsidiaries or (D) make or commit to make any capital expenditures, in each case, that would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions contemplated by this Agreement; or

             (x)  agree, in writing or otherwise, to take any of the foregoing actions, or take any other action which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement.

        Section 5.3.    No Solicitation by the Partnership; Etc.

          (a)   The Partnership GP, the Partnership GP Delegate and the Partnership shall, and shall cause their respective Subsidiaries and shall use their reasonable best efforts to cause their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Partnership Alternative Proposal, request the return or destruction of all confidential information previously provided to such parties by or on behalf of the Partnership GP, the Partnership GP Delegate, the Partnership or their respective Subsidiaries and immediately prohibit any access by any Person (other than Parent and its Subsidiaries and Representatives) to any confidential information relating to a possible Partnership Alternative Proposal. Except as permitted by this Section 5.3, the Partnership, the Partnership GP and the Partnership GP Delegate shall not, and shall cause their respective Subsidiaries, and shall use their reasonable best efforts to cause their respective Representatives, not to directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a Partnership Alternative Proposal or (ii) except for a confidentiality agreement permitted pursuant to Section 5.3(b), enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement (an "Acquisition Agreement") relating to a Partnership Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Partnership's, the Partnership GP's or the Partnership GP Delegate's Subsidiaries, or the Partnership's, the Partnership GP's or the Partnership GP Delegate's Representatives, other than any violation caused by or at the direction of Parent, shall be deemed to be a breach of this Section 5.3 by the Partnership.

          (b)   Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date of this Agreement and prior to obtaining the Partnership Unitholder Approval, (i) the Partnership has received a written Partnership Alternative Proposal that the GP Conflicts and Audit Committee believes is bona fide, (ii) the GP Conflicts and Audit Committee, after consultation with its financial advisor and outside legal counsel, determines in good faith that such Partnership Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Partnership Superior Proposal and (iii) such Partnership Alternative Proposal did not result from a material breach of this Section 5.3, then the Partnership, the Partnership GP and the Partnership GP Delegate may, subject to clauses (x) and (y) below, (A) furnish information, including confidential information, with respect to the Partnership and its Subsidiaries to the Person making such Partnership Alternative Proposal and (B) participate in discussions or negotiations regarding such Partnership Alternative Proposal; provided that (x) the Partnership, the Partnership GP and the Partnership GP Delegate will not, and will cause their respective Subsidiaries, and will use reasonable best efforts to cause their respective Representatives, not to, disclose any non-public information to such Person unless the Partnership has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to Parent (other than restrictions related to the Parent's relationship with the Partnership as its indirect general partner) and (y) the Partnership, the Partnership GP and the Partnership GP Delegate will provide to Parent non-public information that was not previously provided or made available to Parent prior to or substantially concurrently with providing or making available such non-public information to such other Person.

          (c)   In addition to the other obligations of the Partnership, the Partnership GP and the Partnership GP Delegate set forth in this Section 5.3, the Partnership, the Partnership GP and the Partnership GP Delegate shall promptly advise Parent, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Partnership, the Partnership GP or the Partnership GP Delegate in respect of any Partnership Alternative Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Partnership, the Partnership GP and the Partnership GP Delegate shall promptly provide Parent with copies of any additional written materials received by the Partnership, the Partnership GP or the Partnership GP Delegate or that the Partnership, the Partnership GP or the Partnership GP Delegate has delivered to any third party making a Partnership Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

          (d)   For purposes of this Agreement:

              (i)  "Partnership Alternative Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of the Partnership and its Subsidiaries (including securities of Subsidiaries) equal to twenty-five percent (25%) or more of the Partnership's consolidated assets or to which twenty-five percent (25%) or more of the Partnership's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty-five percent (25%) or more of the outstanding Common Units, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty-five percent (25%) or more of the outstanding Common Units or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Partnership which is structured to permit such Person or group to acquire beneficial ownership of at least twenty-five percent (25%) of the Partnership's consolidated assets or outstanding Common Units; in each case, other than the Merger, the KMR Merger and the EPB Merger.

             (ii)  "Partnership Superior Proposal" means a bona fide written offer, obtained after the date of this Agreement and not in breach of this Section 5.3 (other than an immaterial breach), to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding Common Units or assets of the Partnership and its Subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the GP Conflicts and Audit Committee determines in its good faith to be more favorable to the Partnership, after determining in its good faith that such offer is on terms and conditions more favorable to the Public Unitholders, than the transactions contemplated by this Agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of this Agreement that as of the time of determination had been committed to by Parent in writing.

            (iii)  "Partnership Intervening Event" means a material event or circumstance that arises or occurs after the date of this Agreement with respect to the Partnership that was not, prior to the date of this Agreement, reasonably foreseeable by the GP Conflicts and Audit Committee; provided, however, that in no event shall the receipt, existence or terms of a Partnership Alternative Proposal or Parent Alternative Proposal or any matter relating thereto or consequence thereof constitute a Partnership Intervening Event.

          (e)   Nothing contained in this Agreement shall prevent the Partnership, the GP Delegate Board, the GP Conflicts and Audit Committee or the GP Board from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Partnership Alternative Proposal if the GP Delegate Board, the GP Conflicts and Audit Committee or the GP Board determines in good faith (after consultation with outside legal counsel) that its failure to do so would not be in the best interests of the Partnership, after determining that its failure to do so would not be in the best interests of the Public Unitholders; provided that any Partnership Adverse Recommendation Change may only be made in accordance with Section 5.1(b). For the avoidance of doubt, a public statement that describes the Partnership's receipt of a Partnership Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a Partnership Adverse Recommendation Change.

        Section 5.4.    No Solicitation by Parent; Etc.

          (a)   Parent shall, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause their respective Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Parent Alternative Proposal, request the return or destruction of all confidential information previously provided to such parties by or on behalf of Parent or its Subsidiaries and immediately prohibit any access by any Person (other than the Partnership, the Partnership GP Delegate and EPB and their respective Subsidiaries and Representatives) to any confidential information relating to a possible Parent Alternative Proposal. Except as permitted by this Section 5.4, Parent shall not, and shall cause its Subsidiaries, and shall use its reasonable best efforts to cause its and their respective Representatives, not to directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a Parent Alternative Proposal or (ii) except for a confidentiality agreement permitted pursuant to Section 5.4(b), enter into any Acquisition Agreement relating to a Parent Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by Parent's Representatives, Parent's Subsidiaries or their respective Representatives shall be deemed to be a breach of this Section 5.4 by Parent. It is also understood and agreed that actions by the Partnership GP Delegate (to the extent taken at the direction of, with the consent of, or recommended by, the KMR special committee and which are permitted by Section 5.3 of the KMR Merger Agreement), and actions by EPB (to the extent taken at the direction of, with the consent of, or recommended by, the EPGP conflicts committee and which are permitted by Section 5.3 of the EPB Merger Agreement) shall not breach or violate this Section 5.4.

          (b)   Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time following the date of this Agreement and prior to obtaining the Parent Stockholder Approval, (i) Parent has received a written Parent Alternative Proposal that Parent's Board of Directors believes is bona fide, (ii) Parent's Board of Directors, after consultation with its financial advisor and outside legal counsel, determines in good faith that such Parent Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Parent Superior Proposal and (iii) such Parent Alternative Proposal did not result from a material breach of this Section 5.4, then Parent may, subject to clauses (x) and (y) below, (A) furnish information, including confidential information, with respect to Parent and its Subsidiaries to the Person making such Parent Alternative Proposal and (B) participate in discussions or negotiations regarding such Parent Alternative Proposal; provided that (x) Parent will not, and will cause its Subsidiaries, and will use reasonable best efforts to cause its and their respective Representatives, not to, disclose any non-public information to such Person unless Parent has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to the Partnership, the Partnership GP and the Partnership GP Delegate and (y) Parent will provide to the Partnership, the Partnership GP and the Partnership GP Delegate non-public information that was not previously provided or made available to the Partnership, the Partnership GP and the Partnership GP Delegate prior to or substantially concurrently with providing or making available such non-public information to such other Person.

          (c)   In addition to the other obligations of Parent, set forth in this Section 5.4, Parent shall promptly advise the Partnership, the Partnership GP and the Partnership GP Delegate, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Parent in respect of any Parent Alternative Proposal, and shall, in any such notice to the Partnership, the Partnership GP and the Partnership GP Delegate, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep the Partnership, the Partnership GP and the Partnership GP Delegate reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Parent shall promptly provide the Partnership, the Partnership GP and the Partnership GP Delegate with copies of any additional written materials received by Parent or that Parent has delivered to any third party making a Parent Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

          (d)   For purposes of this Agreement:

              (i)  "Parent Alternative Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than the Partnership, the Partnership GP and the Partnership GP Delegate and their respective Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of Parent and its Subsidiaries (including securities of Subsidiaries) equal to twenty-five percent (25%) or more of the assets of Parent and its Subsidiaries (including, for purposes of this definition, Parent's equity interests in the Partnership) taken as a whole or to which twenty-five percent (25%) or more of the revenues or earnings of Parent and its Subsidiaries (including, for purposes of this definition, Parent's equity interests in the Partnership) taken as a whole are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty-five percent (25%) or more of any class of equity securities of Parent, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty-five percent (25%) or more of any class of equity securities of Parent or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent which is structured to permit such Person or group to acquire beneficial ownership of at least twenty-five percent (25%) of the assets of Parent and its Subsidiaries (including, for purposes of this definition, Parent's equity interests in the Partnership) taken as a whole or of the equity securities of Parent; in each case, other than the transactions contemplated by this Agreement.

             (ii)  "Parent Superior Proposal" means a bona fide written offer, obtained after the date of this Agreement and not in breach of this Section 5.4 (other than an immaterial breach), to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities of Parent or assets of Parent and its Subsidiaries (including, for purposes of this definition, Parent's equity interests in the Partnership) taken as a whole, made by a third party, which is on terms and conditions which Parent's Board of Directors determines in its good faith to be more favorable to Parent's stockholders from a financial point of view than the transactions contemplated by this Agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of this Agreement that as of the time of determination had been committed to by the Partnership, the Partnership GP and the Partnership GP Delegate in writing.

            (iii)  "Parent Intervening Event" means a material event or circumstance that arises or occurs after the date of this Agreement with respect to Parent that was not, prior to the date of this Agreement, reasonably foreseeable by the Board of Directors of Parent; provided, however, that in no event shall the receipt, existence or terms of a Parent Alternative Proposal or Partnership Alternative Proposal or any matter relating thereto or consequence thereof constitute a Parent Intervening Event.

          (e)   Nothing contained in this Agreement shall prevent Parent from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Parent Alternative Proposal if Parent's Board of Directors determines in good faith (after consultation with outside legal counsel) that its failure to do so would be inconsistent with its fiduciary duties to stockholders under applicable Law; provided that any Parent Adverse Recommendation Change may only be made in accordance with Section 5.1(c). For the avoidance of doubt, a public statement that describes Parent's receipt of a Parent Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a Parent Adverse Recommendation Change.

        Section 5.5.    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement (and, in the case of Parent and its Subsidiaries, the terms and conditions of the EPB Merger Agreement and the KMR Merger Agreement), Parent, on the one hand, and each of the Partnership, the Partnership GP and the Partnership GP Delegate, on the other hand, shall cooperate with the other and use and shall cause their respective Subsidiaries to use (it being understood that with respect to EPB and EPB General Partner and the Partnership GP Delegate and their respective Subsidiaries, Parent's obligations shall only apply to the extent such obligation is appropriate under the Organizational Documents of EPB and EPB General Partner and the Partnership GP Delegate and their respective Subsidiaries) its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable and advisable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby or, with respect to the Parent, the consummation of the KMR Merger and the EPB Merger. For purposes of this Agreement, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          (b)   In furtherance and not in limitation of the foregoing, (i) each party hereto (including by their respective Subsidiaries) agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and advisable and in any event within fifteen (15) business days after the date of this Agreement (unless a later date is mutually agreed to by the parties hereto) and to supply as promptly as practicable and advisable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Antitrust Law and use its reasonable best efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 5.5 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date and not to extend any waiting period under the HSR Act or enter into any agreement any Governmental Authority not to consummate the transactions contemplated by this Agreement (or, with respect to Parent, the consummation of the KMR Merger and the EPB Merger), except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed); and (ii) the Partnership, the Partnership GP, the Partnership GP Delegate and Parent shall each use its reasonable best efforts to (x) take all action reasonably necessary and within its control to ensure that no state takeover statute or similar Law is or becomes applicable to any of the transactions contemplated by this Agreement and (y) if any state takeover statute or similar Law becomes applicable to any of the transactions contemplated by this Agreement, take all action reasonably necessary and within its control to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the transaction.

          (c)   Each of the parties hereto shall, and shall cause their respective Subsidiaries to, use its reasonable best efforts to (i) cooperate in all respects with each other party in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby, including by providing the other party a reasonable opportunity to review and comment thereon, and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, including any proceeding initiated by a private Person, and (ii) promptly inform the other party of (and supply to the other party) any written communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and any material written communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated hereby. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.5 in a manner so as to preserve the applicable privilege.

          (d)   Except as expressly prohibited in this Agreement, each of Parent, Partnership GP Delegate, EPB and EPB General Partner shall be permitted to perform its obligations and exercise its rights under the EPB Merger Agreement and the KMR Merger Agreement, as applicable, and no such performance or exercise shall constitute a breach or violation of any of the provisions of this Agreement.

        Section 5.6.    Public Announcements.    The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Partnership. Thereafter, neither the Partnership nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any applicable listing agreement with the NYSE or other national securities exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party); provided, however, that (i) the Partnership shall not be required by this Section 5.6 to consult with any other party with respect to a public announcement in connection with the receipt and existence of a Partnership Alternative Proposal that the GP Conflicts and Audit Committee believes in good faith is bona fide and matters related thereto or a Partnership Adverse Recommendation Change but nothing in this proviso shall limit any obligation of the GP Delegate Board, the GP Conflicts and Audit Committee and the GP Board under Section 5.1(b) to negotiate with Parent in good faith and (ii) the Parent shall not be required by this Section 5.6 to consult with any other party with respect to a public announcement in connection with the receipt and existence of a Parent Alternative Proposal that the Parent's Board of Directors believes in good faith is bona fide and matters related thereto or a Parent Adverse Recommendation Change but nothing in this proviso shall limit any obligation of the Parent under Section 5.1(c) to negotiate with the Partnership, the Partnership GP and the Partnership GP Delegate in good faith; provided, further, that each party and their respective controlled affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Parent or the Partnership in compliance with this Section 5.6.

        Section 5.7.    Access to Information; Confidentiality.    Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to afford to the other parties and their respective Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and its Subsidiaries' properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of July 21, 2014, among Parent, the Partnership GP Delegate and the Partnership (as it may be amended from time to time, the "Confidentiality Agreement"), each party and its Representatives shall hold information received from the other party pursuant to this Section 5.7 in confidence in accordance with the terms of the Confidentiality Agreements.

        Section 5.8.    Indemnification and Insurance.

          (a)   For purposes of this Section 5.8, (i) "Indemnified Person" shall mean any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of the Partnership or any of its Subsidiaries, the Partnership GP or the Partnership GP Delegate and also with respect to any such Person, in their capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Partnership) serving at the request of or on behalf of the Partnership, the Partnership GP or the Partnership GP Delegate or any of their respective

  Subsidiaries and together with such Person's heirs, executors or administrators and (ii) "Proceeding" shall mean any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, suit, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.

          (b)   From and after the Effective Time, to the fullest extent that any of the Partnership, the Partnership GP, the Partnership GP Delegate or any applicable Subsidiary thereof would be permitted to indemnify an Indemnified Person, Parent and the Surviving Entity jointly and severally agree to (i) indemnify and hold harmless against any cost or expenses (including attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding, including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Party), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any Proceeding, and provide advancement promptly, and in any event within ten (10) days after any written request, of expenses to, all Indemnified Persons to the fullest extent authorized or permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Partnership, the Partnership GP and the Partnership GP Delegate immediately prior to the Effective Time and ensure that the Organizational Documents of the Partnership, the Partnership GP and the Partnership GP Delegate shall, for a period of six (6) years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Partnership, the Partnership GP and the Partnership GP Delegate than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 5.8(b) shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein.

          (c)   Parent shall cause the Partnership GP and the Partnership GP Delegate to, and the Partnership GP and the Partnership GP Delegate shall, maintain in effect for six (6) years from the Effective Time the Partnership GP's and the Partnership GP Delegate's current directors' and officers' liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided that the Partnership GP and the Partnership GP Delegate may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall the Partnership GP and the Partnership GP Delegate be required to expend pursuant to this Section 5.8(c) more than an amount per year equal to 300% of current annual premiums paid by the Partnership GP and the Partnership GP Delegate for such insurance (the "Maximum Amount"). In the event that, but for the proviso to the immediately preceding sentence, the Partnership GP and the Partnership GP Delegate would be required to expend more than the Maximum Amount, the Partnership GP and the Partnership GP Delegate shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If the Partnership GP and the Partnership GP Delegate in their sole discretion elect, then, in lieu of the obligations of Parent under this Section 5.8(c), the Partnership GP and the Partnership GP Delegate may, prior to the Effective Time, purchase a "tail policy" with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified

  Persons in their capacity as such; provided that in no event shall the cost of such policy exceed six (6) times the Maximum Amount.

          (d)   The rights of any Indemnified Person under this Section 5.8 shall be in addition to any other rights such Indemnified Person may have under the organizational documents of the Partnership, the Partnership GP and the Partnership GP Delegate or any of their Subsidiaries, any indemnification agreements or the DGCL, DLLCA and DRULPA. The provisions of this Section 5.8 shall survive the consummation of the transactions contemplated by this Agreement for a period of six (6) years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 5.8 are asserted or made within such six (6)-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. If Parent and/or the Partnership GP and the Partnership GP Delegate, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent and/or the Partnership GP and the Partnership GP Delegate, as the case may be, shall assume the obligations of Parent and the Partnership GP and the Partnership GP Delegate set forth in this Section 5.8.

        Section 5.9.    Securityholder Litigation.    The Partnership, the Partnership GP and the Partnership GP Delegate shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Partnership, the Partnership GP and the Partnership GP Delegate and/or their directors (as applicable) relating to the transactions contemplated by this Agreement, provided that the Partnership shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to threaten the loss of any attorney-client privilege or other applicable legal privilege.

        Section 5.10.    Fees and Expenses.    All fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated by this Agreement, shall be the obligation of the respective party incurring such fees and expenses, except Parent and the Partnership shall each bear and pay one-half of the expenses incurred in connection with the printing and mailing of the Partnership Proxy Statement.

        Section 5.11.    Section 16 Matters.    Prior to the Effective Time, Parent and the Partnership shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) or acquisitions of Parent Class P Stock (including derivative securities with respect to Parent Class P Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.12.    Listing.    Parent shall cause the Parent Class P Stock to be issued pursuant to and in accordance with this Agreement to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE prior to the Closing.

        Section 5.13.    Dividends and Distributions.    After the date of this Agreement until the Effective Time, each of Parent and the Partnership shall coordinate with the other regarding the declaration of any dividends or distributions in respect of Parent Class P Stock and Partnership Interests and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Partnership Interests shall not receive, for any quarter, distributions both in respect of Partnership

Interests and also dividends in respect of Parent Class P Stock that they receive in exchange therefor in the Merger, but that they shall receive for any such quarter either: (i) only distributions in respect of Partnership Interests or (ii) only dividends in respect of Parent Class P Stock that they receive in exchange therefor in the Merger.

        Section 5.14.    Coordination of Transactions.    Each of Parent and the Partnership shall coordinate the consummation of the transactions contemplated by this Agreement such that the transactions contemplated by this Agreement, the KMR Merger Agreement and the EPB Merger Agreement shall be consummated substantially concurrently on the same day and in the manner and sequence set forth on Section 1.2 of the Parent Disclosure Schedule. After the consummation of the transactions contemplated by the KMR Merger Agreement but prior to the consummation of the transactions contemplated by this Agreement, Partnership GP Delegate shall contribute or cause to be contributed all of the Partnership I-Units to the Partnership in exchange for a newly-issued class of Units of the Partnership consistent with the terms set forth on Section 1.2 of the Parent Disclosure Schedule (the "New Units") and the Partnership GP and the Partnership GP Delegate shall cause the Partnership Agreement to be amended to reflect the issuance of such New Units.

        Section 5.15.    Notification of Certain Matters Regarding EPB Merger and KMR Merger.    Parent shall give prompt notice to the other parties of (a) any fact, event or circumstance known to it that is reasonably likely to, individually or taken together with all other facts, events and circumstances known to it, (i) cause or result in any condition to the closing of either the EPB Merger or KMR Merger to not be satisfied by the Outside Date or (ii) materially delay or impede the consummation of either the EPB Merger or the KMR Merger or (b) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings results in, or would reasonably be expected to materially delay or impede the consummation of either the EPB Merger or the KMR Merger.

        Section 5.16.    GP Conflicts and Audit Committee.    Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not and it shall not permit any of its Subsidiaries to, and it shall not and shall not permit any of its Subsidiaries to take any action intended to cause the Partnership GP to, without the consent of a majority of the then existing members of the GP Conflicts and Audit Committee, eliminate the GP Conflicts and Audit Committee, revoke or diminish the authority of the GP Conflicts and Audit Committee or remove or cause the removal of any director of the GP Board that is a member of the GP Conflicts and Audit Committee either as a director or member of such committee. For the avoidance of doubt, this Section 5.16 shall not apply to the filling, in accordance with the provisions of the applicable Organizational Documents of the Partnership GP, of any vacancies caused by the death, resignation or incapacity of any such director.

        Section 5.17.    Voting.    Parent and Merger Sub covenant and agree that, until the Effective Time or the earlier of a termination of this Agreement or a Parent Adverse Recommendation Change, (a) at the Partnership Unitholder Meeting or any other meeting of Limited Partners or any vote of the Limited Partners or of Listed Shares in connection with a vote of the Limited Partners, however called, Parent will vote, or cause to be voted, all Common Units, Partnership Class B Units and Listed Shares then owned beneficially or of record by it or any of its Subsidiaries, as of the record date for such meeting, in favor of the approval of this Agreement (as it may be amended or otherwise modified from time to time) and the Merger and the approval of any actions required in furtherance thereof; (b) at any meeting or vote of the holders of Listed Shares or in connection with any approval of the holders of Listed Shares, however called, Parent will vote, or cause to be voted, to the extent permitted under the Organizational Documents of the Partnership GP Delegate, all Listed Shares then owned, beneficially or of record, by it or any of its Subsidiaries, as of the record date for such meeting, in favor of (i) the approval of the KMR Merger Agreement (as it may be amended or otherwise modified from time to time) and the KMR Merger and the approval of any actions required in furtherance thereof and (ii) for purposes of determining the manner in which Partnership I-Units are voted, the approval of this Agreement (as it may be amended or otherwise modified from time to time) and the Merger and the approval of any actions required in furtherance thereof; and (c) at any meeting or vote of the EPB Limited Partners or in connection with any approval of the EPB Limited Partners, however called, Parent will vote, or cause to be voted, all EPB Common Units and EPB Class B Units then owned beneficially or of record by it or any of its Subsidiaries, as of the record date for such meeting, in favor of the approval of the EPB Merger Agreement (as it may be amended or otherwise modified from time to time) and the EPB Merger and the approval of any actions required in furtherance thereof.

        Section 5.18.    Performance by Partnership GP and Partnership GP Delegate.    The Partnership GP and the Partnership GP Delegate shall cause the Partnership and its Subsidiaries to comply with the provisions of this Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by the Partnership GP, the Partnership GP Delegate, EPB and the EPB General Partner and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by Parent or its Subsidiaries of any of the provisions of this Agreement unless such action or inaction was or was not taken at the direction of or on the recommendation of, or with respect to EPB, the EBP General Partner and their respective Subsidiaries and subject to Section 5.2(b), with the consent of, Parent.

        Section 5.19.    Cooperation with Financing.    From and after the date of this Agreement, the Partnership shall, and the Partnership shall cause each of its Subsidiaries and use reasonable best efforts to cause its and their Representatives to, at Parent's sole cost and expense, use its respective reasonable best efforts to provide all customary cooperation (including providing reasonably available financial and other information regarding the Partnership and its Subsidiaries for use in marketing and offering documents and to enable Parent to prepare pro forma financial statements) as reasonably requested by Parent to assist Parent in the arrangement of any bank debt financing or any capital markets debt financing, any repayment or refinancing of debt contemplated in connection with the Merger and the other transactions contemplated by this Agreement and any other amounts required to be paid in connection with the consummation of the Merger.

ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.1.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Partnership Unitholder Approval.     The Partnership Unitholder Approval shall have been obtained in accordance with applicable Law, the certificate of limited partnership of the Partnership and the Partnership Agreement.

          (b)    Parent Stockholder Approval.     The Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of Parent.

          (c)    Regulatory Approval.     Any waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

          (d)    No Injunctions or Restraints.     No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

          (e)    Registration Statement.     The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (f)    Stock Exchange Listing.     The Parent Class P Stock deliverable to the Limited Partners as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g)    Consummation of EPB and KMR Transactions.     All of the conditions set forth in the KMR Merger Agreement and the EPB Merger Agreement shall have been satisfied or irrevocably waived (if permitted under applicable Law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMR Merger Agreement and the EPB Merger Agreement, as applicable, and (y) the conditions in Section 6.1(f) of the KMR Merger Agreement and Section 6.1(g) of the EPB Merger Agreement) and the parties thereto shall be ready, willing and able to consummate the KMR Merger and the EPB Merger and the KMR Merger and the EPB Merger shall be consummated concurrently with the Merger, in the order set forth on Section 1.2 of the Parent Disclosure Schedule.

          (h)    Partnership Tax Opinion.     The Partnership and Parent shall have received an opinion of Bracewell & Giuliani LLP, dated as of the Closing Date, to the effect that for U.S. federal income tax purposes at least 90% of the gross income of Partnership for the four most recent complete calendar quarters ending before the Closing Date for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code. In rendering such opinion, Bracewell & Giuliani LLP shall be entitled to receive and rely upon representations of officers of Parent and Partnership GP and any of their respective affiliates as to such matters as counsel may reasonably request.

        Section 6.2.    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     (i) The representations and warranties of the Partnership, the Partnership GP and the Partnership GP Delegate contained in Section 3.3(a), Section 3.3(c), and Section 3.11 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Partnership and the Partnership GP contained in Section 3.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Partnership, the Partnership GP and the Partnership GP Delegate contained in Section 3.3(d), Section 3.3(e) and Section 3.3(f), shall be true and correct both when made and at and as of the Closing Date, unless there shall have been a Partnership Adverse Recommendation Change pursuant to Section 5.1(b); and (iv) all other representations and warranties of the Partnership, the Partnership GP and the Partnership GP Delegate set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Partnership Material Adverse Effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Partnership, the Partnership GP and the Partnership GP Delegate by an executive officer of the Partnership GP and the Partnership GP Delegate to such effect.

          (b)    Performance of Obligations of the Partnership, Partnership GP and Partnership GP Delegate.     The Partnership, the Partnership GP and the Partnership GP Delegate shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Partnership, the Partnership GP and the Partnership GP Delegate by an executive officer of the Partnership GP and the Partnership GP Delegate to such effect.

        Section 6.3.    Conditions to Obligation of the Partnership to Effect the Merger.    The obligation of the Partnership to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     (i) The representations and warranties of Parent contained in Section 4.3(a), Section 4.3(c), Section 4.6(a) and Section 4.10(b) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of Parent contained in Section 4.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Parent and Merger Sub contained in Section 4.3(d) shall be true and correct both when made and at and as of the Closing Date, unless there shall have been a Parent Adverse Recommendation Change pursuant to Section 5.1(c); and (iv) all other representations and warranties of Parent set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b)    Performance of Obligations of the Parent and Merger Sub.     Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

        Section 6.4.    Frustration of Closing Conditions.

          (a)   None of the Partnership, the Partnership GP, the Partnership GP Delegate may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by any such parties' failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, or other breach of or noncompliance with this Agreement.

          (b)   Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by either of such parties' failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, or other breach of or noncompliance with this Agreement.

ARTICLE VII

TERMINATION

        Section 7.1.    Termination.     This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Effective Time:

          (a)   by the mutual written consent of the Partnership and Parent duly authorized by Parent's Board of Directors and the GP Conflicts and Audit Committee.

          (b)   by either of the Partnership or Parent:

              (i)  if the Closing shall not have been consummated on or before 5:00 p.m. Houston, Texas time on May 11, 2015 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available (x) to the Partnership or Parent if the inability to satisfy such condition was due to the failure of, in the case of the Partnership, the Partnership, the Partnership GP or the Partnership GP Delegate and in the case of Parent, Parent or Merger Sub, to perform any of its obligations under this Agreement or (y) to the Partnership or Parent if, in the case of Parent, the Partnership, the Partnership GP or the Partnership GP Delegate and in the case of the Partnership, Parent or Merger Sub, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 8.8;

             (ii)  if any Restraint having the effect set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to the Partnership or Parent if such Restraint was due to the failure of, in the case of the Partnership, the Partnership, the Partnership GP or the Partnership GP Delegate and in the case of Parent, Parent or Merger Sub, to perform any of its obligations under this Agreement;

            (iii)  if the Partnership Unitholder Meeting shall have concluded and the Partnership Unitholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to the Partnership where the failure to obtain the Partnership Unitholder Approval is proximately caused by (A) a withdrawal, modification or qualification of the Partnership Board Recommendation that is not permitted by Section 5.1(b) or (B) a material breach by the Partnership, the Partnership GP and the Partnership GP Delegate of Section 5.3;

            (iv)  if the Parent Stockholder Meeting shall have concluded and the Parent Stockholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall not be available to Parent where the failure to obtain the Parent Stockholder Approval is proximately caused by (A) a withdrawal, modification or qualification of the Parent Board Recommendation that is not permitted by Section 5.1(c) or (B) a material breach by Parent of Section 5.4; or

             (v)  if either the EPB Merger Agreement or the KMR Merger Agreement shall have been terminated in accordance with its terms.

          (c)   by Parent:

              (i)  if a Partnership Adverse Recommendation Change shall have occurred; or

             (ii)  if the Partnership, the Partnership GP or the Partnership GP Delegate shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Partnership, the Partnership GP or the Partnership GP Delegate set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing

    Date) give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (B) is incapable of being cured, or is not cured, by the Partnership, the Partnership GP or the Partnership GP Delegate within thirty (30) days following receipt of written notice from Parent of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(ii) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (d)   by the Partnership:

              (i)  if a Parent Adverse Recommendation Change shall have occurred; or

             (ii)  if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured, or is not cured, by Parent within thirty (30) days following receipt of written notice from the Partnership of such breach or failure; provided that the Partnership shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) if the Partnership, the Partnership GP or the Partnership GP Delegate is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

        Section 7.2.    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the last sentence of Section 5.7, Section 5.10, this Section 7.2, Section 7.3 and the provisions in Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of any of Parent, Merger Sub, the Partnership, the Partnership GP or the Partnership GP Delegate or their respective directors, officers and Affiliates, except that (i) the Partnership or Parent may have liability as provided in Section 7.3, and (ii) nothing shall relieve any party hereto from any liability or damages for any failure to consummate the Merger and the other transactions contemplated by this Agreement when required pursuant to this Agreement or any party from liability for fraud or a willful breach of any covenant or other agreement contained in this Agreement.

        Section 7.3.    Fees and Expenses.

          (a)   In the event this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) (Partnership Adverse Recommendation Change) or by the Partnership or Parent pursuant to Section 7.1(b)(iii) (Partnership Unitholder Vote), in each case, where a Partnership Superior Proposal Adverse Recommendation Change has occurred, then the Partnership shall pay to Parent, within two (2) business days after the date of termination, $817,000,000 (the "Partnership Termination Fee").

          (b)   In the event this Agreement is terminated by the Partnership pursuant to Section 7.1(d)(i) (Parent Adverse Recommendation Change) or by the Partnership or Parent pursuant to Section 7.1(b)(iv) (Parent Stockholder Vote), in each case, where a Parent Superior Proposal Adverse Recommendation Change has occurred, then Parent shall pay to the Partnership, within two (2) business days after the date of termination, $817,000,000 (the "Parent Termination Fee").

          (c)   Any payment of the Partnership Termination Fee shall be made in cash by wire transfer of same day funds to an account designated in writing by Parent. In lieu of any direct payment of the Parent Termination Fee to the Partnership by Parent, the Partnership GP shall, within two (2) business days after the date of termination of this Agreement, execute an IDR Waiver in the form attached to Section 7.3 of the Parent Disclosure Schedule (the "IDR Waiver"), and Parent hereby does consent to such action.

          (d)   In the event that the Partnership or Parent, as applicable, shall fail to pay the Partnership Termination Fee or the Parent Termination Fee, as applicable, required pursuant to this Section 7.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the legal rate of interest provided for in Section 2301 of Title 6 of the Delaware Code. In addition, if the Partnership or Parent, as applicable, shall fail to pay the Partnership Termination Fee or the Parent Termination Fee, as applicable, when due, the Partnership or Parent, as applicable, shall also pay all of the other party's reasonable costs and expenses (including reasonable attorneys' fees) in connection with efforts to collect such fee. The parties acknowledge that the provisions of this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of the parties would enter into this Agreement. The parties agree that in the event that the Partnership pays the Partnership Termination Fee to Parent, the Partnership, the Partnership GP and the Partnership GP Delegate shall have no further liability to Parent or Merger Sub of any kind in respect of this Agreement and the transactions contemplated by this Agreement, and that in no event shall the Partnership be required to pay the Partnership Termination Fee on more than one occasion. The parties agree that in the event that Parent pays the Parent Termination Fee to the Partnership through the Partnership GP's execution of the IDR Waiver, Parent and Merger Sub shall have no further liability to the Partnership, the Partnership GP or the Partnership GP Delegate of any kind in respect of this Agreement and the transactions contemplated by this Agreement, and that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

ARTICLE VIII
 MISCELLANEOUS

        Section 8.1.    No Survival, Etc.    Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II, the last sentence of Section 5.7, Section 5.8, Section 5.10 and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time.

        Section 8.2.    Amendment or Supplement.    At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Partnership Unitholder Approval and the Parent Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by Parent's Board of Directors, the GP Delegate Board and the GP Board; provided, however, that the GP Board and the GP Delegate Board may not take or authorize any such action unless it has first referred such action to the GP Conflicts and Audit Committee for its consideration, and permitted the GP Conflicts and Audit Committee not less than two (2) business days to make a recommendation to the GP Board and the GP Delegate Board with respect thereto (for the avoidance of doubt, the GP Board and the GP Delegate Board shall in no way be obligated to follow the recommendation of the GP Conflicts and Audit Committee and the GP Board and the GP Delegate Board shall be permitted to take action following the expiration of such two (2) business day period); provided, further, that following receipt of the Partnership Unitholder Approval and Parent Stockholder Approval, there shall be no amendment or change to the provisions of this Agreement which by Law or stock exchange rule would require further approval by the Limited

Partners or the stockholders of Parent, as applicable, without such approval. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval or consent of the Partnership, the Partnership GP or the Partnership GP Delegate is required pursuant to this Agreement, such determination, decision, approval or consent must be authorized by the GP Board and the GP Delegate Board; provided, however, that the GP Board and the GP Delegate Board may not take or authorize any such action unless it has first referred such action to the GP Conflicts and Audit Committee for its consideration, and permitted the GP Conflicts and Audit Committee not less than two (2) business days to make a recommendation to the GP Board with respect thereto.

        Section 8.3.    Extension of Time, Waiver, Etc.    At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by any other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Partnership, the Partnership GP, the Partnership GP Delegate, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.4.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder; provided, that if such assignment is to a wholly owned Subsidiary of the Company that is created or organized outside the United States and would result in amounts being deducted or withheld for Taxes pursuant to Section 2.2(j) in excess of the amounts that would have been so deducted or withheld in the absence of such assignment, then the Merger Consideration shall be increased as necessary so that after such deduction or withholding has been made (including any deduction or withholding applicable to additional sums payable under this Section 8.4, the applicable Person receives an amount equal to the sum it would have received had no such assignment been made). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        Section 8.5.    Counterparts.    This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 8.6.    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, the Confidentiality Agreement, the Partnership Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), (i) the provisions of Section 5.8 and Section 8.13 and (ii) the right of the holders of Common Units to receive the Merger Consideration after the Closing (a claim by the holders of Common Units with respect to which may not be made unless and until the Closing shall have occurred). Notwithstanding anything to the contrary in this Agreement, Section 8.7 and Section 8.13 shall be for the benefit of, and enforceable by, any financing sources or lender providing financing in connection with the Merger.

        Section 8.7.    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

          (b)   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); provided that, notwithstanding the foregoing, each of the parties hereto irrevocably consents and agrees that any legal action or proceeding arising out of or in connection with any debt financing in connection with the Merger shall be brought only in the Supreme Court of the State of New York, County of New York, Borough of Manhattan, or, if under applicable laws exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.7, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party at the addresses set forth in Section 8.9. Nothing in this Section 8.7 shall affect the right of any party to serve legal process in any other manner permitted by Law.

          (c)   EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        Section 8.8.    Specific Performance.

          (a)   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8.8 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        Section 8.9.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified, provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 8.9 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 8.9; or (c) when delivered by an courier (with confirmation of delivery); in each case to the party to be notified at the following address:

  If to Parent or Merger Sub, to:

    c/o Kinder Morgan, Inc.
    1001 Louisiana St., Suite 1000
    Houston, Texas 77002
    Attention: David R. DeVeau
    Facsimile: (713)-495-2977
    Email: david_deveau@kindermorgan.com

  with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, New York 10153
    Attention: Michael J. Aiello
    Facsimile: (212) 310-8007
    Email: michael.aiello@weil.com

  and

    Bracewell & Giuliani LLP
    711 Louisiana Street
    Suite 2300, Pennzoil Place—South Tower
    Houston, Texas 77002
    Attention: Gary W. Orloff
    Facsimile: (713) 221-2166
    Email: gary.orloff@bgllp.com

  If to the Partnership, the Partnership GP or the Partnership GP Delegate, to:

    Kinder Morgan Energy Partners, L.P.
    1001 Louisiana St., Suite 1000
    Houston, Texas 77002
    Attention: Conflicts and Audit Committee
    Facsimile: (713)-495-2977

  with a copy (which shall not constitute notice) to:

    Baker Botts L.L.P.
    910 Louisiana Street
    Houston, Texas 77002
    Attention:    Joshua Davidson
                          Tull R. Florey
    Facsimile: (713) 229- 2727
    Email:    joshua.davidson@bakerbotts.com
                   tull.florey@bakerbotts.com

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until 9:00 A.M. on the next succeeding business day in the place of receipt. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.10.    Severability.    If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

        Section 8.11.    Definitions.

          (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, however, that for the purposes of this Agreement, the Partnership and its Subsidiaries shall not be considered Affiliates of the Parent or any Parent's other Affiliates, nor shall any such Persons be considered Affiliates of the Partnership or any of its Subsidiaries.

          "business day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

          "Common Unit" has the meaning set forth in the Partnership Agreement.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "DLLCA" means the Delaware Limited Liability Company Act.

          "DRULPA" means the Delaware Revised Uniform Limited Partnership Act.

          "EPB Class B Units" means "Class B Units" as defined in the EPB Partnership Agreement.

          "EPB Common Units" means "Common Units" as defined in the EPB Partnership Agreement.

          "EPGP conflicts committee" means the "GP Conflicts Committee" as defined in the EPB Merger Agreement.

          "EPB General Partner" means "General Partner" as defined in the EPB Partnership Agreement.

          "EPB Limited Partner" means "Limited Partner" as defined in the EPB Partnership Agreement.

          "EPB Merger" means the merger of E Merger Sub LLC with and into EPB as provided in the EPB Merger Agreement.

          "EPB Merger Agreement" means the Agreement and Plan of Merger, dated August 9, 2014, among Parent, EPB, EPB General Partner and E Merger Sub LLC, as may be amended from time to time in compliance with the applicable provisions hereof, including all annexes, exhibits, schedules, disclosure letters and other documents delivered in connection therewith.

          "EPB Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of EPB, as amended or supplemented from time to time.

          "Environmental Law" means any applicable Law relating to the environment, health, safety, natural resources, or the protection thereof, including any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

          "Environmental Permit" means any Permit required under or issued pursuant to any Environmental Law.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

          "Hazardous Materials" means any hazardous waste or solid waste as defined by 42 U.S.C. §6903, any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous material (including friable asbestos, urea formaldehyde insulation or polychlorinated biphenyls), in each case regulated by any Environmental Laws.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "KMR LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of the Partnership GP Delegate, as amended or supplemented from time to time.

          "KMR Merger" means the merger of R Merger Sub LLC with and into the Partnership GP Delegate as provided in the KMR Merger Agreement.

          "KMR Merger Agreement" means the Agreement and Plan of Merger, dated August 9,2014, among Parent, the Partnership GP Delegate and R Merger Sub LLC, as may be amended from time to time in compliance with the applicable provisions hereof, including all annexes, exhibits, schedules, disclosure letters and other documents delivered in connection therewith.

          "KMR special committee" means the Special Committee of the Board of Directors of the Partnership GP Delegate established for the purpose of the KMR Merger.

          "Limited Partner" has the meaning set forth in the Partnership Agreement.

          "Listed Share" has the meaning set forth in the Partnership GP Delegate LLC Agreement.

          "Material Adverse Effect" means, when used with respect to a Person, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement or, except specifically for purposes of the representations and warranties made by the applicable parties in Section 3.3(b) and Section 4.3(b) and the satisfaction of the closing conditions set forth in Article VI with respect to such representations and warranties, the performance of this Agreement; (iii) any change in the market price or trading volume of the limited liability company units, limited partnership interests, shares of common stock or other equity securities of such Person (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced or threatened by or involving any current or former member, partner or stockholder of such Person or any of its Subsidiaries (or in the case of Parent, the Partnership) (on their own or on behalf of such Person or any of its Subsidiaries or in the case of Parent, the Partnership) arising out of or related to this Agreement or the transactions contemplated by this Agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; (viii) any failure of a Person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); and (ix) the taking of any action required by this Agreement; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such Person and its Subsidiaries operate.

          "NYSE" means the New York Stock Exchange.

          "Outstanding" has the meaning set forth in the Partnership Agreement.

          "Partnership Material Contract" means any Contract (whether written or oral) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to the Partnership or any of its Subsidiaries.

          "Parent Warrants" means the warrants to purchase Parent Class P Stock issued pursuant to that certain Warrant Agreement, dated as of May 25, 2012, by and among Parent, Computershare Inc. and Computershare Trust Company, N.A.

          "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or supplemented from time to time.

          "Partnership Equity Plan" means the Partnership Common Unit Compensation Plan for Non-Employee Directors.

          "Partnership Interests" has the meaning set forth in the Partnership Agreement.

          "Permits" shall mean any licenses, permits, franchises, tariffs, grants, easements, variances, exceptions, certificates, approvals, registrations, authorizations, consents or orders granted or issued by, or filings with, any Governmental Authority.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

          "SEC" means the Securities and Exchange Commission.

          "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party; provided, however, when used with respect to Parent, the term "Subsidiary" shall not include the Partnership and its Subsidiaries, and when used with respect to the Partnership, the term "Subsidiary," except for the purposes of the definitions of "Partnership Alternative Proposal" and "Partnership Superior Proposal" and for purposes of Section 5.8(a), shall not include Bighorn Gas Gathering, L.L.C.,

  Plantation Pipe Line Company and Plantation Services LLC. For the avoidance of doubt, when used with respect to the Parent, the term "Subsidiary" shall include EPB, its Subsidiaries and EPB General Partner.

          "Transactions" means the Merger, the EBP Merger and the KMR Merger.

          "Transactions Consideration" means, collectively, the aggregate Merger Consideration, the aggregate Merger Consideration (as defined in the EPB Merger Agreement) and the aggregate Merger Consideration (as defined in the KMR Merger Agreement).

          "Unit" has the meaning set forth in the Partnership Agreement.

        The following terms are defined on the page of this Agreement set forth after such term below:

Acquisition Agreement	37
Affiliate	60
Aggregate Mixed Consideration Cash Amount	4
Agreement	1
Antitrust Laws	42
Available Cash Election Amount	4
Balance Sheet Date	16
Book-Entry Units	5
business day	60
Cash Election	4
Cash Election Amount	4
Cash Election Unit	4
Cash Fraction	4
Certificate	5
Certificate of Merger	2
Charter Amendment	3
Closing	2
Closing Date	2
Code	9
Common Unit	60
Confidentiality Agreement	44
Contract	14
DGCL	60
DLLCA	60
DRULPA	60
Effective Time	3
Election Deadline	10
Election Form	9
Election Form Record Date	9
Election Period	10
Environmental Law	61
Environmental Permit	61
EPB	2
EPB Class B Units	60
EPB Common Units	60
EPGP conflicts committee	60
EPB General Partner	60
EPB Limited Partner	60
EPB Merger	61
EPB Merger Agreement	61
EPB Partnership Agreement	61
ERISA Affiliate	61
Excess Shares	8
Exchange Act	15
Exchange Agent	5
Exchange Fund	6
Exchange Ratio	4
Fractional Share Proceeds	8
GAAP	61
Governmental Authority	61
GP Board	1
GP Conflicts and Audit Committee	1
GP Delegate Board	1
Hazardous Materials	61
HSR Act	61
IDR Waiver	54
Indemnified Person	44
KMR LLC Agreement	62
KMR Merger	62
KMR Merger Agreement	62
KMR special committee	62
Law	16
Laws	16
Liens	12
Limited Partner	62
Listed Share	62
Mailing Date	9
Material Adverse Effect	62
Maximum Amount	45
Merger	2
Merger Consideration	3
Merger Sub	1
Mixed Consideration Election Unit	3
Mixed Election	3
New Units	47
No Election Unit	10
NYSE	63

Organizational Documents	12
Outside Date	52
Outstanding	63
Parent	1
Parent Adverse Recommendation Change	32
Parent Alternative Proposal	40
Parent Benefit Plans	26
Parent Board Recommendation	32
Parent Charter Approval	22
Parent Class P Stock	2
Parent Common Stock	20
Parent Disclosure Schedule	19
Parent Fairness Opinion	28
Parent Financial Advisor	28
Parent Intellectual Property	28
Parent Intervening Event	41
Parent Material Adverse Effect	19
Parent Material Contract	26
Parent Notice Period	33
Parent Permits	24
Parent Preferred Stock	20
Parent Proxy Statement	17
Parent SEC Documents	22
Parent Stock Issuance	2
Parent Stock Issuance Approval	22
Parent Stockholder Approval	22
Parent Stockholder Meeting	32
Parent Superior Proposal	41
Parent Superior Proposal Adverse Recommendation Change	32
Parent Termination Fee	54
Parent Warrants	63
Partnership	1
Partnership Adverse Recommendation Change	30
Partnership Agreement	63
Partnership Alternative Proposal	38
Partnership Board Recommendation	30
Partnership Class B Units	13
Partnership Disclosure Schedule	12
Partnership Equity Plan	63
Partnership Fairness Opinion	18
Partnership Financial Advisor	18
Partnership GP	1
Partnership GP Delegate	1
Partnership GP Interest	13
Partnership Interests	63
Partnership Intervening Event	39
Partnership I-Units	13
Partnership Material Adverse Effect	12
Partnership Material Contract	63
Partnership Notice Period	31
Partnership Proxy Statement	15
Partnership SEC Documents	16
Partnership Superior Proposal	38
Partnership Superior Proposal Adverse Recommendation Change	31
Partnership Termination Fee	54
Partnership Unitholder Approval	14
Partnership Unitholder Meeting	30
Per Unit Cash Election Consideration	4
Per Unit Mixed Consideration	3
Per Unit Mixed Consideration Cash Amount	3
Per Unit Mixed Election Stock Exchange Ratio	4
Per Unit Stock Consideration	4
Permits	63
Person	63
Proceeding	44
Proxy Statements	17
Public Unitholders	1
Registration Statement	17
Release	64
Representatives	36
Restraints	49
Restricted Unit	11
rights-of-way	27
Sarbanes-Oxley Act	16
Schedule 13E-3	17
SEC	64
Securities Act	12
share proceeds	8
Stock Election	4
Stock Election Unit	4
Subsidiary	64
Support Agreement	2
Surviving Entity	2
Tax	17
Tax Return	18
Taxes	17
Transactions	64
Transactions Consideration	64
Unit	64

        Section 8.12.    Interpretation.

          (a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this

  Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aide of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

        Section 8.13.    Non-Recourse.     No past, present or future director, officer, employee, incorporator, member, partner, stockholder, financing source, lender, agent, attorney, representative or affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort or otherwise) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 8.13 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:
KINDER MORGAN, INC.
By:	/s/ DAX SANDERS
	Name:	Dax Sanders
	Title:	Vice President
MERGER SUB:
P MERGER SUB LLC
By:	/s/ DAX SANDERS
	Name:	Dax Sanders
	Title:	Vice President
PARTNERSHIP:
KINDER MORGAN ENERGY PARTNERS, L.P.
By:	KINDER MORGAN G.P., INC., its general partner
By:	KINDER MORGAN MANAGEMENT, LLC, its delegate
By:	/s/ DAVID R. DEVEAU
	Name:	David R. DeVeau
	Title:	Vice President
PARTNERSHIP GP:
KINDER MORGAN G.P., INC.
By:	/s/ DAVID R. DEVEAU
	Name:	David R. DeVeau
	Title:	Vice President
PARTNERSHIP GP DELEGATE:
KINDER MORGAN MANAGEMENT, LLC
By:	/s/ DAVID R. DEVEAU
	Name:	David R. DeVeau
	Title:	Vice President

[SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

FORM OF CHARTER AMENDMENT

See attached.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KINDER MORGAN, INC.

[                        ], 201[  ]

        Kinder Morgan, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

  1.
  The name of the Company is Kinder Morgan, Inc.

  2.
  The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on February 10, 2011 (the "Certificate of Incorporation"), by amending Section A of Article FOURTH as set forth in paragraph 3 below.

  3.
  The first sentence of Section A of Article FOURTH of the Certificate of Incorporation from the beginning of the sentence through the end of clause (1) is hereby amended to read as follows:

    "A. Authorized Shares

            The total number of shares of capital stock which the Company shall have authority to issue is 4,819,462,927 shares, of which 10,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock"), and 4,809,462,927 shares shall be common stock, par value $0.01 per share (the "Common Stock"), consisting of:

            (1) 4,000,000,000 shares of Class P Common Stock (the "Class P Common Stock");"

  4.
  This Certificate of Amendment was submitted to the stockholders of the Company and was approved by the stockholders of the Company in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware.

  5.
  This Certificate of Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

[Signature Page to Follow.]

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Certificate of Incorporation as of the date first written above.

KINDER MORGAN, INC.
By:
Name:
Title:

[Certificate of Amendment to the Certificate of Incorporation of Kinder Morgan, Inc.]

Annex B

AGREEMENT AND PLAN OF MERGER

Dated as of August 9, 2014

by and among

KINDER MORGAN MANAGEMENT, LLC,

KINDER MORGAN, INC.,

and

R MERGER SUB LLC

B-i

B-ii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of August 9, 2014 (this "Agreement"), is by and among Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), Kinder Morgan, Inc., a Delaware corporation ("Parent"), and R Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent ("Merger Sub"). Certain terms used in this Agreement are defined in Section 8.11.

W I T N E S S E T H:

        WHEREAS, the Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Company Board") has (i) determined that the Merger is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, (ii) determined that the Merger is fair and reasonable to, and in the best interests of, the Company, after determining that the Merger is fair and reasonable to, and in the best interests of, the holders of the Outstanding Listed Shares (other than Parent and its Affiliates) (the "Public Shareholders"), (iii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger, (iv) recommended that the Company Board approve this Agreement, the execution, delivery and performance of this Agreement and the Merger, submit this Agreement to a vote of the holders of Listed Shares and recommend approval of this Agreement by the holders of Listed Shares and (v) resolved to recommend approval of this Agreement by the holders of Listed Shares;

        WHEREAS, the Company Board (acting based upon the recommendation of the Special Committee and with the directors affiliated with Parent abstaining) has (i) determined that the Merger is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, (ii) determined that the Merger is fair and reasonable to, and in the best interests of, the Company, after determining that the Merger is fair and reasonable to, and in the best interests of, the Public Shareholders, (iii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger and (iv) resolved to submit this Agreement to a vote of the holders of Listed Shares and recommend approval of this Agreement by the holders of Listed Shares;

        WHEREAS, the Board of Directors of Parent has (i) determined that this Agreement and the transactions contemplated by this Agreement are in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement, the Charter Amendment and the issuance of shares of Class P common stock, par value $0.01 per share of Parent ("Parent Class P Stock") pursuant to the Merger, the KMP Merger and the EPB Merger (together, the "Parent Stock Issuance") and (iii) resolved to submit the Charter Amendment and the Parent Stock Issuance to a vote of Parent's stockholders and recommend the adoption of the Charter Amendment and approval of the Parent Stock Issuance;

        WHEREAS, for U.S. federal income tax purposes, the parties hereto intend that the Merger (as defined below) shall, taken separately or together with the Second Step Merger, as applicable, qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and intend for this Agreement to constitute a "plan of reorganization" within the meaning of the Code; and

        WHEREAS, concurrently with the execution of this Agreement, and as a material inducement for the Company to enter into this Agreement, the Company has entered into a Support Agreement, dated as of the date hereof (the "Support Agreement"), with EPB, EPB General Partner, KMP, Kinder Morgan G.P., Inc. (the "KMP General Partner"), Richard D. Kinder and RDK Investments, Ltd.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

ARTICLE I

The Merger and the Second Step Merger

        Section 1.1.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger"), the separate limited liability company existence of Merger Sub will cease and the Company will continue its existence as a limited liability company under Delaware Law as the surviving company in the Merger (the "Surviving Company").

        Section 1.2.    Closing.     Subject to the provisions of Article VI, the closing of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana Street, Suite 1700, Houston, Texas 77002 at 10:00 A.M., Houston, Texas time, on the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Company and Parent shall agree. Each of the Merger, the KMP Merger and the EPB Merger shall be consummated substantially concurrently on the same date in the sequence set forth on Section 1.2 of the Parent Disclosure Schedule. The date on which the Closing actually occurs is referred to as the "Closing Date".

        Section 1.3.    Effective Time.     Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause each of a certificate of merger, executed in accordance with the relevant provisions of the LLC Agreement and the DLLCA (the "Certificate of Merger"), and the Charter Amendment, executed in accordance with the relevant provisions of the DGCL, to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the "Effective Time"). The Charter Amendment shall be filed with the Secretary of State of the State of Delaware prior to the filing of the Certificate of Merger and shall become effective at or prior to the Effective Time.

        Section 1.4.    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement, the LLC Agreement and the applicable provisions of the DLLCA.

        Section 1.5.    Organizational Documents of the Surviving Company.     At the Effective Time, (i) the limited liability company agreement of the Company shall be amended and restated to be the same as the limited liability company agreement of Merger Sub as in effect immediately prior to the Effective Time and, as so amended, shall be the limited liability company agreement of the Surviving Company (except that the name of the Surviving Company shall be "Kinder Morgan Management, LLC"), until thereafter further duly amended as provided therein or in accordance with applicable Law, and (ii) the certificate of formation of the Company shall be amended and restated to be the same as the certificate of formation of Merger Sub as is in effect immediately prior to the Effective Time (except that the name of the Surviving Company shall be "Kinder Morgan Management, LLC") and as so amended shall be the certificate of formation of the Surviving Company, until thereafter further amended as provided therein or by applicable Law, in each of clauses (i) and (ii) consistent with the obligations set forth in Section 5.8(b).

        Section 1.6.    Organizational Documents of Parent.     The certificate of incorporation of Parent shall be amended prior to the Effective Time as set forth in Exhibit A (the "Charter Amendment"), and the certificate of incorporation of Parent, as amended by such Charter Amendment, shall be the certificate of incorporation of Parent until thereafter amended or changed as provided herein or by applicable Law, consistent with the obligations set forth in Section 5.8(b).

        Section 1.7.    Second Step Merger.     Parent may, in its sole discretion and immediately following the Effective Time (but subject to the delivery of opinions required by Section 6.2(c) and Section 6.3(c), in each case, incorporating the Second Step Merger) cause the Surviving Company to be merged with and into a Delaware limited liability company and a wholly owned Subsidiary of Parent that is a "disregarded entity" within the meaning of Treasury Regulation Section 1.368-2(b)(1)(i)(A) ("Second Step Merger Sub"), with Second Step Merger Sub surviving such merger (the "Second Step Merger"). No consideration shall be issued in the Second Step Merger. If Parent causes the Second Step Merger to occur in accordance with this Section 1.7, references herein to the Surviving Company shall refer to Second Step Merger Sub.

ARTICLE II

Effect on Company Securities

        Section 2.1.    Effect of Merger.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any securities of the Company or Merger Sub:

            (a)    Conversion of Listed Shares and Voting Shares.    Subject to Section 2.1(c), Section 2.2(h) and Section 2.3, each Listed Share and Voting Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 2.4849 validly issued, fully paid and nonassessable shares of Parent Class P Stock (the "Exchange Ratio" and such consideration, the "Merger Consideration").

            (b)    Equity of Merger Sub.    The membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one hundred percent (100%) of the issued and outstanding membership interests in the Company (as the Surviving Company). At the Effective Time, the books and records of the Company shall be revised to reflect admission of Parent as the sole Shareholder or sole member of the Company and the simultaneous withdrawal of all other Shareholders of the Company and Parent shall continue the existence of the Company (as the Surviving Company) without dissolution.

            (c)    Treatment of Company-Owned Company Securities.    All Company Securities, other than issued and outstanding Voting Shares owned by the KMP General Partner which shall be converted into the Merger Consideration pursuant to Section 2.1(a), that are owned immediately prior to the Effective Time by the Company, Parent, Merger Sub or the KMP General Partner shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange for such canceled Company Securities.

            (d)    Certificates.    As of the Effective Time, all Voting Shares and Listed Shares converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such Listed Shares or Voting Shares (a "Certificate") or non-certificated Listed Shares or Voting Shares represented in book-entry form immediately prior to the Effective Time ("Book-Entry Shares") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(g) and cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 2.2(h), in each case to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Share in accordance with Section 2.2(c), without interest.

        Section 2.2.    Exchange of Certificates.

            (a)    Exchange Agent.    Prior to the Closing Date, Parent shall appoint an exchange agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging Certificates and Book-Entry Shares for the Merger Consideration. Promptly after the Effective Time, but in no event more than five (5) business days following the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Company Securities as of the Effective Time whose Company Securities were converted into the right to receive the Merger Consideration (and, to the extent commercially practicable, to make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by such holder of record), a letter of transmittal (which shall specify that, with respect to certificated Listed Shares and Voting Shares, the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(i)) to the Exchange Agent) in such customary forms as the Company and Parent may reasonably agree prior to the Effective Time, including, as applicable, instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof pursuant to Section 2.2(i)) and Book-Entry Shares to the Exchange Agent in exchange for the Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 2.2(h) and any dividends or distributions pursuant to Section 2.2(g).

            (b)    Deposit.    At or prior to the Closing, Parent shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of Company Securities whose Company Securities are converting into the right to receive the Merger Consideration at the Effective Time, shares of Parent Class P Stock (which shall be in non-certificated book-entry form unless a physical certificate is specifically requested, following the Effective Time, by the holder of such shares of Parent Class P Stock), payable upon due surrender of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(i) with respect to certificated Company Securities) or Book-Entry Shares pursuant to the provisions of this Article II. Following the Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash in U.S. dollars or other consideration as applicable sufficient to pay any dividends and other distributions pursuant to Section 2.2(g) and any shares of Parent Class P Stock sufficient to pay any Merger Consideration, in each case, that may be payable from time to time following the Effective Time. All cash and book-entry shares representing Parent Class P Stock and any dividends or distributions pursuant to Section 2.2(g) deposited with the Exchange Agent or representing share proceeds obtained pursuant to Section 2.2(h) shall be referred to in this Agreement as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions delivered by Parent at or prior to the Effective Time, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Article II out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than to pay such Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 2.2(h) and any dividends and other distributions pursuant to Section 2.2(g).

            (c)    Exchange.    Each holder of Company Securities that have been converted into the right to receive the Merger Consideration, upon delivery to the Exchange Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto and surrender of a Certificate (or affidavit of loss in lieu thereof pursuant to Section 2.2(i) with respect to certificated Company Securities) or Book-Entry Shares and such other documents as may reasonably be required by the Exchange Agent (including with respect to Book-Entry Shares), will be entitled to receive in exchange therefor (i) the number of shares of Parent Class P Stock (which shall be in non-certificated book-entry form unless a physical certificate is specifically requested, following the Effective Time, by the holder of such shares of Parent Class P Stock) representing, in the aggregate, the whole number of shares of Parent Class P Stock that such holder has the right to receive in accordance with the provisions of this Article II, (ii) a check denominated in U.S. dollars in the amount of cash that such holder has the right to receive pursuant to this Article II (including any cash in lieu of any fractional shares payable pursuant to Section 2.2(h)) and (iii) such dividends or other distributions as such holder has the right to receive pursuant to Section 2.2(g). The Merger Consideration and such other amounts as reflected in the immediately preceding sentence shall be paid as promptly as practicable after receipt by the Exchange Agent of the Certificate (or affidavit of loss in lieu thereof pursuant to Section 2.2(i) with respect to certificated Company Securities) or any applicable documentation with respect to the surrender of Book-Entry Shares and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates and Book-Entry Shares. Until so surrendered, each such Certificate and Book-Entry Share shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and such other amount as contemplated by Section 2.2(g).

            (d)    Other Payees.    If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Share or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

            (e)    No Further Transfers.    From and after the Effective Time, there shall be no further registration on the books of the Company of transfers of Company Securities converted into the right to receive the Merger Consideration. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing Company Securities converted into the right to receive the Merger Consideration which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Securities, except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Exchange Agent or Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

            (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains unclaimed by the holders of Company Securities converted into the right to receive the Merger Consideration twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his, her or its Company Securities for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's Company Securities. Notwithstanding the foregoing, Parent, Merger Sub and the

    Company shall not be liable to any holder of Company Securities for any Merger Consideration duly delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration remaining unclaimed by holders of Company Securities immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

            (g)    Dividends and Distributions.    No dividends or other distributions with respect to shares of Parent Class P Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are surrendered as provided in this Section 2.2. Following such surrender, subject to the effect of escheat, Tax or other applicable Law, there shall be paid, without interest, to the record holder of the shares of Parent Class P Stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of Parent Class P Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Class P Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Class P Stock, all shares of Parent Class P Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

            (h)    No Fractional Shares.    No certificates or scrip representing fractional shares of Parent Class P Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares. Notwithstanding any other provision of this Agreement, each holder of Company Securities converted into the right to receive the Merger Consideration pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Class P Stock (after taking into account all Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(i)) or Book-Entry Shares to be delivered by such holder) shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(h), a cash payment, without interest, in lieu of such fractional shares representing such holder's proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by reasonable and customary fees of the Exchange Agent attributable to such sale) (as so reduced, the "share proceeds") in one or more transactions of a number of shares of Parent Class P Stock, such number equal to the excess of (i) the aggregate number of shares of Parent Class P Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.2(b) over (ii) the aggregate number of whole shares of Parent Class P Stock to be distributed to the holders of Certificates and Book-Entry Shares pursuant to Section 2.2(c) (such excess being, the "Excess Shares"). The parties acknowledge that payment of the cash share proceeds in lieu of issuing certificates or scrip for fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Company Securities that would otherwise receive fractional shares of Parent Class P Stock, shall sell the Excess Shares at then-prevailing prices on the NYSE in the manner provided in this Section 2.2(h) and shall execute such sales in round lots to the extent practicable. Until the share proceeds of such sale or sales have been distributed to the holders of such Company Securities, or the Exchange Fund is terminated, the Exchange Agent shall hold such share proceeds in trust for the benefit of the holders of such Company Securities (the "Fractional Share Proceeds"). The Exchange Agent shall determine the portion of the Fractional Share Proceeds to which each holder of such Company Securities shall be entitled, if any, by multiplying the amount of the aggregate share proceeds comprising the Fractional Share Proceeds by a fraction, the numerator of which is the amount of the fractional shares to which such holder of such Company Securities would otherwise be entitled and the denominator of which is the aggregate amount of fractional shares to which all holders of such Company Securities would otherwise be entitled. To the extent applicable, each holder of Company Securities shall be deemed to have consented for U.S. federal income tax purposes (and to the extent applicable, state or local income tax purposes) to report the cash received for fractional shares in the Merger as a sale of a portion of the holder's Company Securities to Parent.

            (i)    Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Company Securities represented by such Certificate as contemplated by this Article II and any dividends and other distributions pursuant to Section 2.2(g)

            (j)    Withholding Taxes.    Parent, Merger Sub, the Surviving Company and the Exchange Agent shall deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law (and to the extent deduction and withholding is required, such deduction and withholding shall be taken in Parent Class P Stock and Parent and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority). To the extent amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

        Section 2.3.    Adjustments.     Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Listed Shares, Voting Shares or shares of Parent Class P Stock shall have been changed into a different number of shares or a different class or series by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, split-up, share distribution, combination, exchange of shares or similar transaction (other than regular quarterly distributions of Listed Shares and Voting Shares as required by the LLC Agreement as of the date hereof), the Merger Consideration shall be appropriately adjusted to reflect fully the effect of such share dividend, subdivision, reclassification, recapitalization, split, split-up or share distribution, combination, exchange of shares or similar transaction and to provide the holders of Listed Shares or Voting Shares the same economic effect as contemplated by this Agreement prior to such event.

        Section 2.4.    No Dissenters' Rights.     No dissenters' or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

ARTICLE III

Representations and Warranties of the Company

        Except as disclosed in (a) the Company SEC Documents filed or publicly furnished with the SEC on or after December 31, 2013 and prior to the date of this Agreement (but excluding any disclosure contained in any such Company SEC Documents under the heading "Risk Factors" or "Information Regarding Forward-Looking Statements" or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by the Company to Parent (the "Company Disclosure Schedule") prior to the execution of this Agreement (provided that (i) disclosure in any section of such Company Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect), the Company represents and warrants to Parent as follows:

        Section 3.1.    Organization, Standing and Corporate Power.

          (a)   Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite limited liability company, corporate, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company ("Company Material Adverse Effect").

          (b)   All the outstanding limited liability company interests, partnership interests, shares of capital stock of, or other equity interests in, each material Subsidiary of the Company that are owned directly or indirectly by the Company have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and on the Closing Date) (the "Organizational Documents") of such entity) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the transfer of the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" laws of the various States of the United States) (collectively, "Liens").

        Section 3.2.    Capitalization.

          (a)   At the close of business on August 7, 2014, the issued and outstanding membership interests of the Company consisted of (i) 131,281,762 Listed Shares and (ii) 4 Voting Shares. Except (A) as set forth above in this Section 3.2(a) or (B) as otherwise expressly permitted by Section 5.2(a), as of the date of this Agreement there are not, and as of the Effective Time, there will not be, any Company Securities, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any Company Securities, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any of the foregoing. There are no outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with Company Securities.

          (b)   None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, restricted stock, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any partnership interests, shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. Except as set forth in the LLC Agreement, as in effect as of the date of this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or other membership interests, shares of capital stock, voting securities or equity interests (or any options, restricted stock, restricted units, equity appreciation rights, profits interests, warrants or other rights to acquire any Company Securities or other membership interests, shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

        Section 3.3.    Authority; Noncontravention; Voting Requirements.

          (a)   The Company has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the Company Shareholder Approval. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by each of the Company Board and the Special Committee and, except for obtaining the Company Shareholder Approval, no other entity action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement, nor compliance by the Company with any of the terms or provisions of this Agreement, will (i) assuming that Company Shareholder Approval is obtained, conflict with or violate any provision of the LLC Agreement or any of the Organizational Documents of the Company's material Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Shareholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the

  Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Permit to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of the Company or any of its Subsidiaries, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Except for the approval by the Company Board and the Special Committee, which was obtained prior to the execution of this Agreement, the approval of the Merger by a majority of the Listed Shares then Outstanding as of the record date for the Company Shareholder Meeting ("Company Shareholder Approval") at such Company Shareholder Meeting or any adjournment or postponement thereof is the only vote or approval of the holders of any class or series of Company Securities that is necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (d)   The Special Committee, at a meeting duly called and held, has (i) determined that the Merger is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, (ii) determined that the Merger is fair and reasonable to, and in the best interests of, the Company, after determining that the Merger is fair and reasonable to, and in the best interests of, the Public Shareholders, (iii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger, (iv) recommended that the Company Board approve this Agreement, the execution, delivery and performance of this Agreement and the Merger, submit this Agreement to a vote of the holders of Listed Shares and recommend approval of this Agreement by the holders of Listed Shares and (v) resolved to recommend approval of this Agreement by the holders of Listed Shares.

          (e)   The Company Board (acting based upon the recommendation of the Special Committee and with the directors affiliated with Parent abstaining), at a meeting duly called and held, has (i) determined that the Merger is fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, (ii) determined that the Merger is fair and reasonable to, and in the best interests of, the Company, after determining that the Merger is fair and reasonable to, and in the best interests of, the Public Shareholders, (iii) approved this Agreement, the execution, delivery and performance of this Agreement and the Merger, and (iv) resolved to submit this Agreement to a vote of the holders of Listed Shares and recommend approval of this Agreement by the holders of Listed Shares.

        Section 3.4.    Governmental Approvals.     Except for (i) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Securities Act, including the filing of a proxy statement/prospectus with the SEC in connection with the Merger (the "Company Proxy Statement"), and applicable state securities and "blue sky" laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (B) result in a Company Material Adverse Effect.

        Section 3.5.    Company SEC Documents; Undisclosed Liabilities.

          (a)   The Company and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2011 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). The Company SEC Documents, as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than with respect to information supplied in writing by or on behalf of Parent, as to which the Company makes no representation or warranty).

          (b)   Except (i) as reflected or otherwise reserved against on the balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2013 (the "Balance Sheet Date") (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.6.    Compliance With Laws.     The Company and its Subsidiaries are, and since the later of December 31, 2011 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to any Governmental Authority, including common law (collectively, "Laws" and each, a "Law"), except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.7.    Information Supplied.     Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Class P Stock in connection with the Merger (as amended or supplemented from time to time, the "Registration Statement") will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Company Proxy Statement will, on the date it is first mailed to holders of Listed Shares, and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (c) the proxy statement filed by Parent with the SEC in connection with Parent Stockholder Approval (the "Parent Proxy Statement" and together with the Company Proxy Statement, the "Proxy Statements") will, on the date it is first mailed to stockholders of Parent, and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

        Section 3.8.    Tax Matters.

          (a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) all Tax Returns that were required to be filed by or with respect to the Company or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate and (ii) all Taxes owed by the Company or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of the Company and its consolidated Subsidiaries as of the Balance Sheet Date included in the Company SEC Documents.

          (b)   Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any facts or circumstances, in each case, that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger, taken separately or taken together with the Second Step Merger, as applicable, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (c)   As used in this Agreement, (i) "Tax" or "Taxes" means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, escheat or unclaimed property obligations, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto and any liability for the payment of amounts described in this Section 3.8(c) of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise, and (ii) "Tax Return" means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

        Section 3.9.    Opinion of Financial Advisor.     The Special Committee has received the opinion of Jefferies LLC (the "Company Financial Advisor"), dated as of the date of this Agreement, to the effect that, as of such date, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the Merger Consideration is fair to the holders of Listed Shares (other than Parent and its Affiliates) (the "Company Fairness Opinion"). The Company has been authorized by the

Company Financial Advisor to permit the inclusion of the Company Fairness Opinion and/or references thereto in the Registration Statement and the Proxy Statements by the Company Financial Advisor.

        Section 3.10.    Brokers and Other Advisors.     Except for the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the Merger or the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent a correct and complete copy of the Company's engagement letter with the Company Financial Advisor, which letter describes all fees payable to the Company Financial Advisor in connection with the transactions contemplated by this Agreement and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Company Financial Advisor entered into in connection with the transactions contemplated by this Agreement.

        Section 3.11.    Absence of Certain Changes or Events.     Since the Balance Sheet Date, there has not been a Company Material Adverse Effect.

        Section 3.12.    No Other Representations or Warranties.     Except for the representations and warranties set forth in this Article III, neither the Company nor any other Person makes or has made any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives), or Parent's or Merger Sub's (or such Representatives') use of, and neither Parent nor Merger Sub (nor any of their respective Representatives) is relying upon the accuracy or completeness of, any such information, including any information, documents, projections, forecasts or other materials made available to Parent or Merger Sub in expectation of the Merger.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

        Except as disclosed in (a) the Parent SEC Documents filed or publicly furnished with the SEC on or after December 31, 2013 and prior to the date of this Agreement (but excluding any disclosure contained in any such Parent SEC Documents under the heading "Risk Factors" or "Information Regarding Forward-Looking Statements" or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by Parent to the Company (the "Parent Disclosure Schedule") prior to the execution of this Agreement (provided that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect), Parent represents and warrants to the Company as follows:

        Section 4.1.    Organization, Standing and Corporate Power.

          (a)   Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent ("Parent Material Adverse Effect").

          (b)   Each of Parent and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   All the outstanding partnership interests, limited liability company interests, shares of capital stock of, or other equity interests in, each material Subsidiary of Parent that are owned directly or indirectly by Parent have been duly authorized and validly issued (in accordance with the Organizational Documents of such entity) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all Liens.

        Section 4.2.    Capitalization.

          (a)   The authorized capital stock of Parent consists of 2,819,462,927 shares, of which 10,000,000 shares are preferred stock, par value $0.01 per share (the "Parent Preferred Stock"), and 2,809,462,927 shares are common stock, par value $0.01 per share (the "Parent Common Stock"), which are designated as set forth on Section 4.2 of the Parent Disclosure Schedule. At the close of business on August 7, 2014, (i) 1,028,233,019 shares of Parent Class P Stock were issued and outstanding and no shares of Parent Class P Stock were held by Parent in its treasury, (ii) no shares of Parent Class A Stock were issued and outstanding and no shares of Parent Class A Stock were held by Parent in its treasury, (iii) no shares of Parent Class B Stock were issued and outstanding and no shares of Parent Class B Stock were held by Parent in its treasury, (iv) no shares of Parent Class C Stock were issued and outstanding and no shares of Parent Class C Stock were held by Parent in its treasury, (v) no shares of Parent Preferred Stock were issued or outstanding, (vi) 298,154,016 Parent Warrants were outstanding and 298,154,016 shares of Parent Class P Stock were reserved for issuance upon exercise of the Parent Warrants and (vii) 8,222,666 existing awards under employee benefit, stock option and dividend reinvestment and stock purchase plans were outstanding and 17,191,650 shares of Parent Class P Stock were reserved for issuance in connection therewith. Except (A) as set forth above in this Section 4.2(a) or (B) as otherwise expressly permitted by Section 5.2(b), as of the date of this Agreement there are not, and as of the Effective Time there will not be, any capital stock, voting securities or other equity interests of Parent issued and outstanding or any subscriptions, options, restricted stock, stock appreciation rights, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or other equity interests of Parent, including any representing the right to purchase or otherwise receive any of the foregoing. There are no outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the holders of capital stock of Parent on any matter.

          (b)   None of Parent or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, restricted stock, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any partnership interests, shares of capital stock, voting securities or equity interests of any Subsidiary of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests, shares of capital stock, voting securities or equity interests (or any options, restricted stock, restricted units, equity appreciation rights, profits interests, warrants or other rights to acquire any partnership interests, shares of capital stock, voting securities or equity interests) of Parent or any of its Subsidiaries.

          (c)   All of the issued and outstanding limited liability company interests of Merger Sub are owned, beneficially and of record, by Parent. Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the Merger and the other transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 4.3.    Authority; Noncontravention; Voting Requirements.

          (a)   Each of Parent and Merger Sub has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the Parent Stockholder Approval in the case of Parent. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved by Merger Sub and Parent, as its sole member, and by the Board of Directors of Parent, and, except for obtaining the Parent Stockholder Approval in the case of Parent, no other entity action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) assuming the Parent Stockholder Approval is obtained, conflict with or violate any provision of the Parent's certificate of incorporation and by-laws or any of the Organizational Documents of Parent's material Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 and the Parent Stockholder Approval are obtained and the filings referred to in Section 4.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Permit to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of Parent or any of its Subsidiaries, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   (i) The affirmative vote (in person or by proxy) of the holders of a majority of the aggregate voting power present at the Parent Stockholder Meeting or any adjournment or postponement thereof to approve the Parent Stock Issuance (the "Parent Stock Issuance Approval") and (ii) the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote on the adoption of the Charter Amendment (the "Parent Charter Approval" and, collectively with the Parent Stock Issuance Approval, the "Parent Stockholder Approval")) are the only votes or approvals of the holders of any class or series of the capital stock of Parent necessary to approve the Parent Stock Issuance, adopt the Charter Amendment and approve and consummate the transactions contemplated by this Agreement.

          (d)   The Board of Directors of Parent has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement are in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement, the Charter Amendment and the Parent Stock Issuance and (iii) resolved to submit the Charter Amendment and the Parent Stock Issuance to a vote of Parent's stockholders and recommend the adoption of the Charter Amendment and approval of the Parent Stock Issuance.

        Section 4.4.    Governmental Approvals.     Except for (i) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing of the Registration Statement with the SEC, and applicable state securities and "blue sky" laws, (ii) the filing of the Certificate of Merger and Charter Amendment with the Secretary of State of the State of Delaware or (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (B) result in a Parent Material Adverse Effect.

        Section 4.5.    Parent SEC Documents; Undisclosed Liabilities.

          (a)   Parent and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2011 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). The Parent SEC Documents, as of their respective effective dates (in the case of the Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP

  (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its consolidated subsidiaries, taken as a whole).

          (c)   Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). The chief executive officer and the chief financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to Parent SEC Documents, and the statements contained in such certifications were complete and correct when made. The management of Parent has completed its assessment of the effectiveness of Parent's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2013, and such assessment concluded that such controls were effective. As of the date of this Agreement there are no facts or circumstances that would prevent Parent's chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Except (i) as reflected or otherwise reserved against on the balance sheet of Parent and its consolidated subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.6.    Absence of Certain Changes or Events.     Since the Balance Sheet Date, (a) there has not been a Parent Material Adverse Effect and (b) except for the execution, delivery and performance of this Agreement, the KMP Merger Agreement and the EPB Merger Agreement and the transactions contemplated hereby and thereby, Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice.

        Section 4.7.    Legal Proceedings.     There are no investigations or proceedings pending or threatened in writing by any Governmental Authority with respect to Parent or any of its Subsidiaries or actions, suits or proceedings pending or threatened in writing against Parent or any of its Subsidiaries or any of their respective properties at law or in equity before any Governmental Authority, and there are no orders, judgments or decrees of any Governmental Authority against Parent or any of its Subsidiaries, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.8.    Compliance With Law; Permits.

          (a)   Parent and its Subsidiaries are, and since the later of December 31, 2011 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Parent and its Subsidiaries are in possession of all Permits necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect, except where the failure to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No suspension or cancellation of any of the Parent Permits is pending or threatened in writing, except where such suspension or cancellation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are not, and since December 31, 2011 have not been, in violation or breach of, or default under, any Parent Permit, except where such violation, breach or default has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Parent Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend any Parent Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   Without limiting the generality of Section 4.8(b), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries, and, to Parent's knowledge, each joint venture partner, joint interest owner, consultant, agent, or representative of any of the foregoing (in their respective capacities as such), (i) has not violated the U.S. Foreign Corrupt Practices Act and any other U.S. and foreign anti-corruption Laws that are applicable to Parent or its Subsidiaries; (ii) has not been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such Person; and (iii) is not being (and has not been) investigated by any Governmental Authority with respect to any of the foregoing.

        Section 4.9.    Information Supplied.     Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.7, none of the information supplied (or to be supplied) in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Company Proxy Statement will, on the date it is first mailed to holders of Listed Shares, and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (c) the Parent Proxy Statement will, on the date it is first mailed to stockholders of Parent, and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement and the Parent Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the

foregoing, Parent makes no representation or warranty with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents.

        Section 4.10.    Tax Matters.

          (a)   Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) all Tax Returns that were required to be filed by or with respect to Parent or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate and (ii) all Taxes owed by Parent or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of Parent and its consolidated subsidiaries as of the Balance Sheet Date in the Parent SEC Documents.

          (b)   Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any facts or circumstances, in each case, that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger, taken separately or taken together with the Second Step Merger, as applicable, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (c)   For U.S. federal income tax purposes at least 90% of the gross income of EPB for the four most recent complete calendar quarters ending before the Closing Date for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code.

        Section 4.11.    Contracts.

          (a)   Except for this Agreement or as filed or publicly furnished with the SEC by Parent or any of its Subsidiaries since December 31, 2013 and prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to Parent (each Contract that is described in this Section 4.11(a) is referred to herein as a "Parent Material Contract").

          (b)   Except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Material Contract is valid and binding on Parent and its Subsidiaries, as applicable, and is in full force and effect, (ii) Parent and each of its Subsidiaries has in all respects performed all obligations required to be performed by it to date under each Parent Material Contract, (iii) neither Parent nor any of its Subsidiaries has received written notice of or knows of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of Parent or any of its Subsidiaries under any such Parent Material Contract and (iv) as of the date of this Agreement no other party to any Parent Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder.

        Section 4.12.    Parent Benefit Plans.

          (a)   Each Parent Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code, except for such non-compliance which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Any Parent Benefit Plan intended to be qualified under Section 401 of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked. Except for such claims that would not have, individually or in the aggregate, a Parent Material Adverse Effect, no action or proceeding is pending or threatened in writing with respect to any Parent Benefit Plan other than claims for benefits in the ordinary course. Except for liability which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent does not have compensation or benefits liability solely by reason of its affiliation with an ERISA Affiliate other than Parent and its Subsidiaries.

          (b)   For purposes of this Agreement, "Parent Benefit Plans" means any "employee benefit plans" (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, or any other plans, programs, policies, agreements or other arrangements providing for cash or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, termination or other employee benefits sponsored or maintained by Parent and its Subsidiaries.

        Section 4.13.    Environmental Matters.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) each of Parent and its Subsidiaries is and has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Environmental Permits and all such Environmental Permits are in good standing, (ii) there has been no Release of any Hazardous Material by Parent or any of its Subsidiaries or any other Person in any manner that would reasonably be expected to give rise to Parent or any of its Subsidiaries incurring any remedial obligation or corrective action requirement under applicable Environmental Laws, (iii) there are no actions or proceedings pending or threatened in writing against Parent or any of its Subsidiaries or involving any real property currently or formerly owned, operated or leased by or for Parent or any of its Subsidiaries alleging noncompliance with or liability under, any Environmental Law and (iv) no Hazardous Material has been disposed of, Released or transported in violation of any applicable Environmental Law, from any properties while owned or operated by Parent or any of its Subsidiaries or as a result of any operations or activities of Parent or any of its Subsidiaries.

        Section 4.14.    Property.

          (a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) the land and improvements owned in fee, and the leasehold estates in land and improvements (other than severed oil, gas and/or mineral rights and other hydrocarbon interests), in each case owned by Parent or a Subsidiary of Parent are fee and leasehold interests, as applicable, sufficient to conduct their respective businesses as currently being conducted, and (ii) Parent or a Subsidiary of Parent owns and has good title to all of its owned real property (other than severed oil, gas and/or mineral rights and other hydrocarbon interests) and good title to all its owned personal property, and has valid leasehold interests in all of its leased real properties (other than hydrocarbon interests) free and clear of all Liens, in each case, to an extent sufficient to conduct their respective businesses as currently conducted (except in all cases for Liens permissible under or not prohibited by any applicable material loan agreements and indentures (together with all related mortgages, deeds of trust and other security agreements)). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all leases under which Parent or any of its Subsidiaries lease any real or personal property (other than hydrocarbon interests) are valid and effective against Parent or any of its Subsidiaries and the counterparties thereto, in accordance with their respective terms and there is not, under any of such leases, any existing default by Parent or any of its Subsidiaries the counterparties thereto, or any event which, with notice or lapse of time or both, would become a material default by Parent or any of its Subsidiaries or the counterparties thereto.

          (b)   Parent and its Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are sufficient to conduct their businesses in all respects as currently conducted, except such rights-of-way the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for rights reserved to, or vested in, any municipality or other Governmental Authority or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

        Section 4.15.    Intellectual Property.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, and trade secrets (collectively, the "Parent Intellectual Property") used in their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no pending or threatened in writing claims by any Person alleging infringement or misappropriation by Parent or any of its Subsidiaries of such Person's intellectual property, (ii) the conduct of the business of Parent and its Subsidiaries does not infringe or misappropriate any intellectual property rights of any Person, (iii) neither Parent nor any of its Subsidiaries has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Parent Intellectual Property, and (iv) no Person is infringing or misappropriating any Parent Intellectual Property.

        Section 4.16.    Insurance.     Parent and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts customary for the businesses in which they operate, except where the failure to maintain, or be entitled to the benefits of, such insurance is not and would not reasonably be expected to be material to the business of Parent and its Subsidiaries taken as a whole.

        Section 4.17.    Opinion of Parent Financial Advisor.     The Board of Directors of Parent has received the opinion of Barclays Capital Inc. (the "Parent Financial Advisor") to the effect that, as of the date of such opinion and subject to the qualifications, limitations and assumptions set forth therein, the Transactions Consideration to be paid in the aggregate by Parent in the Transactions is fair, from a financial point of view, to Parent (the "Parent Fairness Opinion"). Parent has been authorized by the Parent Financial Advisor to permit the inclusion of the Parent Fairness Opinion and/or references thereto in the Registration Statement and the Proxy Statements by the Parent Financial Advisor.

        Section 4.18.    Brokers and Other Advisors.     Except for the Parent Financial Advisor, the fees and expenses of which will be paid by Parent, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries (other than the Company). Parent has heretofore made available to the Company a correct and complete copy of the Parent's engagement letter with the Parent Financial Advisor, which letter describes all fees payable to the Parent Financial Advisor in connection with the transactions contemplated hereby and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Parent Financial Advisor entered into in connection with the transactions contemplated hereby.

        Section 4.19.    Financing.     At the Effective Time, Parent and Merger Sub will have available to them all funds necessary to consummate the Merger and to pay all cash amounts required to be paid in connection with the Merger.

        Section 4.20.    Merger Agreements.     Parent has heretofore provided to the Partnership a correct and complete copy of the KMP Merger Agreement and the EPB Merger Agreement.

        Section 4.21.    No Other Representations or Warranties.     Except for the representations and warranties set forth in this Article IV, neither Parent nor any other Person makes or has made any express or implied representation or warranty with respect to the Parent and Merger Sub or with respect to any other information provided to the Company in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor any other Person will have or be subject to any liability or other obligation to the Company or any other Person resulting from the distribution to the Company (including their Representatives), or the Company's (or such Representatives') use of, and neither the Company nor any of its Representatives is relying upon the accuracy or completeness of, any such information, including any information, documents, projections, forecasts or other materials made available to the Company in expectation of the Merger.

ARTICLE V

Additional Covenants and Agreements

        Section 5.1.    Preparation of the Registration Statement and the Proxy Statements; Equityholder Meeting.

          (a)   As soon as practicable following the date of this Agreement, the Company and Parent shall jointly prepare and file with the SEC the Company Proxy Statement and the Company and Parent shall prepare and Parent shall file with the SEC the Registration Statement, in which the Company Proxy Statement will be included as a prospectus, and the Parent Proxy Statement. Each of the Company and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. Each of the Company and Parent shall use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the holders of Listed Shares and the Parent Proxy Statement to be mailed to the stockholders of Parent as promptly as practicable after the Registration Statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, including by incorporation by reference, the Registration Statement or the Proxy Statements will be made by any party without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to either the Registration Statement or either of the Proxy Statements, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be jointly prepared and promptly filed with the SEC and, to the extent required by Law, disseminated to the holders of Listed Shares and the stockholders of Parent. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to any of the Proxy Statements or the Registration Statement or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to either of the Proxy Statements, the Registration Statement or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Registration Statement.

          (b)   The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its holders of Company Securities (the "Company Shareholder Meeting") for the purpose of (i) obtaining the Company Shareholder Approval, (ii) determining the manner in which I-Units shall be voted with respect to the KMP Merger Agreement and (iii) considering and voting upon any adjournment of the meeting of the limited partners of KMP, if necessary, to solicit additional proxies if there are not sufficient votes to approve the KMP Merger. The Company shall, through the Company Board and Special Committee, recommend to the holders of Listed Shares approval of this Agreement (collectively, the "Company Board Recommendation") and shall, through the Company Board, recommend to the holders of Listed Shares approval of the KMP Merger Agreement in connection with the vote with respect to determining how I-Units will be voted at the KMP Unitholder Meeting (unless there shall have been a KMP Adverse Recommendation Change) and shall include a copy of the Company Fairness Opinion, the KMP Merger Recommendation Statement (unless there shall have been a KMP Adverse Recommendation Change) and, subject to this Section 5.1(b), the Company Board Recommendation in the Company Proxy Statement and, subject to this Section 5.1(b), use reasonable best efforts to obtain from the holders of Listed Shares the Company Shareholder Approval, and shall not, through the Company Board and the Special Committee (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation or (ii) publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Company Alternative Proposal (any such action described in clauses (i) and (ii) being referred to herein as a "Company Adverse Recommendation Change"). Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Company Shareholder Approval, and subject to compliance with the provisions of this Section 5.1(b), each of the Company Board and Special Committee may make a Company Adverse Recommendation Change:

              (i)  (A) if the Company has received a written Company Alternative Proposal that the Special Committee believes is bona fide and the Special Committee (after consultation with its financial advisor and outside legal counsel) determines in good faith that (x) such Company Alternative Proposal constitutes a Company Superior Proposal and (y) the failure to take such action would not be in the best interests of the Company, after determining that the failure to take such action would not be in the best interests of the Public Shareholders (any Company Adverse Recommendation Change in connection with a Company Superior Proposal, a "Company Superior Proposal Adverse Recommendation Change") or (B) in response to a Company Intervening Event if the Special Committee (after consultation with its financial advisor and outside legal counsel) determines in good faith that the failure to take such action would not be in the best interests of the Company, after determining that the failure to take such action would not be in the best interests of the Public Shareholders;

             (ii)  the Company Board or the Special Committee, as applicable, has provided prior written notice to Parent (A) in the case of Section 5.1(b)(i)(A), (x) stating that the Company Board and/or Special Committee, as applicable, after consultation with its financial advisor and outside legal counsel, has concluded that such Company Alternative Proposal constitutes a Company Superior Proposal and (y) including a description of the material terms of such Company Superior Proposal, together with a copy of the Acquisition Agreement for such Company Superior Proposal in final form and any other relevant proposed transaction agreements or (B) in the case of Section 5.1(b)(i)(B), specifying in reasonable detail the material events giving rise to the Company Intervening Event, in the case of each of (A) and (B), at least five (5) days in advance of its intention to take such action with respect to a Company Adverse Recommendation Change, unless at the time such notice is otherwise required to be given there are less than five (5) days prior to the Company Shareholder Meeting, in which case the Company Board or Special Committee, as applicable, shall provide as much notice as is reasonably practicable (the period inclusive of all such days, the "Company Notice Period"); and

            (iii)  during the Company Notice Period, the Company, through the Special Committee, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Company Adverse Recommendation Change would not be opposed to the best interests of the Company, after making a determination that the failure to effect such Company Adverse Recommendation Change would not be opposed to the best interests of the Public Shareholders; provided, that (x) the Special Committee shall take into account all changes to the terms of this Agreement proposed by Parent in determining whether (1) in the case of Section 5.1(b)(i)(A), such Company Alternative Proposal continues to constitute a Company Superior Proposal or (2) in the case of Section 5.1(b)(i)(B), such Company Intervening Event continues to constitute a Company Intervening Event and (y) any material amendment to the terms of a Company Superior Proposal, if applicable, shall require a new notice pursuant to this Section 5.1(b) and a new Company Notice Period, except that such new Company Notice Period in connection with any material amendment shall be for one (1) business day from the time Parent receives such notice (as opposed to five (5) days).

  Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Alternative Proposal or (ii) a Company Adverse Recommendation Change. Notwithstanding anything in this Agreement to the contrary, the Company may postpone or adjourn the Company Shareholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Company Shareholder Approval, (ii) for the absence of quorum, (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Listed Shares prior to the Company Shareholder Meeting and (iv) if the Company has delivered any notice contemplated by the provisions of this Section 5.1(b) and the time periods contemplated by such provisions have not expired.

          (c)   Parent shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Stockholder Meeting") for the purpose of obtaining the Parent Stockholder Approval. Parent shall, through its Board of Directors, recommend to its stockholders approval of the Parent Stock Issuance and the adoption of the Charter Amendment (the "Parent Board Recommendation") and shall include a copy of the Parent Fairness Opinion and, subject to this Section 5.1(c), the Parent Board Recommendation in the Parent Proxy Statement and, subject to this Section 5.1(c), use reasonable best efforts to obtain from its stockholders the Parent Stockholder Approval, and shall not (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Company, the Parent Board Recommendation or (ii) publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Parent Alternative Proposal (any such action described in clauses (i) and (ii) being referred to herein as a "Parent Adverse Recommendation Change"). Notwithstanding the

  foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Parent Stockholder Approval, and subject to compliance with the provisions of this Section 5.1(c), the Board of Directors of Parent may make a Parent Adverse Recommendation Change:

              (i)  (A) if Parent has received a written Parent Alternative Proposal that Parent's Board of Directors believes is bona fide and Parent's Board of Directors (after consultation with its financial advisor and outside legal counsel) determines in good faith that (x) such Parent Alternative Proposal constitutes a Parent Superior Proposal and (y) the failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable Law (any Parent Adverse Recommendation Change in connection with a Parent Superior Proposal, a "Parent Superior Proposal Adverse Recommendation Change"); or (B) in response to a Parent Intervening Event if the Board of Directors of Parent determines in good faith (after consultation with the Parent's financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable Law;

             (ii)  Parent has provided prior written notice to the Company (A) in the case of Section 5.1(c)(i)(A), (x) stating that the Parent's Board of Directors, after consultation with its financial advisor and outside legal counsel, has concluded that such Parent Alternative Proposal constitutes a Parent Superior Proposal, and (y) including a description of the material terms of such Parent Superior Proposal, together with a copy of the Acquisition Agreement for such Parent Superior Proposal in final form and any other relevant proposed transaction agreements; or (B) in the case of Section 5.1(c)(i)(B), specifying in reasonable detail the material events giving rise to the Parent Intervening Event, in the case of each of (A) and (B), at least five (5) days in advance of its intention to take such action with respect to a Parent Adverse Recommendation Change, unless at the time such notice is otherwise required to be given there are less than five (5) days prior to the Parent Stockholder Meeting, in which case Parent shall provide as much notice as is reasonably practicable (the period inclusive of all such days, the "Parent Notice Period"); and

            (iii)  during the Parent Notice Period, the Board of Directors of Parent has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with the Company in good faith (to the extent the Company desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Parent Adverse Recommendation Change would not be inconsistent with the fiduciary duties of the Parent's Board of Directors to stockholders under applicable Law; provided, that (x) the Parent's Board of Directors shall take into account all changes to the terms of this Agreement proposed by the Company in determining whether (1) in the case of Section 5.1(c)(i)(A), such Parent Alternative Proposal continues to constitute a Parent Superior Proposal or (2) in the case of Section 5.1(c)(i)(B), such Parent Intervening Event continues to constitute a Parent Intervening Event and (y) any material amendment to the terms of a Parent Superior Proposal, if applicable, shall require a new notice pursuant to this Section 5.1(c) and a new Parent Notice Period, except that such new Parent Notice Period in connection with any material amendment shall be for one (1) business day from the time the Company receive such notice (as opposed to five (5) days).

  Without limiting the generality of the foregoing, Parent's obligations pursuant to the first sentence of this Section 5.1(c) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Parent of any Parent Alternative Proposal or (ii) a Parent Adverse Recommendation Change. Notwithstanding anything in this Agreement to the contrary, Parent may postpone or adjourn the Parent Stockholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (ii) for the absence of quorum, (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Parent has determined, after consultation with outside legal counsel, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of Parent prior to the Parent Stockholder Meeting and (iv) if Parent has delivered any notice contemplated by the provisions of this Section 5.1(c) and the time periods contemplated by such provisions have not expired.

          (d)   The parties shall use their reasonable best efforts to hold the Company Shareholder Meeting and the Parent Stockholder Meeting on the same day.

          (e)   Unless this Agreement is validly terminated in accordance with Article VII, the Company shall submit this Agreement to the holders of the Listed Shares for approval at the Company Shareholder Meeting even if the Company Board or Special Committee shall have effected a Company Adverse Recommendation Change.

          (f)    Unless this Agreement is validly terminated in accordance with Article VII, Parent shall submit the Parent Stock Issuance and the adoption of the Charter Amendment for approval at the Parent Stockholder Meeting even if the Parent's Board of Directors shall have effected a Parent Adverse Recommendation Change.

        Section 5.2.    Conduct of Business.

          (a)   Except (i) as provided in this Agreement, (ii) as set forth in the Company Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Company Material Contract in effect as of the date of this Agreement (including the LLC Agreement) or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice.

          (b)   Except (i) as provided in this Agreement or as provided in the EPB Merger Agreement or the KMP Merger Agreement, (ii) as set forth in the Parent Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Parent Material Contract in effect as of the date of this Agreement or (v) as consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except (i) as provided in this Agreement or as provided in the EPB Merger Agreement or the KMP Merger Agreement (except that, if any provision of this Section 5.2(b) is inconsistent with the provisions of Section 5.2(b) of either the EPB Merger Agreement or the KMP Merger Agreement, the provisions of this Agreement shall for purposes of this Agreement control), (ii) as set forth in the Parent Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Parent Material Contract in effect as of the date of this Agreement or (v) as consented to in writing by the Company (such consent shall not be unreasonably withheld, delayed or conditioned) during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to:

              (i)  (A) amend Parent's certificate of incorporation or bylaws in any manner that would prohibit or materially impede or delay the Merger or the consummation of the other transactions contemplated by this Agreement; provided that the Charter Amendment shall in no way be restricted by the foregoing, or (B) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends on the Parent Common Stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the Effective Time;

             (ii)  other than transactions exclusively between wholly owned Subsidiaries of Parent or in connection with the transactions contemplated by Section 1.2 of the Parent Disclosure Schedules, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization, in each case, that would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement;

            (iii)  take or omit to take any action if such action or failure to act would be reasonably likely to prevent or impede the Merger, taken separately or taken together with the Second Step Merger, as applicable, from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

            (iv)  with respect to Parent, EPB and KMP only, except pursuant to the exercise of options, warrants, conversion rights and other contractual rights or vesting of other equity-based awards existing on the date hereof and disclosed in Section 4.2, (A) issue, deliver, sell, grant, pledge or dispose of, as applicable, or authorize any of the same with respect to any Parent Common Stock, Parent Preferred Stock, partnership interests, limited liability company interests, shares of capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to purchase or otherwise receive, any such securities; (B) redeem, purchase or otherwise acquire any such securities or any rights evidencing the right to purchase or otherwise receive any such securities or (C) split, combine, subdivide or reclassify any Parent Common Stock, Parent Preferred Stock, partnership interests, limited liability company interests, shares of capital stock, voting securities or equity interests;

             (v)  directly or indirectly acquire or sell, except in the ordinary course of business consistent with past practice, (A) by merging or consolidating with, or by purchasing or selling all of or substantially all of the equity interests of, or by any other manner, any Person or division, business or equity interest of any Person or (B) any assets, in each case, that, in the aggregate, have a purchase or sale price in excess of $2,000,000,000, other than such transactions between or among direct or indirect wholly owned Subsidiaries of Parent;

            (vi)  make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

           (vii)  (A) enter into any Contract of a type that would be a Parent Material Contract if entered into prior to the date hereof other than in the ordinary course of business consistent with past practice, (B) modify or amend, or waive or assign any rights under, the KMP Merger Agreement or the EPB Merger Agreement in a manner which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement or have an adverse effect on the value of the Merger Consideration to be received by the holders of the Company Securities in the Merger; or (C) materially modify, amend, terminate or assign, or waive or assign any material rights under, any Parent Material Contract, in the case of (A) and (C), in a manner which would be materially adverse to Parent and its Subsidiaries taken as a whole, or which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement;

          (viii)  waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, which waiver, release, assignment, settlement or compromise would reasonably be expected to result in a Parent Material Adverse Effect;

            (ix)  except as provided under any Parent Benefit Plan as of the date hereof, (A) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any Parent Benefit Plans in any material respect, (B) grant any material severance or termination pay to any officer or director of Parent or any of its Subsidiaries or (C) establish, adopt, enter into or amend any material plan, policy, program or arrangement for the benefit of any current or former directors or officers of the Parent or any of its Subsidiaries or any of their beneficiaries, in each case of (A), (B) or (C), other than in the ordinary course and consistent with past practice;

             (x)  (A) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), (B) enter into any lease (whether operating or capital), (C) create any Lien on its property or the property of its Subsidiaries or (D) make or commit to make any capital expenditures, in each case, that would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions contemplated by this Agreement; or

            (xi)  agree, in writing or otherwise, to take any of the foregoing actions, or take any other action which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement.

        Section 5.3.    No Solicitation by the Company; Etc.

          (a)   The Company shall, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Company Alternative Proposal, request the return or destruction of all confidential information previously provided to such parties by or on behalf of the Company or its Subsidiaries and immediately prohibit any access by any Person (other than Parent and its Subsidiaries and Representatives) to any confidential information relating to a possible Company Alternative Proposal. Except as permitted by this Section 5.3 the Company shall not, and the Company shall cause its Subsidiaries and shall use its reasonable best efforts to cause its and their respective Representatives, not to directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a Company Alternative Proposal or (ii) except for a confidentiality agreement permitted pursuant to Section 5.3(b), enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement (an "Acquisition Agreement") relating to a Company Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company's Subsidiaries or the Company's Representatives, other than any violation caused by or at the direction of Parent, shall be deemed to be a breach of this Section 5.3 by the Company.

          (b)   Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date of this Agreement and prior to obtaining the Company Shareholder Approval, (i) the Company has received a written Company Alternative Proposal that the Special Committee believes is bona fide, (ii) the Special Committee, after consultation with its financial advisor and outside legal counsel, determines in good faith that such Company Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Company Superior Proposal and (iii) such Company Alternative Proposal did not result from a material breach of this Section 5.3, then the Company may, subject to clauses (x) and (y) below, (A) furnish information, including confidential information, with respect to the Company and its Subsidiaries to the Person making such Company Alternative Proposal and (B) participate in discussions or negotiations regarding such Company Alternative Proposal; provided that (x) the Company shall not, and the Company shall cause its Subsidiaries and shall use its reasonable best efforts to cause its and their respective Representatives not to, disclose any non-public information to such Person unless the Company has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to Parent and (y) the Company will provide to Parent non-public information that was not previously provided or made available to Parent prior to or substantially concurrently with providing or making available such non-public information to such other Person.

          (c)   In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Company Alternative Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall promptly provide Parent with copies of any additional written materials received by the Company or that the Company has delivered to any third party making a Company Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

          (d)   For purposes of this Agreement:

              (i)  "Company Alternative Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to twenty-five percent (25%) or more of the Company's consolidated assets or to which twenty-five percent (25%) or more of the Company's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty-five percent (25%) or more of the outstanding Listed Shares, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty-five percent (25%) or more of the outstanding Listed Shares or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company which is structured to permit such Person or group to acquire beneficial ownership of at least twenty-five percent (25%) of the Company's consolidated assets or the outstanding Listed Shares; in each case, other than the Merger, the KMP Merger and the EPB Merger.

             (ii)  "Company Superior Proposal" means a bona fide written offer, obtained after the date of this Agreement and not in breach of this Section 5.3 (other than an immaterial breach), to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding Listed Shares or assets of the Company and its Subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the Special Committee determines in its good faith to be more favorable to the Company, after determining in its good faith that such offer is on terms and conditions more favorable to the Public Shareholders, than the transactions contemplated by this Agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of this Agreement that as of the time of determination had been committed to by Parent in writing.

            (iii)  "Company Intervening Event" means a material event or circumstance that arises or occurs after the date of this Agreement with respect to the Company that was not, prior to the date of this Agreement, reasonably foreseeable by the Special Committee; provided, however, that in no event shall the receipt, existence or terms of a Company Alternative Proposal or Parent Alternative Proposal or any matter relating thereto or consequence thereof constitute a Company Intervening Event.

          (e)   Nothing contained in this Agreement shall prevent the Company, the Company Board or the Special Committee from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Company Alternative Proposal if the Company Board or the Special Committee determines in good faith (after consultation with outside legal counsel) that its failure to do so would not be in the best interests of the Company, after determining that its failure to do so would not be in the best interests of the Public Shareholders; provided that any Company Adverse Recommendation Change may only be made in accordance with Section 5.1(b). For the avoidance of doubt, a public statement that describes the Company's receipt of a Company Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a Company Adverse Recommendation Change.

        Section 5.4.    No Solicitation by Parent; Etc.

          (a)   Parent shall, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause their respective Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Parent Alternative Proposal, request the return or destruction of all confidential information previously provided to such parties by or on behalf of Parent or its Subsidiaries and immediately prohibit any access by any Person (other than the Company, KMP and EPB and their respective Subsidiaries and Representatives) to any confidential information relating to a possible Parent Alternative Proposal. Except as permitted by this Section 5.4, Parent shall not, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of a Parent Alternative Proposal or (ii) except for a confidentiality agreement permitted pursuant to Section 5.4(b), enter into any Acquisition Agreement relating to a Parent Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by Parent's Representatives, Parent's Subsidiaries or their respective Representatives shall be deemed to be a breach of this Section 5.4 by Parent. It is also understood and agreed that actions by KMP (to the extent taken at the direction of, with the consent of, or recommended by, the KMP Conflicts and Audit Committee and which are permitted by Section 5.3 of the KMP Merger Agreement), and actions by EPB (to the extent taken at the direction of, with the consent of, or recommended by, the EPGP conflicts committee and which are permitted by Section 5.3 of the EPB Merger Agreement) shall not breach or violate this Section 5.4.

          (b)   Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time following the date of this Agreement and prior to obtaining the Parent Stockholder Approval, (i) Parent has received a written Parent Alternative Proposal that Parent's Board of Directors believes is bona fide, (ii) Parent's Board of Directors, after consultation with its financial advisor and outside legal counsel, determines in good faith that such Parent Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Parent Superior Proposal and (iii) such Parent Alternative Proposal did not result from a material breach of this Section 5.4, then Parent may, subject to clauses (x) and (y) below, (A) furnish information, including confidential information, with respect to Parent and its Subsidiaries to the Person making such Parent Alternative Proposal and (B) participate in discussions or negotiations regarding such Parent Alternative Proposal; provided that (x) Parent will not, and will cause its Subsidiaries, and will use reasonable best efforts to cause its and their respective Representatives not to, disclose any non-public information to such Person unless Parent has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to the Company and (y) Parent will provide to the Company non-public information that was not previously provided or made available to the Company prior to or substantially concurrently with providing or making available such non-public information to such other Person.

          (c)   In addition to the other obligations of Parent, set forth in this Section 5.4, Parent shall promptly advise the Company, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Parent in respect of any Parent Alternative Proposal, and shall, in any such notice to the Company, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep the Company reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Parent shall promptly provide the Company with copies of any additional written materials received by Parent or that Parent has delivered to any third party making a Parent Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

          (d)   For purposes of this Agreement:

              (i)  "Parent Alternative Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than the Company and its respective Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of Parent and its Subsidiaries (including securities of Subsidiaries) equal to twenty-five percent (25%) or more of the assets of Parent and its Subsidiaries (including, for purposes of this definition, Parent's equity interests in the Company) taken as a whole or to which twenty-five percent (25%) or more of the revenues or earnings of Parent and its Subsidiaries (including, for purposes of this definition, Parent's equity interests in the Company) taken as a whole are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty-five percent (25%) or more of any class of equity securities of Parent, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty-five percent (25%) or more of any class of equity securities of Parent or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent which is structured to permit such Person or group to acquire beneficial ownership of at least twenty-five percent (25%) of the assets of Parent and its Subsidiaries (including, for purposes of this definition, Parent's equity interests in the Company) taken as a whole or of the equity securities of Parent; in each case, other than the transactions contemplated by this Agreement.

             (ii)  "Parent Superior Proposal" means a bona fide written offer, obtained after the date of this Agreement and not in breach of this Section 5.4 (other than an immaterial breach), to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities of Parent or assets of Parent and its Subsidiaries (including, for purposes of this definition, Parent's equity interests in the Company) taken as a whole, made by a third party, which is on terms and conditions which Parent's Board of Directors determines in its good faith to be more favorable to Parent's stockholders from a financial point of view than the transactions contemplated by this Agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of this Agreement that as of the time of determination had been committed to by the Company in writing.

            (iii)  "Parent Intervening Event" means a material event or circumstance that arises or occurs after the date of this Agreement with respect to Parent that was not, prior to the date of this Agreement, reasonably foreseeable by the Board of Directors of Parent; provided, however, that in no event shall the receipt, existence or terms of a Parent Alternative Proposal or Company Alternative Proposal or any matter relating thereto or consequence thereof constitute a Parent Intervening Event.

          (e)   Nothing contained in this Agreement shall prevent Parent from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Parent Alternative Proposal if Parent's Board of Directors determines in good faith (after consultation with outside legal counsel) that its failure to do so would be inconsistent with its fiduciary duties to stockholders under applicable Law; provided that any Parent Adverse Recommendation Change may only be made in accordance with Section 5.1(c). For the avoidance of doubt, a public statement that describes Parent's receipt of a Parent Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a Parent Adverse Recommendation Change.

        Section 5.5.    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement (and, in the case of Parent and its Subsidiaries, the terms and conditions of the KMP Merger Agreement and the EPB Merger Agreement), Parent, on the one hand, and the Company, on the other hand, shall cooperate with the other and use and shall cause their respective Subsidiaries to use (it being understood that with respect to EPB and EPB General Partner and their respective Subsidiaries, Parent's obligations shall only apply to the extent such obligation is appropriate under the Organizational Documents of EPB and EPB General Partner and their respective Subsidiaries) its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable and advisable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby or, with respect to the Parent, the consummation of the KMP Merger and the EPB Merger. For purposes of this Agreement, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          (b)   In furtherance and not in limitation of the foregoing, the Company and Parent shall each use its reasonable best efforts to (x) take all action reasonably necessary and within its control to ensure that no state takeover statute or similar Law is or becomes applicable to any of the transactions contemplated by this Agreement and (y) if any state takeover statute or similar Law becomes applicable to any of the transactions contemplated by this Agreement, take all action reasonably necessary and within its control to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the transaction.

          (c)   Except as expressly prohibited in this Agreement, each of Parent and the Company shall be permitted to perform its obligations and exercise its rights under the EPB Merger Agreement and the KMP Merger Agreement, as applicable, and no such performance or exercise shall constitute a breach or violation of any of the provisions of this Agreement.

          (d)   It is understood and agreed that actions or inactions by KMP, the KMP General Partner, EPB and EPB General Partner and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by Parent or its Subsidiaries of any of the provisions of this Agreement unless such action or inaction was or was not taken at the direction of or on the recommendation of, or with respect to KMP, the KMP General Partner, EPB and EPB General Partner and their respective Subsidiaries and subject to Section 5.2(b), with the consent of, Parent.

        Section 5.6.    Public Announcements.     The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any applicable listing agreement with the NYSE or other national securities exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party); provided, however, that (i) the Company shall not be required by this Section 5.6 to consult with any other party with respect to a public announcement in connection with the receipt and existence of a Company Alternative Proposal that the Special Committee believes in good faith is bona fide and matters related thereto or a Company Adverse Recommendation Change but nothing in this proviso shall limit any obligation of the Company under Section 5.1(b) to negotiate, through the Special Committee, with Parent in good faith and (ii) the Parent shall not be required by this Section 5.6 to consult with any other party with respect to a public announcement in connection with the receipt and existence of a Parent Alternative Proposal that the Parent's Board of Directors believes in good faith is bona fide and matters related thereto or a Parent Adverse Recommendation Change but nothing in this proviso shall limit any obligation of the Parent under Section 5.1(c) to negotiate with the Company in good faith; provided, further, that each party and their respective controlled affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 5.6.

        Section 5.7.    Access to Information; Confidentiality.     Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to afford to the other parties and their respective Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and its Subsidiaries' properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of July 21, 2014, among Parent, the Company and KMP (as it may be amended from time to time, the "Confidentiality Agreement"), each party and its Representatives shall hold information received from the other party pursuant to this Section 5.7 in confidence in accordance with the terms of the Confidentiality Agreements.

        Section 5.8.    Indemnification and Insurance.

          (a)   For purposes of this Section 5.8, (i) "Indemnified Person" shall mean any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries, and also with respect to any such Person, in their capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Company) serving at the request of or on behalf of the Company or any of its Subsidiaries and together with such Person's heirs, executors or administrators and (ii) "Proceeding" shall mean any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, suit, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.

          (b)   From and after the Effective Time, to the fullest extent that any of the Company or any applicable Subsidiaries thereof, would be permitted to indemnify an Indemnified Person, Parent and the Surviving Company jointly and severally agree to (i) indemnify and hold harmless against any cost or expenses (including attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding, including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Party), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any Proceeding, and provide advancement promptly, and in any event within ten (10) days after any written request, of expenses to, all Indemnified Persons to the fullest extent authorized or permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Company immediately prior to the Effective Time and ensure that the Organizational Documents of the Company shall, for a period of six (6) years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 5.8(b) shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein.

          (c)   Parent shall cause the Company to, and the Company shall, maintain in effect for six (6) years from the Effective Time the Company's current directors' and officers' liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided that the Company may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall the Company be required to expend pursuant to this Section 5.8(c) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (the "Maximum Amount"). In the event that, but for the proviso to the immediately preceding sentence, the Company would be required to expend more than the Maximum Amount, the Company shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If the Company in its sole discretion elects, then, in lieu of the obligations of Parent under this Section 5.8(c), the Company may, prior to the Effective Time, purchase a "tail policy" with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such; provided that in no event shall the cost of such policy exceed six (6) times the Maximum Amount.

          (d)   The rights of any Indemnified Person under this Section 5.8 shall be in addition to any other rights such Indemnified Person may have under the Organizational Documents of the Company or any of its Subsidiaries, any indemnification agreements or the DLLCA. The provisions of this Section 5.8 shall survive the consummation of the transactions contemplated by this Agreement for a period of six (6) years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 5.8 are asserted or made within such six (6)-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. If Parent and/or the Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent and/or the Company, as the case may be, shall assume the obligations of Parent and the Company set forth in this Section 5.8.

        Section 5.9.    Securityholder Litigation.     The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors (as applicable) relating to the transactions contemplated by this Agreement, provided that the Company shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to threaten the loss of any attorney-client privilege or other applicable legal privilege.

        Section 5.10.    Fees and Expenses.     All fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated by this Agreement, shall be the obligation of the respective party incurring such fees and expenses, except Parent and the Company shall each bear and pay one-half of the expenses incurred in connection with the printing and mailing of the Company Proxy Statement.

        Section 5.11.    Section 16 Matters.     Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Listed Shares (including derivative securities with respect to Listed Shares) or acquisitions of Parent Class P Stock (including derivative securities with respect to Parent Class P Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.12.    Listing.     Parent shall cause the Parent Class P Stock to be issued pursuant to and in accordance with this Agreement to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE prior to the Closing.

        Section 5.13.    Dividends and Distributions.     After the date of this Agreement until the Effective Time, each of Parent and the Company shall coordinate with the other regarding the declaration of any dividends or distributions in respect of Parent Class P Stock and Company Securities and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Company Securities shall not receive, for any quarter, distributions both in respect of Company Securities and also dividends in respect of Parent Class P Stock that they receive in exchange therefor in the Merger, but that they shall receive for any such quarter either: (i) only distributions in respect of Company Securities or (ii) only dividends in respect of Parent Class P Stock that they receive in exchange therefor in the Merger.

        Section 5.14.    Coordination of Transactions.     Each of Parent and the Company shall coordinate the consummation of the transactions contemplated by this Agreement such that the transactions contemplated by this Agreement, the KMP Merger Agreement and the EPB Merger Agreement shall be consummated substantially concurrently on the same day and in the manner and sequence set forth on Section 1.2 of the Parent Disclosure Schedules.

        Section 5.15.    Notification of Certain Matters Regarding EPB Merger and KMP Merger.     Parent shall give prompt notice to the other parties of (a) any fact, event or circumstance known to it that is reasonably likely to, individually or taken together with all other facts, events and circumstances known to it, (i) cause or result in any condition to the closing of either the EPB Merger or KMP Merger to not be satisfied by the Outside Date or (ii) materially delay or impede the consummation of either the EPB Merger or the KMP Merger or (b) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings results in, or would reasonably be expected to materially delay or impede the consummation of either the EPB Merger or the KMP Merger.

        Section 5.16.    Tax Certificates.

          (a)   Officers of the Company shall, prior to the Effective Time, (i) execute and deliver to each of Baker Botts L.L.P. and Bracewell & Giuliani LLP a certificate substantially in the form of Section 5.16(a)(i) of the Company Disclosure Schedule and (ii) if Parent determines to cause the Second Step Merger to occur in accordance with Section 1.7, execute and deliver to each of Baker Botts L.L.P. and Bracewell & Giuliani LLP a certificate substantially in the form of Section 5.16(a)(ii) of the Company Disclosure Schedule, in each case with such changes as are necessary, in the opinion of such counsel, to reflect any change in applicable Law, regulation or official interpretation thereof occurring between the date hereof and the Closing Date.

          (b)   Officers of Parent shall, prior to the Effective Time, (i) execute and deliver to each of Bracewell & Giuliani LLP and Baker Botts L.L.P. a certificate substantially in the form of Section 5.16(b)(i) of the Parent Disclosure Schedule and (ii) if Parent determines to cause the Second Step Merger to occur in accordance with Section 1.7, execute and deliver to each of Bracewell & Giuliani LLP and Baker Botts L.L.P. a certificate substantially in the form of Section 5.16(b)(ii) of the Parent Disclosure Schedule, in each case with such changes as are necessary, in the opinion of such counsel, to reflect any change in applicable Law, regulation or official interpretation thereof occurring between the date hereof and the Closing Date.

        Section 5.17.    Special Committee.     Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not and it shall not permit any of its Subsidiaries to, and it shall not and shall not permit any of its Subsidiaries to take any action intended to cause the Company to, without the consent of a majority of the then existing members of the Special Committee, eliminate the

Special Committee, revoke or diminish the authority of the Special Committee or remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a director or member of such committee. For the avoidance of doubt, this Section 5.17 shall not apply to the filling, in accordance with the provisions of the applicable Organizational Documents of the Company, of any vacancies caused by the death, resignation or incapacity of any such director.

        Section 5.18.    Voting.     Parent and Merger Sub covenant and agree that, until the Effective Time or the earlier of a termination of this Agreement or a Parent Adverse Recommendation Change, (a) at the Company Shareholder Meeting or any other meeting or vote of or in connection with any approval, of the holders of Company Securities, however called, Parent will vote, or cause to be voted, to the extent entitled to vote, all Company Securities then owned beneficially or of record by it or any of its Subsidiaries, as of the record date for such meeting, in favor of the approval of (i) this Agreement (as it may be amended or otherwise modified from time to time) and the Merger and the approval of any actions required in furtherance thereof and (ii) for purposes of determining the manner in which the I-Units are voted, the approval of the KMP Merger Agreement (as it may be amended or otherwise modified from time to time) and the KMP Merger and the approval of any actions required in furtherance thereof, (b) at any meeting or vote of the KMP Limited Partners or in connection with any approval of the KMP Limited Partners, however called, Parent will vote, or cause to be voted, all KMP Limited Partner Interests then owned beneficially or of record by it or any of its Subsidiaries, as of the record date for such meeting, in favor of the approval of the KMP Merger Agreement (as it may be amended or otherwise modified from time to time) and the KMP Merger and the approval of any actions required in furtherance thereof and (c) at any meeting or vote of the EPB Limited Partners or in connection with any approval of the EPB Limited Partners, however called, Parent will vote, or cause to be voted, all EPB Common Units and EPB Class B Units then owned beneficially or of record by it or any of its Subsidiaries, as of the record date for such meeting, in favor of the approval of the EPB Merger Agreement (as it may be amended or otherwise modified from time to time) and the EPB Merger and the approval of any actions required in furtherance thereof.

        Section 5.19.    Cooperation with Financing.     From and after the date of this Agreement, the Company shall, and the Company shall cause each of its Subsidiaries and use reasonable best efforts to cause its and their Representatives to, at Parent's sole cost and expense, use its respective reasonable best efforts to provide all customary cooperation (including providing reasonably available financial and other information regarding the Company and its Subsidiaries for use in marketing and offering documents and to enable Parent to prepare pro forma financial statements) as reasonably requested by Parent to assist Parent in the arrangement of any bank debt financing or any capital markets debt financing, any repayment or refinancing of debt contemplated in connection with the Merger and the other transactions contemplated by this Agreement and any other amounts required to be paid in connection with the consummation of the Merger.

ARTICLE VI

Conditions Precedent

        Section 6.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Company Shareholder Approval.     The Company Shareholder Approval shall have been obtained in accordance with applicable Law, the certificate of formation of the Company and the LLC Agreement.

          (b)    Parent Stockholder Approval.     The Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of Parent.

          (c)    No Injunctions or Restraints.     No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

          (d)    Registration Statement.     The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e)    Stock Exchange Listing.     The Parent Class P Stock deliverable to the holders of Company Securities as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f)    Consummation of KMP Merger and EPB Merger.     All of the conditions set forth in the KMP Merger Agreement and the EPB Merger Agreement shall have been satisfied or irrevocably waived (if permitted under applicable Law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMP Merger Agreement and the EPB Merger Agreement, as applicable, and (y) the conditions in Section 6.1(g) of the KMP Merger Agreement and Section 6.1(g) of the EPB Merger Agreement) and the parties thereto shall be ready, willing and able to consummate the KMP Merger and the EPB Merger and the KMP Merger and the EPB Merger shall be consummated substantially concurrently with the Merger, in the order set forth on Section 1.2 of the Parent Disclosure Schedules.

          (g)    Partnership Tax Opinion.     The Company and Parent shall have received an opinion of Bracewell & Giuliani LLP, dated as of the Closing Date, to the effect that for U.S. federal income tax purposes at least 90% of the gross income of KMP for the four most recent complete calendar quarters ending before the Closing Date for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code. In rendering such opinion, Bracewell & Giuliani LLP shall be entitled to receive and rely upon representations of officers of Parent and KMP General Partner and any of their respective affiliates as to such matters as counsel may reasonably request.

        Section 6.2.    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     (i) The representations and warranties of the Company contained in Section 3.3(a), Section 3.3(c) and Section 3.11 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Company contained in Section 3.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Company contained in Section 3.3(d) and Section 3.3(e) shall be true and correct both when made and at and as of the Closing Date, unless there shall have been a Company Adverse Recommendation Change pursuant to Section 5.1(b); and (iv) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.     The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c)    Tax Opinion.     Parent shall have received an opinion of Bracewell & Giuliani LLP, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Merger, taken separately or taken together with the Second Step Merger, as applicable, will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of the Company and Parent contained in the certificates provided by the Company and Parent in accordance with Section 5.16 (with such changes as are necessary, in the opinion of such counsel, to reflect any change in applicable Law, regulation or official interpretation thereof occurring between the date hereof and the Closing Date).

        Section 6.3.    Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     (i) The representations and warranties of Parent contained in Section 4.3(a), Section 4.3(c), Section 4.6(a) and Section 4.10 (c) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of Parent contained in Section 4.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Parent and Merger Sub contained in Section 4.3(d) shall be true and correct both when made and at and as of the Closing Date, unless there shall have been a Parent Adverse Recommendation Change pursuant to Section 5.1(c); and (iv) all other representations and warranties of Parent set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b)    Performance of Obligations of the Parent and Merger Sub.     Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c)    Tax Opinion.     The Company shall have received an opinion of Baker Botts L.L.P., on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Merger, taken separately or taken together with the Second Step Merger, as applicable, will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of the Company and Parent contained in the certificates provided by the Company and Parent in accordance with Section 5.16 (with such changes as are necessary, in the opinion of such counsel, to reflect any change in applicable Law, regulation or official interpretation thereof occurring between the date hereof and the Closing Date).

        Section 6.4.    Frustration of Closing Conditions.     The Company may not rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by any such parties' failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, or other breach of or noncompliance with this Agreement. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by either of such parties' failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, or other breach of or noncompliance with this Agreement.

ARTICLE VII

Termination

        Section 7.1.    Termination.     This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Effective Time:

          (a)   by the mutual written consent of the Company and Parent duly authorized by the Company Board and the Board of Directors of Parent;

          (b)   by either of the Company or Parent:

              (i)  if the Closing shall not have been consummated on or before 5:00 p.m. Houston, Texas time on May 11, 2015 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available (x) to the Company or Parent if the inability to satisfy such condition was due to the failure of, in the case of the Company, the Company, and in the case of Parent, Parent or Merger Sub, to perform any of its obligations under this Agreement or (y) to the Company or Parent if, in the case of Parent, the Company, and in the case of the Company, Parent or Merger Sub, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 8.8;

             (ii)  if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to the Company or Parent if such Restraint was due to the failure of, in the case of the Company, the Company, and in the case of Parent, Parent or Merger Sub, to perform any of its obligations under this Agreement;

            (iii)  if the Company Shareholder Meeting shall have concluded and the Company Shareholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to the Company where the failure to obtain the Company Shareholder Approval is proximately caused by (A) a withdrawal, modification or qualification of the Company Board Recommendation that is not permitted by Section 5.1(b) or (B) a material breach by the Company of Section 5.3;

            (iv)  if the Parent Stockholder Meeting shall have concluded and the Parent Stockholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall not be available to Parent where the failure to obtain the Parent Stockholder Approval is proximately caused by (A) a withdrawal, modification or qualification of the Parent Board Recommendation that is not permitted by Section 5.1(c) or (B) a material breach by Parent of Section 5.4; or

             (v)  if either the EPB Merger Agreement or the KMP Merger Agreement shall have been terminated in accordance with its terms.

          (c)   by Parent:

              (i)  if a Company Adverse Recommendation Change shall have occurred; or

             (ii)  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is incapable of being cured, or is not cured, by the Company within thirty (30) days following receipt of written notice from Parent of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(ii) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (d)   by the Company:

              (i)  if a Parent Adverse Recommendation Change shall have occurred; or

             (ii)  if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured, or is not cured, by Parent within thirty (30) days following receipt of written notice from the Company of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

        Section 7.2.    Effect of Termination.     In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the last sentence of Section 5.7, Section 5.10, this Section 7.2, Section 7.3 and the provisions in Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of any of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except that (i) the Company or Parent may have liability as provided in Section 7.3 and (ii) nothing shall relieve any party hereto from any liability or damages for any failure to consummate the Merger and the other transactions contemplated by this Agreement when required pursuant to this Agreement or any party from liability for fraud or a willful breach of any covenant or other agreement contained in this Agreement.

        Section 7.3.    Fees and Expenses.

          (a)   In the event this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) (Company Adverse Recommendation Change) or by the Company or Parent pursuant to Section 7.1(b)(iii) (Company Shareholder Vote), in each case, where a Company Superior Proposal Adverse Recommendation Change has occurred, then the Company shall pay to Parent, within two (2) business days after the date of termination, $311,000,000 (the "Company Termination Fee").

          (b)   In the event this Agreement is terminated by the Company pursuant to Section 7.1(d)(i) (Parent Adverse Recommendation Change) or by the Company or Parent pursuant to Section 7.1(b)(iv) (Parent Stockholder Vote), in each case, where a Parent Superior Proposal Adverse Recommendation Change has occurred, then Parent shall pay to the Company, within two (2) business days after the date of termination, $311,000,000 (the "Parent Termination Fee").

          (c)   Any payment of the Company Termination Fee shall be made in cash by wire transfer of same day funds to an account designated in writing by Parent. Any payment of the Parent Termination Fee shall be made in cash by wire transfer of same day funds to an account designated in writing by the Company.

          (d)   In the event that the Company or Parent, as applicable, shall fail to pay the Company Termination Fee or the Parent Termination Fee, as applicable, required pursuant to this Section 7.3 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the legal rate of interest provided for in Section 2301 of Title 6 of the Delaware Code. In addition, if the Company or Parent, as applicable, shall fail to pay the Company Termination Fee or the Parent Termination Fee, as applicable, when due, the Company or Parent, as applicable, shall also pay all of the other party's reasonable costs and expenses (including reasonable attorneys' fees) in connection with efforts to collect such fee. The parties acknowledge that the provisions of this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of the parties would enter into this Agreement. The parties agree that in the event that the Company pays the Company Termination Fee to Parent, the Company shall have no further liability to Parent or Merger Sub of any kind in respect of this Agreement and the transactions contemplated by this Agreement, and that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. The parties agree that in the event that Parent pays the Parent Termination Fee to the Company, Parent and Merger Sub shall have no further liability to the Company of any kind in respect of this Agreement and the transactions contemplated by this Agreement, and that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

ARTICLE VIII

Miscellaneous

        Section 8.1.    No Survival, Etc.     Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II, the last sentence of Section 5.7, Section 5.8 and Section 5.10 and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time.

        Section 8.2.    Amendment or Supplement.     At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval and the Parent Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by Parent's Board of Directors, the Company Board and the Special Committee; provided, however, that the Company Board may not take or authorize any such action unless it has first referred such action to Special Committee for its consideration, and permitted the Special Committee not less than two (2) business days to make a recommendation to the Company Board with respect thereto (for the avoidance of doubt, the Company Board shall in no way be obligated to follow the recommendation of the Special Committee and the Company Board shall be permitted to take action following the expiration of such two (2) business day period); provided, further, that following receipt of the Company Shareholder Approval and Parent Stockholder Approval, there shall be no amendment or change to the provisions of this Agreement which by Law or stock exchange rule would require further approval by the holders of Listed Shares or the stockholders of Parent, as applicable, without such approval. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval or consent of the Company is required pursuant to this Agreement, such determination, decision, approval or consent must be authorized by the Company Board; provided, however, that the Company Board may not take or authorize any such action unless it has first referred such action to the Special Committee for its consideration, and permitted the Special Committee not less than two (2) business days to make a recommendation to the Company Board with respect thereto.

        Section 8.3.    Extension of Time, Waiver, Etc.     At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by any other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.4.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder; provided, that if such assignment is to a wholly owned Subsidiary of the Company that is created or organized outside the United States and would result in amounts being deducted or withheld for Taxes pursuant to Section 2.2(j) in excess of the amounts that would have been so deducted or withheld in the absence of such assignment, then the Merger Consideration shall be increased as necessary so that after such deduction or withholding has been made (including any deduction or withholding applicable to additional sums payable under this Section 8.4), the applicable Person receives an amount equal to the sum it would have received had no such assignment been made. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        Section 8.5.    Counterparts.     This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 8.6.    Entire Agreement; No Third-Party Beneficiaries.     This Agreement, the Confidentiality Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), (i) the provisions of Section 5.8 and Section 8.13 and (ii) the right of the holders of Listed Shares to receive the Merger Consideration after the Closing (a claim by the holders of Listed Shares with respect to which may not be made unless and until the Closing shall have occurred). Notwithstanding anything to the contrary in this Agreement, Section 8.7 and Section 8.13 shall be for the benefit of, and enforceable by, any financing sources or lender providing financing in connection with the Merger.

        Section 8.7.    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

          (b)   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); provided that, notwithstanding the foregoing, each of the parties hereto irrevocably consents and agrees that any legal action or proceeding arising out of or in connection with any debt financing in connection with the Merger shall be brought only in the Supreme Court of the State of New York, County of New York, Borough of Manhattan, or, if under applicable laws exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.7, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party at the addresses set forth in Section 8.7. Nothing in this Section 8.7 shall affect the right of any party to serve legal process in any other manner permitted by Law.

          (c)   EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        Section 8.8.    Specific Performance.

          (a)   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8.8 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        Section 8.9.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified, provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 8.9 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 8.9; or (c) when delivered by an courier (with confirmation of delivery); in each case to the party to be notified at the following address:

  If to Parent or Merger Sub, to:

    c/o Kinder Morgan, Inc.
    1001 Louisiana St., Suite 1000
    Houston, Texas 77002
    Attention: David R. DeVeau
    Facsimile: (713) 495-2877
    Email: David_DeVeau@kindermorgan.com

  with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, New York 10153
    Attention: Michael J. Aiello
    Facsimile: (212) 310-8007
    Email: michael.aiello@weil.com

  and

    Bracewell & Giuliani LLP
    711 Louisiana Street
    Suite 2300, Pennzoil Place—South Tower
    Houston, Texas 77002
    Attention: Gary W. Orloff
    Facsimile: (713) 221-2166
    Email: gary.orloff@bgllp.com

  If to the Company, to:

    Kinder Morgan Management, LLC
    1001 Louisiana St., Suite 1000
    Houston, Texas 77002
    Attention: Special Committee
    Facsimile: (713) 495-2877

  with a copy (which shall not constitute notice) to:

    Baker Botts L.L.P.
    910 Louisiana Street
    Houston, Texas 77002
    Attention: Joshua Davidson
                       Tull R. Florey
    Facsimile: (713) 229- 2727
    Email: joshua.davidson@bakerbotts.com
                tull.florey@bakerbotts.com

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until 9:00 A.M. on the next succeeding business day in the place of receipt. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.10.    Severability.     If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

        Section 8.11.    Definitions.

          (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, however, that for the purposes of this Agreement, the Company and its Subsidiaries shall not be considered Affiliates of the Parent or any Parent's other Affiliates, nor shall any such Persons be considered Affiliates of the Company or any of its Subsidiaries.

          "business day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

          "Company Securities" has the meaning set forth in the LLC Agreement.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "DLLCA" means the Delaware Limited Liability Company Act.

          "EPB" means El Paso Pipeline Partners, L.P.

          "EPGP conflicts committee" means the "GP Conflicts Committee" as defined in the EPB Merger Agreement.

          "EPB General Partner" means "General Partner" as defined in the EPB Partnership Agreement.

          "EPB Limited Partner" means El Paso Pipeline GP Company, L.L.C., the general partner of EPB.

          "EPB Limited Partner" means "Limited Partner" as defined in the EPB Partnership Agreement.

          "EPB Merger" means the merger of E Merger Sub LLC with and into EPB as provided in the EPB Merger Agreement.

          "EPB Merger Agreement" means the Agreement and Plan of Merger, dated August 9, 2014, among Parent, EPB, EPB General Partner and E Merger Sub LLC, as may be amended from time to time in compliance with the applicable provisions hereof, including all annexes, exhibits, schedules, disclosure letters and other documents delivered in connection therewith.

          "EPB Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of EPB, as amended or supplemented from time to time.

          "Environmental Law" means any applicable Law relating to the environment, health, safety, natural resources, or the protection thereof, including any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

          "Environmental Permit" means any Permit required under or issued pursuant to any Environmental Law.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

          "Hazardous Materials" means any hazardous waste or solid waste as defined by 42 U.S.C. §6903, any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous material (including friable asbestos, urea formaldehyde insulation or polychlorinated biphenyls), in each case regulated by any Environmental Laws.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "I-Units" has the meaning set forth in the KMP Partnership Agreement.

          "KMP" means Kinder Morgan Energy Partners, L.P.

          "KMP Adverse Recommendation Change" means the Partnership Adverse Recommendation Change, as such term is defined and used in the KMP Merger Agreement.

          "KMP Merger Recommendation Statement" means the Partnership Board Recommendation, as such term is defined and used in the KMP Merger Agreement.

          "KMP Merger" means the merger of P Merger Sub LLC with and into KMP as provided in the KMP Merger Agreement.

          "KMP Merger Agreement" means the Agreement and Plan of Merger, dated August 9, 2014, among Parent, KMP, the KMP General Partner, P Merger Sub LLC and the Company, as may be amended from time to time in compliance with the applicable provisions hereof, including all annexes, exhibits, schedules, disclosure letters and other documents delivered in connection therewith.

          "KMP Unitholder Meeting" means a special meeting of the limited partners held for the purpose of obtaining the approval of the KMP Merger Agreement by the limited partners of KMP.

          "Listed Share" has the meaning set forth in the LLC Agreement.

          "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended or supplemented from time to time.

          "Material Adverse Effect" means, when used with respect to a Person, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement or, except specifically for purposes of the representations and warranties made by the applicable parties in Section 3.3(b) and Section 4.3(b) and the satisfaction of the closing conditions set forth in Article VI with respect to such representations and warranties, the performance of this Agreement; (iii) any change in the market price or trading volume of the limited liability company units, limited partnership interests, shares of common stock or other equity securities of such Person (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced or threatened by or involving any current or former member, partner or stockholder of such Person or any of its Subsidiaries (or in the case of Parent, the Company) (on their own or on behalf of such Person or any of its Subsidiaries or in the case of Parent, the Company) arising out of or related to this Agreement or the transactions contemplated by this Agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; (viii) any failure of a Person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); and (ix) the taking of any action required by this Agreement; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such Person and its Subsidiaries operate.

          "NYSE" means the New York Stock Exchange.

          "Outstanding" has the meaning set forth in the LLC Agreement.

          "Parent Warrants" means the warrants to purchase Parent Class P Stock issued pursuant to that certain Warrant Agreement, dated as of May 25, 2012, by and among Parent, Computershare Inc. and Computershare Trust Company, N.A.

          "Permits" shall mean any licenses, permits, franchises, tariffs, grants, easements, variances, exceptions, certificates, approvals, registrations, authorizations, consents or orders granted or issued by, or filings with, any Governmental Authority.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

          "SEC" means the Securities and Exchange Commission.

          "Shareholders" has the meaning set forth in the LLC Agreement.

          "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party; provided, however, when used with respect to Parent, the term "Subsidiary" shall not include the Company or its Subsidiaries, and when used with respect to the Company, KMP or its Subsidiaries. For the avoidance of doubt, when used with respect to the Parent, the term "Subsidiary" shall include EPB, its Subsidiaries and EPB General Partner.

          "Transactions" means the Merger, the EPB Merger and the KMP Merger.

          "Transactions Consideration" means, collectively, the aggregate Merger Consideration, the aggregate Merger Consideration (as defined in the EPB Merger Agreement) and the aggregate Merger Consideration (as defined in the KMP Merger Agreement).

          "Voting Shares" has the meaning set forth in the LLC Agreement.

        The following terms are defined on the page of this Agreement set forth after such term below:

Acquisition Agreement	33
Affiliate	54
Agreement	1
Antitrust Laws	38
Balance Sheet Date	12
Book-Entry Shares	4
business day	54
Certificate	4
Certificate of Merger	2
Charter Amendment	3
Closing	2
Closing Date	2
Code	1
Company	1
Company Adverse Recommendation Change	27
Company Alternative Proposal	34
Company Board	1
Company Board Recommendation	26
Company Disclosure Schedule	9
Company Fairness Opinion	14
Company Financial Advisors	14
Company Intervening Event	34
Company Material Adverse Effect	9
Company Notice Period	27
Company Proxy Statement	12
Company SEC Documents	12
Company Securities	54
Company Shareholder Approval	11
Company Shareholder Meeting	26
Company Superior Proposal	34
Company Superior Proposal Adverse Recommendation Change	27
Company Termination Fee	48
Confidentiality Agreement	39
Contract	11
DGCL	54
DLLCA	54
Effective Time	2
Environmental Law	55
Environmental Permit	55
EPB	54
EPGP conflicts committee	54
EPB General Partner	54
EPB Limited Partners	54, 55
EPB Merger	55
EPB Merger Agreement	55
EPB Partnership Agreement	55
ERISA Affiliate	55
Excess Shares	7
Exchange Act	12
Exchange Agent	4
Exchange Fund	5
Exchange Ratio	3
Fractional Share Proceeds	7
GAAP	55
Governmental Authority	55
Hazardous Materials	55
HSR Act	55
Indemnified Person	39
I-Units	56
KMP	56
KMP Adverse Recommendation Change	56
KMP General Partner	2
KMP Merger	56
KMP Merger Agreement	56
KMP Merger Recommendation Statement	56
KMP Unitholder Meeting	56
Law	13
Laws	13
Liens	9
Listed Share	56
LLC Agreement	56
Material Adverse Effect	56

Maximum Amount	40
Merger	2
Merger Consideration	3
Merger Sub	1
NYSE	57
Organizational Documents	9
Outside Date	46
Outstanding	57
Parent	1
Parent Adverse Recommendation Change	28
Parent Alternative Proposal	36
Parent Benefit Plans	23
Parent Board Recommendation	28
Parent Charter Approval	18
Parent Class P Stock	1
Parent Common Stock	16
Parent Disclosure Schedule	15
Parent Fairness Opinion	24
Parent Financial Advisor	24
Parent Intellectual Property	24
Parent Intervening Event	37
Parent Material Adverse Effect	15
Parent Material Contract	22
Parent Notice Period	29
Parent Permits	20
Parent Preferred Stock	16
Parent Proxy Statement	13
Parent SEC Documents	19
Parent Stock Issuance	1
Parent Stock Issuance Approval	18
Parent Stockholder Approval	18
Parent Stockholder Meeting	28
Parent Superior Proposal	36
Parent Superior Proposal Adverse Recommendation Change	28
Parent Termination Fee	48
Parent Warrants	57
Permits	57
Person	57
portable document format	50
Proceeding	39
Proxy Statements	13
Public Shareholders	1
Registration Statement	13
Release	57
Representatives	32
Restraints	43
rights-of-way	24
Sarbanes-Oxley Act	12
SEC	57
Second Step Merger	3
Second Step Merger Sub	3
Securities Act	9
share proceeds	7
Shareholders	57
Special Committee	1
Subsidiary	58
Support Agreement	2
Surviving Company	2
Tax	14
Tax Return	14
Taxes	14
Transactions	58
Transactions Consideration	58
Voting Shares	58

        Section 8.12.    Interpretation.

          (a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aide of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

        Section 8.13.    Non-Recourse.     No past, present or future director, officer, employee, incorporator, member, partner, stockholder, financing source, lender, agent, attorney, representative or affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort or otherwise) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 8.13 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:
KINDER MORGAN, INC.
By:	/s/ DAX SANDERS
	Name:	Dax Sanders
	Title:	Vice President
MERGER SUB:
R MERGER SUB LLC
By:	/s/ DAX SANDERS
	Name:	Dax Sanders
	Title:	Vice President
COMPANY:
KINDER MORGAN MANAGEMENT, LLC
By:	/s/ DAVID R. DEVEAU
	Name:	David R. DeVeau
	Title:	Vice President

[SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

FORM OF CHARTER AMENDMENT

See attached.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KINDER MORGAN, INC.

[                    ], 201[    ]

        Kinder Morgan, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

  1.
  The name of the Company is Kinder Morgan, Inc.

  2.
  The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on February 10, 2011 (the "Certificate of Incorporation"), by amending Section A of Article FOURTH as set forth in paragraph 3 below.

  3.
  The first sentence of Section A of Article FOURTH of the Certificate of Incorporation from the beginning of the sentence through the end of clause (1) is hereby amended to read as follows:

  "A.
  Authorized Shares

            The total number of shares of capital stock which the Company shall have authority to issue is 4,819,462,927 shares, of which 10,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock"), and 4,809,462,927 shares shall be common stock, par value $0.01 per share (the "Common Stock"), consisting of:

      (1)
      4,000,000,000 shares of Class P Common Stock (the "Class P Common Stock");"

  4.
  This Certificate of Amendment was submitted to the stockholders of the Company and was approved by the stockholders of the Company in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware.

  5.
  This Certificate of Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

[Signature Page to Follow.]

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Certificate of Incorporation as of the date first written above.

KINDER MORGAN, INC.
By:
Name:
Title:

[Certificate of Amendment to the Certificate of Incorporation of Kinder Morgan, Inc.]

Annex C

AGREEMENT AND PLAN OF MERGER

Dated as of August 9, 2014

by and among

EL PASO PIPELINE PARTNERS, L.P,

EL PASO PIPELINE GP COMPANY, L.L.C.,

KINDER MORGAN, INC.,

and

E MERGER SUB LLC

C-i

C-ii

C-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of August 9, 2014 (this "Agreement"), is by and among El Paso Pipeline Partners, L.P., a Delaware limited partnership (the "Partnership"), El Paso Pipeline GP Company, L.L.C. a Delaware limited liability company and the general partner of the Partnership (the "Partnership GP"), Kinder Morgan, Inc., a Delaware corporation ("Parent"), and E Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent ("Merger Sub"). Certain terms used in this Agreement are defined in Section 8.11.

W I T N E S S E T H:

        WHEREAS, the Conflicts Committee of the Board of Directors of the Partnership GP (the "GP Conflicts Committee") has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Partnership Unaffiliated Unitholders, (ii) approved, and recommended that the Board of Directors of the Partnership GP (the "GP Board") approve, this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and submit this Agreement to a vote of the Limited Partners and (iii) resolved to recommend approval of this Agreement by the Limited Partners;

        WHEREAS, the GP Board (acting based upon the recommendation of the GP Conflicts Committee) has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Partnership Unaffiliated Unitholders, (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and (iii) resolved to submit this Agreement to a vote of the Limited Partners and recommend approval of this Agreement by the Limited Partners;

        WHEREAS, the Board of Directors of Parent has (i) determined that this Agreement and the transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger) are in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement, the KMP Merger Agreement, the KMR Merger Agreement, the Charter Amendment and the issuance of shares of Class P common stock, par value $0.01 per share of Parent ("Parent Class P Stock") pursuant to the Merger, the KMP Merger and the KMR Merger (together, the "Parent Stock Issuance") and (iii) resolved to submit the Charter Amendment and the Parent Stock Issuance to a vote of Parent's stockholders and recommend adoption of the Charter Amendment and approval of the Parent Stock Issuance; and

        WHEREAS, concurrently with the execution of this Agreement, and as a material inducement for the Partnership and the Partnership GP to enter into this Agreement, the Partnership has entered into a Support Agreement, dated as of the date hereof (collectively, the "Support Agreement"), with the Partnership, Partnership GP, Kinder Morgan Management, LLC ("KMR"), Kinder Morgan Energy Partners, L.P. ("KMP"), KMP's general partner, Richard D. Kinder and RDK Investments, Ltd.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

ARTICLE I

The Merger

        Section 1.1.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA and the DRULPA, at the Effective Time, Merger Sub shall be merged with and into the Partnership (the "Merger"), the separate limited liability company existence of Merger Sub will cease and the Partnership will continue its existence as a limited partnership under Delaware Law as the surviving entity in the Merger (the "Surviving Entity").

        Section 1.2.    Closing.     Subject to the provisions of Article VI, the closing of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana Street, Suite 1700, Houston, Texas 77002 at 10:00 A.M., Houston, Texas time, on the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Partnership and Parent shall agree. Each of the Merger, the KMR Merger and the KMP Merger shall be consummated substantially concurrently on the same date in the sequence set forth on Section 1.2 of the Parent Disclosure Schedule. The date on which the Closing actually occurs is referred to as the "Closing Date".

        Section 1.3.    Effective Time.     Subject to the provisions of this Agreement, at the Closing, the Partnership and Parent will cause each of a certificate of merger, executed in accordance with the relevant provisions of the Partnership Agreement, the DRULPA and the DLLCA (the "Certificate of Merger"), and the Charter Amendment, executed in accordance with the relevant provisions of the DGCL, to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the "Effective Time"). The Charter Amendment shall be filed with the Secretary of State of the State of Delaware prior to the filing of the Certificate of Merger and shall become effective at or prior to the Effective Time.

        Section 1.4.    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA.

        Section 1.5.    Organizational Documents of the Surviving Entity.     At the Effective Time, the certificate of limited partnership of the Partnership and the Partnership Agreement shall remain unchanged and shall be the certificate of limited partnership and Partnership Agreement of the Surviving Entity, until duly amended in accordance with applicable Law and the terms of the Partnership Agreement.

        Section 1.6.    Organizational Documents of Parent.     Subject to receipt of the Parent Charter Approval, the certificate of incorporation of Parent shall be amended prior to the Effective Time as set forth in Exhibit A (the "Charter Amendment") and, such certificate of incorporation as amended by the Charter Amendment, shall be the certificate of incorporation of Parent until thereafter amended or changed as provided herein or by applicable Law.

ARTICLE II

Effect on Units

        Section 2.1.    Effect of Merger.     At the Effective Time, by virtue of the Merger and without any action on the part of the Partnership, the Partnership GP, Parent, Merger Sub or the holder of any securities of the Partnership or Merger Sub:

          (a)    Conversion of Common Units.     Subject to Section 2.1(c), Section 2.2(h) and Section 2.5, each Common Unit issued and outstanding or deemed issued and outstanding in accordance with Section 2.4 as of immediately prior to the Effective Time shall be converted into the right, at the election of the holder of such Common Unit pursuant to Section 2.3 to receive any of the following consideration (the "Merger Consideration"):

            (i)    Mixed Election Units.    Each Common Unit with respect to which an election to receive a combination of stock and cash (a "Mixed Election") has been properly made and not properly revoked pursuant to Section 2.3 (each, a "Mixed Consideration Election Unit") and each No Election Unit (as that term is defined in Section 2.3(b)) shall be converted into the right to receive the combination (which combination shall hereinafter be referred to as the "Per Unit Mixed Consideration") of (x) $4.65 in cash without interest (the "Per Unit Mixed Consideration Cash Amount") and (y) 0.9451 of a share of validly issued, fully paid and nonassessable Parent Class P Stock (such fraction of a share, the "Per Unit Mixed Election Stock Exchange Ratio"), in each case, subject to adjustment in accordance with Section 2.5.

            (ii)    Cash Election Units.    Each Common Unit with respect to which an election to receive cash (a "Cash Election") has been properly made and not properly revoked pursuant to Section 2.3 (each, a "Cash Election Unit") shall be converted (provided that the Available Cash Election Amount (as defined below) equals or exceeds the Cash Election Amount (as defined below)) into the right to receive $39.53 in cash without interest (the "Per Unit Cash Election Consideration"), subject to adjustment in accordance with this Section 2.1(a)(ii) and Section 2.5; provided, however, that if (A) the product of the number of Cash Election Units and the Per Unit Cash Election Consideration (such product being the "Cash Election Amount") exceeds (B) the difference between (x) the product of the Per Unit Mixed Consideration Cash Amount and the total number of issued and outstanding Common Units immediately prior to the Effective Time (excluding Common Units that are to remain outstanding as provided for in Section 2.1(c) and including, for the avoidance of doubt, Restricted Units pursuant to the terms and conditions of Section 2.4), minus (y) the product of the number of Mixed Consideration Election Units (provided that No Election Units shall be deemed to be Mixed Consideration Election Units for purposes of this Section 2.1(a)(ii)) and the Per Unit Mixed Consideration Cash Amount (the "Aggregate Mixed Consideration Cash Amount") (such difference being the "Available Cash Election Amount"), then each Cash Election Unit shall be converted into a right to receive (1) an amount of cash (without interest) equal to the product of (p) the Per Unit Cash Election Consideration and (q) a fraction, the numerator of which shall be the Available Cash Election Amount and the denominator of which shall be the Cash Election Amount (such fraction being the "Cash Fraction") and (2) a number of validly issued, fully paid and nonassessable shares of Parent Class P Stock equal to the product of (r) the Exchange Ratio and (s) one (1) minus the Cash Fraction.

            (iii)    Stock Election Units.    Each Common Unit with respect to which an election to receive stock consideration (a "Stock Election") has been properly made and not properly revoked pursuant to Section 2.3 (each, a "Stock Election Unit") shall be converted (provided that the Cash Election Amount equals or exceeds the Available Cash Election Amount), into the right to receive 1.0711 shares of validly issued, fully paid and nonassessable Parent Class P Stock (the "Exchange Ratio"), subject to adjustment in accordance with this Section 2.1(a)(iii)) and Section 2.5 (the "Per Unit Stock Consideration"); provided, however, that if the Available Cash Election Amount exceeds the Cash Election Amount, then each Stock Election Unit shall be converted into the right to receive (A) an amount of cash (without interest) equal to the amount of such excess divided by the number of Stock Election Units and (B) a number of validly issued, fully paid and nonassessable shares of Parent Class P Stock equal to the product of (x) the Exchange Ratio and (y) a fraction, the numerator of which shall be the Per Unit Cash Election Consideration minus the amount calculated in clause (A) of this Section 2.1(a)(iii) and the denominator of which shall be the Per Unit Cash Election Consideration.

          (b)    Equity of Merger Sub.     The membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Units of the Surviving Entity equal to the number of Common Units converted into the right to receive the Merger Consideration pursuant to Section 2.1(a). At the Effective Time, the books and records of the Partnership shall be revised to reflect the conversion of all Common Units held by Persons other than the Partnership GP, Parent and any Subsidiaries of Parent, and the Partnership GP, Parent and any Subsidiaries of Parent shall continue the existence of the Partnership (as the Surviving Entity) without dissolution.

          (c)    Treatment of Partnership-Owned Units and Parent-Owned Partnership Interests.     Any Units that are owned immediately prior to the Effective Time by the Partnership shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange for such canceled Units. All Partnership Interests, including the Partnership GP Interest, that are owned immediately prior to the Effective Time by the Partnership GP, Parent or any of its Subsidiaries shall remain outstanding as Partnership Interests in the Surviving Entity, unaffected by the Merger.

          (d)    Certificates.     As of the Effective Time, all Common Units converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such Common Units (a "Certificate") or non-certificated Common Units represented in book-entry form immediately prior to the Effective Time ("Book-Entry Units") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(g) and cash in lieu of any fractional shares to which such holder is entitled pursuant to Section 2.2(h), in each case to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with Section 2.2(c), without interest.

        Section 2.2.    Exchange of Certificates.

          (a)    Exchange Agent.     Prior to the Closing Date, Parent shall appoint an exchange agent reasonably acceptable to the Partnership (the "Exchange Agent") for the purpose of exchanging Certificates and Book-Entry Units for the Merger Consideration. Promptly after the Effective Time, but in no event more than five (5) business days following the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of Common Units as of the Effective Time whose Common Units were converted into the right to receive the Merger Consideration (and, to the extent commercially practicable, to make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by such holder of record), a letter of transmittal (which shall specify that, with respect to certificated Common Units, the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(i)) to the Exchange Agent) in such customary forms as the Partnership and Parent may reasonably agree, including, as applicable, instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof pursuant to Section 2.2(i)) and Book-Entry Units to the Exchange Agent in exchange for the Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 2.2(h) and any dividends or distributions pursuant to Section 2.2(g)).

          (b)    Deposit.    At or prior to the Closing, Parent shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of Common Units whose Common Units are converting into the right to receive the Merger Consideration at the Effective Time, shares of Parent Class P Stock (which shall be in non-certificated book-entry form unless a physical certificate is specifically requested, following the Effective Time, by the holder of such shares of

  Parent Class P Stock) and an amount of cash in U.S. dollars sufficient to be issued and paid pursuant to Section 2.1, payable upon due surrender of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(i) with respect to certificated Common Units) or Book-Entry Units pursuant to the provisions of this Article II. Following the Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash in U.S. dollars or other consideration as applicable sufficient to pay any dividends and other distributions pursuant to Section 2.2(g) and any shares of Parent Class P Stock or cash in U.S. dollars sufficient to pay any Merger Consideration, in each case, that may be payable from time to time following the Effective Time. All cash and book-entry shares representing Parent Class P Stock and any dividends or distributions pursuant to Section 2.2(g) deposited with the Exchange Agent or representing unit proceeds obtained pursuant to Section 2.2(h) shall be referred to in this Agreement as the "Exchange Fund". The Exchange Agent shall, pursuant to irrevocable instructions delivered by Parent at or prior to the Effective Time, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Article II out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than to pay such Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 2.2(h) and any dividends and other distributions pursuant to Section 2.2(g).

          (c)    Exchange.     Each holder of Common Units that have been converted into the right to receive the Merger Consideration, upon delivery to the Exchange Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and surrender of a Certificate (or affidavit of loss in lieu thereof pursuant to Section 2.2(i) with respect to certificated Common Units) or Book-Entry Units and such other documents as may reasonably be required by the Exchange Agent (including with respect to Book-Entry Units), will be entitled to receive in exchange therefor (i) the number of shares of Parent Class P Stock (which shall be in non-certificated book-entry form unless a physical certificate is specifically requested, following the Effective Time, by the holder of such shares of Parent Class P Stock) representing, in the aggregate, the whole number of shares of Parent Class P Stock that such holder has the right to receive in accordance with the provisions of this Article II, (ii) a check denominated in U.S. dollars in the amount of cash that such holder has the right to receive pursuant to this Article II (including any cash in lieu of any fractional shares payable pursuant to Section 2.2(h)) and (iii) such dividends or other distributions as such holder has the right to receive pursuant to Section 2.2(g). The Merger Consideration and such other amounts as reflected in the immediately preceding sentence shall be paid as promptly as practicable by mail after receipt by the Exchange Agent of the Certificate (or affidavit of loss in lieu thereof pursuant to Section 2.2(i) with respect to certificated Common Units) or any applicable documentation with respect to the surrender of Book-Entry Units, and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates and Book-Entry Units. Until so surrendered, each such Certificate and Book-Entry Unit shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and such other amount as contemplated by Section 2.2(g).

          (d)    Other Payees.     If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Unit or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (e)    No Further Transfers.     From and after the Effective Time, there shall be no further registration on the books of the Partnership of transfers of Common Units converted into the right to receive the Merger Consideration. From and after the Effective Time, the holders of Certificates or Book-Entry Units representing Common Units converted into the right to receive the Merger Consideration which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Units, except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Units are presented to the Exchange Agent or Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (f)    Termination of Exchange Fund.     Any portion of the Exchange Fund that remains unclaimed by the holders of Common Units converted into the right to receive the Merger Consideration twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his, her or its Common Units for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's Common Units. Notwithstanding the foregoing, Parent, Merger Sub and the Partnership shall not be liable to any holder of Common Units for any Merger Consideration duly delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration remaining unclaimed by holders of Common Units immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (g)    Dividends and Distributions.     No dividends or other distributions with respect to shares of Parent Class P Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Units until such Certificates or Book-Entry Units are surrendered as provided in this Section 2.2. Following such surrender, subject to the effect of escheat, Tax or other applicable Law, there shall be paid, without interest, to the record holder of the shares of Parent Class P Stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of Parent Class P Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Class P Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Class P Stock, all shares of Parent Class P Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

          (h)    No Fractional Shares.     No certificates or scrip representing fractional shares of Parent Class P Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Units. Notwithstanding any other provision of this Agreement, each holder of Common Units converted into the right to receive the Merger Consideration pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Class P Stock (after taking into account all Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.2(i)) or Book-Entry Units to be delivered by such holder) shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(h), a cash payment, without interest, in lieu of such fractional shares representing such holder's proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by reasonable and customary fees of the Exchange Agent attributable to such sale) (as so reduced, the "share proceeds") in one or more transactions of a number of shares of Parent Class P Stock, such number equal to the excess of (i) the aggregate number of shares of Parent Class P Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.2(b) over (ii) the aggregate number of whole shares of Parent Class P Stock to be distributed to the holders of Certificates and Book-Entry Units pursuant to Section 2.2(c) (such excess being, the "Excess Shares"). The parties acknowledge that payment of the cash share proceeds in lieu of issuing certificates or scrip for fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Common Units that would otherwise receive fractional shares of Parent Class P Stock, shall sell the Excess Shares at then-prevailing prices on the NYSE in the manner provided in this Section 2.2(h) and shall execute such sales in round lots to the extent practicable. Until the share proceeds of such sale or sales have been distributed to the holders of such Common Units, or the Exchange Fund is terminated, the Exchange Agent shall hold such share proceeds in trust for the benefit of the holders of such Common Units (the "Fractional Share Proceeds"). The Exchange Agent shall determine the portion of the Fractional Share Proceeds to which each holder of such Common Units shall be entitled, if any, by multiplying the amount of the aggregate share proceeds comprising the Fractional Share Proceeds by a fraction, the numerator of which is the amount of the fractional shares to which such holder of such Common Units would otherwise be entitled and the denominator of which is the aggregate amount of fractional shares to which all holders of such Common Units would otherwise be entitled.

          (i)    Lost, Stolen or Destroyed Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Common Units represented by such Certificate as contemplated by this Article II and any dividends and other distributions pursuant to Section 2.2(g).

          (j)    Withholding Taxes.     Parent, Merger Sub, the Surviving Entity and the Exchange Agent shall deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign tax Law (and to the extent deduction and withholding is required, such deduction and withholding shall be taken in cash or Parent Class P Stock, as determined by Parent). To the extent amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the Common Units in respect of whom such withholding was made. If withholding is taken in shares of Parent Class P Stock, Parent and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

        Section 2.3.    Election Procedures.

          (a)    Election Form.     An election form and other appropriate and customary transmittal materials (which shall specify with respect to certificated Common Units that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent) in such form as Parent shall reasonably specify and as shall be reasonably acceptable to the Partnership (the "Election Form") shall be mailed no less than thirty (30) days prior to the anticipated Closing Date or on such other date as Parent and the Partnership shall mutually agree (the "Mailing Date") to each holder of record of Common Units as of the close of business on the fifth business day prior to the Mailing Date or such other date as mutually agreed to by Parent and the Partnership (the "Election Form Record Date").

          (b)    Choice of Election.     Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify (i) the number of such holder's (or such beneficial owner's) Common Units with respect to which such holder (or such beneficial owner) elects to receive (A) the Per Unit Mixed Consideration, (B) the Per Unit Stock Consideration or (C) the Per Unit Cash Election Consideration or (ii) that such holder (or such beneficial owner) makes no election with respect to such holder's (or such beneficial owner's) Common Units. Any Common Units with respect to which the Exchange Agent does not receive a properly completed Election Form during the period (the "Election Period") from the Mailing Date to 5:00 p.m., New York time, on the second (2nd) business day prior to the Effective Time (the "Election Deadline") shall be deemed to be No Election Units. Parent shall publicly announce the anticipated Election Deadline at least five (5) business days prior to the Election Deadline. If the Effective Time is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date (which shall be the second (2nd) business day prior to the Effective Time or such other date as mutually agreed to by Parent and the Partnership), and Parent shall promptly announce any such delay and, when determined, the rescheduled Election Deadline. For the purposes of this Agreement, "No Election Unit" means each Common Unit for which no election to receive Per Unit Mixed Consideration, Per Unit Cash Election Consideration or Per Unit Stock Consideration has been properly made and received in accordance with the terms of this Section 2.3. For the avoidance of doubt, for purposes of this Section 2.3, references to Common Units shall include, or be deemed to include, Restricted Units.

          (c)    New Holders.     Parent shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders or beneficial owners of Common Units during the Election Period, and the Partnership shall provide the Exchange Agent all information reasonably necessary for it to perform its duties as specified herein.

          (d)    Revocations; Exchange Agent.     Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form during the Election Period. After a Cash Election, a Stock Election or a Mixed Election is validly made with respect to any Common Units, any subsequent transfer of such Common Units shall automatically revoke such election. Any Election Form may be revoked or changed by the person submitting it, by written notice received by the Exchange Agent during the Election Period. In the event an Election Form is revoked, the Common Units represented by such Election Form shall be deemed to be No Election Units, except to the extent a subsequent election is properly made during the Election Period. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Parent or the Partnership or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

        Section 2.4.    Treatment of Restricted Units; Termination of Partnership Equity Plan.

          (a)   As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the GP Board (or, if appropriate, any committee administering the Long-Term Incentive Plan) will adopt resolutions, and the Partnership will take all other actions as may be necessary or required in accordance with applicable Law and the Long-Term Incentive Plan (including, the award agreements in respect of awards granted thereunder) to give effect to this Section 2.3 to provide that each Common Unit subject to forfeiture or restricted unit granted under the Long-Term Incentive Plan (each, a "Restricted Unit") that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, vest in full and the restrictions with respect thereto shall lapse, and each Restricted Unit shall be treated as an issued and outstanding Common Unit as of immediately prior to the Effective Time and otherwise subject to the terms and conditions of this Agreement (including Section 2.1, Section 2.2 and Section 2.3).

          (b)   Prior to the Effective Time, the Partnership GP shall take all actions necessary to terminate the Long-Term Incentive Plan, such termination to be effective at the Effective Time, and from and after the Effective Time, the Long-Term Incentive Plan shall be terminated and no Restricted Units or other rights with respect to Common Units or other Partnership Interests shall be granted or be outstanding thereunder, it being understood that the terminations contemplated by this Agreement shall in no respect limit Parent's obligations under this Section 2.4 with respect to Restricted Units granted prior to the Effective Time.

        Section 2.5.    Adjustments.     Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Common Units or shares of Parent Class P Stock shall have been changed into a different number of units or shares or a different class or series by reason of the occurrence or record date of any unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction, the Merger Consideration, the Per Unit Mixed Consideration Cash Amount, the Per Unit Cash Election Consideration, the Per Unit Stock Consideration, the Mixed Election Stock Exchange Ratio and any other similar dependent item, as the case may be, shall be appropriately adjusted to reflect fully the effect of such unit or share dividend, subdivision, reclassification, recapitalization, split, split-up, unit or share distribution, combination, exchange of units or shares or similar transaction and to provide the holders of Common Units the same economic effect as contemplated by this Agreement prior to such event.

        Section 2.6.    No Dissenters' Rights.     No dissenters' or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

ARTICLE III

Representations and Warranties of the Partnership and the Partnership GP

        Except as disclosed in (a) the Partnership SEC Documents filed or publicly furnished with the SEC on or after December 31, 2013 and prior to the date of this Agreement (but excluding any disclosure contained in any such Partnership SEC Documents under the heading "Risk Factors" or "Information Regarding Forward-Looking Statements" or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by the Partnership to Parent (the "Partnership Disclosure Schedule") prior to the execution of this Agreement (provided that (i) disclosure in any section of such Partnership Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Partnership Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Partnership Material Adverse Effect), the Partnership and, with respect to itself where provided for in this Article III, the Partnership GP each represent and warrant to Parent as follows:

        Section 3.1.    Organization, Standing and Corporate Power.

          (a)   Each of the Partnership, the Partnership GP and their respective Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite limited liability company, corporate, partnership or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Partnership ("Partnership Material Adverse Effect").

          (b)   All the outstanding limited liability company interests, partnership interests, shares of capital stock of, or other equity interests in, each material Subsidiary of the Partnership that are owned directly or indirectly by the Partnership have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the date hereof and on the Closing Date) (the "Organizational Documents") of such entity) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions as set forth in the Organizational Documents of such Subsidiary and for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" laws of the various States of the United States) (collectively, "Liens").

        Section 3.2.    Capitalization.

          (a)   The authorized equity interests of the Partnership consist of Common Units, Class B units representing limited partner interests in the Partnership ("Partnership Class B Units"), subordinated units representing limited partner interests in the Partnership that are convertible into Common Units ("Partnership Subordinated Units"), the general partner interest in the Partnership (the "Partnership GP Interest") and the Incentive Distribution Rights. At the close of business on August 7, 2014, the issued and outstanding limited partner interests and general partner interests of the Partnership consisted of (i) 231,097,050 Common Units, (ii) no Partnership Class B Units, (iii) 4,359 Restricted Units, (iv) no Partnership Subordinated Units, (v) Incentive Distribution Rights, and (vi) the Partnership GP Interest. Except (A) as set forth above in this Section 3.2(a), (B) as set forth in the Partnership Agreement, as in effect as of the date of this Agreement, or (C) as otherwise permitted by Section 5.2(a), as of the date of this Agreement there are not, and as of the Effective Time there will not be, any Partnership Interests, voting securities or equity interests of the Partnership issued and outstanding or any subscriptions, options, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character valued by reference to, or providing for the issuance of any Partnership Interests, voting securities or equity interests of the Partnership, including any representing the right to purchase or otherwise receive any of the foregoing. The Partnership GP is the sole general partner of the Partnership. The Partnership GP is the sole record owner of the Partnership GP Interest and all of the Incentive Distribution Rights and such Partnership GP Interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable laws and the Partnership Agreement.

          (b)   None of the Partnership or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, restricted units, equity appreciation rights, profits interests, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any partnership interests, shares of capital stock, voting securities or equity interests of any Subsidiary of the Partnership. Except as set forth in the Partnership Agreement, as in effect as of the date of this Agreement, there are no outstanding obligations of the Partnership or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Partnership Interests or other partnership interests, shares of capital stock, voting securities or equity or equity-based interests (or any options, restricted units, equity appreciation rights, profits interests, warrants or other rights to acquire any Partnership Interests or other limited partnership interests, shares of capital stock, voting securities or equity interests) of the Partnership or any of its Subsidiaries.

        Section 3.3.    Authority; Noncontravention; Voting Requirements.

          (a)   Each of the Partnership and the Partnership GP has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the Partnership Unitholder Approval in the case of the Partnership. The execution, delivery and performance by each of the Partnership and the Partnership GP of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by the GP Board and approved by each of the GP Conflicts Committee and the GP Board and, except for obtaining the Partnership Unitholder Approval, no other entity action on the part of the Partnership and the Partnership GP is necessary to authorize the execution, delivery and performance by the Partnership and the Partnership GP of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Partnership and the Partnership GP and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Partnership and the Partnership GP, enforceable against them in accordance with its terms.

          (b)   Neither the execution and delivery of this Agreement by the Partnership or the Partnership GP nor the consummation by the Partnership and the Partnership GP of the transactions contemplated by this Agreement, nor compliance by the Partnership and the Partnership GP with any of the terms or provisions of this Agreement, will (i) assuming that the Partnership Unitholder Approval is obtained, conflict with or violate any provision of the Partnership Agreement or any of the Organizational Documents of the Partnership's material Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Partnership Unitholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Partnership or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Partnership or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a "Contract") or Partnership Permit, to which the Partnership or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of the Partnership or any of its Subsidiaries, except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

          (c)   Except for the approval by the Partnership GP, which was obtained prior to the execution of this Agreement, the affirmative vote or consent of at least a majority of the Outstanding Common Units and Class B Units, if any, voting as a single class at the Partnership Unitholder Meeting or any adjournment or postponement thereof in favor of the approval of this Agreement (the "Partnership Unitholder Approval") is the only vote or approval of the holders of any class or series of Partnership Interests that is necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement.

          (d)   The GP Conflicts Committee, at a meeting duly called and held, has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Partnership Unaffiliated Unitholders, (ii) approved, and recommended that the GP Board approve, this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and submit this Agreement to a vote of the Limited Partners and (iii) resolved to recommend approval of this Agreement by the Limited Partners.

          (e)   The GP Board (acting based upon the recommendation of the GP Conflicts Committee), at a meeting duly called and held, has (i) determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, after determining that the Merger is fair and reasonable to, and in the best interests of, the Partnership Unaffiliated Unitholders, (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and (iii) resolved to submit this Agreement to a vote of the Limited Partners and recommend approval of this Agreement by the Limited Partners.

        Section 3.4.    Governmental Approvals.     Except for (i) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Securities Act, including the filing of a proxy statement/prospectus with the SEC in connection with the Merger (the "Partnership Proxy Statement"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) filings required under, and compliance with other applicable requirements of, Antitrust Laws or (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (B) result in a Partnership Material Adverse Effect.

        Section 3.5.    Partnership SEC Documents; Undisclosed Liabilities.

          (a)   The Partnership and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2011 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Partnership SEC Documents"). The Partnership SEC Documents, as of their respective effective dates (in the case of Partnership SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Partnership SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, applicable to such Partnership SEC Documents, and none of the Partnership SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   Except (i) as reflected or otherwise reserved against on the balance sheet of the Partnership and its consolidated Subsidiaries (including the notes thereto) included in the Partnership SEC Documents filed by the Partnership and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since December 31, 2013 (the "Balance Sheet Date") in the ordinary course of business consistent with past practice and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement, neither the Partnership nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of the Partnership prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect (other than with respect to information supplied in writing by or on behalf of Parent, as to which the Partnership makes no representation or warranty).

        Section 3.6.    Compliance With Laws.     The Partnership and its Subsidiaries are, and since the later of December 31, 2011 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to any Governmental Authority, including common law (collectively, "Laws" and each, a "Law"), except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

        Section 3.7.    Information Supplied.     Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Partnership and the Partnership GP specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Class P Stock in connection with the Merger (as amended or supplemented from time to time, the "Registration Statement") will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Rule 13e-3 transaction statement on Schedule 13E-3 relating to the approval of this Agreement by the Limited Partners (as amended or supplemented, the "Schedule 13E-3") will, at the time the Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, (c) the Partnership Proxy Statement will, on the date it is first mailed to Limited Partners, and at the time of the Partnership Unitholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (d) the proxy statement filed by Parent with the SEC in connection with Parent Stockholder Approval (the "Parent Proxy Statement" and

together with the Partnership Proxy Statement, the "Proxy Statements") will, on the date it is first mailed to stockholders of Parent, and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Partnership Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Partnership makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub (including, for the avoidance of doubt, any information supplied by Parent with respect to KMP, KMR, the KMP Merger or the KMR Merger, whether or not originally supplied to Parent by KMP, KMR or any other Person) for inclusion or incorporation by reference in any of the foregoing documents.

        Section 3.8.    Tax Matters.

          (a)   Except as would not have, individually or in the aggregate, a Partnership Material Adverse Effect: (i) all Tax Returns that were required to be filed by or with respect to the Partnership or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (ii) all Taxes owed by the Partnership or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of the Partnership and its consolidated Subsidiaries as of the Balance Sheet Date included in the Partnership SEC Documents and (iii) there is no claim against the Partnership or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened with respect to any Taxes or Tax Returns of or with respect to the Partnership or any of its Subsidiaries.

          (b)   As used in this Agreement, (i) "Tax" or "Taxes" means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, escheat or unclaimed property obligations, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto and any liability for the payment of amounts described in this Section 3.8(b) of any other Person (other than the Partnership or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise and (ii) "Tax Return" means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

        Section 3.9.    Opinion of Financial Advisor.     The GP Conflicts Committee has received the opinion of Tudor, Pickering, Holt & Co. Securities, Inc. (the "Partnership Financial Advisor"), dated as of August 9, 2014, to the effect that, as of such date, and based upon and subject to the assumptions and qualifications and limitations and other matters set forth therein, from a financial point of view, the Merger Consideration to be paid to the Partnership Unaffiliated Unitholders pursuant to this Agreement, is fair from a financial point of view, to the Partnership Unaffiliated Unitholders (the "Partnership Fairness Opinion").

        Section 3.10.    Brokers and Other Advisors.     Except for the Partnership Financial Advisor, the fees and expenses of which will be paid by the Partnership, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the Merger or the transactions contemplated by this Agreement based on arrangements made by or on behalf of the GP Conflicts Committee. The Partnership has heretofore made available to Parent a correct and complete copy of the Partnership's engagement letter with the Partnership Financial Advisor, which letter describes all fees payable to the Partnership Financial Advisor in connection with the transactions contemplated by this Agreement and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Partnership Financial Advisor entered into in connection with the transactions contemplated by this Agreement.

        Section 3.11.    Absence of Certain Changes or Events.     Since the Balance Sheet Date, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Partnership Material Adverse Effect.

        Section 3.12.    No Other Representations or Warranties.     Except for the representations and warranties set forth in this Article III, neither the Partnership nor any other Person makes or has made any express or implied representation or warranty with respect to the Partnership or with respect to any other information provided to Parent or Merger Sub in connection with the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither the Partnership nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives), or Parent's or Merger Sub's (or such Representatives') use of, any such information, including any information, documents, projections, forecasts or other materials made available to Parent or Merger Sub in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article III.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

        Except as disclosed in (a) the Parent SEC Documents filed or publicly furnished with the SEC on or after December 31, 2013 and prior to the date of this Agreement (but excluding any disclosure contained in any such Parent SEC Documents under the heading "Risk Factors" or "Information Regarding Forward-Looking Statements" or similar heading (other than any factual information contained within such headings, disclosure or statements)) or (b) the disclosure letter delivered by Parent to the Partnership (the "Parent Disclosure Schedule") prior to the execution of this Agreement (provided that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect), Parent represents and warrants to the Partnership as follows:

        Section 4.1.    Organization, Standing and Corporate Power.

          (a)   Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable, and has all requisite partnership, corporate, limited liability company or other applicable entity power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent ("Parent Material Adverse Effect").

          (b)   Each of Parent and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   All the outstanding partnership interests, limited liability company interests, shares of capital stock of, or other equity interests in, each material Subsidiary of Parent that are owned directly or indirectly by Parent have been duly authorized and validly issued (in accordance with the Organizational Documents of such entity) and are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such entity) and nonassessable (to the extent such Subsidiary is a corporate entity) and are owned free and clear of all Liens.

        Section 4.2.    Capitalization.

          (a)   The authorized equity interests of Parent consist of 2,819,462,927 shares of stock, of which 10,000,000 shares are preferred stock, par value $0.01 per share (the "Parent Preferred Stock"), and 2,809,462,927 shares are common stock, par value $0.01 per share (the "Parent Common Stock"), which are designated as set forth on Section 4.2 of the Parent Disclosure Schedule. At the close of business on August 7, 2014, (i) 1,028,223,019 shares of Parent Class P Stock were issued and outstanding and no shares of Parent Class P Stock were held by Parent in its treasury, (ii) no shares of Parent Class A Stock were issued and outstanding and no shares of Parent Class A Stock were held by Parent in its treasury, (iii) no shares of Parent Class B Stock were issued and outstanding and no shares of Parent Class B Stock were held by Parent in its treasury, (iv) no shares of Parent Class C Stock were issued and outstanding and no shares of Parent Class C Stock were held by Parent in its treasury, (v) no shares of Parent Preferred Stock were issued or outstanding, (vi) 298,154,016 Parent Warrants were outstanding and 298,154,016 shares of Parent Class P Stock were reserved for issuance upon exercise of the Parent Warrants and (vii) 8,222,666 existing awards under employee benefit, stock option and dividend reinvestment and stock purchase plans were outstanding and 17,191,650 shares of Parent Class P Stock were reserved for issuance in connection therewith. Except (A) as set forth above in this Section 4.2(a) or (B) as otherwise permitted by Section 5.2(b), as of the date of this Agreement there are not, and as of the Effective Time there will not be, any voting securities or equity interests of Parent issued and outstanding or any subscriptions, options, restricted stock, equity appreciation rights, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character valued by reference to, or providing for the issuance of any voting securities or equity interests of Parent, including any representing the right to purchase or otherwise receive any of the foregoing.

          (b)   None of Parent or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, restricted stock, stock appreciation rights, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any limited partnership interests, shares of capital stock, voting securities or equity interests of Parent or any of its Subsidiaries. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partnership interests, shares of capital stock, voting securities or equity interests (or any options, restricted stock, stock appreciation rights, warrants or other rights to acquire any limited partnership interests, shares of capital stock, voting securities or equity interests) of Parent or any of its Subsidiaries.

          (c)   All of the issued and outstanding limited liability company interests of Merger Sub are owned, beneficially and of record, by Parent. Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the Merger and the other transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 4.3.    Authority; Noncontravention; Voting Requirements.

          (a)   Each of Parent and Merger Sub has all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the Parent Stockholder Approval in the case of Parent. The execution, delivery and performance by Parent and Merger Sub of this Agreement and by Parent of the KMP Merger Agreement and the KMR Merger Agreement, and the consummation of the transactions contemplated by this Agreement (including, in the case of Parent, the KMP Merger and the KMR Merger), have been duly authorized and approved by Merger Sub and Parent, as its sole member, and by the Board of Directors of Parent, and, except for obtaining the Parent Stockholder Approval in the case of Parent, no other entity action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement or the execution, delivery and performance by Parent of the KMP Merger Agreement, and the KMR Merger Agreement, and the consummation of the transactions contemplated by this Agreement (including, in the case of Parent, the KMP Merger and the KMR Merger). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms. Each of the KMP Merger Agreement and the KMR Merger Agreement has been duly executed and delivered by Parent and the applicable merger Subsidiary and, assuming due authorization, execution and delivery of by the other parties thereto constitutes a legal, valid and binding obligation of each of Parent and the applicable merger Subsidiary, enforceable against Parent in accordance with its terms.

          (b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the execution and delivery of the KMP Merger Agreement or the KMR Merger Agreement by Parent and the applicable merger Subsidiary, nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement (including, in the case of Parent, the KMP Merger and the KMR Merger), nor compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) assuming the Parent Stockholder Approval is obtained, conflict with or violate any provision of the Parent's certificate of incorporation and by-laws or any of the Organizational Documents of Parent's material Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 and the Parent Stockholder Approval are obtained and the filings referred to in Section 4.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or permit to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of Parent or any of its Subsidiaries, except, in the case of clauses (ii)(x) and (ii)(y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   (i) The affirmative vote (in person or by proxy) of the holders of a majority of the aggregate voting power present at the Parent Stockholder Meeting or any adjournment or postponement thereof to approve the Parent Stock Issuance (the "Parent Stock Issuance Approval") and (ii) the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote on the adoption of the Charter Amendment (the "Parent Charter Approval" and, collectively with the Parent Stock Issuance Approval, the "Parent Stockholder Approval")) are the only votes of the holders of any class or series of the capital stock of Parent necessary to approve the Parent Stock Issuance, adopt the Charter Amendment and approve and consummate the transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger).

          (d)   The Board of Directors of Parent has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger) are in the best interests of Parent and its stockholders, (ii) approved and declared advisable this Agreement, the Charter Amendment and the Parent Stock Issuance and (iii) resolved to submit the Charter Amendment and the Parent Stock Issuance to a vote of Parent's stockholders and recommend adoption of the Charter Amendment and approval of the Parent Stock Issuance.

        Section 4.4.    Governmental Approvals.     Except for (i) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing of the Registration Statement with the SEC, (ii) the filing of the Certificate of Merger and Charter Amendment with the Secretary of State of the State of Delaware, (iii) filings required under, and compliance with other applicable requirements of, Antitrust Laws or (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement (including, in the case of Parent, the KMP Merger and the KMR Merger), other than such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions or, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement or (B) result in a Parent Material Adverse Effect.

        Section 4.5.    Parent SEC Documents; Undisclosed Liabilities.

          (a)   Parent and its Subsidiaries have filed or furnished all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by them with the SEC since December 31, 2011 (collectively and together with all documents filed or publicly furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). The Parent SEC Documents, as of their respective effective dates (in the case of the Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The consolidated financial statements of Parent included in the Parent SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its consolidated subsidiaries, taken as a whole).

          (c)   Except (i) as reflected or otherwise reserved against on the balance sheet of Parent and its consolidated subsidiaries (including the notes thereto) included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the transactions contemplated by this Agreement (including the transactions contemplated by the KMR Merger Agreement or the KMP Merger Agreement), neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.6.    Absence of Certain Changes or Events.     Since the Balance Sheet Date, there has not occurred any change, effect, event or occurrence that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a Parent Material Adverse Effect.

        Section 4.7.    Legal Proceedings.     There are no Actions pending or threatened in writing by any Governmental Authority with respect to Parent or any of its Subsidiaries or Actions pending or threatened in writing against Parent or any of its Subsidiaries, or with respect to any of their respective properties or assets at law or in equity before any Governmental Authority, and there are no orders, judgments, decrees or similar rulings of any Governmental Authority against Parent or any of its Subsidiaries, in each case except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.8.    Compliance With Laws; Permits.

          (a)   Parent and its Subsidiaries are, and since the later of December 31, 2011 and their respective dates of formation or organization, have been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Parent and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority ("Permits") necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (collectively, the "Parent Permits"), except where the failure to have any of the Parent Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect, except where the failure to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No suspension or cancellation of any of the Parent Permits is pending or threatened in writing, except where such suspension or cancellation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are not, and since December 31, 2011 have not been, in violation or breach of, or default under, any Parent Permit, except where such violation, breach or default has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Parent Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend, any Parent Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.9.    Information Supplied.     Subject to the accuracy of the representations and warranties of the Partnership and the Partnership GP, set forth in Section 3.7, none of the information supplied (or to be supplied) in writing by or on behalf of Parent (including, for the avoidance of doubt, any information supplied (or to be supplied) in writing by Parent with respect to KMP, KMR, the KMP Merger or the KMR Merger, whether or not originally supplied to Parent by KMP, KMR or any other Person) specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement, or any amendment or supplement thereto, is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Schedule 13E-3 will, at the time the Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, (c) the Partnership Proxy Statement will, on the date it is first mailed to Limited Partners, and at the time of the Partnership Unitholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (d) the Parent Proxy Statement will, on the date it is first mailed to stockholders of Parent, and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to information supplied by or on behalf of the Partnership for inclusion or incorporation by reference in any of the foregoing documents.

        Section 4.10.    Tax Matters.     Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) all Tax Returns that were required to be filed by or with respect to Parent or any of its Subsidiaries have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, (ii) all Taxes owed by Parent or any of its Subsidiaries that are or have become due have been timely paid in full or an adequate reserve for the payment of such Taxes has been established on the balance sheet of Parent and its consolidated subsidiaries as of the Balance Sheet Date in the Parent SEC Documents, (iii) there is no claim against Parent or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed, or threatened with respect to any Taxes or Tax Returns of or with respect to Parent or any of its Subsidiaries, and (iv) Parent has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

        Section 4.11.    Contracts.

          (a)   Except for this Agreement or as filed or publicly furnished with the SEC prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to Parent (each Contract that is described in this Section 4.11(a) being a "Parent Material Contract").

          (b)   Except as has not had and would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Material Contract is valid and binding on Parent and its Subsidiaries, as applicable, and is in full force and effect, (ii) Parent and each of its Subsidiaries has in all respects performed all obligations required to be performed by it to date under each Parent Material Contract, (iii) neither Parent nor any of its Subsidiaries has received written notice of or knows of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of Parent or any of its Subsidiaries under any such Parent Material Contract and (iv) as of the date of this Agreement no other party to any Parent Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder.

        Section 4.12.    Parent Benefit Plans.

          (a)   Each Parent Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code, except for such non-compliance which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Any Parent Benefit Plan intended to be qualified under Section 401 of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked. Except for such claims that would not have, individually or in the aggregate, a Parent Material Adverse Effect, no Action is pending or threatened in writing with respect to any Parent Benefit Plan other than claims for benefits in the ordinary course. Except for liability which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent does not have compensation or benefits liability solely by reason of its affiliation with an ERISA Affiliate other than Parent and its Subsidiaries.

          (b)   For purposes of this Agreement, "Parent Benefit Plans" means any "employee benefit plans" (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, or any other plans, programs, policies, agreements or other arrangements providing for cash or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, termination or other employee benefits sponsored or maintained by Parent.

        Section 4.13.    Environmental Matters.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) each of Parent and its Subsidiaries is and has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Parent Permits required to be obtained pursuant to Environmental Laws ("Environmental Permits"); (ii) all Environmental Permits are in full force and effect and, where applicable, applications for renewal or amendment thereof have been timely filed; (iii) no suspension or cancellation of any Environmental Permit is pending or threatened in writing; (iv) there has been no release of any Hazardous Substance by Parent or any of its Subsidiaries or any other Person in any manner that would reasonably be expected to give rise to Parent or any of its Subsidiaries incurring any liability, remedial obligation, or corrective action requirement under applicable Environmental Laws; (v) there are no Actions pending or threatened in writing against Parent or any of its Subsidiaries or involving any real property currently or formerly owned, operated or leased by or for Parent or any of its Subsidiaries alleging noncompliance with, or liability under, any Environmental Law; and (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, from any properties while owned or operated by Parent or any of its Subsidiaries or as a result of any operations or activities of Parent or any of its Subsidiaries.

        Section 4.14.    Property.

          (a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or a Subsidiary of Parent owns and has good title to all of its owned real property (other than severed oil, gas and/or mineral rights and other hydrocarbon interests) and good title to all its owned personal property, and has valid leasehold interests in all of its leased real properties (other than hydrocarbon interests) free and clear of all Liens, in each case, to an extent sufficient to conduct their respective businesses as currently conducted (except in all cases for Liens permissible under or not prohibited by any applicable material loan agreements and indentures (together with all related mortgages, deeds of trust and other security agreements)). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all leases under which Parent or any of its Subsidiaries lease any real or personal property (other than hydrocarbon interests) are valid and effective against Parent or any of its Subsidiaries and the counterparties thereto, in accordance with their respective terms and there is not, under any of such leases, any existing material default by Parent or any of its Subsidiaries the counterparties thereto, or any event which, with notice or lapse of time or both, would become a material default by Parent or any of its Subsidiaries or the counterparties thereto.

          (b)   Parent and its Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are sufficient to conduct their businesses in all respects as currently conducted, except such rights-of-way that, if not obtained (or which, if obtained, if the same were to expire or be revoked or terminated), would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for rights reserved to, or vested in, any municipality or other Governmental Authority or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

        Section 4.15.    Intellectual Property.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, and trade secrets (collectively, the "Parent Intellectual Property") used in their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no pending or threatened in writing claims by any Person alleging infringement or misappropriation by Parent or any of its Subsidiaries of such Person's intellectual property, (ii) the conduct of the business of Parent and its Subsidiaries does not infringe or misappropriate any intellectual property rights of any Person, (iii) neither Parent nor any of its Subsidiaries has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Parent Intellectual Property, and (iv) no Person is infringing or misappropriating any Parent Intellectual Property.

        Section 4.16.    Opinion of Parent Financial Advisor.     The Board of Directors of Parent has received the opinion of Barclays Capital Inc. (the "Parent Financial Advisor") to the effect that, as of the date of such opinion and subject to the qualifications, limitations and assumptions set forth therein, the Transactions Consideration to be paid in the aggregate by Parent in the Transactions is fair, from a financial point of view, to Parent (the "Parent Fairness Opinion").

        Section 4.17.    Brokers and Other Advisors.     Except for the Parent Financial Advisors, the fees and expenses of which will be paid by Parent, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries (other than the Partnership).

        Section 4.18.    Financing.     At the Effective Time, Parent and Merger Sub will have available to them all funds necessary to consummate the Merger, the KMP Merger and the KMR Merger and to pay all cash amounts required to be paid in connection with the Merger, the KMP Merger and the KMR Merger.

        Section 4.19.    Merger Agreements.     Parent has heretofore provided to the Partnership a correct and complete copy of the KMP Merger Agreement and the KMR Merger Agreement.

        Section 4.20.    Ownership of Common Units.     Parent and its Subsidiaries (other than KMP, its general partner and KMR and their respective Subsidiaries), taken together, are the beneficial owners of 93,380,734 Common Units, which represent all Common Units held of record or beneficially by Parent or any of its Subsidiaries as of the date hereof, and the record date for determining Limited Partners entitled to vote at the Partnership Unitholder Meeting.

        Section 4.21.    No Other Representations or Warranties.     Except for the representations and warranties set forth in this Article IV, neither Parent nor any other Person makes or has made any express or implied representation or warranty with respect to Parent and Merger Sub or with respect to any other information provided to the Partnership in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor any other Person will have or be subject to any liability or other obligation to the Partnership or the Partnership GP or any other Person resulting from the distribution to the Partnership (including their Representatives), or the Partnership's or the Partnership GP's (or such Representatives') use of, any such information, including any information, documents, projections, forecasts or other materials made available to the Partnership and the Partnership GP in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article IV.

ARTICLE V

Additional Covenants and Agreements

        Section 5.1.    Preparation of the Registration Statement, the Proxy Statements and the Schedule 13E-3; Equityholder Meeting.

          (a)   As soon as practicable following the date of this Agreement, the Partnership and Parent shall jointly prepare and file with the SEC the Partnership Proxy Statement and the Partnership and Parent shall prepare and Parent shall file with the SEC the Registration Statement, in which the Partnership Proxy Statement will be included as a prospectus, the Schedule 13E-3 and the Parent Proxy Statement. Each of the Partnership and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger). Each of the Partnership and Parent shall use its reasonable best efforts to cause the Partnership Proxy Statement to be mailed to the Limited Partners and the Parent Proxy Statement to be mailed to the stockholders of Parent as promptly as practicable after the Registration Statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, including by incorporation by reference, the Registration Statement, the Proxy Statements or the Schedule 13E-3 will be made by any party without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Partnership or Parent that should be set forth in an amendment or supplement to either the Registration Statement, either of the Proxy Statements or the Schedule 13E-3, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Limited Partners and the stockholders of Parent. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to either of the Proxy Statements, the Registration Statement or the Schedule 13E-3 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to either of the Proxy Statements, the Registration Statement, the Schedule 13E-3 or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Registration Statement.

          (b)   Subject to Section 5.1(e), the Partnership shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its Limited Partners (the "Partnership Unitholder Meeting") for the purpose of obtaining the Partnership Unitholder Approval. Subject to Section 5.3, the Partnership shall, through the GP Board and the GP Conflicts Committee, recommend to its Limited Partners approval of this Agreement (collectively, the "Partnership Board Recommendation") and use reasonable best efforts to obtain from its Limited Partners the Partnership Unitholder Approval. The Partnership Proxy Statement shall include a copy of the Partnership Fairness Opinion and, subject to Section 5.3, the Partnership Board Recommendation. Without limiting the generality of the foregoing, but subject to Section 5.3, the Partnership's obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Partnership of any Alternative Proposal or (ii) the withdrawal or modification by the GP Conflicts Committee of the Partnership Board Recommendation or the GP

  Conflicts Committee or the GP Board's approval of this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Partnership may postpone or adjourn the Partnership Unitholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (ii) for the absence of quorum, (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the GP Board or the GP Conflicts Committee has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Unitholders of the Partnership prior to the Partnership Unitholder Meeting, and (iv) if the Partnership has delivered any notice contemplated by Section 5.3(d) and the time periods contemplated by Section 5.3(d) have not expired.

          (c)   Subject to Section 5.1(e), Parent shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Stockholder Meeting") for the purpose of obtaining the Parent Stockholder Approval. Subject to Section 5.1(d), Parent shall, through its Board of Directors recommend to its stockholders approval of the Parent Stock Issuance and adoption of the Charter Amendment (the "Parent Board Recommendation") and shall not (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Partnership, such recommendation or (ii) fail to include such Parent Board Recommendation in the Parent Proxy Statement (any such action being referred to herein as a "Parent Adverse Recommendation Change"). The Parent Proxy Statement shall include a copy of the Parent Fairness Opinion and, subject to Section 5.1(d), the Parent Board Recommendation. Subject to Section 5.1(d), Parent shall use reasonable best efforts to obtain from its stockholders the Parent Stockholder Approval. Without limiting the generality of the foregoing, the obligations of Parent set forth in the first sentence of this Section 5.1(c) shall not be affected by the withdrawal or modification by the Parent's Board of Directors of the Parent Board Recommendation or the Parent's Board of Directors' approval of this Agreement or the transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger). Notwithstanding anything in this Agreement to the contrary, Parent may postpone or adjourn the Parent Stockholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (ii) for the absence of quorum, (iii) if the Parent has delivered any notice contemplated by Section 5.1(d) and the time periods contemplated by Section 5.1(d) have not expired and (iv) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Parent has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of Parent prior to the Parent Stockholder Meeting.

          (d)   Notwithstanding anything to the contrary in this Agreement to the contrary, at any time prior to obtaining the Parent Stockholder Approval, and subject to compliance with the provisions of this Section 5.1(d), the Board of Directors of Parent may, if the Board of Directors of Parent determines in good faith (after consultation with the Parent's financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable Law, make a Parent Adverse Recommendation Change; provided, however, that the Board of Directors of Parent may not effect a Parent Adverse Recommendation Change pursuant to the foregoing unless:

              (i)  Parent has provided prior written notice to the Partnership specifying in reasonable detail the reasons for such action at least three (3) days in advance of its intention to take such action with respect to a Parent Adverse Recommendation Change, unless at the time such notice is required to be given there are less than three (3) days prior to the Parent

    Unitholder Meeting, in which case the Parent shall provide as much notice as is reasonably practicable (the period inclusive of all such days, the "Parent Notice Period");

             (ii)  Parent is not in material breach of its obligations under this Section 5.1; and

            (iii)  during the Parent Notice Period the Parent Board of Directors has negotiated, and has used reasonable best efforts to cause its financial advisor and outside legal counsel to negotiate, with the Partnership in good faith (to the extent the Partnership desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Parent Adverse Recommendation Change would not be inconsistent with its fiduciary duties to stockholders under applicable Law.

          (e)   The parties shall use their reasonable best efforts to hold the Partnership Unitholder Meeting and the Parent Stockholder Meeting on the same day. Parent shall use its reasonable best efforts to cause the KMR Shareholder Meeting and the KMP Unitholder Meeting to also be held on the same day as the Parent Stockholder Meeting.

          (f)    Unless this Agreement is validly terminated in accordance with Article VII, the Partnership shall submit this Agreement to its Limited Partners for approval at the Partnership Unitholder Meeting even if the GP Board or the GP Conflicts Committee shall have effected a Partnership Adverse Recommendation Change. Unless this Agreement is validly terminated in accordance with Article VII, Parent shall submit the Parent Stock Issuance and adoption of the Charter Amendment for approval at the Parent Stockholder Meeting even if the Board of Directors of Parent shall have effected a Parent Adverse Recommendation Change.

        Section 5.2.    Conduct of Business.

          (a)   Except (i) as provided in this Agreement, (ii) as set forth in the Partnership Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Partnership Material Contract in effect as of the date of this Agreement (including the Partnership Agreement) or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, each of the Partnership GP and the Partnership shall, and shall cause each of their respective Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice. Except (i) as provided in this Agreement, (ii) as required by applicable Law, or (iii) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall not cause any of the Partnership GP, the Partnership or their respective Subsidiaries to conduct their respective business other than in the ordinary course of business consistent with past practice, and shall not take any action to cause and shall not permit the Partnership GP to take any action to cause:

              (i)  the amendment of the Partnership Agreement or the Partnership GP LLC Agreement, in each case, to the extent that any such amendment would reasonably be expected to prohibit, prevent or materially hinder, impede or delay the ability of the parties to satisfy any conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger) or such amendment would adversely impact the Partnership Unaffiliated Unitholders in any material respect; or

             (ii)  the issuance of any Partnership Interest to Parent or any Affiliate of Parent, including in accordance with any reset of the Incentive Distribution Rights in accordance with Section 5.11 of the Partnership Agreement.

          (b)   Except (i) as provided in this Agreement, the KMP Merger Agreement or the KMR Merger Agreement, (ii) as set forth in the Parent Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Parent Material Contract in effect as of the date of this Agreement or (v) as consented to in writing by the Partnership (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except (i) as provided in this Agreement, the KMP Merger Agreement or the KMR Merger Agreement, (ii) as set forth in the Parent Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided in any Parent Material Contract in effect as of the date of this Agreement or (v) as consented to in writing by the Partnership (such consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to:

              (i)  (A) amend Parent's certificate of incorporation or bylaws in any manner that would reasonably be expected to prohibit, prevent or materially hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger) or have an adverse effect on the value of the Merger Consideration to be received by the Partnership Unitholders in the Merger; provided that the Charter Amendment shall in no way be restricted by the foregoing, or (B) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends on the Parent Common Stock in the ordinary course of business consistent with past practice and other than dividends or distributions with a record date after the Effective Time;

             (ii)  other than transactions exclusively between wholly owned Subsidiaries of Parent or in connection with the transactions contemplated by Section 1.2 of the Parent Disclosure Schedule, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization, in each case, that would reasonably be expected to prohibit, prevent or materially hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger) or have an adverse effect on the value of the Merger Consideration to be received by the Partnership Unitholders in the Merger;

            (iii)  agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action, including proposing or undertaking any merger, consolidation or acquisition, in each case, that would reasonably be expected to prohibit, prevent or materially hinder, impede or delay the ability of the parties to satisfy any of the conditions to or the consummation of the Merger or the other transactions contemplated by this Agreement (including the KMP Merger and the KMR Merger); or

            (iv)  acquire, agree to acquire or make any proposal or offer to acquire, beneficially or of record, any Partnership Interest or the right to direct the voting of any Partnership Interest, or any rights or options to acquire any Partnership Interest.

        Section 5.3.    No Solicitation by the Partnership; Etc.

          (a)   The Partnership GP and the Partnership shall, and shall cause their respective Subsidiaries and the foregoing shall use their commercially reasonable best efforts to cause their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to an Alternative Proposal, and immediately prohibit any access by any Person (other than Parent and its Representatives) to any confidential information relating to a possible Alternative Proposal. Except as permitted by this Section 5.3, the Partnership and the Partnership GP shall not, and shall cause their respective Subsidiaries and the foregoing shall use their commercially reasonable best efforts to cause their respective Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute the submission of an Alternative Proposal, (ii) except for a confidentiality agreement permitted pursuant to Section 5.3(b), enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, unit purchase agreement, asset purchase agreement or unit exchange agreement, option agreement or other similar agreement relating to an Alternative Proposal (an "Acquisition Agreement") or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Partnership Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Alternative Proposal (the taking of any action described in clause (iii) being referred to as a "Partnership Adverse Recommendation Change"). Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Partnership's or the Partnership GP's Subsidiaries, or the Partnership's or the Partnership GP's Representatives, other than any violation caused by or at the direction of Parent or any Representative of Parent or any of its Subsidiaries (including any Representative of Parent that is also a Representative of the Partnership, the Partnership GP or any of their respective Subsidiaries), shall be deemed to be a breach of this Section 5.3 by the Partnership.

          (b)   Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date of this Agreement and prior to obtaining the Partnership Unitholder Approval, (i) the Partnership has received a written Alternative Proposal that the GP Board believes is bona fide, (ii)  the GP Board, after consultation with its financial advisor and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (iii) such Alternative Proposal did not result from a material breach of this Section 5.3, then the Partnership and the Partnership GP may, subject to clauses (x) and (y) below, (A) furnish information, including confidential information, with respect to the Partnership and its Subsidiaries to the Person making such Alternative Proposal and (B) participate in discussions or negotiations regarding such Alternative Proposal; provided that (x) the Partnership and the Partnership GP and their respective Subsidiaries will not, and will use reasonable best efforts to cause their respective Representatives not to, disclose any non-public information to such Person unless the Partnership has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not less restrictive in the aggregate to such Person than the provisions of the Confidentiality Agreement are to Parent and (y) the Partnership and the Partnership GP will provide to Parent non-public information with respect to the Partnership and its Subsidiaries that was not previously provided or made available to Parent prior to or substantially concurrent with providing or making available such non-public information to such other Person.

          (c)   In addition to the other obligations of the Partnership and the Partnership GP set forth in this Section 5.3, the Partnership and the Partnership GP shall promptly advise Parent, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer or inquiry is received by, any information is requested (other than requests for information in the ordinary course of business) from, or any discussions or negotiations are sought to be initiated with, the Partnership or the Partnership GP in respect of any Alternative Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, or inquiry and the terms and conditions of any proposals or offers or the nature of any inquiries (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Partnership and the Partnership GP shall promptly, and in any event within twenty-four (24) hours provide Parent with copies of any additional written materials received by the Partnership or the Partnership GP or that the Partnership or the Partnership GP has delivered to any third party making an Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

          (d)   Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Partnership Unitholder Approval, and subject to compliance in all material respects with this Section 5.3(d), the GP Board or the GP Conflicts Committee may make a Partnership Adverse Recommendation Change if the GP Board or the GP Conflicts Committee, as applicable, determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the best interests of the Partnership; provided, however, that neither the GP Board nor the GP Conflicts Committee may effect a Partnership Adverse Recommendation Change pursuant to the foregoing unless:

              (i)  The GP Board or the GP Conflicts Committee, as applicable, has provided prior written notice to Parent specifying in reasonable detail the reasons for such action, including, if a reason for the Partnership Adverse Recommendation Change is an Alternative Proposal, a description of the material terms of such Alternative Proposal, at least three (3) days in advance of its intention to take such action with respect to a Partnership Adverse Recommendation Change, unless (A) at the time such notice is otherwise required to be given there are less than three (3) days prior to the Partnership Unitholder Meeting, in which case the GP Board or the GP Conflicts Committee, as applicable, shall provide as much notice as is reasonably practicable (it being understood and agreed that any material amendment to the terms of an Alternative Proposal, if applicable, shall require a new notice pursuant to this Section 5.3(d) and a new Partnership Notice Period, except that such new Partnership Notice Period in connection with any material amendment shall be for one (1) business day from the time Parent receives such notice (as opposed to three (3) days) or (B) if a reason for the Partnership Adverse Recommendation Change is any amendment or supplement to this Agreement agreed to, or any determination, decision, approval or consent required by this Agreement made or granted by, or any waiver or extension under this Agreement granted by, the GP Board, in each case without the prior recommendation of the GP Conflicts Committee in accordance with Section 8.2 or Section 8.3, as applicable, in which case the GP Conflicts Committee shall be required to provide one (1) day notice (the period inclusive of all such days, the "Partnership Notice Period"); and

             (ii)  during the Partnership Notice Period, the GP Conflicts Committee or the GP Board, as applicable, has negotiated, and has used reasonable best efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Partnership Adverse Recommendation Change would not be inconsistent with the best interests of the Partnership.

          (e)   Any Partnership Adverse Recommendation Change effected by the GP Conflicts Committee shall invalidate and rescind any prior "Special Approval" (as defined in the Partnership Agreement) of this Agreement and the transactions contemplated by this Agreement.

          (f)    For purposes of this Agreement:

              (i)  "Alternative Proposal" means any inquiry, proposal or offer from any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than Parent and its

    Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions), outside of the ordinary course of business, of assets of the Partnership and its Subsidiaries (including securities of Subsidiaries) equal to twenty-five percent (25%) or more of the Partnership's consolidated assets or to which twenty-five percent (25%) or more of the Partnership's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty-five percent (25%) or more of any outstanding class of equity securities of the Partnership, (C) tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in Section 13(d) of the Exchange Act) beneficially owning twenty-five percent (25%) or more of any outstanding class of equity securities of the Partnership or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Partnership which is structured to permit such Person or group to acquire beneficial ownership of at least twenty-five percent (25%) of the Partnership's consolidated assets or outstanding equity interests; in each case, other than the transactions contemplated by this Agreement.

             (ii)  "Superior Proposal" means a bona fide written offer, obtained after the date of this Agreement and not in material breach of this Section 5.3, to acquire, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities of the Partnership or assets of the Partnership and its Subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the GP Board determines in its good faith to be more favorable to the Partnership than the transactions contemplated by this Agreement, taking into account all financial, legal, financing, regulatory and other aspects of such offer and any changes to the terms of this Agreement that as of the time of determination had been committed to by Parent in writing.

          (g)   Nothing contained in this Agreement shall prevent the Partnership or the GP Conflicts Committee or the GP Board from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Alternative Proposal if the GP Conflicts Committee determines in good faith (after consultation with outside legal counsel) that its failure to do so would be inconsistent with the best interests of the Partnership or applicable Law; provided that any Partnership Adverse Recommendation Change may only be made in accordance with Section 5.3(d). For the avoidance of doubt, a public statement that describes the Partnership's receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed a Partnership Recommendation Change.

        Section 5.4.    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement (and, in the case of Parent and its Subsidiaries, the terms and conditions of the KMP Merger Agreement and the KMR Merger Agreement), Parent, on the one hand, and each of the Partnership and the Partnership GP, on the other hand, shall cooperate with the other and use and shall cause their respective Subsidiaries to use (it being understood that with respect to KMP, its general partner and KMR and their respective Subsidiaries, Parent's obligations shall only apply to the extent such obligation is appropriate under the Organizational Documents of KMP, its general partner and KMR and their respective Subsidiaries) its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date), including, for the avoidance of doubt, in the case of Parent until the Effective Time or the termination of this Agreement, (A) voting or causing to be voted all Common Units beneficially owned by Parent and such Subsidiaries and controlled Affiliates in favor of the Merger at the

  Partnership Unitholder Meeting unless there is a Partnership Adverse Recommendation Change, (B) voting or causing to be voted all voting securities beneficially owned by Parent and such Subsidiaries and controlled Affiliates in KMP in favor of the KMP Merger at the KMP Unitholder Meeting and (C) voting or causing to be voted to the extent permitted under the Organizational Documents of KMR, all voting securities beneficially owned by Parent and such Subsidiaries and its controlled Affiliates in KMR in favor of the KMR Merger at the KMR Shareholder Meeting, and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable and advisable all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

          (b)   In furtherance and not in limitation of the foregoing, (i) each party hereto (including by their respective Subsidiaries) agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and advisable and in any event within fifteen (15) business days after the date of this Agreement (unless a later date is mutually agreed to by the parties hereto) and to supply as promptly as practicable and advisable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Antitrust Law and use its reasonable best efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date); and (ii) the Partnership, the Partnership GP and Parent shall each use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the transactions contemplated by this Agreement and (y) if any state takeover statute or similar Law becomes applicable to any of the transactions contemplated by this Agreement, take all action necessary to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the transaction.

          (c)   Except as expressly prohibited in this Agreement, Parent shall be permitted to perform its obligations and exercise its rights under the KMP Merger Agreement and the KMR Merger Agreement, and no such performance or exercise shall constitute a breach or violation of any of the provisions of this Agreement; provided, however, that any such performance or exercise may constitute a breach of a provision of this Agreement to the extent such provision of this Agreement prohibits Parent from taking any action or requires Parent to take any action, and such performance or exercise results in a breach of such obligation contained in such provision of this Agreement.

        Section 5.5.    Public Announcements.     The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Partnership. Thereafter, neither the Partnership nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any applicable listing agreement with the NYSE or other national securities exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party); provided, however, that the Partnership shall not be required by this Section 5.5 to consult with any other party with respect to a public announcement in connection with the receipt and existence of an Alternative Proposal that the GP Board believes in good faith is bona fide and matters related thereto or a Partnership Adverse Recommendation Change but nothing in this proviso shall limit any obligation of the GP Board or the GP Conflicts Committee under Section 5.3(d) to negotiate with Parent in good faith; provided, further, that each party and their respective controlled affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Parent or the Partnership in compliance with this Section 5.5.

        Section 5.6.    Access to Information; Confidentiality.     Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to afford to the other party and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and its Subsidiaries' properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of July 20, 2014, between Parent and the Partnership (as it may be amended from time to time, the "Confidentiality Agreement"), each party and its Representatives shall hold information received from the other party pursuant to this Section 5.6 in confidence in accordance with the terms of the Confidentiality Agreements.

        Section 5.7.    Indemnification and Insurance.

          (a)   For purposes of this Section 5.7, (i) "Indemnified Person" shall mean any person who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or employee of the Partnership or any of its Subsidiaries or the Partnership GP and also with respect to any such Person, in their capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Partnership) serving at the request of or on behalf of the Partnership or the Partnership GP or any of their respective Subsidiaries and together with such Person's heirs, executors or administrators and (ii) "Proceeding" shall mean any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, suit, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.

          (b)   From and after the Effective Time, solely to the extent that the Partnership or the Partnership GP or any applicable Subsidiary thereof would be permitted to indemnify an Indemnified Person immediately prior to the Effective Time, Parent and the Surviving Entity jointly and severally agree to (i) indemnify and hold harmless against any cost or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any Proceeding, and provide advancement of expenses with respect to each of the foregoing to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the Organizational Documents of the Partnership and the Partnership GP immediately prior to the Effective Time and ensure that the Organizational Documents of the Partnership and the Partnership GP shall, for a period of six (6) years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Partnership and the Partnership GP than are presently set forth in such Organizational Documents. Any right of an Indemnified Person pursuant to this Section 5.7(b) shall not be amended, repealed, terminated or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein, and shall be enforceable by such Indemnified Person and their respective heirs and representatives against Parent and the Partnership GP and their respective successors and assigns.

          (c)   Parent shall cause the Partnership GP to, and the Partnership GP shall, maintain in effect for six (6) years from the Effective Time the Partnership GP's current directors' and officers' liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided that the Partnership GP may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall the Partnership GP be required to expend pursuant to this Section 5.7(c) more than an amount per year equal to 300% of current annual premiums paid by the Partnership GP for such insurance (the "Maximum Amount"). In the event that, but for the proviso to the immediately preceding sentence, the Partnership GP would be required to expend more than the Maximum Amount, the Partnership GP shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If the Partnership GP in its sole discretion elects, then, in lieu of the obligations of Parent under this Section 5.7(c), the Partnership GP may, prior to the Effective Time, purchase a "tail policy" with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such; provided that in no event shall the cost of such policy exceed six (6) times the Maximum Amount.

          (d)   The rights of any Indemnified Person under this Section 5.7 shall be in addition to any other rights such Indemnified Person may have under the Organizational Documents of the Partnership and the Partnership GP, any indemnification agreements, or the DLLCA and DRULPA. The provisions of this Section 5.7 shall survive the consummation of the transactions contemplated by this Agreement for a period of six (6) years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 5.7 are asserted or made within such six (6)-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. If Parent and/or the Partnership GP, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent and/or the Partnership GP shall assume the obligations of Parent and the Partnership GP set forth in this Section 5.7.

        Section 5.8.    Securityholder Litigation.     The Partnership and Partnership GP shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Partnership and the Partnership GP and/or their directors (as applicable) relating to the transactions contemplated by this Agreement, provided that the Partnership and the Partnership GP shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to threaten the loss of any attorney-client privilege or other applicable legal privilege.

        Section 5.9.    Fees and Expenses.     All fees and expenses incurred in connection with the transactions contemplated by this Agreement including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated by this Agreement, shall be the obligation of the respective party incurring such fees and expenses.

        Section 5.10.    Section 16 Matters.     Prior to the Effective Time, Parent and the Partnership shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) or acquisitions of Parent Class P Stock (including derivative securities with respect to Parent Class P Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.11.    Listing.     Parent shall cause the Parent Class P Stock to be issued pursuant to and in accordance with this Agreement to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE prior to the Closing.

        Section 5.12.    Dividends and Distributions.     After the date of this Agreement until the Effective Time, each of Parent and the Partnership shall coordinate with the other regarding the declaration of any dividends or distributions in respect of Parent Class P Stock and Partnership Interests and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Partnership Interests shall not receive, for any quarter, distributions both in respect of Partnership Interests and also dividends in respect of Parent Class P Stock that they receive in exchange therefor in the Merger, but that they shall receive for any such quarter either: (i) only distributions in respect of Partnership Interests or (ii) only dividends in respect of Parent Class P Stock that they receive in exchange therefor in the Merger.

        Section 5.13.    Coordination of Transactions.     At the Closing, each of Parent and the Partnership shall coordinate the consummation of the transactions contemplated by this Agreement such that the transactions contemplated by this Agreement (including the KMR Merger Agreement and the KMP Merger Agreement) shall be consummated in the manner and sequence set forth on Section 1.2 of the Parent Disclosure Schedule.

        Section 5.14.    Notification of Certain Matters Regarding the KMP Merger and the KMR Merger.     Parent shall give prompt notice to the other parties hereto of (a) any fact, event or circumstance known to it that is reasonably likely to, individually or taken together with all other facts, events and circumstances known to it, (i) cause or result in any condition to the closing of either the KMP Merger or KMR Merger to not be satisfied by the Outside Date or (ii) materially delay or impede the consummation of either the KMP Merger or the KMR Merger or (b) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings results in, or would reasonably be expected to materially delay or impede the consummation of either the KMP Merger or the KMR Merger.

        Section 5.15.    GP Conflicts Committee.     Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not and it shall not permit any of its Subsidiaries to, and it shall not and shall not permit any of its Subsidiaries to take any action intended to cause the Partnership GP to, without the consent of a majority of the then existing members of the GP Conflicts

Committee, eliminate the GP Conflicts Committee, revoke or diminish the authority of the GP Conflicts Committee or remove or cause the removal of any director of the Partnership GP that is a member of the GP Conflicts Committee either as a director or as a member of such committee. For the avoidance of doubt, this Section 5.145 shall not apply to the filling, in accordance with the provisions of the Partnership GP LLC Agreement, of any vacancies caused by the resignation, death or incapacity of any such director.

        Section 5.16.    Amendments to KMP Merger Agreement and KMR Merger Agreement.     At any time prior to the Effective Time, Parent may not, without the prior written consent of the GP Board, amend, modify or terminate any provision of or grant any waiver or extension under the KMP Merger Agreement or the KMR Merger, in each case, in a manner which would prevent or materially impede or delay the ability of the parties to satisfy any of the conditions to, or the consummation of, the transactions set forth in this Agreement or have an adverse effect on the value of the Merger Consideration to be received by the Partnership Unitholders in the Merger; provided, however, that following approval of the Merger and the other transactions contemplated hereunder by the Limited Partners or the stockholders of Parent, there shall be no amendment or change to the provisions of the KMP Merger Agreement or the KMR Merger Agreement which by Law or stock exchange rule would require further approval by the Limited Partners or the stockholders of Parent without such approval.

        Section 5.17.    Performance by Partnership GP.     The Partnership GP shall cause the Partnership and its Subsidiaries to comply with the provisions of this Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by the Partnership and the Partnership GP and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by Parent or its Subsidiaries of any of the provisions of this Agreement unless such action or inaction was or was not taken at the direction of or on the recommendation of, or with respect to the Partnership and the Partnership GP and their respective Subsidiaries and subject to Section 5.2(b), with the consent of, Parent.

        Section 5.18.    Performance by Parent.     Subject to the terms of the KMP Agreement and the KMR Agreement, Parent shall cause its Subsidiaries to comply with the provisions of this Agreement (it being understood that with respect to KMP and its general partner and KMR and their respective Subsidiaries, Parent's obligations shall only apply to the extent such obligation is appropriate under the Organizational Documents of KMP and its general partner and KMR.).

        Section 5.19.    Cooperation with Financing.     From and after the date of this Agreement, the Partnership shall, and the Partnership shall cause each of its Subsidiaries and use reasonable best efforts to cause its and their representatives (including their auditors) to, use its respective reasonable best efforts to provide all customary cooperation (including providing reasonably available financial and other information regarding the Partnership and its Subsidiaries for use in marketing and offering documents and to enable Parent to prepare pro forma financial statements) as reasonably requested by Parent to assist Parent in the arrangement of any bank debt financing or any capital markets debt financing, any repayment or refinancing of debt contemplated by this Agreement or required in connection with the Merger and the other transactions contemplated by this Agreement and any other amounts required to be paid in connection with the consummation of the Merger; it being understood that the arrangement of any bank debt financing or any capital markets debt financing or the repayment or refinancing of any debt shall not be a condition to Parent's or Merger Sub's obligations to effect the Merger. Parent shall indemnify and hold harmless the Partnership GP, the Partnership and their respective Subsidiaries from and against any and all losses or damages actually suffered or incurred by them directly in connection with the arrangement of any such bank debt financing or any capital markets debt financing.

        Section 5.20.    Tax Treatment.     For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income tax treatment), the parties agree to treat the Merger (i) with respect to the holders of Common Units (other than Common Units held by Parent and its Subsidiaries immediately prior to the Effective Time), as a taxable sale of such Common Units to Parent and (ii) with respect to Parent, as a purchase of Common Units (other than Common Units held by Parent and its Subsidiaries immediately prior to the Effective Time) from the holders of such units. The parties will prepare and file all Tax Returns consistent with the foregoing and will not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Authority.

ARTICLE VI

Conditions Precedent

        Section 6.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Partnership Unitholder Approval.     The Partnership Unitholder Approval shall have been obtained in accordance with applicable Law, the certificate of limited partnership of the Partnership and the Partnership Agreement.

          (b)    Parent Stockholder Approval.     The Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of Parent.

          (c)    Regulatory Approval.     Any waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

          (d)    No Injunctions or Restraints.     No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of the transactions contemplated by this Agreement illegal.

          (e)    Registration Statement.     The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (f)    Stock Exchange Listing.     The Parent Class P Stock deliverable to the Limited Partners as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g)    Consummation of KMP and KMR Transactions.     All of the conditions set forth in the KMR Merger Agreement and the KMP Merger Agreement shall have been satisfied or irrevocably waived (if permitted under applicable Law) in writing by the applicable party thereto (other than (x) those conditions that by their terms are to be satisfied by actions taken at the closing under the KMR Merger Agreement and the KMP Merger Agreement, as applicable, and (y) the conditions in Section 6.1(f) of the KMR Merger Agreement and Section 6.1(g) of the KMP Merger Agreement) and the parties thereto shall be ready, willing and able to consummate the KMR Merger and the KMP Merger and the KMR Merger and the KMP Merger shall be consummated substantially concurrently with the Merger, in the order set forth on Section 1.2 of the Parent Disclosure Schedule.

        Section 6.2.    Conditions to Obligations of Parent and Merger Sub to Effect the Merger.    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     (i) The representations and warranties of the Partnership and the Partnership GP contained in Section 3.3. (a), Section 3.3(c) and Section 3.11 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Partnership and the Partnership GP contained in Section 3.2. (a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of the Partnership and the Partnership GP set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Partnership Material Adverse Effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Partnership by an executive officer of the Partnership GP to such effect.

          (b)    Performance of Obligations of the Partnership and Partnership GP.     The Partnership and the Partnership GP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Partnership and the Partnership GP by an executive officer of the Partnership GP to such effect.

        Section 6.3.    Conditions to Obligation of the Partnership to Effect the Merger.     The obligation of the Partnership to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     The representations and warranties of Parent contained in Section 4.3(a), Section 4.3(c) and Section 4.6 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of Parent contained in Section 4.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of Parent set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b)    Performance of Obligations of the Parent and Merger Sub.     Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Partnership shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

        Section 6.4.    Frustration of Closing Conditions.

          (a)   Neither the Partnership nor the Partnership GP may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by either of such parties' failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, or other breach of or noncompliance with this Agreement.

          (b)   Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by either of such parties' failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, or other breach of or noncompliance with this Agreement.

ARTICLE VII

Termination

        Section 7.1.    Termination.     This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Effective Time:

          (a)   by the mutual written consent of the Partnership and Parent duly authorized by Parent's Boards of Directors and the GP Conflicts Committee.

          (b)   by either of the Partnership or Parent:

              (i)  if the Closing shall not have been consummated on or before 5:00 p.m. Houston, Texas time on May 11, 2015 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available (x) to the Partnership or Parent if the inability to satisfy such condition was due to the failure of, in the case of the Partnership, the Partnership or the Partnership GP and in the case of Parent, Parent or Merger Sub, to perform any of its obligations under this Agreement or (y) to the Partnership or Parent if in the case of Parent, the Partnership or the Partnership GP, and in the case of the Partnership, Parent or Merger Sub, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 8.8;

             (ii)  if any Restraint having the effect set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to the Partnership or Parent if such Restraint was due to the failure of, in the case of the Partnership, the Partnership or the Partnership GP and in the case of Parent, Parent or Merger Sub, to perform any of its obligations under this Agreement;

            (iii)  if the Partnership Unitholder Meeting shall have concluded and the Partnership Unitholder Approval shall not have been obtained;

            (iv)  if the Parent Stockholder Meeting shall have concluded and the Parent Stockholder Approval shall not have been obtained; or

             (v)  if either the KMP Merger Agreement or the KMR Merger Agreement shall have been terminated in accordance with its terms.

          (c)   by Parent:

              (i)  if a Partnership Adverse Recommendation Change shall have occurred; or

             (ii)  if the Partnership or the Partnership GP shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Partnership or the Partnership GP set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is incapable of being cured, or is not cured, by the Partnership or the Partnership GP within thirty (30) days following receipt of written notice from Parent of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(ii) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (d)   by the Partnership:

              (i)  if a Parent Adverse Recommendation Change shall have occurred; or

             (ii)  if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured, or is not cured, by Parent within thirty (30) days following receipt of written notice from the Partnership of such breach or failure; provided that the Partnership shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) if the Partnership or the Partnership GP is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

        Section 7.2.    Effect of Termination.     In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in the last sentence of Section 5.6, Section 5.9, the last sentence of Section 5.19 and Section 7.2 and the provisions in Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of any of Parent, Merger Sub or the Partnership and the Partnership GP or their respective directors, officers and Affiliates, except that (i) Parent may have liability as provided in the last sentence of Section 5.19 and (ii) nothing shall relieve any party hereto from any liability for any failure to consummate the Merger and the other transactions contemplated by this Agreement when required pursuant to this Agreement or any party from liability for fraud or a willful breach of any covenant or other agreement contained in this Agreement; provided, however that it no event shall the Partnership GP or the Partnership have any liability for any matter set forth in the preceding clause (ii) for any action taken or omitted to be taken (A) by the Partnership GP, the Partnership or any of their respective Subsidiaries, or any of their respective Representatives at the direction of the Parent or any of its Subsidiaries, or any of their respective Representatives or (B) by any Representative of the Partnership, the Partnership GP, or any of their respective Subsidiaries that is also a Representative of the Parent or any of its Subsidiaries (unless, in the case of clause (B), such Representative was acting at the direction of the GP Board).

ARTICLE VIII

Miscellaneous

        Section 8.1.    No Survival, Etc.     Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and the last sentence of Section 5.6 and Section 5.9 and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time.

        Section 8.2.    Amendment or Supplement.     At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Partnership Unitholder Approval and the Parent Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by Parent's Board of Directors and the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has first referred such action to the GP Conflicts Committee for its consideration, and permitted the GP Conflicts Committee not less than two (2) business days to make a recommendation to the GP Board with respect thereto (for the avoidance of doubt, the GP Board shall in no way be obligated to follow the recommendation of the GP Conflicts Committee and the GP Board shall be permitted to take action following the expiration of such two (2) business day period); provided, further, that following receipt of the Partnership Unitholder Approval or the Parent Stockholder Approval, there shall be no amendment or change to the provisions of this Agreement which by Law or stock exchange rule would require further approval by the Limited Partners or the stockholders of Parent, as applicable, without such approval. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval or consent of the Partnership or Partnership GP is required pursuant to this Agreement, such determination, decision, approval or consent must be authorized by the GP Board; provided, however, that the GP Board may not take or authorize any such action unless it has first referred such action to the GP Conflicts Committee for its consideration, and permitted the GP Conflicts Committee not less than two (2) business days to make a recommendation to the GP Board with respect thereto.

        Section 8.3.    Extension of Time, Waiver, Etc.     At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto, (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions or (d) make or grant any consent under this Agreement; provided, however, that, prior to the Partnership Unitholder Approval, the GP Board may not take or authorize any such action unless it has first referred such action to the GP Conflicts Committee for its consideration, and permitted the GP Conflicts Committee not less than two (2) business days to make a recommendation to the GP Board with respect thereto (for the avoidance of doubt, the GP Board shall in no way be obligated to follow the recommendation of the GP Conflicts Committee and the GP Board shall be permitted to take action following the expiration of such two (2) business day period) and, following the Partnership Unitholder Approval, the GP Board may not take or authorize any such action without the prior written consent of the GP Conflicts Committee. Notwithstanding the foregoing, no failure or delay by the Partnership, the Partnership GP, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.4.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.4 shall be null and void.

        Section 8.5.    Counterparts.     This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 8.6.    Entire Agreement; No Third-Party Beneficiaries.     This Agreement, the Confidentiality Agreement, the Partnership Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), (i) the provisions of Section 5.7 and Section 8.13 and (ii) the right of the holders of Common Units to receive the Merger Consideration after the Closing (a claim by the holders of Common Units with respect to which may not be made unless and until the Closing shall have occurred). Notwithstanding anything to the contrary in this Agreement, Section 8.7 and Section 8.13 shall be for the benefit of, and enforceable by, any financing sources or lender providing financing in connection with the Merger.

        Section 8.7.    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

          (b)   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); provided that, notwithstanding the foregoing, each of the parties hereto irrevocably consents and agrees that any legal action or proceeding arising out of or in connection with any debt financing in connection with the Merger shall be brought only in the Supreme Court of the State of New York, County of New York, Borough of Manhattan, or, if under applicable laws exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.7, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (c)   EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        Section 8.8.    Specific Performance.

          (a)   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8.8 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        Section 8.9.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified, provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 8.9 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 8.9; or (c) when delivered by an courier (with confirmation of delivery); in each case to the party to be notified at the following address:

  If to Parent or Merger Sub, to:

    c/o Kinder Morgan, Inc.
    1001 Louisiana Street, Suite 1000
    Houston, Texas 77002
    Attention: David R. DeVeau
    Facsimile: (713)-495-2977
    Email: david_deveau@kindermorgan.com

  with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, New York 10153
    Attention: Michael J. Aiello
    Facsimile: (212) 310-8007
    Email: michael.aiello@weil.com

  and

    Bracewell & Giuliani LLP
    711 Louisiana Street
    Suite 2300, Pennzoil Place—South Tower
    Houston, Texas 77002
    Attention: Gary W. Orloff
    Facsimile: (713) 221-2166
    Email: gary.orloff@bgllp.com

  If to the Partnership or the Partnership GP, to:

    El Paso Pipeline Partners, L.P.
    1001 Louisiana Street, Suite 1000
    Houston, Texas 77002
    Attention: Conflicts Committee
    Facsimile: (713)-495-2977

  with a copy (which shall not constitute notice) to:

    Vinson & Elkins L.L.P.
    1001 Fannin Street
    Suite 2500
    Houston, Texas 77002
    Attention: Michael Rosenwasser and Keith Fullenweider
    Facsimile: (917) 849-5318 and (713) 615-5085
    Email: mrosenwasser@velaw.com and kfullenweider@velaw.com

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until 9:00 AM on the next succeeding business day in the place of receipt. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.10.    Severability.     If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

        Section 8.11.    Definitions.

          (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

          "Action" shall mean any complaint, lawsuit, action, suit, demand, claim (including claim of a violation of Law), audit, investigation, or other proceeding at law or in equity or order or ruling, in each case by or before any Governmental Authority or arbitral tribunal, whether civil, criminal, administrative, investigative or otherwise.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, however, that for the purposes of this Agreement, the Partnership and its Subsidiaries shall not be considered Affiliates of the Parent or any Parent's other Affiliates, nor shall any such Persons be considered Affiliates of the Partnership or any of its Subsidiaries.

          "business day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

          "Common Unit" has the meaning set forth in the Partnership Agreement.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "DLLCA" means the Delaware Limited Liability Company Act.

          "DRULPA" means the Delaware Revised Uniform Limited Partnership Act.

          "Environmental Laws" means any Law relating to (i) pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or workplace health or occupational safety, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date of this Agreement.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Hazardous Substance" means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a "pollutant" or "contaminant" or words of similar meaning under any Environmental Law or are otherwise regulated by any Governmental Authority with jurisdiction over the environment, natural resources, or workplace health or occupational safety, including without limitation petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

          "Incentive Distribution Rights" has the meaning set forth in the Partnership Agreement.

          "KMP Merger" means the merger of P Merger Sub LLC with and into KMR, as provided in the KMR Merger Agreement.

          "KMP Merger Agreement" means the Agreement and Plan of Merger, dated August 9, 2014, among Parent, KMP, KMR and P Merger Sub LLC, as may be amended from time to time in compliance with the applicable provisions hereof, including all annexes, exhibits, schedules, disclosure letters and other documents delivered in connection therewith.

          "KMP Unitholder Meeting" means the meeting of the limited partners of KMP for the purposes of obtaining approval of the KMP Merger Agreement by the limited partners of KMP.

          "KMR Merger" means the merger of R Merger Sub LLC with and into KMR, as provided in the KMR Merger Agreement.

          "KMR Merger Agreement" means the Agreement and Plan of Merger, dated August 9,2014, among Parent, KMR and R Merger Sub LLC, as may be amended from time to time in compliance with the applicable provisions hereof, including all annexes, exhibits, schedules, disclosure letters and other documents delivered in connection therewith.

          "KMR Shareholder Meeting" means the meeting of the holders of listed shares of KMR for the purposes of obtaining approval of the KMR Merger Agreement by the holders of listed shares of KMR.

          "Limited Partner" has the meaning set forth in the Partnership Agreement.

          "Long-Term Incentive Plan" means the long term incentive plan of Partnership GP.

          "Material Adverse Effect" means, when used with respect to a Person, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement or, except specifically for purposes of the representations and warranties made by the applicable parties in Section 3.3(b) and Section 4.3(b) and the satisfaction of the closing conditions set forth in Article VI with respect to such representations and warranties, the performance of this Agreement; (iii) any change in the market price or trading volume of the limited liability company units, limited partnership interests, shares of common stock or other equity securities of such Person (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced or threatened by or involving any current or former member, partner or stockholder of such Person or any of its Subsidiaries (or in the case of Parent, the Partnership) (on their own or on behalf of such Person or any of its Subsidiaries or in the case of Parent, the Partnership) arising out of or related to this Agreement or the transactions contemplated by this Agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; (viii) any failure of a Person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); and (ix) the taking of any action required by this Agreement; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such Person and its Subsidiaries operate.

          "NYSE" means the New York Stock Exchange.

          "Outstanding" has the meaning set forth in the Partnership Agreement.

          "Parent Warrants" means the warrants to purchase Parent Class P Stock issued pursuant to that certain Warrant Agreement, dated as of May 25, 2012, by and among Parent, Computershare Inc. and Computershare Trust Company, N.A.

          "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended or supplemented from time to time.

          "Partnership GP LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Partnership GP.

          "Partnership Interest" has the meaning set forth in the Partnership Agreement.

          "Partnership Material Contract" means any Contract (whether written or oral) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to the Partnership or any of its Subsidiaries.

          "Partnership Unaffiliated Unitholders" means holders of Common Units other than the Partnership GP and its Affiliates (including, solely for the purposes of this definition, the Partnership and its Subsidiaries).

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

          "SEC" means the Securities and Exchange Commission.

          "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party; provided, however, when used with respect to Parent, the term "Subsidiary" shall not include the Partnership and its Subsidiaries, nor shall it include Plantation Services, LLC, Plantation Pipe Line Company and Bighorn Gas Gathering, L.L.C.

          "Transactions" means the Merger, the KMP Merger and the KMR Merger.

          "Transactions Consideration" means, collectively, the aggregate Merger Consideration, the aggregate Merger Consideration (as defined in the KMP Merger Agreement) and the aggregate Merger Consideration (as defined in the KMR Merger Agreement).

          "Unit" has the meaning set forth in the Partnership Agreement.

        The following terms are defined on the page of this Agreement set forth after such term below:

Acquisition Agreement	32
Action	51
Affiliate	51
Aggregate Mixed Consideration Cash Amount	4
Agreement	1
Alternative Proposal	34
Antitrust Laws	36
Available Cash Election Amount	4
Balance Sheet Date	15
Book-Entry Units	5
business day	51
Cash Election	3
Cash Election Amount	3
Cash Election Unit	3
Cash Fraction	4
Certificate	5
Certificate of Merger	2
Charter Amendment	3
Closing	2
Closing Date	2
Code	8
Common Unit	51
Company Class B Units	12
Confidentiality Agreement	37
Contract	13
DGCL	51
DLLCA	51
DRULPA	51
Effective Time	2
Election Deadline	9
Election Form	9
Election Form Record Date	9
Election Period	9
Environmental Law	51
Environmental Permits	25
ERISA Affiliate	51
Excess Shares	8
Exchange Act	14
Exchange Agent	5
Exchange Fund	5
Exchange Ratio	4
Fractional Share Proceeds	8
GAAP	52
Governmental Authority	52
GP Board	1
GP Conflicts Committee	1
Hazardous Substance	52
HSR Act	52
Incentive Distribution Rights	52
Indemnified Person	37
KMP	1
KMP Merger	52
KMP Merger Agreement	52
KMP Unitholder Meeting	52
KMR	1
KMR Merger	52
KMR Merger Agreement	52
KMR Shareholder Meeting	52
Law	15
Laws	15
Liens	12
Limited Partner	52
Long-Term Incentive Plan	52
Mailing Date	9
Material Adverse Effect	53
Maximum Amount	38
Merger	2
Merger Consideration	3
Merger Sub	1
Mixed Consideration Election Unit	3
Mixed Election	3
No Election Unit	9
NYSE	53
Organizational Documents	11
Outside Date	44
Outstanding	53
Parent	1
Parent Adverse Recommendation Change	29
Parent Benefit Plans	25
Parent Board Recommendation	29
Parent Charter Approval	20
Parent Class P Stock	1
Parent Common Stock	18
Parent Disclosure Schedule	18
Parent Fairness Opinion	26
Parent Financial Advisors	26
Parent Intellectual Property	26

Parent Material Adverse Effect	18
Parent Material Contract	24
Parent Notice Period	29
Parent Permits	23
Parent Preferred Stock	18
Parent Proxy Statement	16
Parent SEC Documents	21
Parent Stock Issuance	1
Parent Stock Issuance Approval	20
Parent Stockholder Approval	20
Parent Stockholder Meeting	29
Parent Warrants	54
Partnership	1
Partnership Adverse Recommendation Change	32
Partnership Agreement	54
Partnership Board Recommendation	28
Partnership Disclosure Schedule	11
Partnership Fairness Opinion	17
Partnership Financial Advisor	17
Partnership GP	1
Partnership GP Interest	12
Partnership GP LLC Agreement	54
Partnership Interest	54
Partnership Material Adverse Effect	11
Partnership Material Contract	54
Partnership Notice Period	34
Partnership Proxy Statement	14
Partnership SEC Documents	14
Partnership Subordinated Units	12
Partnership Unaffiliated Unitholders	54
Partnership Unitholder Approval	13
Partnership Unitholder Meeting	28
Per Unit Cash Election Consideration	3
Per Unit Mixed Consideration	3
Per Unit Mixed Consideration Cash Amount	3
Per Unit Mixed Election Stock Exchange Ratio	3
Per Unit Stock Consideration	4
Permits	23
Person	54
Proceeding	37
Proxy Statements	16
Registration Statement	15
Release	54
Representatives	32
Restraints	42
Restricted Unit	10
rights-of-way	26
Sarbanes-Oxley Act	15
Schedule 13E-3	15
SEC	54
Securities Act	12
share proceeds	8
Stock Election	4
Stock Election Unit	4
Subsidiary	54
Superior Proposal	35
Support Agreement	1
Surviving Entity	2
Tax	16
Tax Return	16
Taxes	16
Transactions	54, 55
Unit	55

        Section 8.12.    Interpretation.

          (a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aide of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of such prior drafts.

          (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

        Section 8.13.    Non-Recourse.     No past, present or future director, officer, employee, incorporator, member, partner, stockholder, financing source, lender, agent, attorney, representative or affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort or otherwise) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 8.13 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:
KINDER MORGAN, INC.
By:	/s/ DAX SANDERS
	Name:	Dax Sanders
	Title:	Vice President
MERGER SUB:
E MERGER SUB LLC
By:	/s/ DAX SANDERS
	Name:	Dax Sanders
	Title:	Vice President
PARTNERSHIP:
EL PASO PIPELINE PARTNERS, L.P.
By:	EL PASO PIPELINE GP COMPANY, L.L.C., its general partner
By:	/s/ DAVID R. DEVEAU
	Name:	David R. DeVeau
	Title:	Vice President
PARTNERSHIP GP:
EL PASO PIPELINE GP COMPANY, L.L.C.
By:	/s/ DAVID R. DEVEAU
	Name:	David R. DeVeau
	Title:	Vice President

[SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

FORM OF CHARTER AMENDMENT

See attached.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KINDER MORGAN, INC.

[                        ], 201[    ]

        Kinder Morgan, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

  1.
  The name of the Company is Kinder Morgan, Inc.

  2.
  The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on February 10, 2011 (the "Certificate of Incorporation"), by amending Section A of Article FOURTH as set forth in paragraph 3 below.

  3.
  The first sentence of Section A of Article FOURTH of the Certificate of Incorporation from the beginning of the sentence through the end of clause (1) is hereby amended to read as follows:

    "A. Authorized Shares

            The total number of shares of capital stock which the Company shall have authority to issue is 4,819,462,927 shares, of which 10,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock"), and 4,809,462,927 shares shall be common stock, par value $0.01 per share (the "Common Stock"), consisting of:

      (1)
      4,000,000,000 shares of Class P Common Stock (the "Class P Common Stock");"

  4.
  This Certificate of Amendment was submitted to the stockholders of the Company and was approved by the stockholders of the Company in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware.

  5.
  This Certificate of Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

[Signature Page to Follow.]

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Certificate of Incorporation as of the date first written above.

KINDER MORGAN, INC.
By:
Name:
Title:

[Certificate of Amendment to the Certificate of Incorporation of Kinder Morgan, Inc.]

Annex D

745 Seventh Avenue New York, NY 10019 United States

August 9, 2014

Board of Directors
Kinder Morgan, Inc.
1001 Louisiana Street
Suite 1000
Houston, TX 77002

Members of the Board of Directors:

        We understand that Kinder Morgan, Inc. (the "Company") intends to enter into three transactions (the "Proposed Transactions") pursuant to which (i)(a) P Merger Sub LLC, a wholly-owned subsidiary of the Company ("KMP Merger Sub") will merge (the "KMP Merger") with and into Kinder Morgan Energy Partners, L.P. ("KMP"), with KMP as the surviving entity in the KMP Merger, (b) the Company and the Company's subsidiaries will become the sole limited partners of KMP, and (c) upon the effectiveness of the KMP Merger, each issued and outstanding, or deemed to be issued and outstanding, Common Unit (as defined in the KMP Merger Agreement (as defined below)) (other than (p) Units (as defined in the KMP Merger Agreement) held by KMP, which shall be cancelled and cease to exist, and (q) Partnership Interests (as defined in the KMP Merger Agreement) held by Kinder Morgan G.P., Inc., the general partner of KMP ("KMP GP"), Kinder Morgan Management, LLC, the delegate of KMP GP (the "KMP GP Delegate"), the Company or any of its subsidiaries, all of which shall remain outstanding as partnership interests in the surviving entity in the KMP Merger, unaffected by the KMP Merger) shall be converted into the right to receive, at the election of each Common Unit holder (x) 2.1931 shares of Class P common stock, par value $0.01 ("Company Class P Stock") of the Company (the "P Per Unit Mixed Election Exchange Ratio") and $10.77 in cash without interest (the "P Per Unit Mixed Election Cash Amount" and, together with the P Per Unit Mixed Election Exchange Ratio, the "P Per Unit Mixed Election Consideration"), (y) $91.72 in cash without interest (the "P Per Unit Cash Election Consideration") or (z) 2.4849 shares of Company Class P Stock (the "P Per Unit Stock Election Consideration" and the Company Class P Stock contemplated by the KMP Merger Agreement to be issued in the aggregate to Common Unit (as defined in the KMP Merger Agreement) holders in the KMP Merger, together with the aggregate amount of cash contemplated by the KMP Merger Agreement to be paid to Common Unit (as defined in the KMP Merger Agreement) holders in the KMP Merger, the "KMP Merger Consideration"), subject, in the case of the P Per Unit Mixed Election Consideration, the P Per Unit Cash Election Consideration and the P Per Unit Stock Election Consideration, to certain adjustments, limitations and proration procedures set forth in the KMP Merger Agreement, as to which adjustments, limitations and procedures we express no opinion; (ii)(a) R Merger Sub LLC, a wholly-owned subsidiary of the Company ("KMR Merger Sub") will merge (the "KMR Merger") with and into Kinder Morgan Management, LLC ("KMR"), with KMR as the surviving entity in the KMR Merger, (b) the Company will become the sole shareholder or sole member of KMR, and (c) upon the effectiveness of the KMR Merger, each issued and outstanding Listed Share and Voting Share (each as defined in the KMR Merger Agreement) (other than Company Securities (as defined in the KMR Merger Agreement) that are held by KMR, the Company, KMR Merger Sub or KMP GP, which shall be cancelled and cease to exist without consideration in exchange therefor, but excluding Voting Shares held by KMP GP, each of which shall be converted into the right to receive KMR Merger Consideration (as defined below)) shall be converted into the right to receive 2.4849 shares of Company Class P Stock (the Company Class P Stock contemplated by the KMR Merger Agreement to be issued in the aggregate to Listed Share and Voting Share holders, the "KMR Merger Consideration"); and (iii)(a) E Merger Sub LLC, a wholly-owned subsidiary of the Company ("EPB Merger Sub") shall merge (the "EPB Merger") with and into El Paso Pipeline Partners, L.P. ("EPB"), with EPB as the surviving entity in the EPB Merger, (b) the Company and the Company's subsidiaries will become the sole limited partners of EPB, and (c) upon the effectiveness of the EPB Merger, each issued and outstanding Common Unit (as defined in the EPB Merger Agreement) (other than (r) Units (as defined in the EPB Merger Agreement) held by EPB, which shall be cancelled and cease to exist, or (s) Partnership Interests (as defined in the EPB Merger Agreement) held by El Paso Pipeline GP Company, L.L.C. ("EPB GP"), the Company or any of its subsidiaries, all of which shall remain outstanding as Partnership Interests in the surviving entity of the EPB Merger, unaffected by the EPB Merger) shall be converted into the right to receive, at the election of each Common Unit holder (x) 0.9451 shares of Company Class P Stock (the "E Per Unit Mixed Election Exchange Ratio") and $4.65 in cash without interest (the "E Per Unit Mixed Election Cash Amount" and, together with the E Per Unit Mixed Election Exchange Ratio, the "E Per Unit Mixed Election Consideration"), (y) $39.53 in cash without interest (the "E Cash Election Consideration") or (z) 1.0711 shares of Company Class P Stock (the "E Stock Election Consideration," and the Company Class P Stock contemplated by the EPB Merger Agreement to be issued in the aggregate to Common Unit (as defined in the EPB Merger Agreement) holders in the EPB Merger, together with the aggregate amount of cash contemplated by the EPB Merger Agreement to be paid to Common Unit (as defined in the EPB Merger Agreement) holders in the EPB Merger, the "EPB Merger Consideration" and, together with the KMP Merger Consideration and the KMR Merger Consideration, collectively, the "Transactions Consideration"), in the case of the E Per Unit Mixed Election Consideration, the E Cash Election Consideration and the E Stock Election Consideration, subject to certain adjustments, limitations and proration procedures set forth in the KMP Merger Agreement, as to which adjustments, limitations and procedures we express no opinion. The terms and conditions of the Proposed Transactions are set forth in more detail in (A) the Agreement and Plan of Merger (the "KMP Merger Agreement"), dated August 9, 2014, by and among the Company, KMP Merger Sub, KMP GP, KMP GP Delegate and KMP (together with the Company, KMP Merger Sub, KMP and KMP GP Delegate, the "P Counterparties"); (B) the Agreement and Plan of Merger ("KMR Merger Agreement"), dated August 9, 2014, by and among the Company, KMR Merger Sub, and KMR (together with the Company and KMR Merger Sub, the "R Counterparties"); and (C) the Agreement and Plan of Merger (the "EPB Merger Agreement" and, together with the KMP Merger Agreement and the KMR Merger Agreement, collectively, the "Agreements"), dated August 9, 2014, by and among the Company, EPB Merger Sub, EPB GP and EPB (together with the Company, EPB Merger Sub and EPB GP, the "E Counterparties" and, together with the P Counterparties and the R Counterparties, collectively, the "Counterparties"). The summary of the Proposed Transactions set forth above is qualified in its entirety by the terms of the Agreements.

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Transactions Consideration to be paid in the aggregate by the Company in the Proposed Transactions. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect any or all of the Proposed Transactions, the likelihood of consummation of any or all of the Proposed Transactions or the relative merits of any or all of the Proposed Transactions as compared to any strategic alternatives that may be available to the Company (including pursuing any of the Proposed Transactions individually). In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transactions, or any class of such persons, relative to the consideration paid in the aggregate in the Proposed Transactions or otherwise.

        In arriving at our opinion, we reviewed and analyzed: (1) drafts, dated as of dated August 9, 2014, of each of the Agreements and the specific terms of the Proposed Transactions; (2) a draft, dated as of August 9, 2014, of a debt commitment letter (the "Commitment Letter") from Barclays Bank PLC to

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the Company in respect of certain financing relating to the Proposed Transactions; (3) publicly available information concerning each of the Company, KMP, KMR, and EPB that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and March 31, 2014; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company, KMP, KMR, and EPB prepared by management of the Company for fiscal years 2015 through 2020; (5) a trading history of the Company's common stock from August 8, 2012 through and including August 8, 2014, a trading history of KMP's, KMR's, and EPB's common stock or common units, as applicable, from August 8, 2013 through and including August 8, 2014, and a comparison of those trading histories with those of other companies that we deemed relevant; (6) a comparison of the historical financial results and present financial condition of the Company with each of KMP, KMR and EPB and of the Company, KMP, KMR and EPB with those of other companies that we deemed relevant; (7) a comparison of the financial terms of the Proposed Transactions with the financial terms of certain other transactions that we deemed relevant; (8) the pro forma impact of the Proposed Transactions on the future financial performance of the combined company, including (i) cost savings and estimated tax savings ("Expected Synergies") and (ii) the anticipated impact on coverage ratios, cash available for distributions to the Company, cost of capital and credit ratings, and the resulting potential impact on the availability of cash for dividends, each expected by the management of the Company to result from a combination of the businesses as a result of the Proposed Transactions (the "Expected Benefits"); and (9) published estimates of independent research analysts with respect to the future financial performance of the Company, KMP, KMR, and EPB. In addition, we have had discussions with the management of the Company concerning the business, operations, assets, liabilities, financial condition and prospects of the Company, KMP, KMR, and EPB and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the financial projections of KMP, KMR, and EPB, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of KMP, KMR, and EPB and we have relied on such projections in arriving at our opinion. Furthermore, upon the advice of the Company, we have assumed that the amounts and timing of the Expected Synergies and Expected Benefits are reasonable and that the Expected Synergies and Expected Benefits will be realized in accordance with such estimates. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company, KMP, KMR, or EPB and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company, KMP, KMR, or EPB. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to (i) the prices at which shares of Company Class P Stock, Company Securities of KMR,

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Common Units of KMP or EPB or any other securities of the Company, KMR, KMP or EPB, would trade at any time following the announcement of the Proposed Transactions or shares of Company Class P Stock or any security of the Company would trade following the consummation of the Proposed Transactions; (ii) the credit rating of the Company at any time following the announcement or consummation of the Proposed Transactions; or (iii) any determination of the dividend policy of the Company following the consummation of the Proposed Transactions.

        We have assumed that each of the executed Agreements and the Commitment Letter will conform in all material respects to the last drafts thereof reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreements and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transactions will be obtained within the constraints contemplated by the Agreement and that the Proposed Transactions will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof (including that all of the Proposed Transactions will be consummated substantially concurrently). We have assumed that the Company will obtain financing on terms no less favorable to the Company than the terms contemplated by the Commitment Letter. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transactions, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Transactions Consideration to be paid in the aggregate by the Company in the Proposed Transactions is fair to the Company.

        We have acted as financial advisor to the Company in connection with the Proposed Transactions and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transactions. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company and the Counterparties in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: (i)(a) in August 2012, we rendered a fairness opinion to the Company in connection with the Company's sale of its 100% interest in Tennessee Gas Pipeline and 50% interest in El Paso Natural Gas to KMP, (b) in August 2012, we acted as joint bookrunner on the Company's secondary offering of 66,700,000 shares of common stock by selling stockholders, (c) in October 2012, we acted as sole book runner on the Company's secondary offering of 69,296,921 shares of common stock by selling stockholders, (d) in November 2012, we acted as administrative agent on the Company's amendment to its $1,750,000,000 revolving credit facility, and (e) in October 2013, we acted as joint bookrunner on the Company's $1,500,000,000 7.25-year and 10-year senior notes offering; (ii) in September 2012, we acted as joint bookrunner on EPB's follow-on offering of 8,165,000 common units; and (iii)(a) in August 2012, we acted as financial advisor on KMP's sale of Rockies Pipelines, (b) in December 2012, we acted as sole bookrunner on KMP's follow-on offering of 4,485,000 common units, (c) in May 2013, we acted as bookrunner on KMP's refinancing of its $2,700,000,000 credit facility, (d) in February 2014, we acted as joint bookrunner on KMP's $1,500,000,000 7-year and 30-year Senior Notes offering, (e) in February 2014, we acted as joint bookrunner on KMP's follow-on offering of 7,935,000 common units, and (f) in August 2014, we acted as administrative agent, sole arranger and sole bookrunner on KMP's $1,000,000,000 credit facility.

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        Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and the Counterparties for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in its consideration of the Proposed Transactions. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Proposed Transactions.

Very truly yours,
/s/ BARCLAYS CAPITAL INC.

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Annex E

August 9, 2014

The Conflicts and Audit Committee of the Board of Directors of
Kinder Morgan G.P., Inc.
1001 Louisiana Street, Suite 1000
Houston, Texas 77002

The Special Committee of the Board of Directors of
Kinder Morgan Management, LLC
1001 Louisiana Street, Suite 1000
Houston, Texas 77002

Members of the Committees:

        We understand that (i) Kinder Morgan, Inc. ("KMI"), Kinder Morgan Energy Partners, L.P. ("KMP"), Kinder Morgan G.P., Inc., the general partner of KMP and a wholly-owned subsidiary of KMI ("KMGP"), Kinder Morgan Management, LLC, the delegate of KMGP ("KMR") and P Mergersub, LLC, a wholly-owned subsidiary of KMI ("P Mergersub"), propose to enter into an Agreement and Plan of Merger (the "KMP Agreement"), pursuant to which, among other things, P Mergersub will merge with and into KMP (the "KMP Merger"), with KMP surviving as a wholly-owned subsidiary of KMI and (ii) KMI, KMR and R Mergersub, LLC, a wholly-owned subsidiary of KMI ("R Mergersub"), propose to enter into an Agreement and Plan of Merger (the "KMR Agreement" and, together with the KMP Agreement, the "Agreements"), pursuant to which, among other things, R Mergersub will merge with and into KMR (the "KMR Merger" and, together with the KMP Merger, the "Mergers"), with KMR surviving as a wholly-owned subsidiary of KMI. We further understand that the KMP Agreement provides, among other things, that in connection with the KMP Merger, each common unit of KMP issued and outstanding (the "KMP Common Units") or deemed issued and outstanding pursuant to the KMP Agreement (in each case, other than those KMP Common Units owned by KMP, which will be cancelled and cease to exist, and those KMP Common Units owned by KMGP, KMR, KMI or any of its subsidiaries, which will remain outstanding) will be converted into the right to receive, at the election of each holder of such KMP Common Units, (i) 2.1931 shares of KMI Class P common stock, $0.01 par value (the "KMI Class P Stock") (the "Mixed KMP Stock Consideration") and $10.77 in cash (the "Mixed KMP Cash Consideration" and, together with the Mixed KMP Stock Consideration, the "Mixed KMP Consideration"), (ii) $91.72 in cash (the "KMP Cash Consideration"), or (iii) 2.4849 shares of KMI Class P Stock (the "KMP Stock Consideration" and, together with the KMP Cash Consideration and the Mixed KMP Consideration, the "KMP Consideration"), subject, in the cases of the KMP Cash Consideration and the KMP Stock Consideration, to certain proration mechanisms, procedures and limitations contained in the KMP Agreement, as to which proration mechanisms, procedures and limitations we express no opinion. We also understand that the KMR Agreement provides, among other things, that in connection with the KMR Merger, each issued and outstanding listed share and voting share of KMR (collectively, the "KMR Shares") (other than those KMR Shares that are owned by KMR, KMI, R MergerSub or KMGP, which will be cancelled and cease to exist, except that voting shares of KMR owned by KMGP will not be cancelled and will be converted into the right to receive the KMR Consideration) will be converted into the right to receive 2.4849 shares of KMI Class P Stock (the "KMR Consideration" and, together with the KMP Consideration, the "Consideration"). The terms and conditions of the KMP Merger and the KMR Merger are more fully set forth in the KMP Agreement and the KMR Agreement, respectively.

        You have asked for our opinion as to (a) whether the KMP Consideration to be paid pursuant to the KMP Merger is fair, from a financial point of view, to the holders of KMP Common Units (other than KMI and its affiliates (other than KMP)) (the "KMP Unit Holders") and (b) whether the KMR Consideration to be paid pursuant to the KMR Merger is fair, from a financial point of view, to the holders of KMR Shares (other than KMI and its affiliates (other than KMR)) (the "KMR Share Holders").

        In arriving at our opinion, we have, among other things:

  (i)
  reviewed a draft dated August 8, 2014 of the KMP Agreement;

  (ii)
  reviewed a draft dated August 8, 2014 of the KMR Agreement;

  (iii)
  reviewed a draft dated August 8, 2014 of the EPB Agreement (as defined below);

  (iv)
  reviewed certain publicly available financial and other information relating to KMI, KMP, KMR and El Paso Pipeline Partners, L.P. ("EPB"), a partnership for which an indirect wholly-owned subsidiary of KMI is the general partner and which is entering into a merger agreement (the "EPB Agreement") with KMI concurrently with the Agreements, pursuant to which, among other things, a wholly-owned subsidiary of KMI will merge with and into EPB (the "EPB Merger");

  (v)
  reviewed certain information furnished to us by the management of KMI relating to the business, operations and prospects of KMI, KMP and EPB;

  (vi)
  held discussions with members of senior management of KMI and their financial advisors concerning the matters described in clauses (iii) and (iv) above;

  (vii)
  reviewed the relative trading performance of the listed equity securities of KMI, KMP, KMR and EPB over time;

  (viii)
  reviewed the unit or share (as applicable) trading price history and valuation multiples for certain other publicly traded companies that we deemed relevant;

  (ix)
  analyzed the discounted cash flow of the KMP Common Units and the KMI Class P Stock;

  (x)
  compared the proposed financial terms of the Agreements with the financial terms of certain other transactions that we deemed relevant;

  (xi)
  considered the potential pro forma impact to KMI of the Mergers and the EPB Merger;

  (xii)
  reviewed financial forecasts prepared by various market analysts; and

  (xiii)
  conducted such other financial studies, analyses and investigations as we deemed appropriate.

        In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by KMI management and their financial advisors or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of KMI management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading or of any relevant information that has been omitted or that remains undisclosed to us. In our review, we did not perform or obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of, nor did we conduct a physical inspection of any of the properties or facilities of, KMP, KMI or EPB, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or physical inspections.

        With respect to the financial forecasts provided to and, at your direction, examined by us, we note that projecting future results of any business is inherently subject to uncertainty. We have assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates. We express no opinion as to these financial forecasts or the assumptions on which they are made.

        Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        We have made no independent investigation of any legal, accounting or tax matters affecting the KMP Common Units or the KMR Shares, and we have assumed the correctness in all respects material to our analysis of all legal, accounting and tax advice given to KMP, the Conflicts and Audit Committee of KMGP and KMR and its Special Committee, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreements to KMP and the KMP Unit Holders and to KMR and the KMR Share Holders. In addition, in preparing this opinion, we have not taken into account, and express no view with regards to, any tax consequences of the transactions to any KMP Unit Holders or KMR Share Holders. We have assumed that the final form of the Agreements will be substantially similar to the last drafts reviewed by us in all respects material to our analyses and opinion. We have also assumed that the Mergers will be consummated in accordance with their terms or as otherwise described to us by representatives of KMI without waiver, modification or amendment of any term, condition or agreement that would be meaningful in any respect to our analyses or opinion and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Mergers, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on KMI, KMP or KMR or the contemplated benefits of the Mergers in any respect material to our opinion.

        It is understood that our opinion is solely for the use and benefit of the Conflicts and Audit Committee of KMGP and the Special Committee of KMR in their consideration of the Mergers; provided, however, that the Board of Directors of KMGP and the Board of Directors of KMR may be provided with a copy of the Opinion and any materials provided to the Conflicts and Audit Committee of KMGP and the Special Committee of KMR, and may rely thereon in connection with the Mergers. Further, it is understood that our opinion does not address the relative merits of the transactions contemplated by the Agreements as compared to any alternative transaction or opportunity that might be available to KMP or KMR, nor does it address the underlying business decisions by KMP and KMR to engage in the Mergers. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration involving, the holders of any class of securities, creditors or other constituencies of KMP or KMR, other than the KMP Unit Holders and the KMR Share Holders as set forth herein. We express no opinion as to the price at which the KMP Common Units, KMR Shares or KMI Class P Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to, or to be received by, any of KMI's officers or employees or any directors of KMI, KMPG or KMR, or any class of such persons, in connection with the Mergers relative to the Consideration. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

        We have been engaged by KMP and KMR at the direction of the Conflicts and Audit Committee of KMGP and the Special Committee of KMR to act as financial advisor to such committees in connection with the Mergers and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Mergers. We also will be reimbursed for certain expenses reasonably incurred. KMP and KMR have agreed to indemnify us against certain liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have not, in the past two years, provided financial advisory or financing services to KMI, KMP or KMR. We maintain a market in the securities of KMI, EPB, KMP or KMR, and in the ordinary course of our business, we and our affiliates may trade or hold securities of KMI, EPB, KMP and KMR for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities (although as of the date hereof such holdings are de minimis). In addition, in the future, we may seek to provide financial advisory and financing services to KMI, EPB, KMP, KMR or entities that are affiliated with KMI, EPB, KMP or KMR, for which we would expect to receive compensation.

Except as otherwise expressly provided in our engagement letter with KMP and KMR, our opinion may not be used or referred to by KMP, KMR or KMI, or quoted or disclosed to any person in any manner, without our prior written consent.

        Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, (a) the KMP Consideration to be paid pursuant to the KMP Merger is fair, from a financial point of view, to the KMP Unit Holders and (b) the KMR Consideration to be paid pursuant to the KMR Merger is fair, from a financial point of view, to the KMR Share Holders.

Very truly yours,

/s/ JEFFERIES LLC

Annex F

August 9, 2014

Conflicts Committee
El Paso Pipeline GP Company, L.L.C.
Attn: Arthur C. Reichstetter
c/o Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, Texas 77002

Members of the Conflicts Committee:

        You have requested our opinion as to the fairness from a financial point of view to the holders of common units representing limited partner interests ("Common Units") in El Paso Pipeline Partners, L.P. (the "Partnership") (other than Kinder Morgan, Inc. ("KMI"), El Paso Pipeline GP Company, L.L.C., the general partner of the Partnership ("EPP GP"), and their respective affiliates) (the "Unaffiliated Public Unitholders") of the consideration to be received by such Unaffiliated Public Unitholders pursuant to the Agreement and Plan of Merger dated as of August 9, 2014 (the "Agreement") by and among the Partnership, EPP GP, KMI and E Merger Sub LLC, a wholly owned subsidiary of KMI ("Merger Sub" and, collectively with the Partnership, EPP GP and KMI, the "Parties"). The Agreement provides, among other things, that Merger Sub will be merged with and into the Partnership (the "Merger"), pursuant to which the Partnership will be the surviving entity, and each issued and outstanding Common Unit (other than Common Units held by the Partnership or otherwise owned by EPP GP, KMI or any of its subsidiaries) will be converted into the right to receive, at the election of the holder and subject to certain limitations and proration procedures set forth in the Agreement (as to which we express no opinion), one of the following (a) (i) $4.65 in cash and (ii) 0.9451 shares of KMI Class P Common Stock ("Common Stock"), (b) 1.0711 shares of Common Stock or (c) $39.53 in cash (each of (a), (b) and (c), as the case may be, being referred to as the "Merger Consideration"). The terms and conditions of the Merger are set forth in more detail in the Agreement, and references to the Merger set forth herein are qualified in their entirety by the terms of the Agreement.

        Concurrently with entering into the Agreement, KMI will enter into separate agreements and plans of merger with each of Kinder Morgan Energy Partners, L.P. ("KMP") and Kinder Morgan Management, LLC ("KMR") (each an "Additional Merger Agreement" and, collectively, the "Additional Merger Agreements"). Pursuant to the terms of the Additional Merger Agreements, KMI, or a wholly owned subsidiary of KMI, will merge with and into KMP and KMR, respectively, with KMP and KMR surviving the respective mergers (each an "Additional Merger" and, collectively, the "Additional Mergers" and, together with the Merger, the "Transactions"). The closings of the Merger and each of the Additional Mergers are conditioned upon one another. At the closing of the Merger and each Additional Merger, the Partnership, KMP and KMR will be wholly owned subsidiaries of KMI.

        Tudor, Pickering, Holt & Co. Securities, Inc. (including its affiliates, "TPH"), as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions, as well as for estate, corporate and other purposes. TPH also engages in securities trading and brokerage, private equity activities, equity research and other financial services, and in the ordinary course of these activities, TPH may from time to time acquire, hold or sell, for its own accounts and for the accounts of its customers, (i) equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Partnership, EPP GP, KMI and any of the other companies that may be involved in the Transactions, including the Parties and any of their respective affiliates, including KMP and KMR, and (ii) any currency or commodity that may be involved in the Transactions and the other matters contemplated by the Agreement. In addition, TPH and certain of its employees, including members of the team performing services in connection with the Merger, as well as certain private equity funds associated or affiliated with TPH in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including the Partnership, EPP GP, KMI, KMP, KMR, other prospective counterparties and their respective affiliates. We have acted as financial advisor to the Conflicts Committee of the Board of Directors of EPP GP (the "Committee") in connection with, and have participated in certain of the negotiations leading to, the Merger. We expect to receive fees for our services in connection with our engagement by the Committee, a portion of which are payable upon rendering this opinion and a portion of which are contingent upon the consummation of the Merger, and the Partnership has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have in the past performed various investment banking and financial services for the Committee and various affiliates or portfolio companies of KMI, including the Partnership, for which we received customary compensation. In the past two years these services consisted of acting as financial advisor to the Committee in April 2014 in connection with a private transaction pursuant to which KMI and certain of its affiliates contributed assets to the Partnership. We may in the future provide investment banking or other financial services to the Parties or any of the other companies involved in the Transactions or their respective shareholders, unitholders, members, affiliates or portfolio companies. In connection with such investment banking or other financial services, we may receive compensation.

        In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) annual reports to unitholders and stockholders, as applicable, and Annual Reports on Form 10-K for each of the Partnership, KMP, KMR and KMI for each of the years in the three years ended December 31, 2013; (iii) certain interim reports to unitholders and stockholders, as applicable, and Quarterly Reports on Form 10-Q for each of the Partnership, KMP, KMR and KMI; (iv) certain other communications from the Partnership, KMP, KMR and KMI to their respective equity holders; (v) certain publicly available research analyst reports for the Partnership, KMP, KMR and KMI; (vi) certain internal financial analyses and forecasts for (a) the Partnership prepared by the management of EPP GP, (b) KMP prepared by the management of KMP's general partner, and (c) KMI, both on a stand-alone and pro forma basis giving effect to the Transactions, prepared by its management, in each case as approved for our use by the Committee and management of EPP GP (the "Forecasts"), including certain cost savings and operating synergies projected by management of EPP GP and KMI to result from the Transactions, as approved for our use by the Committee and management of EPP GP (the "Synergies"); (vii) certain other presentations prepared by KMI and its financial advisors; and (viii) the Additional Merger Agreements, each dated August 9, 2014. We have also (a) held discussions with members of senior management of EPP GP and KMI regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, financial condition and future prospects of the Partnership, KMP and KMI, (b) reviewed the reported price and trading activity for the Common Units and the Common

Stock, (c) compared certain financial and stock market information for the Partnership, KMP and KMI with similar financial and stock market information for certain other companies, the securities of which are publicly traded, (d) reviewed the financial terms of certain recent business combinations in the midstream energy industry, (e) compared the relative contribution by each of KMI, KMP and the Partnership of certain financial metrics we deemed relevant to the pro forma entity with the relative ownership in the pro forma entity of the unitholder or stockholders of each such entity and (f) performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by or for us, or publicly available. In that regard, we have assumed with your consent that the Forecasts and Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of EPP GP, KMP's general partner and KMI, and that such Forecasts and Synergies will be realized in the amounts and time periods contemplated thereby. We have also assumed that all governmental, regulatory or other consents or approvals necessary for the consummation of the Transactions will be obtained without any material adverse effect on the Partnership, KMI, Merger Sub, the unitholders of the Partnership or the stockholders of KMI or the expected benefits of the Transactions in any way meaningful to our analysis. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Partnership or any of its subsidiaries or KMI, KMP or KMR or any of their subsidiaries, and we have not been furnished with any such evaluation or appraisal. We do not express any opinion as to any tax or other consequences that might result from the Transactions, nor does our opinion address any legal, regulatory or accounting matters. We have also assumed that the Transactions will be consummated on the terms set forth in the Agreement and the Additional Merger Agreements, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Committee, EPP GP, the Partnership or KMI to engage in the Merger or any of the Transactions or the relative merits of the Merger or any of the Transactions as compared to any other alternative transactions that may be available to the Partnership or EPP GP. This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration to be received by the Unaffiliated Public Unitholders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Merger, including, without limitation: (a) the fairness of the Merger to, or any consideration paid or received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Partnership, EPP GP or KMI, whether relative to the Merger Consideration pursuant to the Agreement or otherwise; (b) the allocation of any consideration to be paid by KMI or its affiliates in the Transactions; (c) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of EPP GP, KMI or any other party, or any class of such persons, in connection with the Transactions, whether relative to the Merger Consideration to be paid to the Unaffiliated Public Unitholders pursuant to the Agreement or otherwise; and (d) the Additional Mergers contemplated by each Additional Merger Agreement (other than taking into consideration analyses relating to KMI on a pro forma basis giving effect to the Transactions). We are not expressing any opinion as to the price at which shares of the Common Stock will trade at any time or as to the impact of the Transactions on the solvency or viability of the Partnership or KMI or the ability of the Partnership or KMI to pay its obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no obligation to update, revise or reaffirm our opinion and expressly disclaim any responsibility to do so based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Committee in connection with its consideration of the Merger, and such opinion does not constitute a recommendation as to how any holder of interests in the Partnership, KMI or any party to the Transactions should vote with respect to the Merger, any of the Transactions or any other matter. This opinion has been reviewed and approved by TPH's fairness opinion committee.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Unaffiliated Public Unitholders pursuant to the Agreement is fair, from a financial point of view, to such Unaffiliated Public Unitholders.

Very truly yours,
TUDOR, PICKERING, HOLT & CO. SECURITIES, INC.
By:	/s/ LANCE GILLILAND Lance Gilliland Managing Director

Annex G

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KINDER MORGAN, INC.

[                ], 201[  ]

        Kinder Morgan, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

  1.
  The name of the Company is Kinder Morgan, Inc.

  2.
  The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on February 10, 2011 (the "Certificate of Incorporation"), by amending Section A of Article FOURTH as set forth in paragraph 3 below.

  3.
  The first sentence of Section A of Article FOURTH of the Certificate of Incorporation from the beginning of the sentence through the end of clause (1) is hereby amended to read as follows:

    "A. Authorized Shares

            The total number of shares of capital stock which the Company shall have authority to issue is 4,819,462,927 shares, of which 10,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock"), and 4,809,462,927 shares shall be common stock, par value $0.01 per share (the "Common Stock"), consisting of:

            (1) 4,000,000,000 shares of Class P Common Stock (the "Class P Common Stock");"

  4.
  This Certificate of Amendment was submitted to the stockholders of the Company and was approved by the stockholders of the Company in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware.

  5.
  This Certificate of Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

[Signature Page to Follow.]

G-1

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Certificate of Incorporation as of the date first written above.

KINDER MORGAN, INC.
By:
Name:
Title:

G-2

IMPORTANT SPECIAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, on November 19, 2014. Vote by Internet • Go to www.envisionreports.com/kmii • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message X Special Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The KMI board recommends that you vote FOR the following proposals: For Against Abstain 1. To approve an amendment of the certificate of incorporation of KMI to increase the number of authorized shares of Class P common stock, par value $0.01 per share, of KMI from 2,000,000,000 to 4,000,000,000. 2. To approve the issuance of shares of KMI common stock in the proposed KMP, KMR and EPB mergers. 3. To approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the foregoing proposals at the time of the special meeting. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below + Meeting Attendance Mark the box to the right if you plan to attend the special meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. 1UPX Signature 2 — Please keep signature within the box. + 01WIIG

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Kinder Morgan, Inc. The special meeting of our stockholders will be held at the Kinder Morgan Building, 1001 Louisiana Street, Houston, Texas, on November 20, 2014, beginning at 9:00 a.m. local time. At the special meeting, the holders of our common stock will act on the matters as stated on the reverse side. The KMI board of directors recommends a vote FOR the approval of the amendment to our certificate of incorporation, FOR the issuance of our common stock in the mergers, and FOR the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the other proposals at the time of the special meeting. The undersigned hereby appoints each of Richard D. Kinder and David R. DeVeau, with or without the other and with the full power of substitution, as proxies to vote as specified on the reverse side hereof all shares of Class P common stock that the undersigned is entitled to vote at the special meeting of stockholders of KMI. If no specification is made on a signed and returned proxy card (or voting instruction form) with regard to any Proposal, the above-named proxies will vote (and any voting instructions to record holders will be given) FOR Proposals 1, 2 and 3, and, upon such other business that may properly come before the meeting, as determined in the proxies’ discretion. Continued, and to be completed, dated and signed on the reverse side